As filed with the Securities and Exchange Commission on August 4, 2008

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Dr. Tattoff, Inc.
(Exact name of Registrant as specified in its charter)

Florida	8741	20-0594204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8500 Wilshire Boulevard, Suite 105
Beverly Hills, CA 90211
(310) 659-5101
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John P. Keefe, Chief Executive Officer
Dr. Tattoff, Inc.
8500 Wilshire Boulevard, Suite 105
Beverly Hills, CA 90211
Phone: (310) 659-5101
Fax: (310) 659-4141
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of all communications to:
Bruce Rosetto, Esq. Rebecca DiStefano, Esq. Amy Avalos, Esq. Greenberg Traurig, P.A. 5100 Town Center Circle, Suite 400 Boca Raton, FL 33486 Phone: (561) 955-7600 Fax: (561) 367-6252	Ralph V. De Martino, Esq. F. Alec Orudjev, Esq. Cozen O’Connor 1627 I Street, N.W., Suite 1100 Washington, D.C. 20006 Phone: (202) 912-4800 Fax: (202) 912-4830

As soon as practicable after the effective date of this registration statement.
(Approximate Date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement or the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Units, consisting of one share of common stock, par value $.0001 per share, one Class A common stock purchase warrant and one Class B common stock purchase warrant (3)	2,628,555 units	$3.50	$9,199,943	$361.56
Common stock included in units (4)	2,628,555 shares	—	—	—	(10)
Class A common stock purchase warrants included in units (5)	2,628,555 warrants	—	—	—	(10)
Class B common stock purchase warrants included in units (6)	2,628,555 warrants	—	—	—	(10)
Common stock issuable upon exercise of Class A warrants included in units (7)	2,628,555 shares	$5.25	$13,799,914	$542.34
Common stock issuable upon exercise of Class B warrants included in units (8)	2,628,555 shares	$7.00	$18,399,885	$723.12
Underwriters’ Purchase Warrant	1 warrant	$100	$100	—	(10)
Units underlying Underwriters' Purchase Warrant ("Underwriters' Units") (9)	262,856 units	$4.20	$919,996	$36.16
Common stock included in Underwriters’ Units (9)	262,856 shares	—	—	—	(10)
Class A common stock purchase warrants included in Underwriters' Units (9)	262,856 warrants	—	—	—	(10)
Class B common stock purchase warrants included in Underwriters' Units (9)	262,856 warrants	—	—	—	(10)
Common stock issuable upon exercise of Class A warrants included in Underwriters’ Units	262,856 shares	$5.25	$1,379,994	$54.23
Common stock issuable upon exercise of Class B warrants included in Underwriters’ Units	262,856 shares	$7.00	$1,839,992	$72.31
Total amount of Registration Fee				$1,789.71

(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions applicable to the securities being registered.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Includes 342,855 units issuable in the event an over-allotment option granted to the underwriters is exercised.
(4) Includes 342,855 shares included in the units issuable in the event an over-allotment option granted to the underwriters is exercised.
(5) Includes 342,855 Class A common stock purchase warrants included in the units issuable in the event an over-allotment option granted to the underwriters is exercised.
(6) Includes 342,855 Class B common stock purchase warrants included in the units issuable in the event an over-allotment option granted to the underwriters is exercised.
(7) Includes 342,855 shares issuable upon exercise of the Class A warrants included in the units issuable in the event an over-allotment option granted to the underwriters is exercised.
(8) Includes 342,855 shares issuable upon exercise of the Class B warrants included in the units issuable in the event an over-allotment option granted to the underwriters is exercised.
(9) Includes 34,286 units issuable in the event an over-allotment option granted to the underwriter is exercised.
(10) No fee required pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE:

This registration statement contains two forms of prospectus: one for use in our underwritten initial public offering, and one for use by selling shareholders after completion of the underwritten initial public offering. The two prospectuses are identical in all respects except for differences noted in the selling shareholder prospectus, which are labeled “Selling Shareholder Prospectus.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2008

PRELIMINARY PROSPECTUS

Dr. Tattoff, Inc.
2,285,700 Units
each unit consisting of one share of common stock,
one Class A warrant and
one Class B warrant

This prospectus covers our 2,285,700 units, each unit consisting of one share of our common stock, par value $.0001 per share (“Common Stock”), one Class A Warrant and one Class B Warrant (together, the “Warrants”) (the Common Stock and the Warrants collectively, the “Units”). Each Class A and Class B Warrant is exercisable to purchase one share of Common Stock at exercise prices of $5.25 and $7.00 per share, respectively. The Warrants will become exercisable on        , 2008, and will expire on        , 2013. This is our initial public offering and no public market currently exists for our securities. The initial public offering price for the Units offered hereby is estimated to be $3.50 per Unit. We have granted the underwriter a 45-day option to purchase up to 342,855 Units solely to cover over-allotments, if any.

The Units will begin trading on or promptly after the date of this prospectus. Each of the Common Stock and Warrants will trade separately on a date at least 45 days after the date of this prospectus unless the underwriter, in its sole discretion, determines that an earlier date is acceptable, based on its assessment of the relative strengths of the securities markets and our industry. For more information see “Description of Securities – Units.”

We will apply for listing of our Units, Common Stock, Class A and Class B Warrants on the American Stock Exchange under the expected symbols “TAT.U,” “TAT,” “TAT.WS.A” and “TAT.WS.B,” respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF OUR SECURITIES.

Commencing with the effective date of this prospectus, the selling shareholders identified in a separate prospectus contained in this registration statement relating to such selling shareholders may offer and sell up to 1,352,440 additional shares they own or have the right to acquire upon the exercise of certain warrants or upon the conversion of other outstanding convertible securities.  Dawson James Securities, Inc., our lead underwriter, may be a selling shareholder under that prospectus.  This prospectus does not relate to those shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds, Before Expenses, to the Company
Per Unit	$	$	$
Total

The Units are being offered on a firm commitment basis by the underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions.

Dawson James Securities, Inc.

The date of this prospectus is                     , 2008.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our risk factors, financial statements and the related notes, elsewhere in this prospectus. In addition, some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” on page 20.

Our Company

We are a medical practice management company seeking to assist healthcare professionals dedicated to laser tattoo removal, hair removal and other laser-based skin care services. We contract with physicians to provide them with the resources necessary to run a successful practice, including turnkey marketing services, human resources and staffing services, patient management services, technical solutions, office management and all other non-medical services. We own the registered trademark, Dr. TATTOFF®, and license the use of the trademark as part of the management services provided to physicians. Our goal, subject to available financing, is to further develop our chain of branded retail tattoo removal clinics in California and establish and develop a national brand elsewhere in the country.

Dr. TATTOFF® was founded in 2004 to meet what we believe to be an unmet demand for safe, non-invasive and relatively inexpensive tattoo removal in a friendly, non-clinical atmosphere conveniently located in retail centers. We have three laser centers open in Southern California: Beverly Hills (opened August 2004), Irvine (opened June 2005) and Encino (opened March 2006), and have targeted additional locations across the United States for expansion over the next several years.

A typical laser clinic is designed to be a friendly, relaxing and fun environment with cable television, Wi-Fi access, a range of magazines, and a service-minded staff. We differentiate ourselves from our competitors primarily by our specialization in laser tattoo removal. For most of our competitors, such services are typically a relatively minor part of their overall product line offering. We strive to give the customers who visit our clinics a unique experience that attempts to minimize the discomfort patients may feel when visiting a medical clinic. We believe that because of this type of environment, we have the ability to continue to achieve repeat client revenues for our contracting physician(s).

Our marketing efforts are specifically targeted to the 18-40 year-old age group that accounts for slightly more than 75% of those likely seeking tattoo removal services. Based on the three years of clinic management, our clinics’ patient base data reveals that approximately 57% of the patients who are seen at our clinics are women between the ages of 18-40. We believe our laser clinic model will be more appealing to these customers than other settings for laser tattoo removal, such as dermatologist offices or med-spas.

Our Growth Strategy

Our mission is to build upon our existing three operating clinics and to create a national brand of retail chain tattoo removal clinics. The overall strategy for future laser clinic openings targets the largest markets for tattoo removal based upon our research during our development stage. To achieve our goal, we intend to pursue the following strategies for growth:

•	We plan to expand our business primarily through the development of additional new clinics over the course of the next 3 to 5 years.

•
We plan to open multiple laser clinics in each target metropolitan area exhibiting a potential for generating break-even procedure volume within the first 3 to 6 months, including the necessary physician participation to support such levels.

•
We seek to lease 1,500 square feet of space in retail centers located in high volume traffic areas. This strategy was chosen to maximize revenue potential based on our previous operational experience testing clinic models within a traditional medical building, in a low visibility office park and in a high visibility street level retail center.

•
We seek to utilize our trademarked logo and marketing slogans (Re-Think Your Ink, Undo Your Tattoo) and proprietary service systems (Kirby/Desai Tattoo Removal Index), along with the toll-free 888-TATT-OFF phone number and our www.drtattoff.com website to position our brand to be one of the leading experts in the industry.

Our research has shown that the potential market for tattoo removal is large but undereducated about the efficacy and costs associated with tattoo removal. We believe that our model, tested during 3 years of operations, uses the appropriate marketing methods, brand positioning, and psychological understanding to successfully attract these consumers. We have tested multiple approaches and solicited extensive feedback from our existing patient base in order to create a template for customer experience that we believe can be replicated across the United States.

Summary Risk Factors

Our business is subject to various risks and challenges, including (without limitation or any specific order):

•	we have a limited operating history on which to evaluate our operations;

•	we have incurred significant losses since inception that raise doubts about our ability to continue as a going concern;

•	if we are not successful in raising capital or do not achieve profitability, we may be forced to cease operations;

•	we may not be able to manage our planned future expansion strategy efficiently or profitably;

•	any findings of noncompliance with governmental healthcare regulations could cause our financial condition to suffer;

•	our service offering and geographic location is not diversified and any attempts to diversify may not be successful;

•	our dependence on our management team and key personnel and the loss or inability to retain these individuals could harm our business; and

•	there is no prior public market for our Common Stock and our stock price could be volatile and could decline following this offering.

For a detailed description of these and additional risk factors, please refer to “Risk Factors” beginning on page 5.

Corporate Information

Our principal executive offices are located at 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California 90211. Our telephone number is (310) 659-5101. We maintain an Internet web site at www.drtattoff.com. The information on this web site is not and should not be considered part of this document and is not incorporated into this document by reference. This web address is, and is only intended to be, an inactive textual reference.

Unless the context specifies otherwise, “we”, “our”, “us”, the “Company” and similar expressions refer to the business of DRTATTOFF, LLC (“Dr. TATTOFF®”) which merged on February 11, 2008 (the “Merger”) with and into Lifesciences Opportunities Incorporated (“Lifesciences”), a Florida corporation, now known as Dr. Tattoff, Inc. In addition, unless the context specifies otherwise, references to “shareholder(s)” or “shares of Common Stock” refer to ownership of shares of the combined company following the Merger and references to “members” and “units of membership interests of Dr. TATTOFF®” refer to ownership of units of Dr. TATTOFF® prior to the Merger.

THE OFFERING

Securities Offered
2,285,700 Units, each Unit consisting of one share of our Common Stock, one Class A Warrant and one Class B Warrant, plus an additional 342,855 Units if the underwriter exercises its over-allotment option in full. Each Class A Warrant entitles its owner to purchase one share of Common Stock at an exercise price of $5.25, which is 150% of the initial public offering price of the Units, assuming an offering price of $3.50. Each Class B Warrant entitles its owner to purchase one share of Common Stock at an exercise price of $7.00, which is 200% of the initial public offering price of the Units, assuming an offering price of $3.50.

Offering Price	$3.50 per Unit.

Separation of Units
The Units will begin trading on or promptly after the date of this prospectus. Each of the Common Stock, Class A Warrants and Class B Warrants will trade separately on a day at least 45 days after the date of this prospectus unless the underwriter, in its sole discretion, determines that an earlier date is acceptable, based on its assessment of the relative strengths of the securities markets and our industry in general. Dawson James, in its sole discretion, may decide to allow continued trading of the Units following separation.

Common Stock Outstanding After This Offering
5,277,078 shares, of which 2,285,700 shares or approximately 43.3% would be held by persons purchasing in this offering, assuming the over-allotment option is not exercised by the underwriters and none of the Warrants offered hereby are exercised.

Use of Proceeds	We intend to use the net proceeds from this offering as follows, provided, however, we may choose, in our sole discretion, to use the net offering proceeds for different purposes:

	•	Approximately $1,049,000 to repay all of our outstanding indebtedness;
	•	Approximately $4,141,000 over the next 2 years to complete the opening of new clinic locations;
	•	Approximately $380,000 to pay accounts payable balances greater than 90 days old; and
	•	$1,280,000 for general corporate purposes, including working capital. See “Use of Proceeds” for additional information

Trading Symbol
We will apply for listing of our Units, Common Stock, Class A Warrants and Class B Warrants on the American Stock Exchange under the proposed symbols “TAT.U,” “TAT,” “TAT.WS.A,” and “TAT.WS.B”, respectively.

Risk Factors
You should consider carefully all of the information set forth in this prospectus, and, in particular, the specific factors set forth under “Risk Factors” beginning at page 5, before deciding whether to invest in our securities.

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after the offering is based on 2,991,360 shares outstanding as of July 18, 2008 (after giving effect to the 1-for-3.5 reverse split described below) and excludes:

•	411,847 shares issuable upon the exercise of outstanding warrants;

•	388,334 shares issuable upon the conversion of outstanding promissory notes and debentures if such notes and debentures are held until maturity;

•
345,459 shares issuable upon the conversion of outstanding shares of our Series A convertible preferred stock (“Series A Preferred Stock”), assuming such shares are not converted until the latest mandatory conversion date of March 1, 2009;

•	4,571,400 shares issuable upon the exercise of the Class A Warrants and Class B Warrants (5,257,110 if the over-allotment is fully exercised); and

•	228,570 shares issuable upon exercise of underwriters’ warrants (262,856 if the over-allotment is fully exercised) at a price equal to 120% of the offering price of the Units.

We are registering an aggregate of 7,885,665 shares of Common Stock for public sale (which includes the shares of Common Stock underlying the Class A and Class B Warrant), which, on a pro forma basis, would represent approximately 66% of our outstanding securities as of July 18, 2008 calculated on a fully-diluted basis, assuming the exercise in full of the over-allotment option granted to the underwriters, exercise of the Class A and Class B Warrants, and after giving effect to a 1-for-3.5 reverse stock split.

Unless otherwise indicated, all information in this prospectus:

•
gives effect to the Amendment to our Articles of Incorporation providing for a 1-for-3.5 reverse stock split, subject to shareholder approval, to be effected immediately prior to the closing of this offering on the date the Form S-1 Registration Statement is declared effective by the Securities and Exchange Commission (the “Effective Date”); and

•	assumes no exercise of the over-allotment option granted to the underwriters.

RISK FACTORS

An investment in our securities is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and documents incorporated by reference into this prospectus, if any, and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our securities could decline. This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

Risks Related to our Business

We have a limited operating history on which to evaluate our operations and may continue to incur losses in the future, particularly if we implement our planned expansion.

During the most recent three years of operations, in 2005, 2006 and 2007, we had revenues of approximately $281,444, $745,571, and $747,616, respectively, and net losses of $234,860, $419,905, and $2,340,777, respectively. For the three month periods ended March 31, 2008 and 2007, we had revenues of $299,194 and $226,482, respectively, and net losses of $540,827 and $133,000, respectively. We have a limited operating history on which to base an evaluation of our business and prospects. Since 2004, we have funded operations through operating cash flows, when available, sales of equity securities, shareholder loans and issuances of various forms of debt securities. Any investment in our Company should be considered a high risk investment because you will be placing funds at risk in an early stage company with unforeseen costs, expenses, competition and other problems to which such companies are often subject. Our revenues and operating results are difficult to forecast and our projected growth is dependent, in part, on our ability to complete our planned future expansion of opening additional clinics and the future revenues and operating results of such clinics. We therefore believe that period-to-period comparisons of our operating results thus far should not be relied upon as an indication of future performance.

We are currently dependent upon a single physician who works in all three of our clinics for all of our operating revenue.

Our management services agreement (“Management Agreement”) with William Kirby, D.O., Inc. (“Kirby Inc.”), an entity managed and solely owned by Dr. William T. Kirby, our Medical Director and member of our board of directors, is currently our sole source of revenue. Any material failure of Dr. Kirby to fulfill his obligations under the Management Agreement would materially adversely affect our financial results. In addition, we do not maintain key man life insurance on Dr. Kirby. In the event that we were to lose the services of Dr. Kirby, our operations would be materially adversely affected and if we are not able to find a suitable replacement quickly, our operations would likely have to cease altogether.

We are using a portion of the proceeds of this offering to repay indebtedness and we may be unable to successfully implement our business plan or accurately predict our future operating expenses, which could cause us to experience cash shortfalls in future periods.

The proceeds of this offering will be used to repay indebtedness in the aggregate principal amount of approximately $1 million, together with accrued interest, as well as approximately $380,000 for payment of accounts payable balances greater than 90 days old. The remainder will be used for the opening of new clinics over the next 2 years and for general working capital purposes including the payment of accrued and future salaries. In addition, in order to substantially grow our business, we will likely require additional funding. There can be no assurance that we will be able to raise any additionally needed funds on acceptable terms or at all. The procurement of any such additional financing may result in the dilution of your ownership interest in our Company.

Furthermore, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies engaged in the development of a new business. Some of the specific risks associated with our business include our:

•	ability to generate and successfully implement new ideas relating to the development and management of laser tattoo removal clinics and the contracting physician’s service of laser tattoo removal;

•	need to manage our expanding operations;

•	continuing need to raise substantial additional capital;

•	dependence upon and need to hire key personnel; and

•	need to implement marketing campaigns to establish and enhance the Dr. TATTOFF® brand on an ongoing basis.

To address these risks, we must, among other things, respond to ours and the contracting physician’s competitors, attract, retain and motivate qualified personnel, continue to develop our brand, and market and sell our services to contracting physicians. We cannot guarantee that we will be successful in addressing any or all of these risks and the other risks described herein, or that we will generate significant revenues or achieve or sustain significant profitability. The failure to address one or more of these risks and successfully implement our strategy could have a material adverse effect on our financial condition or results of operations.

We have incurred significant operating losses since our inception that raise doubts about our ability to continue as a going concern, and if we do not achieve profitability we may be forced to cease operations.

We have a working capital deficit of $1.94 million and an accumulated deficit of $2.9 million at March 31, 2008. Our revenues have not grown sufficiently to satisfy our increases in general and administrative expenses associated with our prior private financing and those legal, accounting, and insurance costs related to becoming a reporting company, accounting for a significant portion of our working capital and accumulated deficits. We have incurred debt in the form of promissory notes, convertible promissory notes, and convertible debentures as described elsewhere in this prospectus totaling approximately $1,049,000 as of the filing date of this Registration Statement to fund these deficits. We believe that based on current revenue projections, cash flow from operations should be sufficient to meet our operating cash requirements and allow us to continue as a going concern through 2008 other than these obligations. We expect that the proceeds from this offering will be sufficient to repay our outstanding debt obligations, to provide additional working capital to fund current operations and to fund the long term cash requirements described elsewhere in this prospectus through June of 2010.

The circumstances discussed above raise substantial doubt about our ability to continue as a going concern in the normal course of business. Our existence is dependent upon our management’s ability to develop profitable operations, complete our planned public offering or obtain other sources of cash to repay our outstanding obligations and resolve our liquidity problems. If we are not able to continue as a going concern, we may cease to operate and investors will lose some or all of their investment.

We may require additional funds to sustain our business in addition to the funds received in this offering, which we may be unable to obtain at acceptable terms.

We require substantial capital to fund our business operations and following this offering may continue to seek substantial amounts of capital to effectuate our business plan. We have experienced significant negative cash flow from operations to date and we expect to continue to experience significant negative cash flow in the future. Our revenues from management fees have not been sufficient to date to cover our operating expenses. We will require additional funds to sustain and expand operations and continue our marketing activities. Adequate funds for these and other purposes on terms acceptable to us, whether through additional equity financing, debt financing or other sources, may not be available when needed on commercially reasonable terms, or at all, or may result in significant dilution to existing equity holders. Our inability to generate sufficient funds from operations and external sources will have a material adverse effect on our business, results of operations and financial condition. If we are not able to raise additional funds, we will be forced to significantly curtail or cease our operations. We recently completed offerings of 10% convertible promissory notes and 12% convertible debentures, with aggregate gross proceeds of $349,975 and $855,000, respectively. Our ability to issue debt securities in the future or to service such debt or the debt we have issued may also be limited by our ability to generate adequate cash flow. In addition, we are currently in default with respect to one of our promissory notes in the principal amount of $150,000 we previously issued, which may have a material adverse effect on our future business operations should such note holder initiate litigation or make otherwise similar demands.

If we are unable to establish good relationships with physicians, our business could be negatively affected.

A number of states prohibit business entities from practicing medicine, employing physicians to practice laser removal, or employing physicians to render laser removal services on their behalf. We provide management services and marketing support to physicians performing laser tattoo removal. Our activities involve developing and managing clinics, providing supplies and malpractice insurance, non-clinical personnel and administrative services. As a result, responsibility for patient services rests with the physician. Part of our business strategy is to develop a network of physicians who have or will have a significant source of patients who generate substantial revenues for the physician, and in turn, for us through our management services agreement with the physician. The success of our operations depends upon our ability to enter into agreements on acceptable terms with a sufficient number of physicians to render tattoo laser removal and other professional services at centers managed and operated by us. There can be no assurance that we will be able to enter into agreements with physicians and/or other healthcare providers on satisfactory terms or that such agreements will be profitable.

We receive our revenue through a management services agreement with an individual physician, not directly from patients, therefore if our contracting physician does not pay our management fee pursuant to the management services agreement, our revenue could be adversely affected.

All revenues are currently derived from the work of our contracting physician performed in our laser clinics and are received pursuant to the management agreement entered into between the physician performing or overseeing the laser tattoo removals at clinics operated by us. We entered into the Management Agreement with Kirby Inc., an entity managed and solely owned by Dr. William Kirby, our Medical Director and member of our board of directors, pursuant to which we provide management services to three laser clinics in California. The Management Agreement entitles us to receive as payment for our management services, 65% of the gross revenues from Kirby Inc. from August 31, 2004 through December 31, 2005, 60% from January 1, 2006 through December 31, 2006, 50% from January 1, 2007 through December 31, 2007, and 60% of the gross revenues thereafter through August 30, 2009. All fees charged to patients at the laser clinics are deposited into the bank account of Kirby Inc., which then, in turn, pays us a management fee out of the gross revenues of each laser clinic, less certain expenses such as center medical staffing and advertising. The Company is responsible for paying all third-party advertising and marketing services costs in excess of 15% of Kirby Inc.’s gross revenues out of the management fee that it collects from Kirby Inc. We are paid the management fee for providing management, administrative, marketing, and support services, equipment and clinic space to Dr. Kirby. The Management Agreement, as amended in August 2007 and December 2007, provides for a five (5) year term commencing on August 31, 2004 and ending on August 30, 2009. If the Management Agreement is terminated for any reason, if Kirby Inc. does not pay the management fees pursuant to the terms of the agreement, or if Kirby Inc. fails to perform the services required under the Management Agreement, our revenue will be materially and adversely affected. We anticipate that we will be able to successfully negotiate similarly structured agreements with physicians for future clinic locations. There is no guarantee that we will be able to negotiate such agreements on the same or similar terms as Kirby Inc.

Our strategy to promote the brand “Dr. TATTOFF®” through marketing efforts may not be successful.

We cannot currently measure the success of our marketing campaigns. Although we believe that with continued capital resources our planned marketing campaign will promote the brand and consequently, increase our number of clinics needed to meet the market needs, we do not currently have the cash resources to fund additional marketing efforts and the net proceeds of the offering may not be sufficient to fund a nationwide marketing effort to support our expansion into other markets. Furthermore, even if we raise the necessary capital to fund the advertising campaign, we cannot provide assurances that our strategy will be successful in ultimately generating brand recognition and increased clinic sites based on market conditions.

Our service offering and geographic location is not diversified and if we attempt to diversify, we may not be successful.

The development and management of laser tattoo removal clinics is our principal service, representing all of our revenue. Our success depends upon increasing the number of clinics so that our contracting physicians can provide treatment to people seeking services for laser tattoo removal. Although studies have indicated that our target market is growing on a national level, if we do not successfully develop and market our management services and the laser services of our contracting physicians, our revenue and operating results will be adversely affected. Consequently, if the market for laser tattoo removal service declines, does not grow as we anticipate, or becomes increasingly competitive, our business will be harmed as a result of our contracting physician's loss of revenue. In addition, any attempt by us to diversify our management service offerings may not be successful and may cause us to divert resources and management attention away from our core business.

Furthermore, our existing revenues are geographically concentrated in Southern California. Due to the geographic concentration of our clinics in the Southern California region, our results of operations and financial condition may be subject to fluctuations in regional economic conditions, and may be adversely affected by tightened controls on lending resulting from the current credit crisis that may affect our contracting physician’s customers’ spending habits. Additionally, our concentration of clinics in this geographic region heightens our exposure to adverse developments related to competition.

We and our contracting physician operate in a competitive environment and may have difficulty competing with larger and better financed competitors.

Other facilities offer tattoo removal services in the geographical vicinity of the Beverly Hills, Encino, and Irvine, California clinics, all of which compete with the services offered by our contracting physicians. Moreover, given the mobility of patients, the Beverly Hills clinic, the Encino clinic, the Irvine clinic and any other office that may be opened in the Southern California area may in fact provide competition to the contracting physicians in any of our other clinics, which could have a direct impact on our management fee revenues. As tattoo removal technology continues to develop and the demand for tattoo removal services grows, other entities may become engaged in offering the same management services. Physicians increasingly may provide similar services through their own offices. Some of these competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do in both the Southern California area and nationwide. These competitors could affect our ability to expand into other markets, generate sufficient revenues and maintain operations at a profitable level due to reduced margins or loss of market share.

In addition, the medical technology provided in the clinics by us is in a continual state of change, with new technologies being introduced and old techniques becoming obsolete. Although we believe that our technology, equipment and systems are among the most advanced available tattoo removal technology, there can be no assurance that new, improved, or more efficient technology will not be developed, making other providers of tattoo removal services more attractive and our contracting physicians less competitive. We cannot be certain that we will be able to compete successfully against current or future competitors of the Company or our contracting physicians.

An increase in the number of physicians who perform enough tattoo removal procedures to economically justify the purchase of their own lasers may harm our business.

As laser tattoo removal becomes more commonplace, the number of physicians who can economically justify the purchase of their own lasers may increase. Laser tattoo removal is still a relatively new procedure for most physicians, and it generally takes time for physicians to build up their procedure volume. We estimate that a physician or practice group needs to perform approximately 100 procedures a month in one location in order to economically justify the purchase or lease of a MedLite® C6 laser (MedLite® is a registered trademark of HOYA ConBio™). This estimate is based upon a number of factors including current prices for MedLite® C6 lasers, current procedure fees charged by physicians and the current per procedure fee charged by our contracting physician. This estimate does not take into consideration the value physicians may place on our marketing and advertising, administrative support, maintenance and other services we may provide to a physician who uses our laser clinics.

We currently use MedLite® C6 lasers in our clinics, which currently have a retail price of approximately $125,000 per laser. A significant reduction in the price of lasers used in tattoo removal procedures could reduce demand for our services by making it economically more attractive for physicians to buy or lease lasers for themselves instead of utilizing our laser clinics.

We may experience difficulties in managing our planned expansion strategy which could impair our business and cause revenues and profitability to suffer.

Our success will depend on our ability to expand the number of and manage our laser tattoo removal clinics. Our growth and expansion will result in new and increased responsibilities for management and additional demands on our management, operating and financial systems and resources. Our ability to continue to expand will also depend upon our ability to:

•	Attract physicians performing laser removal requiring our management services;

•	Implement and integrate new, expanded or upgraded operations and financial systems, procedures and controls;

•	Hire and train new staff and managerial personnel;

•	Expand our infrastructure; and

•	Adapt our structure to comply with present or future legal requirements affecting our arrangements with physicians.

All of these factors, among others, will have an impact on our future success, particularly due to the fact that our current business strategy relies heavily on the expansion of our laser clinics into other areas and geographic regions. There can be no assurance that our infrastructure will be sufficiently flexible and adaptable to manage our projected growth or that we will have sufficient resources, human or otherwise, to sustain such growth. If we are unable to adequately address these additional demands on our resources, our profitability and growth might suffer. Also, if we continue to expand our operations, management might not be effective in expanding our physical facilities and our systems, procedures or controls might not be adequate to support such expansion. Our inability to manage our growth could harm our business and decrease our revenues.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand image and harm our business and our operating results.

We own the rights to the registered trademark Dr. TATTOFF® and rights to certain domain names, which we believe are valuable assets. We seek to protect our intellectual property assets through trademark and other intellectual property laws of the United States, and through contractual provisions wherever possible. The efforts we have taken to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of those rights. In addition, effective trademark and intellectual property protection may not be available or cost-effective in any other country in which our web site and media properties are made available through the Internet. There may be instances where we are not able to fully protect or utilize our intellectual property assets in a manner to maximize competitive advantages. Further, while we will attempt to ensure that the quality of our brand is maintained through restrictions in the licenses we grant contracting physicians, our licensees may take actions that could impair the value of our brand, our proprietary rights or the reputation of our services. Any impairment of our brand could negatively impact our business. In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming. Any unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

Our ability to operate effectively could be impaired if we were to lose the services of our management, or if we are unable to recruit and retain qualified management and key personnel in the future.

Our success depends to a significant extent on the skills and efforts of our executive management team, particularly John P. Keefe, our Chief Executive Officer, and Dr. William T. Kirby, our Medical Director and member of the board of directors. Although some of our management has some related business experience, none of our current officers have managed or operated a tattoo removal business of the magnitude we hope to achieve or a physician’s management services business prior to joining our Company. If our current management cannot manage and operate our Company for any reason, replacing experienced management may be difficult, which could negatively affect our revenues. As we expand our operations and expand into other geographical areas, we will face risks associated with management’s ability to manage and operate the expansion. We cannot assure that management will be able to successfully manage our anticipated future growth.

The current officers and directors of the Company have other interests, which may conflict with the interests of the Company.

Some of our officers and directors are involved in other businesses, and may enter into new business transactions and relationships in the future. As a result, these officers and directors may have conflicts of interest in allocating management time, services and functions among our Company and the other businesses in which they may be involved, including new businesses which may be organized by them. Moreover, the officers and directors, either directly or indirectly, own a substantial portion of the shares of our Common Stock. Conflicts of interest may arise in the course of the operations of our Company as a result of such control. The Management Agreement we have with Kirby Inc., an entity owned and controlled by Dr. Kirby, our Medical Director and member of the board of directors, is currently the sole source of our revenue, and accordingly, Dr. Kirby’s decisions with respect to our Company may conflict with his own personal interests.

Various potential conflicts of interest may exist as a result of our underwriter’s and legal counsel’s ownership interest in our Company.

Robert D. Keyser, Jr. and Albert J. Poliak, our former executive officers, also serve as executive officers and maintain voting control over Ark Venture Capital, Inc., one of our largest shareholders which currently owns 235,283 shares (8%) of our outstanding Common Stock after giving effect to the 1-for-3.5 reverse split. Messrs. Keyser and Poliak are also executive officers and directors of our underwriter in this offering, Dawson James, and executive officers and principal shareholders of Ark Financial Services, Inc., the parent company of Dawson James. Since July 2007, we have paid Dawson James an aggregate of $221,298 in the form of commissions for assisting us in obtaining other private financing prior to this offering. In connection with such previous financings, we also issued Dawson James five-year warrants to purchase an aggregate of 63,230 shares of our Common Stock at exercise prices ranging from $3.50 to $4.38 per share. As underwriter in this offering, Dawson James will be entitled to ongoing compensation and discounts as a result of their clients investing in the Company, so a conflict may exist between their individual financial interests and those of their investors. In addition, a shareholder of our legal counsel, Greenberg Traurig, P.A., beneficially owns 16,143 shares (0.5%) of our outstanding Common Stock. As a result of these and other relationships, the parties involved with this offering may have a financial incentive to act in a manner other than in the best interests of our Company. We have not established any formal procedure to resolve conflicts of interest although any related party transactions are subject to the appropriate review and oversight by our Audit Committee or the full board of directors. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. See “Certain Relationships and Related Transactions” and “Experts.”

Failure of our contracting physicians to meet customers’ expectations or deliver expected performance in laser tattoo removal services could result in losses, lawsuits and negative publicity, which will harm our business.

If the laser tattoo removal services offered by our current or future contracting physician(s) fail to perform in the manner expected by their patients, then our revenues may be delayed or lost due to adverse customer reaction, negative publicity about us and the services provided by our contracting physicians, which could adversely affect our contracting physician’s ability to attract or retain customers. Furthermore, disappointed customers may initiate claims for substantial damages against us, regardless of our responsibility for such failure. Such risk could result in professional liability, malpractice, product liability, or other claims brought against us or our contracting physicians based upon injuries or alleged injuries associated with a defect in a laser’s performance or malpractice by a physician, technician or other health care professional. Some injuries or defects may not become evident for a number of years. Significant lawsuits against us could subject us to significant judgments and damage our reputation. In addition, a partially or completely uninsured claim against us could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to maintain or obtain commercially reasonable insurance.

We currently have and/or plan to obtain such insurance that is available at commercially reasonable rates to cover potential liabilities. Such insurance includes professional liability insurance general liability insurance, property insurance, worker’s compensation insurance, director and officer liability insurance, employer liability insurance, malpractice insurance for the clinical staff and physicians providing services in our clinics, and such other insurance we deem necessary and appropriate to protect against both medical and non-medical liabilities. However, we cannot guarantee that any particular liability will be covered by insurance or that any judgment or damages will not exceed the limits of coverage. In addition, the insurance policies obtained by us may not continue to be available to us or, if they are available, they may become too expensive for us to maintain. If we cannot maintain adequate professional and general liability insurance or if we suffer uninsured losses, our financial condition may be jeopardized, and investors could lose all or a portion of their investment.

Our business revenue generation model is unproven and could fail.

We cannot be certain that our management services fee revenue model will be successful. The potential profitability of this business model is unproven and there can be no assurance that we can achieve profitable operations. Our ability to generate revenues depends, among other things, on our ability to successfully attract contracting physicians, the ability of the physician and us to successfully attract customers to our locations through a multi-faceted marketing campaign and to expand operations into other markets, both in California and across the United States, as well as the timely receipt of management services fees from our contracting physicians. We may need to diversify our sources of revenue beyond that of management services fees to generate significant revenues and there can be no assurances that we will be able to achieve this diversification. Accordingly, we cannot guarantee that our business model will be successful or that we can sustain revenue growth, or achieve or sustain profitability.

Any future litigation risks would likely involve significant expense on our part and distract our management

Although we are not currently a party to any litigation, we may become subject to claims and litigation arising out of the conduct of our business or our contracting physician’s business or as a result of our default on any loans made to us. Although we do not believe we are engaged in the professional treatment of patients or the practice of medicine, nonetheless, it may be asserted that we are engaged in the practice of medicine or we may incur liabilities for negligence on the part of our management and employees. In addition, we have previously been in default on some of our debt and other obligations and are currently in default on a convertible promissory note in the principal amount of $150,000. Litigation of any type could have a material adverse effect on our business operations and financial condition due to a loss of physician’s patients from negative publicity, and the expenses associated with defending any claim or suit resulting in a judgment against us. Any such expenses may exceed the level of insurance maintained by us. If a claim or lawsuit has a material adverse effect on our business operations or financial condition, investors could lose all or a portion of their investment in the Company.

Risks Related to Regulation of our Industry

Our business and that of our contracting physicians is subject to significant governmental healthcare regulation and noncompliance with such regulation could cause our financial condition to suffer.

The healthcare industry is heavily regulated and changes in laws and regulations can be significant. Both us and the physicians who practice medicine at the clinics must maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided by such physician, in accordance with federal and state confidentiality laws and regulations, including the California Confidentiality of Medical Information Act, Civil Code Sections 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder. Certain federal and state regulations govern the administration and licensing of the medical and technical staff of the clinics. The establishment, marketing and operations of us and that of our contracting physicians may be subject to various federal and state regulations, including laws and regulations prohibiting the practice of medicine by non-physicians, prohibitions concerning the kickback, rebate or division of fees between physicians and non-physicians, the manner in which a prospective patient may be solicited, the receipt or offering of remuneration as an inducement to refer patients, and self-referral for any person in connection with the furnishings of goods, services or supplies prescribed for medical diagnosis, care or treatment. Many of these laws and regulations are ambiguous, and courts and regulatory authorities have provided little clarification. Moreover, state and local laws vary from jurisdiction to jurisdiction. As a result, we may not always be able to accurately interpret applicable law, and some of our activities could be challenged. Any failure to comply with applicable regulations can result in substantial civil and criminal penalties. Non-compliance by us could have a material adverse effect on the financial condition of the Company and could result in the cessation of our business.

Furthermore, the lasers we use in our laser clinics are medical devices that in the United States are subject to the jurisdiction of the Food and Drug Administration (“FDA”). In addition to FDA approval for the initial uses of these lasers, new uses require separate approval. Obtaining such approval can be an expensive and time consuming process, the success of which cannot be guaranteed. The failure of our suppliers to obtain regulatory approvals for any additional uses of lasers or otherwise comply with regulatory requirements could have a material adverse effect on our business, financial condition or results of operations.

Failure to comply with applicable FDA requirements could subject us, physicians who use our laser clinics or laser manufacturers to enforcement actions, including product seizure, recalls, withdrawal of approvals and civil and criminal penalties. Any such enforcement action could have a material adverse effect on our business, financial condition and results of operations. Further, failure to comply with regulatory requirements, or any adverse regulatory action could result in limitations or prohibitions on our use of lasers. This could have a material adverse effect on our business, financial condition and results of operations.

The regulatory environment in which we and our contracting physicians operate may change significantly in the future. Numerous legislative proposals have been introduced in Congress and in various state legislatures over the past several years that could cause major reforms of the U.S. healthcare system, inclusive of both state and federal systems. We cannot predict whether any of these proposals will be adopted or how they might affect our business. New or revised legislation could have a material adverse effect on our business, financial condition and results of operations.

California regulations governing the level of physician supervision over nurses and physician assistants may be inconsistent and non-compliance by us may result in suspension or revocation of licenses.

The supervising physician of Kirby, Inc. who operates the medical practice managed by us does and will likely continue to engage registered nurses (either as employees or independent contractors) to assist in tattoo removal services. The supervising physician may also engage physician assistants (either as employees or independent contractors) to assist in such services. In order not to be deemed to be engaging in the practice of medicine in the State of California, a nurse or physician assistant providing laser tattoo removal services must be supervised by a California-licensed physician. The physician assistant regulations contain a detailed listing of options as to the method by which the supervising physician generally may perform supervisory duties, but a supervising physician must be available in person or by electronic communication at all times when the physician assistant is caring for a patient. The rules regarding physician supervision of registered nurses are not as clear as the rules governing supervision of a physician assistant. The California Board of Registered Nursing believes it is within a registered nurse’s scope of practice to use laser therapy for patients if there is an approved “standardized procedure” which is a policy or protocol developed through collaboration by the physician and the registered nurse. Although the standardized procedure must describe the scope of supervision required, the laws and regulations do not require a particular level of physician supervision. Because the standardized procedure regulations do not require a particular level of physician supervision, the Medical Board of California may take the position that a licensed physician be present at all times in the tattoo removal facility if a registered nurse is performing some or all of the tattoo removal services, while the California Board of Registered Nursing may take the position that a licensed physician must be available by phone and need not be present at all times in the facility. If we are able to expand our operations into other areas outside of California, persons working in our laser clinics will be subject to that particular state’s licensing procedures, rules and regulations governing the level of physician supervision required, which may differ from those in California. If physicians, nurses and physician assistants performing or assisting in tattoo removal services at our laser clinics are deemed to have violated the laws or the rules of the appropriate licensing agency with respect to supervision, they may face disciplinary action, including suspension or revocation of their medical or nursing license or credentials, which would have a material adverse effect on the Company.

We are subject to anti-Kickback provisions which prohibit referrals for profit to a physician or an entity in which a physician has a proprietary interest for any form of medical treatment.

Section 445 of the California Health and Safety Code, provides that “no person, firm, partnership, association or corporation, or agent or employee thereof, shall for profit refer or recommend a person to a physician, hospital, health-related facility, or dispensary for any form of medical care or treatment of any ailment or physical condition. The imposition of a fee or charge of any such referral or recommendation creates a presumption that the referral or recommendation is for profit.” A violation of Section 445 is a misdemeanor and may subject the offender to imprisonment in the county jail for not longer than one year, or a fine of not more than $5,000, or by both such fine and imprisonment. Further, a violation of Section 445 may be enjoined by the California Attorney General. Section 650 of the California Business and Professions Code contains prohibitions against self-referral and kickbacks. Business and Professions Code Section 650 makes it unlawful for a “licensee,” including a physician, to pay or receive any compensation or inducement for referring patients, clients or customers to any person or entity, irrespective of any membership or proprietary interest in or with the person or entity receiving the referral. Violation of the statute is a public offense punishable by imprisonment, a fine of not more than $10,000, or both. Section 650 further provides that it is not unlawful for a physician to refer a patient to a health care facility solely because the physician has a proprietary interest or co-ownership in a health care facility, provided that (1) the physician’s return on investment for that proprietary interest or co-ownership is based upon the amount of capital investment or proportional ownership of the physician; and (2) and the ownership interest is not based on the number or value of any patients referred. The provisions of Section 652.5 present the potential for liability as we could be charged with and convicted of a misdemeanor in the event a physician working under a management services agreement with the Company violates Section 650.

There is a risk that our marketing efforts could be viewed as “referring or recommending” a person to a health-related facility “for profit” in violation of Health and Safety Code Section 445. We cannot assure that government enforcement agencies will not view our marketing efforts as violating Health and Safety Code Section 445.

Our services provided under the management services agreement with Kirby Inc. could be determined by the California Medical Board to constitute the unlawful practice of medicine.

Under California law, a business entity such as ours is not permitted to engage in the practice of medicine, although we may provide management services to a medical practice so long as we do not exercise excessive control over the medical practice and are otherwise in compliance with legal requirements. We provide marketing and practice management services to physicians as outlined in the management services agreement. The Management Agreement between us and Kirby Inc. is intended to comply with these legal requirements. Our ability to meet our operating and financial obligations will be predicated on our ability to provide successful, competitive management services to physicians and other healthcare professionals who provide tattoo removal services. It is possible that the California Medical Board could allege or determine that the provision of management services by us constitutes excessive control over a physician’s medical practice or that the compensation payable to us is excessive or that we are otherwise unlawfully engaged in the practice of medicine. Defending against any such allegations will be costly and time-consuming and may materially and adversely affect our finances. Moreover, should it be determined that we are in violation of law and must modify the nature and scope of our services and/or reduce the compensation that we receive for our services, we will be materially and adversely affected and may be unable to execute our business strategy.

American Medical Association ethical guidelines could adversely affect our business.

The American Medical Association’s (“AMA”) Council on Ethical and Judicial Affairs has adopted a new ethical guideline which provides that physicians should not refer patients to health facilities in which they invest if they do not personally provide care in the facility, unless there is no alternative facility available. Any physician investor may want to consider, in consultation with his or her own advisors, the proposed AMA guidelines in making a decision whether to own any securities of the Company.

Risks Related to the Offering and our Securities

An active trading market for our securities may not develop and we expect that our stock price will be volatile and could decline following this offering, resulting in a substantial loss in your investment.

Prior to this offering, there has not been a public market for our securities. An active trading market for our securities may never develop or if it develops it may not be sustained, which could affect your ability to sell your securities and could depress the market price of your securities. In addition, the initial public offering price of the securities has been determined through negotiations between us and the representatives of the underwriters and may bear no relationship to the price at which the securities will trade upon completion of this offering. The offering price does not necessarily indicate the current value of the securities offered hereby and should not be regarded as an indicator of any future market performance or value thereof.

In addition, the stock market can be highly volatile. As a result, the market price of our securities can be similarly volatile, and investors in our securities may experience a decrease in the value of their securities, including decreases unrelated to our operating performance or prospects. The market price of our securities after the offering will likely vary from the initial offering price and is likely to be highly unpredictable and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

•	variations in our operating results;

•	changes in the general economy and in the local economies in which we operate;

•	the departure of any of our key executive officers and directors;

•	the level and quality of securities analysts’ coverage for our securities;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in the federal, state, and local laws and regulations to which we are subject; and

•	future sales of our securities.

We do not anticipate paying dividends on our Common Stock in the foreseeable future, which may limit the return on your investment.

We do not anticipate paying any dividends on our Common Stock in the foreseeable future, although prior to the Merger, Lifesciences declared a 55.5-to-1 share dividend on February 6, 2008. We intend to retain all available funds and future earnings, if any, for use in the operation and expansion of our business and for the payment of our outstanding debt. You should not make this investment in our securities if you require dividend income from your investment. The success of your investment will likely depend entirely upon any future appreciation of the market price of our Common Stock, which is uncertain and unpredictable. There is no guarantee that our Common Stock will appreciate in value after this offering or even maintain the price at which you purchased your shares.

Control by our officers, directors and principal shareholders could limit the ability of our other shareholders to influence business matters.

As of July 18, 2008 and prior to this offering, approximately 1,845,372 (61.7%) of our outstanding shares of Common Stock were beneficially owned by our officers, directors and our majority shareholder, Pacific Holdings Syndicate, LLC (“Pacific Holdings”). Pacific Holdings is managed and majority owned by Mr. James Morel, our founder and member of our board of directors, and Dr. William T. Kirby, our Medical Director and member of our board of directors. As a result, Pacific Holdings is currently able to control all matters requiring shareholder approval including the election of directors and approval of significant transactions, such as any sale of the Company or our assets. This concentrated control will limit your ability to influence Company matters and, as a result, Pacific Holdings may take actions that our other shareholders may not view as beneficial. For example, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the Company, which in turn could cause the value of our securities to decline or prevent our shareholders from realizing a premium for their securities. It is anticipated that after completion of this offering, however, approximately 35% of our outstanding shares of Common Stock will be beneficially owned by our officers, directors and Pacific Holdings, assuming no exercise of the over-allotment option by our underwriters, the Class A and Class B Warrants or the underwriters’ warrants, which would be issued upon the sale of the Units in this offering.

Our costs have increased significantly as a result of operating as a public reporting company, and our management has and will continue to be required to devote substantial time to complying with public company rules and regulations. As a result of these costs, our net earnings may be reduced and we may not be able to devote sufficient attention to achieving our business objectives.

As a result of being a reporting company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are required to file periodic and current reports, proxy statements and other information with the SEC and we are required to adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures. The Sarbanes-Oxley Act of 2002 (“SOX”), as well as a variety of related rules implemented by the SEC and various exchanges, including the American Stock Exchange (“AMEX”), have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. As an Exchange Act reporting company, we incur significant additional legal, accounting and other expenses in connection with our public disclosure and other obligations. Management has also been engaged in assisting executive officers, directors and, to a more limited extent, shareholders, with matters related to beneficial ownership reporting. Although not presently applicable to us, in the future we will be required to establish, evaluate and report on our internal control over financial reporting and to have our registered independent public accounting firm issue an attestation as to such reports.

We have incurred, and expect to continue to incur, increased general and administrative expenses as a reporting company. We also believe that compliance with the myriad rules and regulations applicable to reporting companies and related compliance issues will divert time and attention of management away from operating and growing our business.

Being a public company also increases the risk of exposure to class action shareholder lawsuits and SEC enforcement actions, and increases the expense to maintain appropriate director and officer liability insurance on acceptable or even reduced policy limits and coverage. As a result, we may find it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively minimize the possibility of fraud and its impact on our Company. If we cannot provide financial reports or effectively minimize the possibility of fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

In addition, we will be required to include the management and auditor attestation reports on internal controls as part of our annual report for the fiscal year ending December 31, 2009, pursuant to Section 404 of SOX, which requires, among other things, that we maintain effective internal controls over financial reporting and effective disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.

We cannot be certain as to the timing of the completion of our evaluation and testing, the timing of any remediation actions that may be required or the impact these may have on our operations. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other SOX requirements, we might become subject to sanctions or investigation by regulatory authorities such as the Securities and Exchange Commission (“SEC”) or any securities exchange on which we may be trading at that time, which action may be injurious to our reputation and affect our financial condition and decrease the value and liquidity of our securities, including our Common Stock.

Shares of Common Stock that are issuable pursuant to our outstanding preferred stock, convertible promissory notes, convertible debentures and warrants could result in dilution to existing shareholders and could cause the market price of our Common Stock to fall.

We have reserved 733,793 shares of Common Stock that are issuable pursuant to the conversion features of our Series A Preferred Stock, convertible promissory notes and convertible debentures as of July 18, 2008. All of these convertible securities have some form of registration rights and accordingly the shares of Common Stock underlying such convertible securities are being registered for resale. In addition, as of the date of this prospectus, we have 411,847 shares that are issuable pursuant to our outstanding warrants, many of which are also being registered for resale in addition to the Warrants being offered hereby. Further, the exercise of all of the Class A Warrants and Class B Warrants offered hereby (assuming the over-allotment option is exercised in full by our underwriter) will result in our issuance of an additional 5,257,110 shares of Common Stock. The existence of these convertible securities and warrants may reduce earnings per share under U.S. generally accepted accounting principles and, to the extent they are exercised and shares of our Common Stock are issued, dilute percentage ownership of existing shareholders, which may result in a decline in the market price of our Common Stock. For further discussion, please refer to “Dilution” on page 24 of this prospectus.

Future sale of a significant number of our securities could cause a substantial decline in the market price of our securities, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock or the availability of a substantial number of such shares for sale could result in a decline of prevailing market price of our Common Stock. In particular, we are registering the resale of up to 1,352,440 shares of our Common Stock as part of this Registration Statement, which includes 1,093,869 shares of Common Stock that may be acquired upon the exercise of certain warrants and convertible securities. A maximum of 244,286 of these shares of Common Stock are subject to a lock-up agreement whereby beginning on the date of this prospectus, 1/3 of the shares are eligible for resale immediately; 1/3 of the shares are subject to a three-month lock-up period; and 1/3 of the shares are subject to a six-month lock-up period. Accordingly, within six months from the date of this prospectus, holders of those shares will be able to sell all of their shares into the public market without restriction.

In addition, holders of our Common Stock may experience substantial dilution as a result of the conversion of our outstanding shares of Series A Preferred Stock, the convertible promissory notes and convertible debentures, as well as a result of any financings that we may conduct in the future. Additional infusions of capital may have a dilutive effect on the book value of outstanding securities, including securities issued in any subsequent financing or in connection with loans or other capital raising transactions. We could also issue other series or classes of preferred stock having rights, preferences and powers senior to those of our Common Stock, including the right to receive dividends and preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of our Common Stock. This could reduce or eliminate the amounts that would otherwise have been available to pay dividends on the Common Stock.

Finally, prior to the commencement of this offering, all of our directors, officers and certain shareholders will have executed lock-up agreements with the underwriters agreeing not to sell, transfer or otherwise dispose of any of their shares for a period of one year from the date of this prospectus. The lock-up agreements are subject to customary exceptions and may be waived by the underwriters. Sales of a substantial number of these shares in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

The results of our operations could cause the price of our securities to decline.

Our operating results in the future may be affected by a number of factors and, as a result, fall below expectations. Any of these events could negatively affect our operating results which might cause the price of our securities to fall:

•	Our inability to attract new patients to our clinics at a steady or increasing rate;

•	Our inability to provide and maintain customer satisfaction;

•	Price competition or lower prices in the industry;

•	Higher than expected costs of operating our business;

•	The amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure are greater and higher than expected;

•	Technical, legal and regulatory difficulties with respect to our business occur; and

•	General downturn in economic conditions, including those that are specific to our market, such as a decline in discretionary spending.

Investors in the offering will pay a much higher price than the book value of our Common Stock and will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price of our Common Stock contained in our Units is substantially higher than the net tangible book value per share of our Common Stock immediately after this offering. If you purchase our Units in this offering, assuming an offering price of $3.50 per Unit, you will incur an immediate dilution of $2.53 per share of Common Stock ($2.67 if the over-allotment option is exercised by the underwriters) in net tangible book value per share from the price you paid. For further discussion, please refer to “Dilution” on page 24 of this prospectus.

We have substantial discretion as to how to use the offering proceeds, and we may not apply the proceeds in ways that increase the value of your investment.

While we currently intend to use the net proceeds of this offering as set forth in “Use of Proceeds” on page 21 of this prospectus, we may choose, in our sole discretion, to use the net offering proceeds for different purposes. The effect of the offering will be to increase capital resources available to our management, and our management will allocate these capital resources as necessary to enhance shareholder value. Some of the net proceeds of the offering will be used for the repayment of our existing debt obligations and you will be relying on the judgment of our management regarding the application of the net proceeds of this offering. Our management might not be able to yield a significant return, if any, on any investment of the net proceeds, and you will not have the opportunity to influence our decisions on how to use the net proceeds. There is no assurance that our management will apply proceeds in ways that will increase the value of the Company. You may not agree with our application of any of the proceeds of this offering.

Provisions in our charter documents or Florida law might discourage, delay or prevent a change of control of the Company, which could negatively affect your investment.

Our Articles of Incorporation, as amended, and By-laws contain provisions that could discourage, delay, or prevent a change of control of the Company or changes in our management that our shareholders may deem advantageous. These provisions include:

•
authorizing the issuance of preferred stock that can be created and issued by our board of directors without prior shareholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our Common Stock;

•	limiting the persons who can call special shareholder meetings;

•	the lack of cumulative voting in the election of directors;

•
we have opted to be governed by the control-share acquisitions provisions of the Florida Business Corporation Act, which provides that shares of issuing public corporations that are acquired in a control share acquisition generally will have no voting rights unless such rights are conferred on those shares by the vote of the holders of a majority of all of the outstanding shares other than interested shares; and

•	filling vacancies on our board of directors by action of a majority of the directors and not by the shareholders.

These and other provisions in our organizational documents could allow our board of directors to affect your rights as a shareholder in a number of ways, including making it more difficult for shareholders to replace members of our board of directors. Because our board of directors is responsible for appointing members of our management team, these provisions could in turn affect any attempt to replace the current management team. These provisions could also limit the price that investors would be willing to pay in the future for shares of our Common Stock.

We may not be able to maintain our anticipated listing on the AMEX, which may limit the ability of purchasers in this offering to resell their Common Stock in the secondary market.

Although we intend to apply, and expect that as of the Effective Date of this Registration Statement we will be approved, to list our Units, Common Stock and Class A and Class B Warrants on the AMEX, we might not meet the criteria for initial listing on the AMEX, and then following such initial listing, continued listing in the future. A company having a security listed on the AMEX must make all required filings on a timely basis with the SEC and also file copies with the AMEX. In the past, we did not timely file our periodic report on Form 10-Q for the three months ended March 31, 2008 required under the Exchange Act. If we are unable to meet the qualitative and quantitative continued listing criteria of the AMEX and became delisted, quotations for trading of our securities could be conducted in the Over-the-Counter Bulletin Board, or the Pink Sheets, LLC (if we are not current in our reporting obligations with the SEC). In such case, an investor would likely find it more difficult to dispose of our securities or to obtain accurate market quotations for it. If our securities are delisted from the AMEX, they could become subject to the SEC’s “penny stock rules,” which impose sales practice requirements on broker-dealers that sell securities to persons other than established customers and “accredited investors.” Application of this rule could make broker-dealers unable or unwilling to sell our securities and limit the ability of purchasers in this offering to resell their securities in the secondary market.

If our Common Stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Although we intend to apply for listing of our securities on the AMEX, our Common Stock is not currently traded on any national securities exchange or quotation system sponsored by a national securities exchange and the fair market value is currently less than five dollars. A penny stock is generally defined under the Exchange Act as any equity security other than a security that: (i) is a national market system stock listed on a “grandfathered” national securities exchange, (ii) is a national market system stock listed on a national securities exchange or an automated quotation system sponsored by a registered national securities association that satisfies certain minimum quantitative listing standards, (iii) has a transaction price of five dollars or more, or (iv) is a security whose issuer has met certain net tangible assets or average revenues, among other exemptions. Therefore, if we have net tangible assets of $5,000,000 or less or average revenues of less than $6,000,000 for three consecutive years, transactions in the Common Stock may become subject to the “penny stock” rules promulgated under the Exchange Act if we do not list on or subsequently become ineligible for continued listing on the AMEX. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our Common Stock, decrease liquidity of our Common Stock and increase transaction costs for sales and purchases of our Common Stock as compared to other securities. If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed if our securities become publicly traded and shareholders may find it more difficult to sell their shares of Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Also, our management may make forward-looking statements orally to investors, analysts, the media and others. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors beyond our control that could cause actual events or results to be significantly different from those described in the forward-looking statements. Any or all of our forward-looking statements in this report or in any other public statements we make may turn out to be wrong. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives, future results, levels of activity, performance or plans will be achieved.  We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the following:

•	our failure to achieve significant revenues;

•	our failure to service our debt and preferred stock;

•	our ability to procure additional funding;

•	regulation by federal and state regulatory authorities in the healthcare industry;

•	our failure to develop and commercialize our laser clinic model;

•	ability of holders to exercise warrants offered;

•	the effect of competition in our industry;

•	our ability to protect our intellectual property;

•	our exposure to litigation;

•	our dependence on our key management and other personnel;

•	a decline in demand for our securities;

•	volatility in the market for our securities;

•	ability of holders to effect resales of securities if we are delisted from the AMEX;

•	our ability to regain compliance with the AMEX listing standards if we become ineligible for listing;

•	our ability to pay dividends on common stock under Florida law; and

•	the effect of adverse economic conditions generally, and on discretionary spending of consumers.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or words of similar meaning. They may also use words such as, “would,” “should,” “could” or “may”. Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption “Risk Factors”.

DETERMINATION OF OFFERING PRICE

The offering price of the Units was arbitrarily determined by our management after consultation with our underwriters and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. As a result, the price of the Units does not necessarily bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of the Units be regarded as an indicator of any future market price of our securities.

USE OF PROCEEDS

Gross proceeds from the sale of the Units, assuming the offering price of our Units is $3.50 per Unit, is anticipated to be $8,000,000 prior to the payment of underwriting discounts of $640,000 and expenses of $175,000 and other estimated expenses of this offering of $335,000. Absent unforeseen circumstances, the anticipated net proceeds of approximately $6,850,000 (without giving effect to exercise of the over-allotment option or the Class A Warrants and the Class B Warrants included in the Units) will be applied substantially as follows:

We intend to use the net proceeds of this offering as follows:
Use	Amount (in thousands)	Percent
Repayment of indebtedness (1)	$1,006	15%
Opening of new clinic locations (2)	4,141	60%
Accounts Payable over 90 days (3)	380	6%
General corporate purposes, including working capital and payment of salaries (4)	1,323	19%
Total	$6,850	100%

     (1) Consists of the repayment (unless the holders elect to convert prior to our repayment, if applicable) of :

•	$164,959 in principal amount and accrued interest outstanding on a convertible promissory note through July 18, 2008, which bears interest at a rate of 10% per annum and was due on January 16, 2008;

•	$299,975 in principal amount of convertible promissory notes, which bear interest at a rate of 10% per annum and are due on various dates beginning July 2008 through October 31, 2008;

•	$50,000 principal amount of convertible promissory note, which bears interest at a rate of 12% per annum and is due on December 24, 2008.

•
$427,500 in principal amount of convertible debentures (the equivalent of 50% of the principal amount of the debentures since the remaining 50% will be mandatorily converted into Common Stock upon completion of this Offering), which accrue interest at a rate of 12% per annum and are due the earlier of (i) completion of a public offering of the Company’s securities with gross proceeds of at least $5,000,000; or (ii) October 22, 2008; and

•
$64,000 in principal amount of promissory notes, which bear interest at a rate of 8% per annum from November 20, 2007 until May 31, 2008 and 10% per annum thereafter and are due the earlier of: (i) December 1, 2008; or (ii) sixty (60) calendar days from the effective date of this Registration Statement.

The net proceeds of the indebtedness (after deduction of commissions paid to licensed broker-dealers and offering expenses) described above were used primarily for working capital, repayment of other indebtedness, marketing, and clinic operations.

(2) Three anticipated openings in the fourth quarter of 2008 in other cities throughout the State of California, and includes provisions for six additional openings in California and Texas beginning in the first quarter of 2009. The opening cost per location is estimated to be $250,000, although this amount may vary significantly based on unanticipated costs and expenditures associated with a particular location.

(3) Includes $332,500 payable to three firms for legal fees associated with the Company’s earlier financings incurred between June of 2007 and April of 2008 and $47,500 for consulting, advertising, and supplies purchased from October 2007 through March 2008.

(4) Includes deferred salaries in the amount of $266,971 accrued through July 18, 2008.

The amounts and timing of our actual expenditures will depend on numerous factors, including the results of sales by our contracting physician(s), our marketing activities, competition and the amount of cash generated or used by our operations, as well as the other factors described in “Risk Factors.” We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the balance of the net proceeds. We have not yet determined the amount or timing of expenditures for the corporate purposes listed above.

Any proceeds received upon exercise of the over-allotment option or the warrants included in the Units will be used for general working capital purposes. There is no assurance that the over-allotment option or any of the warrants will be exercised.

Pending the uses described above, we may invest the net proceeds in certificates of deposit, short-term obligations of the United States government, or other money-market instruments that are rated investment grade or its equivalent.

DIVIDEND POLICY

On February 6, 2008 (the “Dividend Date”), we paid a share dividend to our shareholders of record whereby we issued 55.5 shares of Common Stock for each share of Common Stock held by such shareholder of record on the Dividend Date. No fractional shares were issued and instead were rounded up to the nearest whole share.

Except for the share dividend described above, we have never paid cash dividends or made distributions to our shareholders. We do not expect to pay cash dividends on our Common Stock in the future, but, instead, intend to utilize available cash to support the development and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including, but not limited to, future operating results, capital requirements, financial condition and the terms of any credit facility or other financing arrangements we may obtain or enter into, future prospects and other factors our board of directors may deem relevant at the time such payment is considered. There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2008. You should read this table in conjunction with “Management’s Discussion and Analysis” beginning on page 24 and the financial statements and accompanying notes included elsewhere in this prospectus. Such information is set forth on the following basis:

•	on an actual basis where “actual” is based on our unaudited financial statements as of March 31, 2008 (prior to effecting reverse stock split);

•
on a pro forma basis giving effect to the sale of Units in this offering at an assumed price of $3.50 per Unit and the application of the net proceeds from this offering as described under “Use of Proceeds” on page 21 and assumes that the underwriters do not exercise their over-allotment option and is further adjusted for issuances of shares of Common Stock pursuant to our outstanding warrants and convertible securities and to reflect an amendment to our Articles of Incorporation to effect the 1-for-3.5 reverse stock split;

•
on an “as adjusted” basis giving the net effect of the adjustments to actual for the sale of Units in this offering and the application of the net proceeds from this offering as described under “Use of Proceeds” on page 21 assuming that the underwriters do not exercise their over-allotment option, and the effect for issuances of shares of Common Stock pursuant to our outstanding warrants and convertible securities.

	At March 31, 2008
	Actual	Adjustments (a)	Pro Forma As Adjusted
	(Dollars in thousands) (unaudited)
Long-term obligations, including current maturities	$217	$-	$217
Shareholders’ equity:
Common stock, $.0001 par value: 80,000,000 shares authorized, 10,469,761 shares issued and outstanding (actual) and 5,277,078 shares issued and outstanding (as adjusted)	1	1	2
Preferred stock, no par value: 20,000,000 shares authorized, 100,000 shares designated as Series A preferred stock, 10,490 shares of Series A preferred Stock issued and outstanding	1,094	-	1,094
Additional paid-in capital	113	6,849	6,962
Accumulated deficit	(2,882)	-	(2,882)
Total shareholders equity	(1,674)	6,850	5,176

Total capitalization	$(1,457)	$6,850	$5,393

(a) Gives effect to the sale of an aggregate 2,285,700 shares of Common Stock contained in the Units in this offering resulting in net proceeds to us of $6,850,000 net of underwriters discount of $640,000 and other expenses of the offering, assuming an offering price of $3.50 per Unit and no exercise of the underwriters’ over-allotment option or any issuance of shares of Common Stock pursuant to the Warrants contained in the Units.

The actual number of shares of Common Stock shown as issued and outstanding in the table above also excludes:

•	337,426 shares of Common Stock issuable upon the exercise of warrants outstanding as of March 31, 2008, with a weighted average exercise price of $3.71 per share;

•	a maximum of approximately 91,214 shares issuable upon conversion of $299,975 of convertible notes and accrued interest, at a price of $3.50 per share;

•
a maximum of approximately 15,131 shares issuable upon conversion of $50,000 convertible note and accrued interest, at a price that is the lesser of $3.50 per share or 80% of the offering price of the Units in this offering;

•	approximately 37,705 shares issuable upon conversion of $164,959 in principal amount of a convertible note and accrued interest, at a price of $4.38 per share;

•	approximately 244,286 shares issuable upon conversion of $427,500 (50% of the outstanding principal amount of $855,000) of convertible debentures at a price of $1.75 per share; and

•	a maximum of approximately 345,459 shares issuable upon conversion of approximately $1.09 million of Series A Preferred Stock, including accrued dividends, at a price of $3.50 per share.

SUPPLEMENTARY FINANCIAL INFORMATION

Not required under Regulation S-K for “smaller reporting companies.”

DILUTION

If you invest in the shares of Common Stock included in the Units being sold in this offering, your ownership interest in us will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of Common Stock after this offering. For purposes of the following discussion, we have attributed no value to the Warrants included in the Units and we do not give effect to the exercise of those Warrants or the Common Stock and Warrants included in the underwriters’ warrants.

Our net negative tangible book value as of March 31, 2008 is determined by subtracting the total amount of our liabilities from the total amount of our tangible assets as of March 31, 2008. Our net negative tangible book value per share of Common Stock as of March 31, 2008 is determined by dividing our net negative tangible book value as of March 31, 2008 by the number of common shares outstanding as of March 31, 2008. Our net negative tangible book value as of March 31, 2008 was approximately $1,721,000 or $.58 per share (assuming the effect of the 1-for-3.5 reverse stock split).

After giving effect to our sale in this offering of 2,285,700 shares included in the Units at an assumed offering price to the public of $3.50 per share and after deducting underwriting discounts and commissions and our estimated offering expenses, our pro forma net tangible book value as of March 31, 2008 would be an aggregate of approximately $5,129,000 million, or $.97 per share of Common Stock. This amount represents an immediate increase of $1.55 per share to our existing shareholders and an immediate dilution of $2.53 per share to new investors purchasing shares of Common Stock included in the Units in this offering. The following table below illustrates this per share dilution to new investors, assuming no value is attributed to the warrants included in the Units and neither the over-allotment option or the Class A and Class B Warrants are exercised:

Assumed offering price to the public per share	$3.50
Net negative tangible book value per share of Common Stock as of March 31, 2008	(.58)
Increase in pro forma tangible book value per share attributable to this offering	1.55
Pro forma net tangible book value per share after this offering	.97
Dilution per share to new investors	$2.53

The foregoing presentation does not give effect to the issuance of an additional (i) 411,847 shares of Common Stock pursuant to the exercise of outstanding warrants, (ii) a maximum of approximately 733,793 shares of Common Stock issuable upon conversion of outstanding convertible securities, including Series A Preferred Stock, (iii) the issuance of approximately 244,286 shares of Common Stock in connection with the Convertible Debenture offering conducted in April 2008; and (iv) the issuance of 4,571,400 shares of Common Stock pursuant to the exercise of the Class A and Class B Warrants.

SELECTED FINANCIAL DATA

Not required under Regulation S-K for “smaller reporting companies.”

 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

 The following Discussion and Analysis of Financial Condition and Results of Operations presents a review of the operating results of the Company for the three months ended March 31, 2008 and March 31, 2007 and the fiscal years ended December 31, 2007 and December 31, 2006, and the financial condition of the Company at March 31, 2008 and December 31, 2007 and should be read in conjunction with the historical financial statements and other financial information appearing elsewhere in this prospectus, including “Capitalization” on page 22 of this prospectus.

Overview

Dr. TATTOFF® was organized in August 2004 as a California limited liability company to provide marketing and practice management services to licensed physicians who perform laser tattoo removal services. We currently derive all of our revenue from a management services agreement with a contracting physician under which we provide management, administrative, marketing and support services, insurance, equipment and the clinical site and the contracting physician’s medical personnel provide laser tattoo removal services.

On February 11, 2008, Dr. TATTOFF® completed a Merger with Lifesciences. Lifesciences was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Lifesciences had no operations prior to the Merger with Dr. TATTOFF®, other than issuing shares of its common stock to its original shareholders and conducting a private offering of shares of its common stock in January and February 2008.

In accordance with the Merger Agreement, Dr. TATTOFF®’s members holding an aggregate of 2,270,305 outstanding units of membership interests of Dr. TATTOFF®, representing 88.3% of the total units outstanding received shares of the Company’s Common Stock on a one-for-one basis. In addition, members holding an aggregate of 300,715 Units, representing 11.7% of the total Units outstanding, received shares of newly-issued Series A Preferred Stock with a face value of $100 per share, whereby one share of Series A Preferred Stock was issued for approximately every 29 units, plus accrued dividends of 10% from the date the member invested through February 11, 2008. The Series A Preferred Stock is convertible into shares of Common Stock at a conversion price of $3.50, subject to certain conditions as set forth in the Series A Preferred Stock Certificate of Designation.

At the closing of the Merger, we issued an aggregate of 2,270,305 shares of our Common Stock and 10,940 shares of our Series A Preferred Stock to the members of Dr. TATTOFF®, representing 76% of our outstanding Common Stock and 100% of our outstanding Series A Preferred Stock on a post-Merger basis. On May 19, 2008, we changed the Company’s legal corporate name from Lifesciences Opportunities Incorporated to Dr. Tattoff, Inc.

Our Business

We currently operate three clinics in Southern California. We opened our first clinic in Beverly Hills in July 2004, a second clinic in Irvine in June 2005, and a third clinic in Encino in March 2006. Laser tattoo removal is performed using a MedLite® C6 laser by trained nurses under the supervision of a licensed physician for quality control throughout the treatment. The physician’s practice, for which we provide management services, has performed over 21,000 laser tattoo removal treatments in our clinics in Southern California since 2004. Development of clinical sites and management of laser tattoo removal clinics is our core business and currently all of our revenues are derived from the fees collected under our management agreement. To date, all of our revenue has been derived from management services rendered to an entity managed and solely owned by Dr. William T. Kirby, our Medical Director and member of our board of directors. In order to substantially expand our business, we will need to enter into management services agreements with other physicians. While we believe that there are an adequate number of physicians who will find our service and economic offering attractive, we have not entered into any other agreements to date and can not be certain that we will be able to do so.

Our management services fee is based on a percentage of the contracting physician’s gross revenues, whose revenues are primarily a function of the size and characteristics of the tattoo that is to be removed. Our tattoo removal clinics have a relatively high degree of operating leverage due to the fact that many of the costs are fixed in nature. As a result, the contracting physician’s procedure volume can have a significant impact on our level of profitability since we operate under a fixed percentage of gross revenues arrangement.

Our management service fees are affected by a number of factors, including but not limited to, our ability to assist the contracting physician to generate patients, placement for the physician through our consumer advertising and word of mouth referrals, the availability of patient financing and the effect of competition and discounting practices in the laser tattoo removal industry. Our revenues have continued to increase in relatively unfavorable economic conditions, however, we do not have sufficient history to predict what may occur if economic conditions in the United States further deteriorate. We believe that our typical customer is young, educated and affluent with adequate disposable income to afford our service. However, tattoo removal is discretionary for most individuals and they may delay or forego removal if faced with a reduction in income or increase in non-discretionary expenses.

Our operating costs and expenses include:

•
Management services expenses, including clinic facilities and related costs to operate the clinics, laser equipment, maintenance costs, medical supplies, clinic non-medical staff expenses, collections, and insurance;

•	General and administrative costs, including corporate staff expense and other overhead costs;

•	Marketing and advertising costs including marketing staff expense; and

•	Depreciation and amortization of equipment and leasehold improvements.

We intend to open a number of similar laser tattoo clinics across the country over the next several years assuming that: the availability of capital exists; we can retain a highly skilled management team; and our business model is shown to be successful in varying markets. To our knowledge, there is currently no nationally branded provider of such services and the opportunity to gain first mover advantage is the motivation behind our aggressive expansion plan.

We require substantial capital to fund our business operations and will continue to seek substantial amounts of capital to effectuate our business plan. We have experienced significant negative cash flow from operations to date, and we expect to continue to experience significant negative cash flow in the future. Our inability to generate sufficient funds from operations and external sources will have a material adverse effect on our business, results of operations and financial condition. If we are not able to raise additional funds, we will be forced to significantly curtail or cease our operations. See “Liquidity and Capital Resources” below for additional information.

Results of Operations

As a result of the treatment of the Merger as a “reverse merger” with a public shell company, the historical statements of operations are those of Dr. TATTOFF®, as further explained in Notes 1 and 2 to the Company’s audited financial statements for the fiscal years ended December 31, 2007 and December 31, 2006 and the unaudited financial statements for the three months ended March 31, 2008 and March 31, 2007 included in this prospectus. In addition, effective April 16, 2008, our board of directors elected to change our fiscal year end from January 31st to December 31st, the fiscal year end of Dr. TATTOFF®.

Comparison of the Three Months Ended March 31, 2008 and the Three Months Ended March 31, 2007

The following table sets forth, for the periods indicated, selected items from our statements of operations, expressed as a percentage of revenues.

	Three Months Ended
	March 31, 2008	March 31, 2007

Revenues	100%	100%
Management Services Expenses	77%	61%
General & Administrative Expenses	179%	27%
Marketing and Advertising	11%	58%
Depreciation & Amortization	7%	8%
Net Operating Loss	173%	54%
Interest Expense	7%	4%

Revenues increased by $73,000, or 32%, to approximately $299,000 for the three months ended March 31, 2008 compared to approximately $226,000 for the three months ended March 31, 2007. The increase in revenue was primarily due to an increase in the number of calendar days that our Irvine clinic was operational in 2008 versus 2007. In 2008, the Irvine location was open for business sixty-three (63) days versus sixteen (16) days during 2007. The additional operating days likely accounted for $58,000, or 80%, of the increase. The remaining increase in revenues can be attributed to further awareness of our locations and services within the market areas we serve.

Management services expenses increased by 66% in the aggregate and 15% as a percentage of revenues to approximately $229,400 for the three months ended March 31, 2008 versus approximately $138,000 for the three months ended March 31, 2007. Labor and labor related costs increased by $80,000, accounting for 88% of the total increase in management services expenses. As previously indicated in the discussion of revenues, the operating clinics were open additional calendar days during the three months ended March 31, 2008 when compared with the three months ended March 31, 2007. As a result, the number of full-time equivalent personnel doubled. Additionally, the base compensation we paid our clinic managers increased effectively 100% during the three months ended March 31, 2008. Two more highly paid corporate personnel were assigned operating responsibilities for two of our clinical operations as a means to retain their services.

General and administrative expenses increased by 777% in the aggregate and 152% as a percentage of revenues to approximately $536,000 for the three months ended March 31, 2008 versus approximately $61,000 for the three months ended March 31, 2007. Labor costs increased by approximately $204,000, accounting for 43% of the total increase in general and administrative expenses. We added nineteen (19) general and administrative members of personnel in the fourth quarter of 2007, up from two (2) for the three months ended March 31, 2007, in anticipation of launching our full-scale expansion plans. When the necessary funds to proceed with these plans were not available, we began to reduce our administrative costs through layoffs at the end of 2007 and during the first quarter of 2008. Additionally, we incurred approximately $25,000 in incentive compensation expense associated with warrants issued to the Company’s former Chief Financial Officer that vested upon the completion of the merger on February 11, 2008.

Other categories of general and administrative expenses that increased significantly for the three months ended March 31, 2008 versus the three months ended March 31, 2007 included:

•	Legal fees increased by $118,000 due to expenses associated with the Merger between Dr. TATTOFF® and Lifesciences, as well as two fundraising initiatives;

•	Corporate office occupancy expenses increased by $51,000. A second corporate office location was opened at the end of the third quarter of 2007 and this office was closed at the end of March 2008;

•	Outside services costs increased by $25,000 for temporary consulting clerical, information technology, and operations personnel; and

•	Insurance costs increased by $15,000, for public company director and officer coverage and tail coverage related to our operations.

 Marketing and advertising expenses decreased by 75% in the aggregate and 47% as a percentage of revenues to approximately $33,000 for the three months ended March 31, 2008 versus approximately $132,000 for the three months ended March 31, 2007. Our management services agreement with our physician provider was amended effective January 1, 2008 resulting in a different methodology for determining the responsibility between the parties, accounting for a portion of the cost decrease. Additionally, overall marketing and advertising expenses decreased almost $32,000 for the three months ended March 31, 2008 versus the three months ended March 31, 2007, primarily related to a decrease in the amount of funds available for such purposes.

Depreciation and amortization expenses increased by 10% in the aggregate and decreased by 1% as a percentage of revenue to approximately $20,000 for the three months ended March 31, 2008 versus approximately $18,000 for the three months ended March 31, 2007. The increase is primarily related to capital expenditures made in the third quarter of 2007.

Interest expense increased by 130% in the aggregate and 3% as a percentage of revenue to approximately $22,000 for the three months ended March 31, 2008 versus approximately $10,000 for the three months ended March 31, 2007. We incurred $14,000 in interest expense associated with debt incurred after the first quarter of 2007 for which there was no comparable interest obligations.

Comparison of the Fiscal Year Ended December 31, 2007 and the Fiscal Year Ended December 31, 2006

The following table sets forth certain consolidated statements of operations data expressed as a percentage of revenue for the periods indicated:

	Twelve Months Ended
	December 31, 2007	December 31, 2006

Revenues	100%	100%
Management Services Expenses	110%	68%
General & Administrative Expenses	158%	56%
Marketing and Advertising	84%	19%
Depreciation & Amortization	10%	9%
Net Operating Loss	261%	52%
Interest Expense	51%	5%

Revenues increased by $2,000, or 0.3%, to approximately $748,000 for the twelve months ended December 31, 2007 compared to approximately $746,000 for the twelve months ended December 31, 2006. The increase in revenue was primarily due to an increase of approximately 20% in gross revenue in the practice we manage, offset by our agreement to accept a lower percentage of revenue for calendar 2007. We agreed to reduce our fee from 60% to 50% for calendar 2007 to facilitate a restructuring of our management agreement related to how advertising costs are allocated between the physician’s practice and us. Following the restructuring, 15% of the physician’s gross revenue will be allocated to advertising and related costs. To the extent that costs of advertising the tattoo removal practice exceed 15% of gross revenue, our management fees are reduced. We believe that this restructuring in the management agreement will enhance our relationship with our physician by eliminating potential disagreements in the allocation of advertising and marketing burden. We intend to structure future agreements in a similar manner. Our agreement to accept the reduced percentage was for 2007 only. Commencing in 2008, the percentage fee will be 60% of gross revenue.

Management services expenses increased by 62% in the aggregate and 42% as a percentage of revenues to approximately $824,000 for the twelve months ended December 31, 2007 versus approximately $509,000 for the twelve months ended December 31, 2006. Labor and labor related costs increased by approximately $85,000 or 41%, accounting for 27% of the total increase in management services expenses. This increase was related to additional staffing hours in our clinics and routine wage increases. Supply costs increased by approximately $52,000 or 119%, accounting for 16% of the total increase in management services expenses. Approximately $30,000 of this increase was for the replacement of handpieces for lasers. No replacements occurred in 2006. Utilities, outside services, and related costs of increased hours of operation and volume accounted for the balance of the increase.

General and administrative expenses increased by 183% in the aggregate and 102% as a percentage of revenues to approximately $1,183,000 for the twelve months ended December 31, 2007 versus approximately $417,000 for the twelve months ended December 31, 2006. Labor and labor related costs increased by approximately $377,000 or 223%, accounting for 49% of the total increase in general and administrative expenses. We added general and administrative staff throughout the year, until our general and administrative staff consisted of 22 individuals, up from two (2) during the early part of the year, in anticipation of launching our full-scale expansion plans. When the necessary funds to proceed with these plans were not available, we began to reduce our administrative costs through layoffs at the end of 2007 and during the first quarter of 2008.

In addition to our labor related general and administrative expenses, our professional fees increased substantially for the twelve months ended December 31, 2007 when compared to the prior year. Accounting and auditing fees increased by approximately $229,000, representing approximately 30% of the increase in general and administrative expenses. Legal fees increased by $95,000, representing approximately 12% of the increase in general and administrative expenses for the twelve months ended December 31, 2007 when compared to the prior year. The increases in professional fees were principally related to financing and preparation for additional financing and growth.

Marketing and advertising expenses increased by 340% in the aggregate and 65% as a percentage of revenues to approximately $626,000 for the twelve months ended December 31, 2007 versus approximately $142,000 for the twelve months ended December 31, 2006. Labor and labor related costs for marketing increased by approximately $215,000, accounting for approximately 44% of the category increase. In addition, our outside advertising and marketing costs increased by approximately $258,000, accounting for 53% of the category increase. We increased our marketing and advertising costs substantially in anticipation of expansion. When funds to proceed with these expansion plans were not available, we began to reduce our marketing and advertising costs late in the fourth quarter of 2007.

Depreciation and amortization expenses increased by 15% in the aggregate and approximately 1% as a percentage of revenue to approximately $73,000 for the twelve months ended December 31, 2007 versus approximately $64,000 for the twelve months ended December 31, 2006. The increase is primarily related to a full year of depreciation on assets acquired in 2006 and purchases of assets in 2007.

 Interest expense increased by approximately 1,035% in the aggregate and 47% as a percentage of revenue to approximately $383,000 for the twelve months ended December 31, 2007 versus approximately $34,000 for the twelve months ended December 31, 2006. The primary items for this change relate to loan discount amortization attributable to the notes issued to non-related parties in June and July of 2007 which totaled $54,000, loan discount amortization attributable to notes issued to related parties in February, March, and July of 2007 which totaled $137,000 and the interest expense of $124,000 which was recorded related to the premature conversion of certain notes and the issue of additional warrants to these related party note holders from February, March, and July of 2007 who agreed to prematurely convert those notes to membership units in December 2007.

Inflation

We do not believe that inflation has had a material impact on our results of operations. However, there can be no assurance that inflation will not have such an effect in future periods.

Contractual Obligations

The following summarizes our significant contractual obligations and commitments in effect as of March 31, 2008 that impact our liquidity.

	Payments Due by Period
	Total		Less than 1 year		1-3 years		3-5 years	More than 5 years
Convertible Promissory Notes	$678,118		$678,118	(1)	—		—	—
Other Promissory Notes & Loans	181,569		181,569	(1)	—		—	—
Series A Preferred Stock	109,400		109,400	(2)	—		—	—
Capital lease obligations	248,509	(3)	109,888	(3)	138,621	(3)	—	—
Operating lease obligations	432,761		190,845		241,916		—	—
Total	$1,650,357		$1,269,820		$380,537		$—	$—

(1) Includes interest accrued at March 31, 2008.
(2) The Series A Preferred Stock pays annual dividends on any outstanding shares of Series A Preferred Stock in the amount of 10% per annum commencing on the issue date and payable on the mandatory conversion date of March 31, 2009 or earlier as set forth in the Certificate of Designation. At our option, we may pay the dividends in whole or in part on a payment in kind (i.e. Series A Preferred Stock) basis at any time, calculated based upon the stated value of $100 of the Series A Preferred Stock.
(3) Includes interest per terms of the capital lease agreements

We entered into the Management Agreement with Kirby Inc., an entity managed and solely owned by Dr. William T. Kirby, our Medical Director and member of our board of directors, pursuant to which we provide management services to our three laser clinics. Under the Management Agreement, Kirby Inc. is required to pay us a percentage of the gross revenues of each laser clinic location on a bi-weekly basis. The Management Agreement entitles us to receive as payment for our management services, 65% of the gross revenues from Kirby Inc. from August 31, 2004 through December 31, 2005, 50% from January 1, 2007 through December 31, 2007, and 60% of the gross revenues thereafter through August 30, 2009. For purposes of clarification, all fees charged to patients at our laser clinics are deposited into the bank account of Kirby Inc., who subsequently pays us a management fee out of the gross revenues of each laser clinic, less certain expenses such as center medical staffing and advertising. The Company is responsible for paying all third-party advertising and marketing services costs in excess of 15% of Kirby Inc.’s gross revenues out of the management fee that it collects from Kirby Inc. We are paid the management fee for providing management, administrative, marketing, and support services, equipment and clinic space to Dr. Kirby. The Management Agreement, as amended in August 2007 and December 2007, provides for a five-year term commencing on August 31, 2004 and ending on August 30, 2009. If the Management Agreement is terminated for any reason, if Kirby Inc. does not pay the management fees pursuant to the terms of the agreement, or if Kirby Inc. fails to perform the services required under the Management Agreement, our revenue will be materially and adversely affected.

We lease our office space and certain office equipment under noncancelable operating lease agreements and lasers and other equipment under capital leases arrangements that expire through 2011. See Note 12 of our unaudited financial statements for the three month periods ended March 31, 2008 and 2007 included in this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

We have funded our operations from revenue from our management services, member contributions when we were organized as a limited liability company prior to the Merger, private placements of equity, and long and short-term debt. As of March 31, 2008, we had negative working capital of approximately $1.97 million. Our current assets at March 31, 2008 were approximately $88,000, which consisted primarily of prepaid insurance. Our current liabilities were approximately $2.06 million which consisted primarily of approximately $639,000 in trade accounts payable and accrued expenses, approximately $828,000 in notes payable, approximately $92,000 in current portion of long-term capital lease obligations and $227,000 in accrued compensation. We had negative working capital of approximately $942,000 at March 31, 2007 and negative working capital of approximately $1,319,000 and $375,000 at December 31, 2007 and 2006, respectively.

Net cash used in operating activities was approximately $276,000, $62,000, $1,056,000 and $257,000 for the three months ended March 31, 2008 and March 31, 2007 and twelve months ended December 31, 2007 and December 31, 2006, respectively. The primary reason for the increase in cash used for operations was an increase in net loss from approximately $133,000 in for the three months ended March 31, 2007 to $541,000 for the comparable period in 2008 and approximately $420,000 for calendar year 2006 to approximately $2,341,000 in 2007. Non-cash charges included in the net loss reduced the cash used in operations. These non-cash charges included depreciation and amortization; amortization of note discount; the value of warrants issued to induce debt conversion; and other costs that were settled through the issuance of ownership interests. In addition, changes in current liabilities impacted the amount of cash used in operations.

Cash flows used in investing activities were $21,000, $29,000, $82,000 and $164,000 for the three months ended March 31, 2008, and March 31, 2007 and the twelve months ended December 31, 2007 and December 31, 2006, respectively. Capital expenditures for equipment accounted for the majority of the changes.

Cash flows provided by financing activities totaled approximately $297,000, $125,000, $1,137,000, and $391,000 for the three months ended March 31, 2008 and March 31, 2007 and twelve months ended December 31, 2007 and December 31, 2006, respectively. The Company has entered into debt and equity financing agreements to fund its operating losses.

In June and July 2007, we issued two unsecured convertible promissory notes to two accredited investors in the amount of $150,000 each. The June and July notes matured at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger, unless either note holder elects to convert his respective note. The June 2007 note matured on December 12, 2007, and we were in default on the note. The note had an outstanding balance of $158,178 including accrued interest, as of December 31, 2007. On March 3, 2008, the holder of the June 2007 note agreed to extend the time for repayment of the note until April 3, 2008, provided that we execute a Confession of Judgment in favor of the note holder and agreed to pay the note holder’s attorney’s fees of $5,000. On April 10, 2008, we repaid the note in full in the amount of $167,654, including interest and $5,000 in attorney’s fees. The July 2007 note matured on January 16, 2008, we are currently in default, and we are attempting to negotiate with the note holder for a revised repayment schedule. The balance of the July 2007 note, including accrued interest, was $160,479 and $156,740 as of March 31, 2008 and December 31, 2007, respectively. As additional consideration for the investors purchasing the notes, we issued the note holders five-year warrants to purchase an aggregate of 47,133 shares of our Common Stock at an exercise price of $4.38 per share. Additionally, we issued five-year warrants to Dawson James to purchase 4,286 shares of our Common Stock at an exercise price of $4.38 per share in connection with the issuance of the July 2007 note.

In December 2007, we issued a secured convertible promissory note to an accredited investor in the amount of $50,000. In January and February 2008, we issued an additional 12 secured convertible promissory notes to 12 individual accredited investors in varying amounts aggregating to $299,975. The notes bear interest at a rate of 10% per annum and mature the earlier of: (i) six months from the date of issuance, or (ii) five business days from the date of closing by the Company of equity financing in the aggregate of not less than $5.0 million unless the note holders elect to convert their notes prior to maturity. A director and former officer of our Company pledged 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC, our majority shareholder, as collateral for the timely repayment of the obligations under the convertible promissory notes. In connection with the December 2007 through February 2008 transactions, we issued an additional 10,000 five-year warrants to Dawson James, with an exercise price of $3.50 per share. The warrants contain cashless exercise provisions and piggy-back registration rights.

From September through October of 2007, we issued an aggregate of 300,715 units at a price of $3.50 per unit to accredited investors in a private placement. Each unit consisted of 3.5 shares of our Common Stock and a five-year warrant to purchase 1.75 shares of Common Stock at an exercise price of $4.38 per share (warrants to purchase approximately 150,358 shares, in the aggregate). We received net proceeds of $947,250 from the sale before deduction for offering expenses. In connection with the private placement, we paid the placement agents, Dawson James and Brookshire Securities, a commission of ten percent (10%) of the gross proceeds from the sale of the units sold by the placement agents. In addition, the placement agents, or their assignees, received five-year warrants to purchase an aggregate of 29,929 shares of Common Stock equal to approximately ten percent (10%) of the gross proceeds from the sale of the shares sold by the placement agent, at an exercise price of $4.38 per share.

As a result of the Merger, the units described above, including accrued dividends at a rate of 10% per annum which we elected to pay for the number of days from the initial investment date until the date of the Merger, were ultimately converted on February 11, 2008 into 10,940 shares of our Series A Preferred Stock with a stated value of $100 per share, based on the value of $3.50 per share plus accrued interest. As additional consideration for the conversion to Series A Preferred Stock and the cancellation of the five-year warrants initially issued to the investors, we issued the holders of the shares of Series A Preferred Stock five-year warrants to purchase an aggregate of 156,286 shares of Common Stock at an exercise price of $3.50 per share.

In April 2008, we issued convertible debentures to 13 accredited investors for gross proceeds of $855,000. The maturity date of the debentures is the earlier of the completion of a public offering of our securities with gross proceeds of at least $5 million or 180 days from the date of issuance of the debentures. Interest on the unpaid balance accrues at twelve percent (12%) per annum until paid or converted. Fifty percent of the principal balance and all accrued and unpaid interest are to be repaid to the investors upon maturity. The remaining fifty percent of the unpaid principal balance is to be mandatorily converted into shares of our Common Stock at a price per share equal to 50% of the public offering price per share. If we have not commenced a public offering by the maturity date, the conversion price will be $1.75 per share. In connection with the issuance of these debentures we also entered into a registration rights agreement with each investor which provides that we are required to file a registration statement with the SEC registering the shares underlying the debentures on or before June 9, 2008. The agreement provides that if the registration statement has not been filed by such date or declared effective within ninety (90) days of such filing date, we are required to pay the investors a two percent (2%) penalty, payable in cash or kind, at our option. We did not timely file such registration statement and we can not predict the date when such registration statement will be declared effective. As a result, we may be obligated to pay the penalty specified in the registration rights agreement which may require the use of cash or result in the issuance of additional shares of Common Stock.

Going Concern Considerations

The financial statements included in this prospectus have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As shown in our unaudited financial statements as of and for the three month period ended March 31, 2008, we had a substantial working capital deficiency, have recurring net losses, and have incurred net cash outflows from operating activities. At March 31, 2008, we had an accumulated deficit of approximately $2.9 million, negative working capital of $1.97 million and have suffered significant losses since inception. These factors raise substantial doubt about our ability to continue as a going concern.

In addition, we are currently in default under a promissory note in the aggregate principal amount of $150,000 which matured on January 16, 2008. As of July 18, 2008, the outstanding balance totals $164,959, including principal and accrued interest. We are in negotiations with the holder for a revised repayment schedule.

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007 and through April 2008, we raised funds through the issuance of convertible promissory notes with investors and through a private placement of securities to accredited investors to provide additional working capital. We intend to provide for additional working capital by future private and/or public placement financings of debt or equity securities. There can be no assurance that such financings will be available on acceptable terms, or at all.

Although we have been able to fund our current operating needs with collections from management services, short-term financing and equity funds, we will need to raise a significant amount of cash through the sale of capital stock to sufficiently fund our planned operations, which will create significant dilution to our existing investors. As described above, we have incurred debt in the form of promissory notes, convertible promissory notes, and convertible debentures totaling approximately $1 million to fund these deficits. We believe that based on current revenue projections, cash flow from operations should be sufficient to meet our operating cash requirements and allow us to continue as a going concern through 2008 other than these obligations. However, increases in expenses or delays or failure to achieve our revenue growth through increasing the number of new clinics may adversely impact our ability to raise the necessary capital and may require further cost reductions. We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in our best interests. Failure to secure such financing or to raise additional capital or borrow additional funds and/or expand our operations may result in our not being able to continue as a going concern.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include those related to the debt discount and those associated with the realization of long-lived assets.

Revenue Recognition

Our revenues are derived from management services provided to a contracting physician. We provide non-medical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues as defined in the management agreement with no upfront fees paid by the contracting physician. Under the management service agreement with the contracting physician, there is no right to refund or rejection of services. For additional information concerning the management agreement, see Note 10 to our unaudited financial statements for the three month periods ended March 31, 2008 and March 31, 2007 included in this prospectus. We recognize revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. Management services fees are paid to us by the contracting physician on a bi-weekly basis as earned, which is when we have substantially performed management services pursuant to the terms of the management service agreement with the contracting physician.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of the impairment review, assets are reviewed on an asset-by-asset basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of each asset to future net cash flows expected to be generated by such asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Through March 31, 2008, there have been no such losses.

Valuation of Member Interests and Warrants

In February and March 2007, we issued promissory notes to members of our management and as additional consideration for the purchase of the notes, the noteholders received a five percent (5%) equity position in our Company as of the date of the issuance. On a post-Merger basis, the ownership interest of our shareholders who loaned funds to our Company was decreased to 3.6%. The relative fair value of these positions at the time of grant was recorded as a debt discount and is being amortized over the term of the notes. Management estimated the fair value of our Company to be approximately $4.2 million based upon a recent sale of equity at the time of issuance.

In June and July 2007, we issued two unsecured promissory notes and as additional consideration for the loans, the noteholders received warrants to purchase shares of Common Stock. The relative fair values of the warrants at the times of grants, $54,090, were recorded as debt discounts and were amortized over the term of the notes. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years; risk free interest rate of 3.9%; volatility of 75% and expected dividend yield of zero. Additionally, we issued 4,286 five-year warrants to a licensed broker-dealer in connection with the July 2007 note. The fair value of the broker-dealer warrants at the time of grant, determined by management to be $4,918 in the aggregate, was recorded as a deferred financing cost and was amortized over the term of the notes.

In July 2007, we issued an unsecured promissory note to an existing shareholder, who is presently an officer of our Company. As additional consideration for the purchase of the note, we issued the noteholder five-year warrants to purchase 11,784 shares of Common Stock at an exercise price of $4.38 per share, The relative fair value of the warrant at the time of grant, determined by management to be $13,522, was recorded as a debt discount and was amortized over the term of the note. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

In December 2007 through February 2008, we issued 10,000 five-year warrants to a licensed broker-dealer, with an exercise price of $3.50 per share. The warrants contain cashless exercise provisions and piggy-back registration rights. The relative fair value of the warrants at the time of grant, determined by management to be $7,700, was recorded as a deferred financing cost and is amortized over the term of the notes.

On December 20, 2007, the related-party holders of notes issued in August 2006, and February, March and July 2007 agreed to convert the principal and accrued interest on the notes into an aggregate of 127,448 shares of our Common Stock. As additional consideration for the agreement to convert the notes into equity prior to the Merger, we issued the noteholders five-year warrants to purchase an aggregate of 63,725 shares of Common Stock at the price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement. We recorded $123,664 in interest expense for the fair value of the warrants issued as a result of the conversion inducements.

During February 2008, our former interim chief financial officer was issued five-year warrants to purchase 14,286 shares of Common Stock at a price of $2.80 per share in accordance with the terms of an employment letter of understanding, effective June 16, 2007. We estimated the fair value of the warrants granted as $24,762 which was charged to incentive compensation during the three months ended March 31, 2008.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) retains the fundamental requirements in SFAS No. 141, Business Combinations, that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in SFAS No. 141(R). In addition, SFAS No. 141(R) requires acquisition costs and restructuring costs that the acquirer expected but was not obligated to incur to be recognized separately from the business combination, therefore, expensed instead of part of the purchase price allocation. SFAS No. 141(R) will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. We expect to adopt SFAS No. 141(R) to any business combinations with an acquisition date on or after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51. SFAS No. 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. We are currently evaluating the impact SFAS No. 160 may have on our financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force, or “EITF”), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by our management to have a material impact on our present or future financial statements.

Quantitative and Qualitative Disclosure about Market Risk

Not required under Regulation S-K for “smaller reporting companies.”

BUSINESS

Unless the context specifies otherwise, “we”, “our”, “us”, the “Company” and similar expressions refer to the business of DRTATTOFF, LLC (“Dr. TATTOFF®”) which merged on February 11, 2008 (the “Merger”) with and into Lifesciences Opportunities Incorporated, a Florida corporation now known as Dr. Tattoff, Inc. (“Lifesciences”). In addition, unless the context specifies otherwise, references to “shareholder(s)” or “shares of Common Stock” refer to ownership of shares of the combined company following the Merger and referances to “members” and “units of membership interests of Dr. TATTOFF®” refer to ownership of units of Dr. Tattoff® prior to the Merger.

Corporate History

Dr. TATTOFF® was organized in August 2004 as a California limited liability company to provide marketing and practice management services to licensed physicians who perform laser tattoo removal services. We currently derive all of our revenue from a management services agreement with a contracting physician under which we provide management, administrative, marketing and support services, insurance, equipment and the clinical site and the contracting physician’s medical personnel provide laser tattoo removal services.

On February 11, 2008, Dr. TATTOFF® completed a Merger with Lifesciences. Lifesciences was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Lifesciences had no operations prior to the Merger with Dr. TATTOFF®, other than issuing shares of its common stock to its original shareholders and conducting a private offering of shares of its common stock in January and February 2008.

In accordance with the Merger Agreement, Dr. TATTOFF®’s members holding an aggregate of 2,270,305 outstanding units of membership interests of Dr. TATTOFF®, representing 88.3% of the total units outstanding received shares of the Company’s Common Stock on a one-for-one basis. In addition, members holding an aggregate of 300,715 Units, representing 11.7% of the total Units outstanding, received shares of newly-issued Series A Preferred Stock with a face value of $100 per share, whereby one share of Series A Preferred Stock was issued for approximately every 29 units, plus accrued dividends of 10% from the date the member invested through February 11, 2008. The Series A Preferred Stock is convertible into shares of Common Stock at a conversion price of $3.50, subject to certain conditions as set forth in the Series A Preferred Stock Certificate of Designation.

In connection with the closing of the Merger, Mr. Roland Perry, the sole officer and director of Lifesciences, resigned from the positions of principal executive officer, principal financial officer and director. Following Mr. Perry’s resignation as officer and pursuant to the Merger Agreement, James F. Morel, John P. Keefe,  Ian A. Kirby and Dr. William T. Kirby were appointed our Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, and Medical Director, respectively. Effective February 29, 2008, Mr. Keefe was also appointed Chief Operating Officer. Mr. Morel and Dr. Kirby became members of our board of directors on March 7, 2008, the effective date of the resignation of Mr. Perry. John J. Klobnak also became a member of our board of directors and was named Chairman of the Board on March 7, 2008. Subsequently, effective May 1, 2008, Mr. Morel resigned from his position as Chief Executive Officer and our board of directors appointed Mr. Keefe to serve as our Chief Executive Officer. In July 2008, Mr. Mark A. Edwards was appointed Chief Financial Officer of the Company. In connection with the appointment of Mr. Edwards, Mr. Keefe resigned from his temporary position as our Acting Chief Financial Officer.

On May 19, 2008, we changed the Company’s legal corporate name from Lifesciences Opportunities Incorporated to Dr. Tattoff, Inc.

Background

We are a provider of marketing and practice management services to physicians who perform tattoo removal, hair removal services (regardless of method) and laser-based skin care services. We endeavor to develop laser clinics and to provide turnkey marketing services, human resources and staffing services, patient management services, technical solutions, office management and other non-medical services to the physicians and medical staff at each of its laser clinics. We own the registered trademark, Dr. TATTOFF®, and license the use of the trademark as part of the management services provided to physicians. These services are provided directly to the physicians or to their medical corporations, medical groups or other affiliated entities. Within this framework, we intend to implement our business plan subject to available financing, to create a national brand of retail chain tattoo removal clinics in California and the United States. We are not a medical corporation, do not possess a medical license and do not provide services that require a medical license.

James F. Morel founded Dr. TATTOFF® in 2004 as a marketing and management services company for physicians interested in providing laser tattoo removal. Our goal is to meet the demand for safe, non-invasive and relatively inexpensive tattoo removal in a friendly, non-clinical atmosphere conveniently located in retail centers. The first laser center was opened in Beverly Hills, California in August 2004. We now have three laser centers in Southern California: Beverly Hills, Irvine and Encino, and have targeted additional locations across the United States for expansion over the next several years.

Strategy

Our objective is to position the Company as the first nationally branded laser tattoo removal management services business. Utilizing our trademark, Dr. TATTOFF®, which we believe will assist us in achieving brand-name recognition, our management believes we have developed a marketing strategy and a laser clinic model to be able to expand our business throughout California and other targeted markets throughout the United States. Elements of our business strategy include:

•	expansion of our business primarily through the development of new clinics over the course of the next 3 to 5 years;

•
opening multiple laser clinics in each target metropolitan area exhibiting a potential for generating break-even procedure volume within the first 3 to 6 months, including the necessary physician participation to support such levels;

•
leasing 1,500 square feet of space in retail centers located in high volume traffic areas. This strategy was chosen to maximize revenue potential based on our previous operational experience testing clinic models within a traditional medical building, in a low visibility office park and in a high visibility street level retail center;

•	hiring management and operational staff for the new locations; and

•
implementing targeted marketing campaigns for physician’s services and products to attract new customers, including utilizing our trademarked logo Dr. TATTOFF® and marketing slogans (Re-Think Your Ink, Undo Your Tattoo), and proprietary service systems (Kirby/Desai Tattoo Removal Index), along with the toll-free 888-TATT-OFF phone number and our www.drtattoff.com website to position our brand to be one of the leading experts in the industry.

Our research has shown that the potential market for tattoo removal is large but undereducated about the efficacy and costs associated with tattoo removal. We believe that our model, tested during 3 years of operations, uses the appropriate marketing methods, brand positioning, and psychological understanding to successfully attract these consumers. We have tested multiple approaches and solicited extensive feedback from our existing patient base in order to create a template for customer experience that we believe can be replicated across the United States.

Laser Tattoo Removal Industry

Laser tattoo removal is an elective, private pay procedure performed on an outpatient basis. According to Harris Poll #58, October 8, 2003, (the “Harris Poll”) there appears to be a broad geographic distribution among individuals who have at least one tattoo (estimates):

•	20% of the general population in the western United States;

•	15% in the southern United States;

•	14% in the mid-western United States; and

•	14% in the eastern United States.

In recent years, individuals having a tattoo are found routinely among broader segments of the population. The following percentages of the population in the United States have at least one tattoo, by age group according to the Pew Research Center, 2006 in its report, “A Portrait of Generation Next”:

•	36% of 18-25 year olds;

•	40% of 26-40 year olds; and

•	10% of 41-64 year olds.

Moreover, approximately 17% of Americans who have a tattoo regret having them, according to the Harris Poll. While our laser clinics are comfortable and appealing to all age groups, the marketing for the contracting physician is set up to target the 18 to 40-year-old demographic that essentially accounts for 76% of individuals with tattoos as indicated by the Pew Report. Based on the three years of clinic management, our clinics’ patient base data reveals that approximately 64.6% of the patients who are seen at our clinics for tattoo removal are women. Of those, approximately 72.3% are between the ages of 25 and 40, and 87.8% are between the ages of 18 and 40.

Revenues Sources

Under our business model, our primary source of revenues is management fees through management services agreements with physicians or their affiliated entities at each laser clinic location. Typically, this agreement between us and our contracting physician providing the laser tattoo removal procedures or oversight, provides that a specified percentage of the gross revenues of the laser clinics will be paid to us in return for site development, administrative, management, support and marketing services. We plan to enter into a new management services agreement with each physician (or an affiliated entity) with which we partner. We have currently entered into one management agreement with a physician who provides services in all three of our clinics.

Our operations over the last three years have shown the average patient at our laser clinic spends approximately $185 per visit. The tattoo removal process may take between five and fifteen treatments. The contracting physician currently charges between $39 to $49 per square inch of tattoo to be removed and the estimated average total treatment charge is approximately $1,500 for black tattoos and $2,450 for colored tattoos.

Other revenues are derived from laser hair removal at each clinic. Based on management’s estimates, the average laser hair removal charge per treatment at our retail locations has been approximately $127. There are additional ancillary charges per laser treatment for products relating to the care of the tattoo being removed. On average, based on management’s estimates, the physician’s patients spend approximately $13 per visit on these ancillary products.

Services

We provide management services and marketing assistance to physicians who are in the business of laser tattoo removal, hair removal services (regardless of method) and laser-based skin-care services. Currently, laser tattoo removal service accounts for approximately 80-85% of our management service fee revenues, with the remainder derived from laser hair removal and other rejuvenation products and services.

Laser tattoo removal treatments are done with a MedLite® C6 laser by trained nurses under the supervision of a licensed physician for quality control throughout the treatment. Dr. Kirby, our Medical Director, has published articles on tattoo removal techniques and utilizes the latest techniques available. In some states, only doctors can perform the procedure; however, most states require that a doctor be present or available by phone and that a certified nurse conduct the procedure. Some states require no certification at all. Our strategic expansion focus is setting up clinics in states that allow certified nurses or overseeing doctors to perform the procedure, which is a majority of states.

A laser tattoo removal procedure is generally performed in between thirty seconds and five minutes per treatment and typically requires a series of five to fifteen treatments. Generally, each technician may perform 25-40 laser tattoo removal treatments per day on a variety of skin colors and with a variety of tattoo differentiations. Patient tattoo photographs are taken routinely before and after each procedure.

We Provide Contracting Physicians With:

State-of-the-art equipment and facilities. We provide our physician with whom we contract the facilities, equipment and support services necessary to perform laser procedures using state-of-the-art laser technologies. The nurses and physician are able to focus on treating patients and are not burdened by the financial, management, administrative, maintenance and regulatory requirements associated with establishing and operating a laser tattoo removal clinic. Our laser clinics typically include one or more laser procedure rooms, private examination rooms and patient waiting areas. Each clinic is equipped with a MedLite® C6 laser in addition to air chilling devices, computer systems and standard office equipment.

Management support staff. We provide clinics with an office manager and a patient coordinator. The contracting physician generally hires nurses to perform the laser procedures and oversees and monitors the laser procedures. In some states, however, regulations require the physician to personally perform the laser procedures. The nurse is responsible for the clinical management of the center including programming the laser for procedures. The patient coordinator may assist the nurse during the laser removal procedure and provides support services. Nurses are certified by the laser manufacturer. The office manager is responsible for day-to-day business operations of the clinic, including patient administration, bill collections, scheduling and supply re-ordering. In addition, clinics are assigned a district manager who works with our manager to support the nurses and physicians, and assists in developing laser tattoo removal programs.

Access to an expanded patient population. We have and plan to continue to help contracting physicians develop their laser tattoo removal practices through our marketing efforts which identify potential new patients. We coordinate our efforts with contracting physicians to customize marketing programs in various media advertisements. We market each clinic’s laser removal services directly to the consumer through radio, direct mail and print advertisements, internet advertising, video and cable advertising, brochures and seminars.

Our Contracting Physicians Provide Patients With:

Convenient access to medical professionals skilled in tattoo removal services. Our contracting physician and the physician’s nurses are required to meet our laser tattoo removal training qualification criteria, which also includes review of state licensure, board certification, malpractice insurance and history, procedure experience and clinical outcomes. Clinical manuals and processes have been developed both internally and with the laser manufacturer to provide staff and physicians in new markets that we enter with the initial training necessary to treat patients they serve.

Treatment environments designed to enhance customer satisfaction. Our laser clinics are designed to create a patient friendly environment and reduce any anxiety associated with laser tattoo removal. Each laser clinic has what we believe to be an aesthetically pleasing and comfortable waiting area for patients and a staff focused on addressing each patient’s needs. In addition, each laser clinic provides consultation areas where a patient’s procedures can be discussed in a private setting with a member of the medical staff of the contracting physician.

Regularly scheduled procedures. We strive towards achieving high patient satisfaction for the contracting physician and have established a continuum of care program which assures that the level of tattoo removal agreed to by the patient and the physician is achieved.

The Benefits of Specialization

We believe we can achieve profitability with additional capital financings through the strategically planned expansion of clinics based upon market demand and a unique market positioning that is currently not being effectively served by any other laser tattoo removal businesses or management services companies. Laser tattoo removal is responsible for approximately 85% of our business, with the balance generated primarily from laser hair removal services. More than 21,000 laser tattoo removal treatments have been performed in our managed clinics since 2004. That experience base allows us to provide prospective customers with treatment efficacy, duration, and cost estimates with a high degree of confidence. We have designed our clinic interiors with the intent of making them more appealing to our core demographic profile customers than a more traditional physician’s office.

We believe our laser clinics have a more relaxed and friendly environment when compared with a more medical or surgical environment. All of our clinic locations have welcoming reception areas, cable/satellite television, free Wi-Fi access, coffee and a variety of magazines available for reading. In addition, we feel that the most important factor in differentiating ourselves from any competition is our specialization of services, focusing primarily on tattoo removal, as well as related branding and marketing. Regarding the competition, we believe that medspas, through their laundry list-type offering of services, do not have the focus that our Company does, and physician-owned individual clinics do not have the market awareness and branding experience that we do.

We believe that because of the type of clinic environment and because of our specialization of services and supporting branding, we may continue to achieve repeat client revenues for the contracting physician.

Marketing Strategy

Our management believes that we have been cost-effective in marketing our three laser clinics in Southern California during the past three years of operations. We intend to continue to focus our marketing efforts in strengthening the brand name, Dr. TATTOFF®, and attracting new patients using primarily:

•	Google Adwords - fine-tuned to reach local markets - both within a fifty (50) mile radius and regional level;

•	Postcard inserts in alternative weekly publications by city, e.g., LA Weekly;

•	Local radio campaigns and carefully selected endorsements;

•	“Street Team” marketing and postcard drops in local area retail stores;

•	Strategic alliances with local businesses for customer referral, especially with tattoo parlors/tattoo art studios and community medical providers and facilities;

•	Local consumer trade shows with high traffic such as bridal expos, music and entertainment concerts;

•	Various blogs, as well as MySpace and YouTube, which appeal to the younger target market. We currently have video footage on MySpace and YouTube;

•	Press and public relations campaign; and

•	Cable advertising such as Spot Runner as a cost-effective means of reaching a targeted audience to be implemented at a future time.

Laser Clinic Expansion Plan

Our overall strategy for laser clinic openings targets the largest markets for laser tattoo removal based upon our research during our development stage. We believe our business model has been successful in our Southern California locations, whereby certain key medical staff members of the contracting physician can modify their schedules and be utilized in several locations, due to demand and slightly different operating times. For example, one physician may facilitate and oversee up to four laser clinics and two nurses can rotate between clinic locations to fill demand. The development phase of new laser clinics will utilize district managers who will oversee several store openings per region.

We plan to expand our business primarily through the development of new clinics in contiguous markets and within existing markets. Initially, we anticipate opening clinics in the fourth quarter of 2008 in other cities throughout the State of California and six additional openings in California and Texas beginning in the first quarter of 2009. In evaluating new and current markets for building laser clinics, we will first evaluate population demographics, determine the number of existing tattoo removal clinics and lasers in use and interview local physicians to assess interest in developing a laser tattoo removal business. The targeted market should exhibit a potential for generating break-even procedure volume within the first 3 to 6 months, including the necessary physician participation to support such levels. We seek to lease approximately 1,500 square feet of space in retail centers located in high volume traffic areas. We will need significant additional infusions of cash through debt or equity financing in addition to the proceeds of the offering, however, in order to execute our laser clinic expansion plan.

Competition

We face competition from other providers of laser tattoo removal services and physician management services companies. While our management believes there is no nationally known name brand retail establishment for laser tattoo removal, there are “medspa” facilities and dermatologists that offer tattoo removal services. These services are delivered through a fragmented system of local providers. We do not believe that any of these service providers have taken steps to actively promote the procedure to a consumer market or provide a consumer experience on a national level.

Our principal competitors in the Southern California region are:

•	TattooMD, which uses similar Medlitec6 laser technology as we do, has similar pricing points to us, and currently has a location in Los Angeles, California;

•	Laseraway, which has four stores in the Los Angeles County area;

•	Tatt2beGone, which also provides services in the Southern California market;

•	Celibre Medical Corporation, founded by a plastic surgeon/medical director with extensive experience in the business and locations in Torrance and Orange County;

•	Dr. Brandeis, a physician offering very low cost tattoo removal and located in the vicinity of our Beverly Hills clinic; and

•	Epione of Beverly Hills, a competitor with a similar look, feel and medical/clinical positioning as Dr. Brandeis and Celibre.

We will also face competition in other targeted markets assuming that we are successful in expanding our laser clinics into other parts of California and the United States. Our ability to compete with the entities described above and those in other parts of the nation will depend largely on the success of our marketing efforts, the contracting physician’s success of the laser removal treatments relative to the cost to consumers and the positive consumer experience at our retail locations providing a basis for repeat customers for our contracting physicians. In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could ultimately cost the Company more money or even harm our business.

Our management believes our future success is dependent on our ability to reinforce and build on our brand name, Dr. TATTOFF®, which we believe will require significant additional marketing efforts. We intend to focus on thoughtful, compellingly designed, strategically placed and well-executed promotional campaigns to build on the contracting physicians already existing patient base of over 12,600 individuals who have contacted our clinics, of which more than 5,168 have been treated by the contracting physician with laser tattoo removal, and 820 have been treated with laser hair removal, as of July 15, 2008.

Intellectual Property

We own the rights to the registered trademark Dr. TATTOFF® and will vigorously protect our intellectual property rights under our registration. We have other trade names currently pending registration with the U.S Patent Office, specifically “Re-Think Your Ink,” “Un-Do Your Tattoo” and “Fresh Canvas for Fresh Ink,” and continually seek to protect our intellectual property.

Company Structure/Employees

As of July 18, 2008, we employed 14 persons, 12 of whom were full-time employees.  We consider our relations with our employees, independent contractors and vendors to be good.

Our expansion plan, which we intend to implement following receipt of the proceeds from the offering, will include the hiring of several key managers before the end of the calendar year. An overseeing or procedure performing physician will be affiliated with each laser clinic in accordance with applicable state law and regulatory requirements. Each laser clinic is expected to have a staff that includes a nurse (employed by the physician) who will operate the laser and perform medical and aesthetic procedures; a technician to assist the nurse and physician; and a manager to oversee the operations of a specific clinic, including marketing and services.

Government Regulation

The healthcare industry is heavily regulated and changes in laws and regulations can be significant. Both the Company and the physicians who practice medicine at the clinics must maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided by such physician, in accordance with federal and state confidentiality laws and regulations, including the California Confidentiality of Medical Information Act, Civil Code Sections 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder. Certain federal and state regulations govern the administration and licensing of the medical and technical staff of the clinics. The establishment, marketing and operation of the Company may be subject to various federal and state regulations, including laws and regulations prohibiting the practice of medicine by non-physicians, prohibitions concerning the kickback, rebate or division of fees between physicians and non-physicians, the manner in which a prospective patient may be solicited, the receipt or offering of remuneration as an inducement to refer patients, and self-referral for any person in connection with the furnishings of goods, services or supplies prescribed for medical diagnosis, care or treatment. We believe that we currently are, and will be able to remain, in compliance with applicable regulations, but failure to so comply can result in substantial civil and criminal penalties. Non-compliance by us or our contracting physicians could have a material adverse effect on our financial condition and could result in our cessation of business.

AMA Ethical Guidelines

The American Medical Association’s Council on Ethical and Judicial Affairs of the American Medical Association (“AMA”) has adopted a new ethical guideline which provides that physicians should not refer patients to health facilities in which they invest if they do not personally provide care in the facility, unless there is no alternative facility available.

State

Although we are a Florida corporation, all of our clinics are currently located in the State of California and therefore, California law applies to all of our operations. Under California law, a business entity such as ours is not permitted to engage in the practice of medicine, although we may provide management services to a medical practice so long as we do not exercise excessive control over the medical practice and are otherwise in compliance with legal requirements. We provide marketing and practice management services to physicians as provided in the management services agreement. The existing management services agreement between the Company and Kirby Inc. is intended to comply with these legal requirements. Our ability to meet our operating and financial obligations will be predicated on our ability to provide successful, competitive management services to physicians and other healthcare professionals who provide tattoo removal services. It is possible that the California Medical Board could allege or determine that the provision of management services by us constitutes excessive control over a physician’s medical practice or that the compensation payable to us is excessive or that we are otherwise unlawfully engaged in the practice of medicine. Defending against any such allegations will be costly and time-consuming and may materially and adversely affect our finances.

California Anti-Kickback Provisions

Section 445 of the California Health and Safety Code, provides that “no person, firm, partnership, association or corporation, or agent or employee thereof, shall for profit refer or recommend a person to a physician, hospital, health-related facility, or dispensary for any form of medical care or treatment of any ailment or physical condition. The imposition of a fee or charge of any such referral or recommendation creates a presumption that the referral or recommendation is for profit.” A violation of Section 445 is a misdemeanor and may subject the offender to imprisonment in the county jail for not longer than one year, or a fine of not more than $5,000, or by both such fine and imprisonment. Further, a violation of Section 445 may be enjoined by the California Attorney General. Section 650 of the California Business and Professions Code contains prohibitions against self-referral and kickbacks. Business & Professions Code Section 650 makes it unlawful for a “licensee,” including a physician, to pay or receive any compensation or inducement for referring patients, clients or customers to any person or entity, irrespective of any membership or proprietary interest in or with the person or entity receiving the referral. Violation of the statute is a public offense punishable by imprisonment, a fine of not more than $10,000, or both. Section 650 further provides that it is not unlawful for a physician to refer a patient to a health care facility solely because the physician has a proprietary interest or co-ownership in a health care facility, provided that (1) the physician’s return on investment for that proprietary interest or co-ownership is based upon the amount of capital investment or proportional ownership of the physician; and (2) the ownership interest is not based on the number or value of any patients referred. The provisions of Section 652.5 present the potential for liability as we could be charged with and convicted of a misdemeanor in the event a physician working under a management services agreement with the Company violates Section 650.

We believe that our relationships with physicians at our laser clinics are in compliance with California’s anti-kickback statutes. There is a risk that our marketing efforts could be viewed as “referring or recommending” a person to a health-related facility “for profit” in violation of Health and Safety Code Section 445. We cannot assure that our marketing efforts will not be viewed as violating Health and Safety Code Section 445.

Customers

We currently have only one contracting physician for our three laser clinics, Dr. William T. Kirby, our Medical Director and member of our board of directors. Accordingly, we are limited to Dr. Kirby’s patients as customers in our laser clinics. Due to the nature of the laser tattoo removal business, however, Dr. Kirby’s business is not dependent on one or a few customers.

Properties

Our executive offices are located in our Beverly Hills clinic at 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California 90211. The following table lists our offices, all of which are leased:

Location	Address	Size
Beverly Hills, California	8500 Wilshire Boulevard, Suite 105 Beverly Hills, CA 90211	2,164 square feet, retail space
Irvine, California	15751 Rockfield Boulevard, Suite 120 Irvine, CA 92618	2,000 square feet, professional office space
Encino, California	17609 Ventura Boulevard, Suite 201 Encino, CA 91316	1,268 square feet, professional office space

Legal Proceedings

We are not currently subject to any litigation. We may, however, become involved in litigation from time to time relating to claims arising in the ordinary course of our business. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

MANAGEMENT

The following table sets forth information about our executive officers and directors as of July 25, 2008:

Name	Age	Position
John J. Klobnak	57	Director and Chairman of the board of directors
John P. Keefe	59	Chief Executive Officer and Chief Operating Officer
Mark A. Edwards	53	Chief Financial Officer
James F. Morel	37	Founder and Director
William T. Kirby, D.O.	35	Medical Director, Director
Ian A. Kirby	29	Chief Marketing Officer

Our board of directors oversees our business affairs and monitors the performance of our management. Our board of directors currently consists of three members, although we are currently in the process of identifying up to six (6) persons who will be appointed as additional members of our board of directors on the Effective Date of this Registration Statement. Each director and executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our By-laws. All officers serve at the discretion of the Board and are elected annually at the annual meeting of our Board held after each annual meeting of shareholders. Below are descriptions of the backgrounds of our current executive officers, directors and key employees and their principal occupation for at least the last five years:

John J. Klobnak. Mr. Klobnak has served as our director and Chairman of the board of directors since March 7, 2008. Prior to that time, Mr. Klobnak served as chairman and chief executive officer of Laser Vision Centers, Inc. (“LaserVision”) from July 1988 to May 2002, where he operated eye surgery centers in the United States, Canada, England, Ireland, Northern Ireland, Greece, Sweden, Finland and Cyprus. LaserVision merged with TLC Vision Corporation (NASDAQ: TLCV) and became a subsidiary of TLC Vision. From May 2002 to August 2004, Mr. Klobnak served on the board of directors of TLCVision as vice-chairman of the board. Mr. Klobnak also served on the corporate governance committee of the board of TLC Vision. Mr. Klobnak served as chairman of the board of directors of Quick Study Radiology, Inc. in St. Louis, Missouri from 1999 to 2006. Mr. Klobnak earned a Bachelor of Arts degree from Southern Illinois University at Edwardsville in 1973.

John P. Keefe. Mr. Keefe has served as our Chief Executive Officer since May 1, 2008, Chief Operating Officer since February 2008 and Acting Chief Financial Officer from February 2008 through July 2008. Mr. Keefe served as Chief Financial Officer for Dr. TATTOFF® prior to the Merger since November 2007. From January 2007 to November 2007, Mr. Keefe served as the chief financial officer of Equicare Capital, LLC, a healthcare revenue cycle company, where he assisted in building financial models for the company and facilitated the company’s merger with Argyle Solutions Inc. in August 2007. From 2002 to 2006, Mr. Keefe was a co-founder and served as the chief operating officer of Centerre Healthcare Corporation, an acute rehabilitation hospital company, where he was responsible for all aspects of hospital operations, including implementations, regulatory compliance, clinical quality, and marketing. Mr. Keefe earned a Bachelors degree in business administration in accounting from Georgia State University and became licensed as a Certified Public Accountant (Georgia) in 1981.

Mark A. Edwards. Mr. Edwards has served as our Chief Financial Officer since July 21, 2008. From April 2008 to July 2008, Mr. Edwards served as Senior Financial Officer for Navvis Healthcare, LLC, a company providing strategic consulting services to hospitals and healthcare systems, where he was responsible for overall financial management of the firm and facilitated the merger of The Strategy Group into Navvis. From 2002 to April 2008, Mr. Edwards served as Vice President, Finance and Chief Information Officer for Centerre Healthcare Corporation, an operator of acute rehabilitation hospitals, where he was responsible for the preparation and presentation of financial reports and plans, structuring and negotiation of joint venture agreements, lease and project financing, and development and management of the company’s management information systems. Mr. Edwards earned a Bachelor of Arts in economics from the University of California at Los Angeles.

James F. Morel. Mr. Morel has served as our director since March 7, 2008 and as our Interim Chief Executive Officer from February 2008 through May 1, 2008. Mr. Morel is a founder of the Company and created DRTATTOFF, LLC and the registered trademark, Dr. TATTOFF®, in 2004 as a marketing and management company for physicians interested in providing tattoo removal. Mr. Morel served as the Chief Executive Officer and a managing member of Dr. TATTOFF® prior to the Merger from inception in 2004. From 2001 to 2004, Mr. Morel served as a producer and partner in Gorilla Advertising, a syndicated television commercial production company and Mackenzie-Morel Entertainment, an independent television production company. Mr. Morel earned a Bachelor of Arts degree from Syracuse University’s Newhouse School of Communications and School of Arts & Sciences with a dual major of advertising and psychology and minor in marketing in 1992.

William T. Kirby, D.O. Dr. Kirby has served as our Medical Director since February 2008 and our director since March 7, 2008. A board-certified dermatologist, Dr. Kirby had been the Medical Director since October 2007 and a managing member of Dr. TATTOFF® since inception in 2004. Dr. Kirby has been a licensed physician since 2002 in California. Dr. Kirby’s medical practice is limited to dermatology with an emphasis on laser tattoo removal, cutaneous oncology, and facial cosmetic procedures. Dr. Kirby earned a Bachelor of Science degree in biology from Emory University in 1995 and a D.O. from Nova Southeastern University in 2000.

Ian A. Kirby. Mr. Kirby has served as our Chief Marketing Officer since February 2008 and for Dr. TATTOFF® prior to the Merger since November 2007. From February 2007 through October 2007, Mr. Kirby served as executive creative director for Art Machine, an entertainment advertising agency, where he was responsible for servicing and developing existing accounts, account origination, and directing creative aspects of projects from a diverse range of clients. Prior to that in 2006, Mr. Kirby developed pitch presentations for Strategic Group, a New York-based company specializing in brand and image creation for a variety of clients. From 2002 to 2006, Mr. Kirby worked for Shoolery Design, another entertainment advertising agency, serving over two years as the director of the television department. From 2001 to 2002, Mr. Kirby headed West Coast sales and marketing efforts for Malaguti USA, an American importer of a European motor scooter company. Mr. Kirby earned a Bachelor of Science degree in business administration in finance from the University of Florida in 2000.

Key Employee

Monya Matewsky. Ms. Matewsky has served as our Director of Marketing since February 2008 and prior to that, of Dr. TATTOFF® since 2004. Ms. Matewsky has over six years experience in the medical industry and earned a Bachelor of Science degree in business management and marketing from Bridgewater State College. As marketing manager for HealthWest, a start-up medical spa franchising company, from 2003 to 2005, she provided an intensive hands-on approach to implementing marketing programs for over 20 medical spas across the United States. She was also responsible for implementing employee training programs, recruitment and general day-to-day operations.

Family Relationships

Dr. William T. Kirby, a director and our Medical Director, and Mr. Ian A. Kirby, our Chief Marketing Officer, are brothers. There are no other family relationships between or among our executive officers and directors.

Arrangements, Understandings, Material Proceedings

We are in the process of identifying and discussing with certain director candidates the possibility of them serving on our board of directors. At this time, we do not have any written arrangements or understandings for the appointment of new directors following the offering. There are no material proceedings to which any director, director nominee, executive officer or affiliate of our Company, any owner of record or beneficially of more than five percent of any class of voting securities of our Company, or any associate of any such director, officer, affiliate or security holder is a party adverse to us.

Director Independence

Subject to certain exceptions, under the listing standards of the AMEX (“AMEX Standards”), a listed company’s board of directors must consist of a majority of independent directors. As a smaller reporting company, we are exempt from this requirement pursuant to Section 801(h) of the AMEX Company Guide and are permitted to maintain a board of directors comprised of at least 50% independent directors.

We are currently in the process of identifying up to six (6) persons who, following due diligence, will be appointed as additional members of our board of directors on or before the Effective Date of this Registration Statement, up to four (4) of whom will be “independent” as that term is defined by the AMEX Standards. Of the three current members of our board of directors, our board has determined that John J. Klobnak, our Chairman, is “independent” as that term is defined by the AMEX Standards. Thus, it is anticipated that on the Effective Date, after the appointment of additional members to our board of directors, our board of directors will be comprised of at least 50% independent directors as a result of the appointment of additional independent directors.

Committees of the Board

In preparation for our anticipated listing on AMEX, our board of directors has approved the establishment of an audit committee, which will be comprised of at least two independent members of the board of directors, on the Effective Date of this Registration Statement. Our board of directors has not yet established a nominating or compensation committee, however, it is anticipated that that a majority of the independent members of our board of directors will perform the nominating and compensation determination functions until such time as those committees are established.

Indemnification and Limitation of Director and Officer Liability

Our organizational documents contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, we currently maintain directors’ and officers’ securities liability insurance with policy limits of $5.0 million. We are a Florida corporation and accordingly, we are subject to the corporate laws under the Florida Business Corporation Act (“FBCA”) with respect to the indemnification of officers and directors. Generally, the FBCA provides that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our Company, by reason of the fact that he is or was a director, officer, employee or agent of our Company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our Company.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required under Florida law. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation earned by or paid to our principal executive officer and our two other most highly compensated executive officers for our last two completed fiscal years, as well as two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of our last completed fiscal year (the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Option Awards		All Other Compensation		Total
		($)	($)		($)		($)
John P. Keefe,	2007	2,307	0		14,101	(6)	16,407
Chief Executive Officer and Chief Operating Officer (1)(2)	2006	0	0		0		0
James F. Morel, Former Chief	2007	116,637	0		0		116,637
Executive Officer (1)	2006	77,801	0		42,199	(7)	120,000
Mark A. Edwards, Chief Financial	2007	0	0		0		0
Officer (2)	2006	0	0		0		0
William T. Kirby, Medical Director (3)	2007	21,975	0		16,152	(6)	38,127
	2006	0	0		0		0
Howard Sampson, Former Chief	2007	94,260	0	(5)	36,028	(8)	155,050
Financial Officer (4)	2006	0	0		0		0

(1) Effective May 1, 2008, Mr. Morel resigned from his position as Chief Executive Officer and the board of directors of the Company appointed Mr. Keefe to serve as the Company’s Chief Executive Officer.

(2) Mr. Keefe served as the Acting Chief Financial Officer of Dr. TATTOFF® from November 21, 2007 through the appointment of Mr. Edwards as Chief Financial Officer of the Company on July 21, 2008. Mr. Keefe commenced service as Chief Operating Officer of the Company on February 29, 2008.

(3) Dr. Kirby did not receive compensation for his services as Medical Director of Dr. TATTOFF® until October 2, 2007.

(4) Mr. Sampson was terminated effective November 14, 2007.

(5) Mr. Sampson was initially granted five-year warrants to purchase an aggregate of 57,143 shares of Common Stock at an exercise price of $2.80 per share, which were subject to certain vesting conditions as described in greater detail below. As a result of Mr. Sampson’s termination, he forfeited all but 14,286 of those warrants, which vested on the effective date of the Merger, February 11, 2008. The relative fair value of Mr. Sampson’s vested warrants was $24,762, which was recorded in the three months ended March 31, 2008. This amount represents an estimation of the fair value of vested options granted to Mr. Sampson in accordance with FAS 123R.

(6) Mr. Keefe and Dr. Kirby agreed to defer $14,101 and $16,152 of their compensation for the fiscal year ended December 31, 2007, respectively, to provide us with additional working capital during the fourth quarter of 2007.

(7) Mr. Morel was entitled to additional compensation for 2006 of $42,199 as a result of a verbal agreement providing for a minimum total compensation of $120,000 or 5% of gross revenue whichever was greater.

(8) Mr. Sampson agreed to defer a portion of his compensation, $26,825, to provide us with additional working capital during the fourth quarter of 2007. Additionally, he received $9,203 for consulting services performed for us prior to his employment date.

Employment Agreements, Termination of Employment, and Change-in-Control Arrangements

We entered into an employment letter of understanding with Mr. Howard Sampson, effective June 16, 2007, who agreed to serve as Dr. TATTOFF®’s interim Chief Financial Officer through completion of the Merger. The agreement provided for a salary of $100 per hour and granted Mr. Sampson a five-year warrant to purchase the equivalent of 57,143 shares of our Common Stock, contingent upon the completion of the Merger. The exercise price of the warrant is $2.80, the fair market value of a Dr. TATTOFF® Unit as of the date of the grant (after giving effect to the 1-for-3.5 reverse split). The warrant vested in the following manner: twenty five percent (25%), or 14,286 shares, upon completion of the Merger, then vesting monthly in equal installments over the next three years for the remaining 42,857 shares provided Mr. Sampson continued his employment. Mr. Sampson was subsequently terminated effective November 14, 2007, and therefore forfeited all warrants except for the initial 14,286, which he became entitled to receive on the effective date of the Merger, February 11, 2008.

Effective October 2, 2007, Dr. William T. Kirby commenced service as our full-time Medical Director and became entitled to receive an annual salary of $150,000. Dr. Kirby is eligible for all health and welfare insurance benefits offered to all of our other employees as of the effective date. There is no written employment agreement or specified term for Dr. Kirby’s employment and either party may terminate the employment relationship at any time, with or without advance notice.

Effective October 19, 2007, Mr. Ian A. Kirby, Dr. William T. Kirby’s brother, accepted our written offer of employment to serve as our full-time Chief Marketing Officer beginning November 12, 2007 and is entitled to receive an annual salary of $150,000. Mr. Kirby is eligible for all health and welfare insurance benefits offered to all of our other employees effective December 12, 2007. In addition to his base salary, Mr. Kirby is eligible to participate in any bonus plans, incentive compensation programs and stock option plans, if any, as may be in effect from time to time, at a level consistent with his position and with our then current policies and practices. There is no written employment agreement or specified term for Mr. Kirby’s employment and either party may terminate the employment relationship at any time, with or without advance notice.

Effective November 21, 2007, Mr. John P. Keefe accepted our written offer of employment to serve as our Chief Financial Officer with an annual salary of $225,000. There is no written employment agreement in place, however, we are currently negotiating with Mr. Keefe the terms of his employment agreement. Mr. Keefe received an increase in his base salary to $275,000, effective May 1, 2008, in conjunction with his acceptance of the Chief Executive Officer position.

Effective July 21, 2008, our board of directors appointed Mr. Mark A. Edwards to serve as our Chief Financial Officer. Although there is no written employment agreement in place, we have agreed to pay Mr. Edwards an annual salary $225,000 effective July 15, 2008.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2007

The following table lists the outstanding equity incentive awards held by our former Chief Financial Officer as of December 31, 2007. We did not grant any equity awards to our other named executive officers during 2007.

Name	Number of Securities Underlying Unexercised Options (#) Un-exercisable		Option Exercise Price ($)	Option Expiration Date
Howard Sampson	14,286	(1)	2.80	2/11/2013

(1) Mr. Sampson was initially granted five-year warrants to purchase an aggregate of 57,143 shares of Common Stock at an exercise price of $2.80 per share, which were subject to certain vesting conditions as described in greater detail above. As a result of Mr. Sampson’s termination, he forfeited 42,856 warrants in November 2007. The remaining 14,286 of those warrants, vested on the effective date of the Merger, February 11, 2008.

DIRECTOR COMPENSATION

None of our directors receive an annual fee for services nor do we pay fees to directors for their attendance at meetings; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings, once committees are established.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Guarantees

Dr. William T. Kirby, our director and Medical Director, personally guaranteed certain of our operating lease obligations in the aggregate amount of approximately $433,000. These obligations include the three real estate leases associated with the laser clinics we operate in Irvine, Encino and Beverly Hills, California. Dr. Kirby has also guaranteed certain of our equipment leases in the aggregate amount of approximately $125,000.

In connection with our sale of an aggregate of $349,975 in convertible promissory notes from December 2007 through February 2008, James F. Morel, our director and former Chief Executive Officer, pledged an aggregate of 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC our majority shareholder, as collateral for the timely repayment of the obligations under the convertible promissory notes. Upon the occurrence of any event of default by us under the terms of any promissory note, a pledgee may declare all obligations under the note immediately due and payable, and will have all the default rights and remedies of a secured party under applicable law including, at its option and in its sole discretion, to direct the liquidation of the units of Pacific Holdings pledged as collateral in an amount up to the value of the obligations secured thereby, subject to any limitations imposed by Pacific Holdings’ Operating Agreement.

Promissory Notes of Certain Related Parties

On November 15, 2005, we issued three promissory notes, each with an aggregate principal amount of $12,000 to Mr. Morel, Mr. Christopher Knight, a former manager of Dr. TATTOFF® and currently a beneficial owner of more than 5% of our outstanding securities, and Dr. Kirby, respectively. These notes accrued interest at a rate of 3% per annum. The principal amount of $12,000 and accrued interest of approximately $676 for each promissory note was paid in full to each of the noteholders on October 1, 2007.

On February 15, 2007, we issued two promissory notes to Dr. Kirby and Mr. Scott Woodruff, a former manager of Dr. TATTOFF®, in the principal amounts of $52,000 and $10,000, respectively. The notes were due and payable nine months following the issue date and accrued interest at a rate of 7% per annum. Dr. Kirby and Mr. Woodruff subsequently agreed to amend the notes to extend the due date of the notes to March 31, 2008. As additional consideration for purchasing the notes, we issued Dr. Kirby and Mr. Woodruff an equity position in the Company at the time of issuance, which upon effecting the Merger, entitled Dr. Kirby and Mr. Woodruff to receive 18,493 and 3,558 shares of our Common Stock, respectively. We also issued a promissory note to Mr. Woodruff, dated August 18, 2006, in an aggregate principal amount of $50,000. As amended, the note was due and payable on March 31, 2008 and accrued interest at a rate of 7% per annum. Effective December 20, 2007, Dr. Kirby agreed to convert the outstanding principal balance of $52,000 and accrued interest of $3,072 on the note into 15,735 shares of Common Stock and warrants to purchase 7,867 shares of Common Stock initially at an exercise price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement. On the same date, Mr. Woodruff agreed to convert the aggregate outstanding principal balance of $60,000 and accrued interest of $5,280 on the notes into 18,652 shares of Common Stock and warrants to purchase 9,326 shares of Common Stock initially at an exercise price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement.

From February to March 2007 we issued three additional promissory notes to Mr. Knight: (i) a note dated February 15, 2007 in the principal amount of $138,000; (ii) a note dated February 27, 2007 in the principal amount of $25,000; and (iii) a note dated March 17, 2007 in the principal amount of $75,000 (collectively, the “Knight Notes”). Each of the three Knight Notes was due nine months from the date of issuance and accrued interest at a rate of 5% per annum. As additional consideration for purchasing the Knight Notes, we issued Mr. Knight an equity position in the Company at the time of issuance, which upon effecting the Merger, entitled Mr. Knight to receive 84,858 shares of our Common Stock. Effective December 20, 2007, Mr. Knight agreed to convert the aggregate outstanding principal amount of $238,000 and accrued interest of $9,569 on the Knight Notes into 70,735 shares of Common Stock and warrants to purchase 35,368 shares of Common Stock, initially at an exercise price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement.

On July 25, 2007, we issued a convertible promissory note in a principal amount of $75,000 to Mr. Ian A. Kirby, our Chief Marketing Officer and brother of Dr. Kirby. The convertible promissory note was due the earlier of (i) 180 days following the issue date and (ii) two days following the effective date of the Merger. The convertible promissory note accrued interest at a rate of 10% per annum and was convertible into shares of our Common Stock in accordance with the terms of the note. In connection with the issuance of the note, we issued to Mr. Kirby five-year warrants to purchase 11,784 shares of Common Stock at an exercise price of $4.38 per share. The convertible promissory note was in default and on December 20, 2007, Mr. Ian Kirby agreed to convert the outstanding principal balance and accrued interest of $78,144 into 22,327 shares of Common Stock and warrants to purchase 11,164 shares of Common Stock initially at an exercise price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement.

On November 15, 2007, we issued promissory notes in the aggregate principal amount of $64,000 to Messrs. Morel and Knight, Dr. Kirby and Mr. John J. Klobnak, the Chairman of our board of directors. The outstanding principal and accrued interest on the notes was due on or before December 1, 2007 and the notes accrued interest at a rate of 8% per annum. The notes had a default interest rate of 18% per annum. We defaulted under the terms of the notes for failure to make repayment on the maturity date, and on December 20, 2007, all holders agreed to extend the maturity date of the notes to the earlier of (a) an additional six (6) months from December 1, 2007 or (b) five (5) business days from the date a registration statement registering the securities of the Company, or its successor entity in the event of a merger or other business combination, for public sale is declared effective by the SEC. In addition, each note holder waived any and all past defaults, late charges (including default interest rates) and penalties under the notes in their entirety. On May 30, 2008, all holders agreed to extend the maturity date of the notes further until the earlier of (a) December 1, 2008 or (b) sixty (60) calendar days from the date a registration statement registering the securities of the Company for public sale is declared effective by the SEC. In addition, the second amendment increased the applicable interest rate to 10% per annum beginning June 1, 2008. As of July 18, 2008, the outstanding principal and accrued interest on the notes was $64,000 and $3,465, respectively.

Management Services Agreement

On August 31, 2004, we entered into a Management Agreement with our director and Medical Director, Dr. William T. Kirby, individually as a physician, under which we provide technical, management, administrative, marketing and support services and equipment to the sites where Dr. Kirby provides or supervises tattoo removal services. The Management Agreement currently covers all three laser centers operated by us. The Management Agreement was subsequently amended in August 2007 providing for a five (5) year term commencing on August 31, 2004 and ending on August 30, 2009. The agreement provided for a management services fee of 65% of the gross revenues of Dr. Kirby in 2004 and 2005, and 60% in 2006 through 2009. A second amendment to the Management Agreement was entered into effective December 31, 2007 and substitutes William Kirby, D.O., Inc., a medical corporation owned by Dr. Kirby, as a party to the Management Agreement in the place of Dr. Kirby as an individual. The amendment also changed the management fee to 50% of gross revenues of Kirby Inc. for the period from January 1, 2007 to December 31, 2007 and 60% of gross revenues of Kirby Inc. for the period from January 1, 2008 to August 30, 2009, as well as modified the provision applicable to costs for “Advertising Services” (as that term is defined in the Management Agreement) such that we are responsible for paying all costs in excess of 15% of Kirby Inc.’s gross revenues out of the management fee that we collect from Kirby Inc.

Other Loans

Ark Venture Capital, Inc. and Mr. Roland Perry have advanced Lifesciences an aggregate of $38,376, which loans were non-interest bearing and payable on demand. Effective July 22, 2008, Ark Venture Capital, Inc. and Mr. Perry agreed to convert the outstanding balance on the loans into an aggregate of 10,965 shares of Common Stock and five-year warrants to purchase an aggregate of 5,483 shares of Common Stock at an exercise price of $3.50 per share.

Our executive officers and principal shareholders have loaned us funds on both short and long-term basis in addition to the promissory notes described above. Mr. John P. Keefe, our Chief Executive Officer and Chief Operating Officer, has loaned us or paid expenses on our behalf in an aggregate of $68,000 from November 2007 through June 2008, which loans have been non-interest bearing and payable on demand. As of July 18, 2008, we have repaid $48,000 of these loans to Mr. Keefe, with the remaining $20,000 still outstanding.

Dr. Kirby additionally loaned us or paid expenses on our behalf in an aggregate of $37,000 from December 2007 through June 2008, which loans have been non-interest bearing and payable on demand. As of July 18, 2008, we have repaid $14,000 of these loans to Dr. Kirby, with the remaining $23,000 still outstanding.

Mr. Ian A. Kirby, our Chief Marketing Officer, has loaned us or paid expenses on our behalf in an aggregate of approximately $15,000 from December 2007 through June 2008, which loans have been non-interest bearing and payable on demand. As of July 18, 2008, all loans from Mr. Kirby have been repaid in full.

Mr. Christopher Knight, a former managing member of Dr. TATTOFF® and currently a beneficial owner of more than 5% of our outstanding securities, loaned us $14,000 in December 2007, which loans were non-interest bearing and payable on demand. The loan from Mr. Knight was repaid in full in April 2008.

Transactions of Lifesciences Pre-Merger

Upon inception, Lifesciences issued 40,000 shares of Common Stock to Ark Venture Capital, Inc. in consideration of $5,000 (approximately $0.125 per share). Messrs. Robert D. Keyser, Jr. and Albert J. Poliak, the former executive officers, who also serve as executive officers of and maintain voting control over Ark Venture Capital, Inc. Messrs. Keyser and Poliak are also executive officers and directors of our underwriter in this offering, Dawson James, and executive officers and principal shareholders of Ark Financial Services, Inc., the parent company of Dawson James. Effective August 15, 2005, Messrs. Keyser and Poliak resigned as officers and directors of Lifesciences. Simultaneous with their resignations, they appointed Mr. Roland Perry to serve as sole director, Chief Executive Officer, Chief Financial Officer and President of Lifesciences.

Effective August 15, 2005, Mr. Perry purchased 13,500 shares of Lifesciences Common Stock from Ark Venture Capital in consideration of $2,025. Lifesciences received no proceeds from this transaction.

On May 16, 2007, Mr. Perry sold 6,048 shares of Lifesciences Common Stock to Mr. John J. Klobnak, our current Chairman of the board of directors, in consideration of $3,037.50. On May 16, 2007, Ark Venture Capital, Inc. sold 11,925 shares of Lifesciences Common Stock to Mr. Klobnak in consideration of $5,962.50. Lifesciences was not a party to these transfers. On the same date, Mr. Klobnak subsequently transferred 9,000 shares to the Klobnak Irrevocable Trust, as well as an aggregate of 976 shares of Common Stock to certain other individuals. Mr. Klobnak disclaims any beneficial interest in the trust.

Immediately prior to the Merger, after the sales transactions listed above, the payment of the 55.5-for-1 share dividend on February 6, 2008 and after giving effect to the 1-for-3.5 reverse split, Ark Venture Capital owned 235,283 shares; Mr. Perry owned 119,861 shares; the Klobnak Irrevocable Trust owned 145,286 shares; and John J. and Valerie J.S. Klobnak owned 129,559 shares.

From inception through the effective time of the Merger, Ark Financial Services, Inc. maintained, at no cost to Lifesciences, the executive offices pursuant to an oral agreement. The offices were in approximately 1,100 square feet of office space located at 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432. Mr. Poliak and Mr. Keyser are executive officers and principal shareholders of Ark Financial Services, Inc.

 On July 23, 2007, Lifesciences entered into a finder’s fee agreement with Dawson James. In connection with the issuance of a certain promissory note with a principal amount of $150,000, we paid Dawson James a cash fee of ten percent (10%) of the value of the transaction, as well as issued Dawson James warrants equal to ten percent (10%) of the value of the transaction. The warrants contained customary terms, including without limitation, registration rights, and cashless exercise provisions.

Other Transactions

Effective February 27, 2008, as amended on March 31, 2008, we entered into a selling agent agreement with Dawson James whereby Dawson James agreed to act as our exclusive selling agent in connection with the private offering of 12% convertible debentures and shares of our Common Stock. On April 25, 2008, we paid Dawson James for its services, cash commissions of $85,500, equal to 10% of the aggregate gross proceeds of the units sold by Dawson James in the private offering. As part of the selling agent compensation, Dawson James also received five-year warrants to purchase, at an exercise price of $3.50 per share, 24,429 shares of Common Stock.

Effective July 11, 2008, we amended the selling agent agreement with Dawson James in order to provide for compensation to Dawson James for acting as our selling agent in connection with the private offering of 12% convertible debentures and shares of our Common Stock. As of July 16, 2008, we had not paid Dawson James any additional compensation for its services under the agreement other than as described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock (after giving effect to a 1-for-3.5 reverse split to be approved by our shareholders) by the following persons:

•	each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our Common Stock,

•	each director and executive officer named in the Summary Compensation Table in this prospectus, and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted below, and subject to applicable property laws, to our knowledge each person has sole investment and sole voting power over the shares shown as beneficially owned by them. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to warrants currently exercisable, or exercisable within 60 days of July 18, 2008, are counted as outstanding, but these shares are not counted as outstanding for computing the percentage ownership of any other person. The following table is based on (i) 2,991,360 shares of Common Stock issued and outstanding as of July 18, 2008, after giving effect to the 1-for-3.5 reverse split immediately prior to the offering and assumes (ii) 5,277,060 shares of Common Stock are outstanding after closing of this offering based on shares of our Common Stock outstanding as of July 18, 2008 as calculated above, and (iii) no exercise of the over-allotment option, the Class A and Class B Warrants or the underwriters’ warrants which would be issued upon the sale of the units in this offering. Unless otherwise noted, the principal address of each of the directors and officers listed below is 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California 90211.

	Amount and Nature	Percentage of
	of	Outstanding Shares Owned
	Beneficial	Before	After
Name and Address of Beneficial Owner	Ownership	Offering	Offering

Security Ownership of Management:
John J. Klobnak (1)	129,531	4.3%	2.5%
James F. Morel (2)	0	-	-
William T. Kirby (2) (3)	42,096	1.4%	*
John P. Keefe	0	-	-
Mark A. Edwards	0	-	-
Ian A. Kirby (2)(4)	45,265	1.5%	*
Officers & Directors as a Group (6 persons)	217,049	7.3%	4.1%

Security Ownership of Certain Beneficial Owners:
Pacific Holdings Syndicate, LLC (2)	1,659,286	55.5%	31.4%
Ark Venture Capital, Inc. (5)	235,282	7.9%	4.5%
Christopher Knight (2) (6)	190,960	6.4%	3.6%

*  Less than 1%.

(1) These shares are jointly owned by Mr. Klobnak and his wife, Mrs. Valerie J.S. Klobnak.

(2) Mr. Morel, Dr. William T. Kirby, Mr. Ian A. Kirby and Mr. Christopher Knight own approximately 38.19%, 11.82%, 4.25%, and 26.52% of Pacific Holdings Syndicate, LLC, respectively, and Mr. Morel, Dr. Kirby and Mr. Knight are managing members of Pacific Holdings Syndicate, LLC. In connection with our sale of an aggregate of $349,975 in convertible promissory notes from December 2007 through February 2008, Mr. Morel pledged 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC, as collateral for the timely repayment of the obligations under the convertible promissory notes.

(3) Includes warrants to purchase 7,867 shares of Common Stock at an exercise price of $3.50 per share.

(4) Includes warrants to purchase 11,783 shares of Common Stock at an exercise price of $4.38 per share and 11,163 shares of Common Stock at an exercise price of $3.50 per share.

(5) Voting and dispositive control of the securities held by Ark Venture Capital, Inc. is shared by Messrs. Robert D. Keyser and Albert J. Poliak, the founders and former officers and directors of Lifesciences, who are also executive officers and shareholders of Dawson James Securities, Inc., the lead underwriter in connection with this offering. Ark Venture Capital, Inc.’s address is 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432.

(6) Includes warrants to purchase 35,367 shares of Common Stock at an exercise price of $3.50 per share. Mr. Knight’s address is 1601 North Sepulveda Blvd., Manhattan Beach, California 90266.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 80,000,000 shares of Common Stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, no par value per share, of which 100,000 have been designated as Series A Preferred Stock with a stated value of $100 per share. As of July 18, 2008, there were 2,991,360 shares of Common Stock held by approximately 48 shareholders of record. There are 10,490 shares of Series A Preferred Stock outstanding held by approximately 20 shareholders of record as of the same date. The following is a description of our capital stock as set forth in our Articles of Incorporation and our By-laws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Units

Each Unit consists of one share of Common Stock, one Class A Warrant and one Class B Warrant. The Common Stock and Warrants will trade as Units for 45 days following the closing date of this offering in the discretion of the representative of the underwriters but may be separated at an earlier date based on the underwriter’s assessment of the relative strengths of the securities markets and our industry in general, and the trading pattern of, and demand for, our securities in particular. Dawson James may decide to allow continued trading of the Units following separation.

Class A and Class B Warrants

Each Class A Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $5.25 (150% of the initial public offering price of the Units, assuming a price of $3.50), subject to adjustment as discussed below, at any time commencing on the date of separation from the Unit which will be on                         , 2008, or earlier if so determined by the underwriter. The Class A warrants will expire on                     , 2013, five (5) years from the date of this prospectus, at 5:00 p.m., New York City time. The Class A Warrants are redeemable by us, in our sole discretion, at $7.00 (200% of the initial public offering price of the Units, assuming a price of $3.50) as further described below.

Each Class B Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $7.00 (200% of the initial public offering price of the Units, assuming a price of $3.50), subject to adjustment as discussed below, at any time commencing on the date of separation from the Unit which will be on                         , 2008, or earlier if so determined by the underwriter. The Class B warrants will expire on                     , 2013, five (5) years from the date of this prospectus, at 5:00 p.m., New York City time. The Class B Warrants are not redeemable by us.

Redemption

We may redeem the outstanding Class A Warrants, with Dawson James’ prior consent, at any time after the Class A warrants become exercisable:

•	in whole and not in part;

•	at a price of $.001 per warrant at any time after one year from the date the Class A warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•
if, and only if, the reported last sale price of our Common Stock equals or exceeds $7.00 per share (200% of the initial public offering price of the Units, assuming a price of $3.50), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to the warrantholders.

The redemption criteria for our Class A warrants have been established at prices which are intended to provide Class A warrant holders a reasonable premium to the initial exercise prices and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the Class A warrants only with the prior written consent of Dawson James and Dawson James may hold Class A warrants subject to redemption, Dawson James may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Dawson James will consent to such redemption if the exercise of the Class A warrants is not in its best interest even if the exercise of the Class A warrants is in our best interest.

The right to exercise the Class A warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a Class A warrant will have no further rights except to receive, upon surrender of the Class A warrants, the redemption price.

Terms of Exercise

The Class A and Class B Warrants will be issued in registered form under a warrant agreement between Interwest Transfer Company, Inc., as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Class A and Class B Warrants.

The exercise price and number of shares of Common Stock issuable on exercise of the Class A and Class B Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class A and Class B Warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices. Any adjustment in the exercise price of Class A and Class B Warrants will remain in effect for a minimum of ten business days.

The Class A and Class B Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No Class A and Class B Warrants held by public shareholders or issuable upon exercise of the underwriter’s warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such Class A or Class B warrant, a prospectus relating to the Common Stock issuable upon exercise of the warrant is current and the Common Stock has been registered or qualified or deemed to be exempt under federal securities laws and the securities laws of the state of residence of the holder of the warrant. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Class A and Class B Warrants until the expiration of the warrants. In addition, the Class A and Class B Warrants are exercisable pursuant to a cashless exercise provision contained in the warrant certificates, whereby in the event that a registration statement with respect to the Common Stock underlying a Warrant is not effective under the Securities Act at the time of exercise, the holder of such Warrant will be entitled to exercise such Warrant pursuant to the cashless exercise option.

No fractional shares will be issued upon exercise of the Class A or Class B Warrants. If, upon exercise of the Class A or Class B Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Common Stock

Voting Rights. The holders of shares of our Common Stock are entitled to one vote per share on all matters. The Common Stock does not have cumulative voting rights, which means that holders of the shares of our Common Stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of our Common Stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our board of directors. We do not anticipate paying cash dividends on the Common Stock in the foreseeable future. See “Dividend Policy” on page 22 of this prospectus.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of our Common Stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock, including such preferred stock we may designate and issue in the future with liquidation preferences greater than those of the Common Stock.

Other. The holders of shares of our Common Stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of our Common Stock are, and the shares of our Common Stock offered hereby will be, fully paid and nonassessable. Prior to the date of this prospectus, there has been no established public trading market for our Common Stock.

Preferred Stock

Under our Articles of Incorporation, our Board is authorized, without shareholder approval, to issue from time to time up to 20,000,000 shares of preferred stock, including dividend rights, and liquidation preferences, that the Board may determine. The rights of the holders of shares of our Common Stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock.

Series A Preferred Stock

On February 6, 2008, our Board approved the designation of 100,000 shares of our preferred stock as Series A Preferred Stock, with a stated value of $100 per share. On February 8, 2008, we designated the rights and preferences of a class of shares of Series A Preferred Stock authorizing 100,000 shares pursuant to the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Florida.

Dividends: The Series A Preferred Stock pays annual dividends on any outstanding shares of Series A Preferred Stock in the amount of 10% per annum commencing on the issue date. At the option of the Company, dividends may be paid in whole or in part on a payment in kind (i.e. Series A Preferred Stock) basis at any time, calculated based upon the stated value of the Series A Preferred Stock. The Series A Preferred Stock does not restrict us from repurchasing or redeeming shares of our Common Stock while there is any arrearage in the payment of dividends.

Conversion Features: Each share of Series A Preferred Stock is convertible into shares of our Common Stock at a conversion price of $3.50 per share of Common Stock (“Conversion Price”) (currently the equivalent of 29 shares of Common Stock), subject to adjustment in the event of a merger, or reclassification, subdivision or combination of our securities and after giving effect to the 1-for-3.5 reverse split. Each share of Series A Preferred Stock is convertible (i) at the option of the holder thereof from the time of issuance so long as such share(s) of Series A Preferred Stock remain outstanding; and (ii) automatically and mandatorily converted into Common Stock on the earlier of (x) March 1, 2009; (y) ten (10) calendar days following the closing date of a private or public offering of the Common Stock by the Company which yields gross proceeds to the Company (before any expenses) of not less than $5 million; or (z) at any time, at the option of the Company, provided that the Common Stock is listed or quoted on a trading market, such as an exchange or other quotation medium, and the average of the daily volume weighted average price of the Common Stock exceeds $7.00 per share of Common Stock for ten (10) consecutive trading days.

Voting and Liquidation: Holders of the Series A Preferred Stock have no voting rights other than those required under Florida law or specified in the amendment to the Articles of Incorporation designating the Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of the Series A Preferred Stock shall be entitled to receive, before the holders of any of the Common Stock or other classes of our preferred stock ranking junior thereto, out of our remaining net assets, the amount each holder invested in the Series A Preferred Stock, plus all accrued but unpaid interests, and any other amounts accrued and owing hereunder. As long as any shares of the Series A Preferred Stock remain outstanding, we may not create, authorize or issue any other class or series of capital stock which is senior to the Series A Preferred Stock with respect to liquidation, without obtaining the prior written consent of the holders of at least a majority of the number of shares of the Series A Preferred Stock then outstanding.

10% Convertible Promissory Notes and Related Common Stock Purchase Warrants

From December 2007 until immediately prior to the Merger, we issued secured convertible promissory notes with an aggregate principal amount of $349,975 (“Convertible Note(s)”), with warrants issuable in accordance with the terms of the Convertible Note (the “Promissory Note Warrants”). The Convertible Notes mature six months from the issue date and accrue interest at a rate of 10% per annum on their respective aggregate unconverted and then outstanding principal amount, which interest is payable on the maturity date. The Promissory Note Warrants expire five years from the issue date of the Convertible Note. The holder of a Convertible Note may, at his or her option, so long as any portion of the Convertible Note remains outstanding, elect to convert any outstanding and unpaid principal portion of Convertible Note, and any accrued and unpaid interest into shares of our Common Stock at a price of $3.50 per share of Common Stock, subject to adjustment in the event of a merger, or reclassification, subdivision or combination of our securities. James Morel, our director and former Chief Executive Officer, pledged 16.71% of his 38.19% interest in Pacific Holdings, as collateral for the timely repayment of the obligations under the Convertible Notes.

Event of Default. The occurrence of any of the following events constitute an “Event of Default” under the Convertible Notes: (i) our failure to pay timely any amount due thereunder, and such failure continues for ten (10) business days; (ii) bankruptcy or other forms of liquidation proceedings by or against us; (iii) any material breach by us of any of the terms of the Convertible Note or warrants issued in connection therewith, that remains uncured for more than 5 days after our receipt of written notice of such breach; (iv) our dissolution; or (v) cessation or liquidation of our business or suspension of our business for more than forty-five consecutive days.

Warrants Issuable Upon Conversion. In the event the Convertible Note is converted, in whole or in part, then the holder will also receive at the time of conversion, a Promissory Note Warrant to purchase one-half share of our Common Stock at an exercise price of $3.50 per share, subject to adjustment, for each share of Common Stock issued upon conversion of the Convertible Note.

Warrants Issuable At Maturity. In the event all or a portion of the Convertible Note remains outstanding on the maturity date, then the holder will receive on such date a Promissory Note Warrant to purchase one (1) share of Common Stock at an exercise price of $3.50 per share, subject to adjustment, for each share of Common Stock which would have been issued had the principal balance and accrued and unpaid interest outstanding on the maturity date been converted in accordance with the terms of the Convertible Note.

Warrant Exercise Price. The exercise price of the Promissory Note Warrants is subject to adjustment as set forth in the warrant agreement including the requirement that if we at any time prior to the expiration of the Promissory Note Warrant, subject to certain exceptions, issue any shares or securities convertible into shares of our Common Stock to a person other than the warrant holder for a consideration per share less than the exercise price in effect at the time of such issuance (a "Dilutive Issuance"), then the exercise price must be immediately reset to such lower price.

Prepayment. The Convertible Note provides that we may prepay all or any part of the interest or principal at any time without penalty. In the event a Convertible Note is prepaid, the noteholder is not entitled to receive any Promissory Note Warrants.

In June 2008, in exchange for an extension of the maturity dates on the notes until October 31, 2008, we offered the holders of the Convertible Notes that upon execution of the amendment, we would immediately issue Promissory Note Warrants to purchase one (1) share of Common Stock for each share of Common Stock issuable upon conversion of the principal amount of the Convertible Note. In addition, we offered to reduce the conversion price of the Convertible Note to the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in this offering. As of July 18, 2008, seven (7) noteholders in the aggregate principal amount of $174,975 have agreed to extend the maturity date of their Convertible Notes, and accordingly received Promissory Note Warrants to purchase an aggregate of 49,993 shares of Common Stock at an exercise price of $3.50 per share, subject to adjustment as set forth above. As further inducement to extend the maturity date, we agreed to lower the conversion price of the seven (7) Convertible Notes to the lesser of (1) $3.50 or (2) eighty percent (80%) of the initial purchase price of the Common Stock in this offering. In the event any portion of the Convertible Note is converted prior to the Effective Date of this offering, the conversion price will be $3.50 per share. Finally, the first Convertible Note issued in December 2007 in the principal amount of $50,000 matured in June 2008 and we prepaid the note prior to its maturity. Accordingly, such investor did not receive any Promissory Note Warrants.

12% Convertible Debentures

In April 2008, we conducted a private offering of 12% convertible debentures (“Debentures”) for aggregate gross proceeds of $855,000. In accordance with the terms of the private placement memorandum for the private offering, we also issued the investors in the Debentures, 244,286 shares (“Additional Shares”) of our Common Stock. Pursuant to an Amended and Restated Selling Agreement (“Selling Agreement”) by and between us and Dawson James, our underwriter in this offering, we paid cash commissions of $85,500 to Dawson James equal to 10% of the gross proceeds raised in the private offering. At the closing of the private offering, we issued Dawson James five-year warrants to purchase, at an exercise price of $3.50 per share, shares of Common Stock equal to 10% of the Additional Shares sold by Dawson James in the private offering, or 24,429 shares of Common Stock (“Broker-Dealer Warrants”). As a condition to the closing of the private offering, Pacific Holdings returned to us an aggregate of 244,286 of its 1,917,857 shares of Common Stock for cancellation.

Maturity Date. The maturity date of the Debentures is the earlier of: (i) completion of a public offering of our Common Stock resulting in gross proceeds of at least $5,000,000; or (ii) October 22, 2008 (the “Debenture Maturity Date”). The Debentures accrue interest at the rate of 12% per annum, which interest is payable in cash on the Debenture Maturity Date. Fifty percent (50%) of the principal amount of the Debentures, including any accrued and unpaid interest, is payable in cash on the Debenture Maturity Date, and the remaining 50% is subject to mandatory conversion into shares of Common Stock.

Mandatory Conversion. Fifty percent (50%) of the outstanding and unpaid principal amount of the Debentures will mandatorily convert into Common Stock on the Debenture Maturity Date at a conversion rate equal to fifty percent (50%) of the purchase price of the Common Stock in this offering. In the event we have not commenced this offering by the Debenture Maturity Date, then the conversion price will be $1.75 per share.

Registration Rights. We also entered into a registration rights agreement with each investor which provides that we are required to file a registration statement with the SEC registering the Additional Shares and the shares of Common Stock underlying the Debentures on or before June 9, 2008. The agreement provides that if the registration statement has not been filed by such date or declared effective within ninety (90) days of such filing date, we are required to pay the investors a two percent (2%) penalty, payable in cash or kind, at our option.

Events of Default. Under the terms of the Debenture, the occurrence of any of the following events constitutes an “Event of Default”: (i) our failure to pay timely any amount due under the Debenture, and such failure continues for ten business days provided the Debenture holder provides notice of default to us; (ii) bankruptcy, reorganization, insolvency, liquidation or similar proceedings are instituted by or against us; (iii) any material breach by us, that remains uncured for greater than five days after our receipt of written notice, of any of the terms of the Debenture (other than payment obligations); (iv) dissolution of our Company; or (v) cessation or liquidation of our business or suspension of our business for more than forty-five consecutive days.

Other Convertible Promissory Notes

In July 2007, we issued a convertible promissory note with a principal amount of $150,000 to an investor which was due the earlier of (i) 180 days following the issue date or (ii) two days following the effective date of the Merger. The note bears interest at a rate of ten percent per annum and is convertible into shares of Common Stock at a conversion price of $4.38 per share. The note matured on January 16, 2008 and is currently in default.

On June 27, 2008, we issued a convertible promissory note in the principal amount of $50,000 to an investor, which accrues interest at a rate of 12% per annum on the aggregate unconverted and then outstanding principal amount, payable on the maturity date. The note matures the earlier of: (i) 180 days following the issue date, or (ii) five (5) business days from the date of closing by our Company of equity financing in the aggregate of not less than $5.0 million. The holder of the note may, at his option, elect to convert any outstanding and unpaid principal portion of convertible note, and any accrued and unpaid interest, into shares of our Common Stock at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in this offering, subject to adjustment in the event of a merger, or reclassification, subdivision or combination of our securities. In the event any portion of the note is converted prior to the commencement of this offering, the conversion price is $3.50 per share. In addition, the noteholder received an additional 14,286 shares of our Common Stock. These shares and the shares of Common Stock underlying the note both have “piggy-back” registration rights.

Common Stock Warrants

We currently have outstanding warrants to purchase an aggregate of 411,847 shares of our Common Stock at a weighted average exercise price of $3.67 per share. We have authorized and reserved for issuance the shares of Common Stock issuable upon exercise of these warrants. We are not required to issue any fractional shares of Common Stock upon the exercise of the warrants but such fraction will instead be rounded up to the nearest whole share. In addition to any other adjustments described below, the exercise price and the number of shares of Common Stock purchased upon exercise of all of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, our Common Stock, or the merger or consolidation of the Company with or into another corporation or business entity.

In connection with the issuance of three convertible promissory notes in June and July 2007 in the aggregate principal amount of $375,000, we issued to each investor warrants to purchase an aggregate of 58,918 shares of Common Stock. The warrants have a five-year term and an exercise price of $4.38 per share. In addition, we issued to Dawson James five-year warrants to purchase 4,286 shares of Common Stock at an exercise price of $4.38 per share, as a finder’s fee with respect to one of the convertible promissory notes in the principal amount of $150,000.

In connection with a private placement of our securities in September 2007, we issued to Brookshire Securities, Inc., our placement agent in the private offering, five-year warrants to purchase an aggregate of 5,415 shares of our Common Stock at an exercise price of $4.38. In addition, we issued to Dawson James five-year warrants to purchase an aggregate of 24,429 shares of our Common Stock at an exercise price of $4.38.

On December 20, 2007, in connection with the conversion of certain promissory notes in the aggregate amount of approximately $446,064, including principal and accrued but unpaid interest, we issued to such noteholders warrants to purchase an aggregate of 63,725 shares of Common Stock at an exercise price of $4.38 per share. The exercise price of the warrants is subject to adjustment as set forth in the warrant agreement, including the requirement that if we at any time prior to the expiration of the warrant, subject to certain exceptions, issue any shares or securities that are a Dilutive Issuance, then the exercise price will be immediately reset to such lower price. As a result our issuance of the Convertible Notes beginning December 31, 2007, which had a conversion price of $3.50 per share, the exercise price of the warrants was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement.

In connection with the Convertible Notes in the aggregate principal amount of $299,975 outstanding, we are obligated to issue to the noteholders Promissory Note Warrants in accordance with the terms of the Convertible Notes. Specifically, in the event the any portion of the Convertible Note is converted prior to maturity, the noteholder is entitled to receive a five-year Promissory Note Warrant to purchase ½ share of Common Stock for each share of Common Stock to be issued upon conversion. In the event all or a portion of the Convertible Note remains outstanding on the maturity date, then the holder will receive on such date a Promissory Note Warrant to purchase one (1) share of Common Stock at an exercise price of $3.50 per share, for each share of Common Stock which would have been issued had the principal balance and accrued and unpaid interest outstanding on the maturity date been converted on the maturity date. The exercise price of the Promissory Note Warrants in either case is $3.50 per share, subject to adjustment, including the requirement that if we at any time prior to the expiration of the Promissory Note Warrant, subject to certain exceptions, issue any shares or securities convertible into shares of Common Stock to a person other than the warrant holder for a consideration per share less than the exercise price in effect at the time of such issuance, then the exercise price will be immediately reset to such lower price. As of March 31, 2008, 87,002 shares of Common Stock are issuable upon conversion of the notes, at a price of $3.50 per share. At the closing of the Convertible Note offering, we issued Dawson James five-year warrants to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $3.50 per share, equal to 10% of the number of shares of Common Stock issuable upon conversion of the Convertible Notes sold by Dawson James in the private offering.

In connection with the issuance of an aggregate of 10,490 shares of the Series A Preferred Stock in the Merger, holders also received for each share of Series A Preferred Stock held, a five-year warrant to purchase 15 shares of Common Stock at an exercise price equal to $3.50 per share.

In connection with the Merger, we issued the former interim Chief Financial Officer of Dr. TATTOFF® five-year warrants to purchase 14,286 shares of Common Stock at an exercise price of $2.80 per share.

At the closing of the Debenture offering, we issued Dawson James five-year warrants to purchase an aggregate of 24,429 shares of Common Stock at an exercise price of $3.50 per share, equal to 10% of the Additional Shares sold by Dawson James in the private offering.

Registration Rights

We have previously agreed to register up to an aggregate of approximately 1,352,440 shares of our Common Stock pursuant to registration rights agreements and piggy-back registration rights granted in connection with certain warrants and convertible securities. Accordingly, we are registering approximately 1,352,440 additional shares of Common Stock for resale by existing shareholders, which includes approximately 258,571 of restricted Common Stock currently outstanding (244,286 of which are subject to the lock-up provision described below), warrants to purchase 397,561 shares of Common Stock and 696,307 shares of Common Stock underlying our outstanding Convertible Notes, Debentures and Series A Preferred Stock. Registration of these shares under the Securities Act will result in their becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of this registration statement, except for the 244,286 shares subject to the lock-up agreement.

In connection with the issuance of the Series A Preferred Stock, the Preferred Stock Warrants, and the Convertible Debentures, we are obligated to register the shares of Common Stock underlying the securities, as well as the Additional Shares issued in connection with the Convertible Debentures, pursuant to a registration statement filed with the SEC, of which this prospectus is a part.

In connection with the issuance of certain warrants to purchase an aggregate of approximately 241,276 shares of Common Stock, we granted certain “piggyback” registration rights, whereby we are required to provide prior written notice to the holders of our intention to file a registration statement under the Securities Act and upon the request of the holders to include those registrable shares in such registration statement, subject to certain conditions. We also granted the same piggy-back registration rights to the holder of the convertible promissory note issued in July 2007 in the principal amount of $150,000, with regard to the shares of Common Stock underlying the note.

Lock-up Restrictions

Prior to the commencement of this offering, all of our officers, directors, consultants and principal shareholders (owners of five percent (5%) or more of our securities) that own any of our securities (including warrants, options and Common Stock of the Company) as of the Effective Date will have agreed in writing, not to sell, transfer or otherwise dispose of any of our securities (or underlying securities) for a period of one (1) year from the Effective Date or any longer period required by the Financial Industry Regulatory Authority (“FINRA”), any national securities exchange on which our securities are listed or any state, without the express written consent of Dawson James. All sales of our securities by our executive officers and directors will be required to be effected exclusively through Dawson James for a period of twelve (12) months from the Effective Date.

In connection with the issuance of the an aggregate of 244,286 Additional Shares to the Debenture holders as described above, each investor entered into a lock-up agreement with us which provides that the Additional Shares are subject to the following lock-up: (i) one-third (1/3) of the Additional Shares are eligible for resale on the Effective Date; (ii) one-third (1/3) of the Additional Shares are subject to a three-month lock-up period beginning on the Effective Date; and (iii) one-third (1/3) of the Additional Shares are subject to a six-month lock-up period beginning on the Effective Date.

Anti-Takeover Provisions

Certain provisions of our Articles of Incorporation and Bylaws, as well as certain provisions of Florida law, could have the effect of deterring takeovers. Our Board believes that the provisions of our Articles of Incorporation and Bylaws described below are prudent and in our best interests and in the best interests of our shareholders. Although these provisions may discourage a future takeover attempt in which shareholders might receive a premium for their shares over the then current market price and may make removal of incumbent management more difficult, our Board believes that the benefits of these provisions outweigh their possible disadvantages. We are not aware of any current effort to effect a change in control.

We have opted not to be governed by the affiliated transactions provisions of the FBCA. However, we have opted to be governed by the control-share acquisitions provisions of the FBCA. Florida’s control-share acquisitions statute provides that shares of issuing public corporations that are acquired in a control share acquisition generally will have no voting rights unless such rights are conferred on those shares by the vote of the holders of a majority of all of the outstanding shares other than interested shares. A control-share acquisition is defined, with certain exceptions, as the acquisition of the ownership of voting shares which would cause the acquirer, directly or indirectly, alone or as part of a group, to have voting power within the following ranges or to move upward from one range into another: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power. Interested shares are shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power to elect directors: (i) an acquiring person or member of a group with respect to a control-share acquisition, (ii) any officer of the issuing public corporation, or (iii) any employee of the issuing public corporation who is also a director of the corporation. The Florida control-share acquisitions statute does not, however, apply to an acquisition of shares of an issuing public corporation if such acquisition has been approved by the Board prior to the acquisition or made pursuant to a merger agreement to which such Florida corporation is a party.

In addition, certain provisions of our Articles of Incorporation and Bylaws may have the effect of discouraging attempts to acquire the Company without the cooperation of our board of directors and management, including: (i) provisions requiring prior notice of matters to be brought before meetings of shareholders; (ii) the ability of our Board to issue additional shares of Common Stock authorized in our Articles of Incorporation without shareholder approval; and (iii) the ability of our board of directors to issue up to 20,000,000 shares of preferred stock, with such rights, preferences, privileges, and restrictions as are fixed by the board of directors without shareholder approval. Any of these measures may impede a takeover of our Company without the approval of our board of directors and management.

Transfer Agent

Interwest Transfer Company, Inc. has been appointed as the transfer agent for our Common Stock and will serve as the transfer agent for our Units, Class A and Class B Warrants. Our transfer agent is located at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117 and its telephone number is (801) 272-9294.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the effect, if any, that market sales of shares, or the availability of shares for sale, will have on the market price of our Common Stock prevailing from time to time. Sales of our Common Stock in the public market after the restrictions described below lapse, or the perception that those sales may occur, could cause the prevailing market price to decline or to be lower than it might be in the absence of those sales or perceptions.

Upon completion of this offering, we will have outstanding 5,277,060 shares of Common Stock (including the 2,285,700 shares of Common Stock underlying the Units issued in this offering, and assuming no exercise of the underwriters’ over-allotment) without taking into account the exercise of the Class A and Class B Warrants or any other options or warrants that may be granted or exercised. Upon completion of this offering, we will have warrants outstanding to purchase an aggregate of shares of Common Stock (including warrants to purchase shares of our Common Stock issued to the underwriters in this offering) and other convertible securities outstanding to purchase an aggregate of 756,367 shares of our Common Stock. An aggregate of 244,286 shares of Common Stock are subject to lock-up agreements, which expire in 1/3 increments beginning on the Effective Date and expiring completely 180 days after the Effective Date. See “Description of Securities” on page 53 of this prospectus.

In addition, certain of our shareholders and our officers and directors who own an aggregate of approximately 2,302,577 (after giving effect to the 1-for-3.5 reverse split), including shares of Common Stock underlying certain warrants, agreed not to sell, transfer or otherwise dispose of our Common Stock or any securities exercisable for or convertible into our Common Stock owned by them for a period of one (1) year from the Effective Date without prior written consent or waiver from the underwriters. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rule 144, shares subject to lock-up agreements may not be sold until such agreements expire or are waived by the underwriters.

We have been advised by the representatives of our underwriter that while it may in its discretion waive the lock-up agreements, it has no current intention of releasing any shares subject to a lock-up agreement. The release of any lock-up would be considered on a case-by-case basis. No agreement has been made between the underwriters and us or any of our shareholders pursuant to which the representative will waive the lock-up restrictions.

All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144, which is summarized below. The remaining shares of our Common Stock that are outstanding after this offering, or approximately 861,357 shares, are restricted shares under the terms of the Securities Act, which may be eligible for sale pursuant to Rule 144 as described below, and following the expiration of lock-up agreements between our officers, directors and shareholders and the underwriters.

Registration Rights

We have previously agreed to register up to an aggregate of approximately 1,352,440 shares of our Common Stock pursuant to registration rights agreements and piggy-back registration rights granted in connection with certain warrants and convertible securities. Accordingly, we are registering approximately 1,352,440 additional shares of Common Stock for resale by existing shareholders, which includes approximately 258,571 of restricted Common Stock currently outstanding (244,286 of which are subject to the lock-up provision described above), warrants to purchase 397,561 shares of Common Stock and 696,307 shares of Common Stock underlying our outstanding Convertible Notes, Debentures and Series A Preferred Stock. Registration of these shares under the Securities Act will result in their becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of this registration statement, except for the 244,286 shares subject to the lock-up agreement.

Rule 144

The SEC has recently adopted amendments to Rule 144, which became effective on February 15, 2008, and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months is entitled to sell their securities provided that: (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale; and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of July 18, 2008 would equal approximately 29,914 (after giving effect to the reverse split); or

•
the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale (however, if our securities are listed on the AMEX, then our shareholders would be able to rely on the market-based volume limitation, rather than on the percentage based volume limitation);

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. As of the date of this prospectus, none of our issued and outstanding shares may currently be sold in reliance on Rule 144. The selling shareholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

In recent years, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, such as Lifesciences prior to the Merger with Dr. TATTOFF®. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our shareholders, who were shareholders of our Company prior to the Merger on February 11, 2008, will not be able to sell their aggregate of 721,055 shares of our Common Stock pursuant to Rule 144 until after February 11, 2009 (the one year anniversary of our Merger with Dr. TATTOFF®) without registration.

We cannot estimate the number of shares our existing shareholders will sell under Rule 144, as this will depend on the market price for our shares, the personal circumstances of the shareholders, and other factors.

Underwriting

We are offering the shares of our Common Stock and Warrants described in this prospectus through an underwriter with whom we have executed an underwriting agreement. In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to Dawson James Securities, Inc., the underwriter named below, and Dawson James Securities, Inc. has agreed to purchase the number of our securities offered in this offering set forth opposite its name below.

Underwriter	Common Stock	Warrants
Dawson James Securities, Inc.	[_______]	[_______]
Total	[_______]	[_______]

The underwriting agreement provides that the obligations of the underwriter to purchase the securities included in this offering are subject to conditions customary for offerings of this type. The underwriter will purchase the securities from us (other than those covered by the over-allotment option) and will offer them on a “firm commitment” basis. It further provides that the obligations of the underwriter to purchase the securities offered hereby may be terminated at their discretion if the underwriter becomes aware of a material adverse change in our conditions or prospects or a material adverse change in general market conditions, which change, in the underwriter’s judgment, would make it impracticable to proceed with the offering. In the event that the underwriting agreement is not carried out within the time specified therein, we have agreed to pay certain out of pocket expenses in accordance with the terms and provisions of the underwriting agreement. Upon execution of the underwriting agreement, the underwriter will be obligated to purchase the shares and warrants at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms. We agreed to reimburse the underwriter the costs and expenses of due diligence in the amount of $50,000 and fees and expenses of counsel in connection with this offering in the amount of $125,000, both of which items are deemed to be items of value under Financial Industry Regulatory Authority (FINRA) Conduct Rules.

The address of the underwriter is as follows: Dawson James Securities, Inc., 925 South Federal Highway, 6th Floor, Boca Raton, Florida 33432.

In connection with this offering, the underwriter or certain securities dealers may distribute prospectuses electronically.

 Pricing of Securities

The underwriter proposes to offer the securities offered hereby to the public at the public offering price set forth on the cover of this prospectus. That price should not be considered an indication of the actual value of the securities and is subject to change as a result of market conditions and other factors. The underwriter may offer the securities to securities dealers at the price to the public less a concession not in excess of $[●] per one share of Common Stock and associated Warrants. Securities dealers may reallow a concession not in excess of $[●] per one share of Common Stock and two Warrants to other dealers. After the securities are released for sale to the public, the underwriter may vary the offering price and other selling terms from time to time. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The public offering price of the securities offered hereby were negotiated between us and the underwriter.

 Over-Allotment Option

We have granted to the underwriter an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase up to 342,855 Units at the public offering price set forth on the cover page of this prospectus less the underwriting discounts and commissions for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriter may exercise that option if the underwriter sells more shares and warrants than the total number set forth in the table above.

Commissions and discounts

The following table summarizes the compensation to be paid to the underwriter by us and the proceeds, before expenses, payable to us.

	Per one share of Common Stock and two Warrants	Total
Public offering price	$	$
Underwriting discount %	$	$
Non-accountable expense allowance %	$	$
Proceeds, before expenses, to us	$	$

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions and the non-accountable expense allowance (not applicable to the over-allotment option), will be approximately $460,000. We will pay all the expenses of this offering.

Underwriter’s Warrants

We have agreed to issue to the underwriter a warrant to purchase Units in an amount equal to 228,570 or 10% of the number of Units issued in connection with this offering, not including the over-allotment option. The 5-year warrant has an exercise price equal to 120% of the public offering price of the Units set forth on the cover of this prospectus and may be exercised on a cashless basis. The Common Stock and Warrants underlying the Units and the Common Stock issuable upon exercise of the Warrants is identical to the Common Stock and Warrants underlying the Units offered by this prospectus. The shares of Common Stock, the Warrants and the shares underlying the Warrants may not be sold, transferred, assigned, pledged or hypothecated for a period of 180 days from the date of this prospectus except to officers and partners of the underwriter and members of the selling group and/or their officers and partners. For as long as such warrants are outstanding, we have agreed to take such action as may be necessary so that the registration statement and any amendment thereto and the prospectus and any amendment or supplement thereto (and each report or other document incorporated by reference therein in each case) remain effective and comply in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder. The warrant also contains customary anti-dilution, exercise terms and provisions satisfactory to the representatives and consistent with the FINRA Rules. The exercise price and number of shares issuable upon exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

 Price stabilization, short positions

The underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our Common Stock, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended:

• Over-allotment involves sales by the underwriter of securities in excess of the number of the securities the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the amount of securities that it may purchase pursuant to the over-allotment option. In a naked short position, amount of securities involved is greater than the amount covered by the over-allotment option. The underwriter may close out any covered short position by either exercising its over-allotment option and/or purchasing securities in the open market.

• Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing purchases do not exceed a specified maximum.

• Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover a syndicate short position. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over- allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

• Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. The underwriter may carry out these transactions on the AMEX, in the over-the-counter market or otherwise. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities offered hereunder. If any of these transactions are commenced, they may be discontinued without notice at any time.

 Warrant solicitation fee

We may engage the underwriter at a future time or times, on a non-exclusive basis, as the agent for the solicitation of the exercise of the Class A Warrants and Class B Warrants. In the event of such engagement and to the extent not inconsistent with the FINRA Rules and the SEC rules and regulations, we have agreed to pay the underwriter for bona fide services rendered a commission equal to 5% of the exercise price for each Class A and Class B Warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriter. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the underwriter’s services may also include disseminating information, either orally or in writing, to Warrant holders about us or the market for our securities, and assisting in the processing of the exercise of Warrants.

Board Representation

We have granted the representative of the underwriters the right to have a designee present at all meetings of our board of directors for a period of one year from the date of this prospectus. The designee will be entitled to the same notice and communications sent by us to our directors and to attend directors’ meetings but will not have voting rights.

Indemnification

We have agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any such liabilities.

 Relationships

The underwriter and its affiliates may from time to time in the future provide certain financial advisory and investment banking services for us in the ordinary course of business for which they will receive customary fees.

LEGAL MATTERS

Greenberg Traurig, P.A., Boca Raton, Florida, has acted as our counsel in connection with this offering, including with respect to the validity of the issuance of the Common Stock offered in this prospectus. Certain legal matters will be passed upon for the underwriters by Cozen O’Connor, Washington, D.C.

EXPERTS

Squar, Milner, Peterson, Miranda & Williamson, LLP, independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of and for the years ended December 31, 2007 and 2006 that appear in the prospectus. The financial statements referred to above are included in this prospectus in reliance upon the auditors’ report given on the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Counsel to the Company, Greenberg Traurig, P.A. has rendered an opinion that the Common Stock offered hereby, when issued in accordance with terms of this prospectus, will be legally and validly issued, fully paid, and non-assessable. As of July 18, 2008, Bruce C. Rosetto, Esq., a shareholder of Greenberg Traurig, P.A., beneficially owned 16,143 shares of our Common Stock having an estimated fair market value of $56,500 as of such date.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by the SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the SEC, as discussed below.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these filings, as well as the registration statement of which this prospectus forms a part, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov. The information on this website is not and should not be considered part of this prospectus and is not incorporated by reference in this document, other than that information specifically incorporated by reference below. This website is and is only intended to be an inactive textual reference.

We will deliver without charge a copy of all of the information incorporated by reference in this prospectus to each person receiving a copy of this prospectus. If you need an additional copy of these documents, or if you would like to receive a copy of the other items referenced above, you may request copies, at no cost, by writing or telephoning us at the following address and number:

John P. Keefe
Chief Executive Officer
Dr. Tattoff, Inc.
8500 Wilshire Boulevard, Suite 105
Beverly Hills, CA 90211
Telephone Number: (310) 659-5101

Copies of our SEC filings and other information about us are also available free of charge on our website at www.drtattoff.com. The information on our website is neither incorporated into, nor a part of, this prospectus and should not be considered in making a decision about the investment in our securities offered pursuant to this prospectus.

DR. TATTOFF, INC.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Audited Financial Statements

Balance Sheets	F-3

Statements of Operations and Changes in Members’ Deficit	F-4

Statements of Cash Flows	F-5

Notes to Audited Financial Statements	F-7

Interim Financial Statements

Condensed Balance Sheet (Unaudited)	F-25

Condensed Statements of Operations (Unaudited)	F-26

Condensed Statements of Cash Flows (Unaudited)	F-28

Notes to Unaudited Condensed Financial Statements	F-29

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Members
DRTATTOFF, LLC

We have audited the accompanying balance sheets of DRTATTOFF, LLC (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations and changes in members’ deficit and cash flows for each of the two years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a substantial working capital deficiency, has recurring net losses, and has incurred net cash outflows from operating activities. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, in September 2007, the Company entered into a merger agreement with a “shell” company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The merger was completed on February 11, 2008.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, CA
July 10, 2008

DRTATTOFF, LLC
BALANCE SHEETS
December 31, 2007 and 2006

	2007		2006

ASSETS

CURRENT ASSETS
Cash	$	−	$761
Prepaid expenses		19,187	27,378
Other current assets		15,227	6,900
		34,414	35,039

PROPERTY AND EQUIPMENT, net		335,384	363,072
OTHER ASSETS		41,673	21,641

Total assets		$411,471	$419,752

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable		$498,822	$65,631
Bank overdraft		8,917	−
Accrued and other liabilities		186,861	9,384
Notes payable		363,934	17,104
Related party loans and notes payable		64,000	182,876
Accrued compensation		140,217	69,311
Capital lease obligations, current		90,351	65,435
		1,353,102	409,741

LONG-TERM LIABILITIES
Capital lease obligations, net of current portion		153,878	257,120
Related party notes payable		−	86,000
Total liabilities		1,506,980	752,861

Commitments and Contingencies

MEMBERS’ DEFICIT
Members’ deficit		(1,095,509)	(333,109)

Total liabilities and members’ deficit		$411,471	$419,752

DRTATTOFF, LLC
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ DEFICIT
1 For the Years Ended December 31, 2007 and 2006

	2007	2006

REVENUES	$747,616	$745,571

OPERATING COSTS AND EXPENSES
Management service expenses	823,638	508,729
General and administrative expenses	1,183,119	417,405
Marketing and advertising	625,514	141,902
Depreciation and amortization	73,271	63,695

OPERATING LOSS	(1,957,926)	(386,160)

NET INTEREST EXPENSE	382,851	33,745

NET LOSS	(2,340,777)	(419,905)

MEMBERS’ DEFICIT – beginning of year	(333,109)	(63,204)

CONTRIBUTIONS	1,578,377	150,000

MEMBERS’ DEFICIT – end of year	$(1,095,509)	$(333,109)

DRTATTOFF, LLC
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,340,777)	$(419,905)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	73,271	63,695
Loss on disposal of capitalized software cost	21,348	–
Amortization of note discount	191,141	–
Warrants issued to induce debt conversion	123,664	–
Member Units issued for advertising cost	36,866	−
Interest expense paid in Member Units	21,067	–
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(136)	4,007
Accounts payable	433,191	45,945
Related party payable	136,000	1,848
Accrued and other liabilities	248,383	47,821
Net cash used in operations	(1,055,982)	(256,589)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(66,531)	(151,691)
Security deposits and other assets	(15,514)	(12,695)
Net cash used in investing activities	(82,045)	(164,386)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	8,917	–
Proceeds from capital lease financing	–	91,471
Principal payments on capital lease financing	(78,326)	(45,937)
Net proceeds from issuance of notes payable	365,274	19,135
Principal payments on notes payable	(71,959)	(23,759)
Members’ contributions	–	150,000
Net proceeds from private placement	760,360	−
Proceeds from related party loans payable	153,000	199,747
Net cash provided by financing activities	1,137,266	390,657

NET CHANGE IN CASH	(761)	(30,318)

CASH – beginning of year	761	31,079

CASH – end of year	$–	$761

(continued)

DRTATTOFF, LLC
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2007 and 2006

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$29,956	$23,276

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Conversion of related party loans and notes payable into equity	$590,361	$–
Conversion of equity into related party notes payable	$150,000	$–
Fair value of warrants issued to broker dealer	$4,918	$–

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

1. ORGANIZATION AND NATURE OF BUSINESS

DRTATTOFF, LLC, a California limited liability company (“Dr. TATTOFF®” or the “Company”), was formed in 2004 to provide marketing and practice management services to licensed physicians who perform primarily laser tattoo removal services. The Company currently operates under a management services agreement with a contracting physician whereby it provides management, administrative, marketing and support services, insurance, equipment and the clinical site. The contracting physician’s medical personnel provide laser tattoo removal services. (See Note 9).

On September 7, 2007, Dr. TATTOFF® entered into an Agreement and Plan of Merger, as amended on October 5, 2007 and February 1, 2008 (“Merger Agreement”) with Lifesciences Opportunities Incorporated, a Florida corporation (“Lifesciences”). The merger was completed on February 11, 2008 (“Merger”).

Lifesciences was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Lifesciences had no operations up until the Merger with the Company, other than issuing shares of its common stock to its original shareholders and conducting a private offering of shares of its common stock in January and February 2008.

In accordance with the Merger Agreement, an aggregate of 7,946,067 outstanding units of membership interests of Dr. TATTOFF® (“Units”), representing 88.3% of the total Units outstanding, were converted into the right to receive one validly issued, fully paid and nonassessable share of Lifesciences’ common stock, par value $.0001 (“Common Stock”) on a one-for-one basis. In addition, an aggregate of 1,052,500 Units, representing 11.7% of the total Units outstanding, were converted into the right to receive validly issued, fully paid and nonassessable shares of Series A convertible preferred stock (“Series A Preferred Stock”).

As a result, at the closing of the Merger, Lifesciences issued an aggregate of 7,946,067 shares of its Common Stock and 10,940 shares of its Series A Preferred Stock to the members of Dr. TATTOFF®, representing 76% of Lifesciences’ outstanding Common Stock and 100% of its outstanding Series A Preferred Stock on a post-Merger basis. For financial reporting purposes, the Merger between Dr. TATTOFF® and Lifesciences was treated as a reverse merger with Dr. TATTOFF® being the “accounting acquirer” and, accordingly, Dr. TATTOFF® assumed Lifesciences’ reporting obligations with the Securities and Exchange Commission (“SEC”). On May 19, 2008, the Company filed Articles of Amendment to its Articles of Incorporations changing its legal corporate name from Lifesciences Opportunities Incorporated to Dr. Tattoff, Inc.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statements

The accompanying financial statements reflect the financial position, results of operations and cash flows of Dr.TATTOFF®. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has a bank overdraft balance of $8,917, a working capital deficit of $1,318,688, members’ deficit of $1,095,509 at December 31, 2007, recurring losses from operations of $2,340,777 and $419,905 for the years ended December 31, 2007 and 2006, respectively, and negative cash flow from operating activities of $1,055,982 for the year ended December 31, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007, the Company raised funds through the issuance of convertible promissory notes to investors and through a private placement of units of its membership interests (“Units”) to investors to provide additional working capital. The Company plans to obtain additional financing through the sale of debt or equity securities. See Subsequent Events in Note 12. There can be no assurance that such financing will be available on acceptable terms, or at all.

Cash and Cash Equivalents

The Company considers all highly liquid short term investments with an original maturity of three months or less to be cash equivalents. As of the balance sheet dates, the Company had no cash equivalents.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Cash, accounts payable and accrued expenses are stated at their respective carrying values, which approximate their fair values primarily because of the short maturities of these instruments. The fair value of related party notes and loans payable are not determinable due to their related-party nature. The capital lease obligations bear interest at rates representative of current market rates and therefore the recorded amounts approximate their fair values.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of the impairment review, assets are reviewed on an asset-by-asset basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of each asset to future net cash flows expected to be generated by such asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Through December 31, 2007, there have been no such losses.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives. The Company uses the following estimated useful lives for computing the depreciation expense: furniture and fixtures, 7 years; medical equipment, 7 years; other equipment, 3 to 5 years. Amortization of leasehold improvements is recorded using the straight-line method based on the lesser of the useful life of the improvement or the lease term, which is typically five years or less. The Company expenses repair and maintenance costs as incurred. Assets recorded under capitalized leases are amortized to expense over the life of the leased asset or the lease term.

Revenue Recognition

The Company’s revenues are derived from management services provided to a contracting physician. The Company provides nonmedical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues (as defined in the Management Services Agreement - See Note 9) with no upfront fees paid by the contracting physician. Under the management service agreement with the contracting physician, there is no right to refund or rejection of services. The Company recognizes revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured. Management services fees are paid by the contracting physician to the Company on a bi-weekly basis as earned, which is when the Company has substantially performed management services pursuant to the terms of the management service agreement with the contracting physician.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising costs are expensed as incurred. For the years ended December 31, 2007 and 2006, advertising expense was $301,898 and $44,072, respectively.

Income Taxes

As a limited liability company, Dr.TATTOFF® is not a taxable entity and the results of its operations are included in the tax returns of the members. Accordingly, no provision for income taxes is reflected in the accompanying financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include those related to the realization of long-lived assets and those related to the valuation of the warrants issued.

Business Segments

The Company currently operates in one segment, that being management of laser-based tattoo and hair removal, and laser-based skin care services clinics. The Company’s operations are based in one geographic area of Southern California.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement focuses on creating consistency and comparability in fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management is currently evaluating the impact of adopting SFAS 157 on its financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) retains the fundamental requirements in SFAS No. 141, Business Combinations, that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in SFAS No. 141(R). In addition SFAS No. 141(R) requires acquisition costs and restructuring costs that the acquirer expected but was not obligated to incur to be recognized separately from the business combination, therefore, expensed instead of part of the purchase price allocation. SFAS No. 141(R) will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company expects to adopt SFAS No. 141(R) to any business combinations with an acquisition date on or after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51. SFAS No. 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The Company is currently evaluating the impact SFAS No. 160 may have on its financial statements.

3. PREPAID EXPENSES

Prepaid expenses consist of the following as of December 31:

	2007	2006

Prepaid insurance	$18,599	$27,378
Prepaid other	588	–

	$19,187	$27,378

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

4. OTHER CURRENT ASSETS

Other current assets consist of the following as of December 31:

	2007	2006

Supplies	$920	$5,889
Employee advances	2,292	1,011
Due from William Kirby, D.O., Inc.	12,015	–

	$15,227	$6,900

5. PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following as of December 31:

	2007	2006

Equipment	$380,461	$332,638
Furniture and fixtures	40,907	33,245
Leasehold improvements	61,886	61,886
	483,254	427,769
Less: Accumulated depreciation and amortization	(147,870)	(80,897)
Software development in progress	–	16,200

Property and equipment, net	$335,384	$363,072

Depreciation expense was $73,271 and $63,695 for the years ended December 31, 2007 and 2006, respectively. Software development was terminated in December 2007 and costs of $21,348 were written off at that time to loss on disposal of assets included in general and administrative expense.

Assets under capital leases are comprised of equipment purchases aggregating to $345,558 at December 31, 2007 and 2006. Depreciation expense recorded for these assets under capital leases amounted to $52,894 and $50,561 for the years ended December 31, 2007 and 2006, respectively.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

6. ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities consist of the following as of December 31:

	2007	2006

Accrued salaries	$41,085	$5,877
Accrued expense	80,000	−
Payroll liabilities	2,757	−
Accrued vacation	25,541	1,678
Accrued interest	17,565	1,219
Investment banking fees payable	10,000	−
Deferred rent	9,913	610

Accrued and other liabilities	$186,861	$9,384

7. NOTES PAYABLE

Notes payable consist of the following as of December 31:

	2007	2006

Financed insurance premiums	$13,934	$17,104
Convertible promissory notes	350,000	−

Notes payable	$363,934	$17,104

Financed Insurance Premiums

The Company has financed certain insurance coverage through short-term financing arrangements for 2007 and 2006. The 2007 note was entered into on November 28, 2007, has a maturity date of October 9, 2008 and bears an interest rate of 8.2%. The 2006 note was entered into on December 11, 2006, had a maturity date of August 11, 2007 and bore an interest rate of 13.4%. The balance at December 31, 2007 and 2006 was $13,934 and $17,104, respectively.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

7. NOTES PAYABLE (continued)

Convertible Promissory Notes Payable

In June and July of 2007, the Company issued two unsecured convertible promissory notes to two lenders in the amount of $150,000 each. The July 2007 note matures at the earlier of (i) 180 days following the date of issuance, or (ii) two days after the effective date of the Company’s Merger with Lifesciences (See Note 1) unless the noteholder elects to convert his note. The note bears interest at 10% per annum and is convertible into the Company’s Units at a price of $1.25 per Unit. The June 2007 note matured on December 12, 2007 and the Company was in default on the note. As of December 31, 2007, the note had an outstanding balance of $158,178, including accrued interest. On March 3, 2008, the holder of the June 2007 note agreed to extend the time for repayment of the note until April 3, 2008, provided that the Company execute a Confession of Judgment in favor of the noteholder and agree to pay the noteholder’s attorney fees of $5,000. On April 10, 2008, the noteholder was repaid in full in the amount of $167,654, including interest and attorney fees. The July 2007 note matured in January 2008 and the Company and the note holder are in negotiations for an extension of the maturity of the note. The balance of the July 2007 note as of December 31, 2007 was $156,740, including accrued interest. As additional consideration for the investors purchasing the notes, the Company issued the noteholders five-year warrants to purchase an aggregate of 164,966 Units at an exercise price of $1.25 per Unit. The relative fair values of the warrants at the time of grants, determined by management to be $54,090 in the aggregate, were recorded as a debt discount and were amortized over the term of the notes. Additionally, the Company issued 15,000 five-year warrants to a broker-dealer in connection with the July 2007 note. The fair value of the broker-dealer warrants at the time of grant, determined by management to be $4,918 in the aggregate, was recorded as a deferred financing cost and was amortized over the term of the notes.

In December 2007, the Company issued one secured convertible promissory note to a lender in the amount of $50,000. In connection with the issuance of this promissory note and twelve others that occurred in January and February of 2008, a managing member of the Company pledged 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC, the Company’s majority Unitholder, as collateral for the timely repayment of obligations under the convertible promissory notes.

The December 2007 note matures at the earlier of (i) six months from the date of issuance, or (ii) five business days from the date of closing by the Company of equity financing in the aggregate of not less than $5.0 million unless the noteholders elect to convert their notes prior to maturity. The note bears interest at 10% per annum and is convertible into the Company’s Units at a price of $1.00 per Unit. The Company and the noteholder are currently in negotiations for the extension of this note. The note holder is entitled to receive either (i) at the time of conversion of the note, a warrant to purchase ½ of a Unit at an exercise price of $1.00 per Unit, subject to adjustment, for each Unit issued upon conversion of the note, or (ii) at maturity, a warrant to purchase one (1) Unit at an exercise price of $1.00 per Unit, subject to adjustment, for each Unit which would have been issued had the principal balance and accrued and unpaid interest outstanding been converted on the maturity date. In connection with the transactions, an additional 5,000 five-year warrants were issued to a licensed broker-dealer, with an exercise price of $1.00 per Unit. The warrants contain cashless exercise provisions which are settled in units and piggy-back registration rights. The fair value of the broker-dealer warrants at the time of grant, determined by management to be $1,100, was recorded as a deferred financing cost and is being amortized over the term of the note.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

7. NOTES PAYABLE (continued)

Convertible Promissory Notes Payable (continued)

Management estimated the fair value of the broker-dealer warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years; risk free interest rate of 3.9%; volatility of 70% and expected dividend yield of zero. The unamortized financing cost of the warrants was $1,100 as of December 31, 2007. The Company also paid the licensed broker-dealer a commission of $5,000 in connection with the note. The commission was recorded as a deferred financing cost and is being amortized over the life of the note. No financing expense was recorded for the year ended December 31, 2007. The unamortized deferred financing costs were $5,000 at December 31, 2007.

8. ACCRUED COMPENSATION

On August 6, 2005, the Company entered into a verbal compensation agreement with a key executive. The agreement provides for certain minimum compensation to be paid to the executive not to exceed $10,000 per month. The compensation was due and payable for each month starting in August 2005 and ending in March 2007 but payment has been deferred by the key executive. Seven current employees and one former employee also agreed to defer a portion of their salaries during 2007. Total deferred compensation from these employees at December 31, 2007 was $70,906. The total deferred compensation for all employees at December 31, 2007 and 2006 was $140,217 and $69,311, respectively, and was recorded as accrued compensation in the accompanying financial statements.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

9. RELATED PARTY TRANSACTIONS

Management Agreement

William Kirby, D.O., (“Dr. Kirby”), individually as a physician, and DR. TATTOFF® entered into a management services agreement on August 31, 2004, which was superseded by the management services agreement dated December 20, 2005 (“Management Agreement”). Pursuant to the terms of the Management Agreement, the Company provides technical, management, administrative, marketing and support services and equipment to the sites where Dr. Kirby provides or supervises tattoo removal services. The Management Agreement currently covers all three laser centers operated by the Company. The initial term of the Management Agreement was one year and renewed automatically for successive one-year terms unless either party notified the other party in writing, not less than ninety days prior to the end of the then current term, of its intention not to renew the Management Agreement.  The agreement also provides for certain other termination events.  The Management Agreement was amended in August 2007, such that the term of the Management Agreement is for five (5) years commencing on August 31, 2004 and ending on August 30, 2009. The August 2007 amendment increased the amount that Dr. Kirby is required to pay the Company for management services to 65% of the gross revenues of Dr. Kirby in 2004 and 2005, and 60% in 2006 through 2009. A second amendment to the Management Agreement was entered into effective December 31, 2007, which substitutes William Kirby, D.O., Inc. (“Kirby Inc.”), a medical corporation owned by Dr. Kirby, as a party to the Management Agreement in the place of Dr. Kirby as an individual. The second amendment also changed the management fee to 50% of gross revenues of Kirby Inc. for the period January 1, 2007 to December 31, 2007 and 60% of gross revenues of Kirby Inc. for the period from January 1, 2008 to August 30, 2009, as well as modified the provision applicable to costs for “Advertising Services” (as that term is defined in the Management Agreement) such that the Company is responsible for paying all costs in excess of 15% of Kirby Inc.’s gross revenues out of the management fee that it collects from Kirby Inc. effective January 1, 2008 through the termination of the agreement on August 30, 2009.

Related Party Loans Payable

Related party loans payable consist of the following as of December 31:

	2007		2006

Loans payable to DRTATTOFF MASTER, LLC, unsecured, noninterest bearing	$	−	$137,335
Loans payable to Will Kirby, D.O., Inc., unsecured, noninterest bearing		−	16,451
Loans payable to Pacific Holdings Syndicate, LLC, unsecured, noninterest bearing		–	29,090

		$–	$182,876

During 2007, the $137,335 loan payable and the $29,090 loan payable were converted to members’ equity.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

9. RELATED PARTY TRANSACTIONS (continued)

Related Party Notes Payable (continued)

Related party notes payable consist of the following as of December 31:

	2007		2006

Notes payable to managing members, unsecured, interest rate at 3%, due April 1, 2008	$	−	$36,000
Notes payable to related parties, originated on November 15, 2007, due December 1, 2008, interest at 10% per annum		64,000	−
Note payable to managing member, unsecured, interest rate at 7%, due March 31, 2008		−	50,000

		$64,000	$86,000

On November 15, 2007, the Company issued unsecured promissory notes to four members of the Company’s management (related parties, one of whom was initially an investor at the time of the November 2007 issuance but was subsequently appointed a director and Chairman of the board of directors of the Company on March 7, 2008), in the aggregate principal amount of $64,000. These notes matured on December 1, 2007 and had a stated interest rate of 8% per annum and a default interest rate of 18% per annum. The Company failed to repay the notes, triggering an event of default under the provisions of the notes and on December 20, 2007, all holders agreed to extend the maturity date of the notes to the earlier of (a) an additional six (6) months from December 1, 2007 or (b) five (5) business days from the date a registration statement registering the securities of the Company, or its successor entity in the event of a merger or other business combination, for public sale is declared effective by the SEC. In addition, each noteholder waived any and all past defaults, late charges (including default interest rates) and penalties under the notes in their entirety. The total aggregate note balances as of December 31, 2007 was $64,645, including accrued interest. On May 30, 2008, the noteholders agreed to further extend the notes to the earlier of: (a) December 1, 2008, or (b) sixty (60) calendar days from the date a registration statement registering the securities of the Company for public sale is declared effective by the SEC. In addition, the May 2008 amendment increased the applicable interest rate to 10% per annum beginning June 1, 2008.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

9. RELATED PARTY TRANSACTIONS (continued)

Related Party Notes Payable (continued)

The $36,000 in unsecured notes payable as of December 31, 2006 due April 1, 2008 represented three notes, each in the principal amount of $12,000, issued to managing members and all three notes were repaid on October 1, 2007.

In August 2006, the Company issued an unsecured promissory note in the principal amount of $50,000 to a managing member. The note was due and payable on March 31, 2008 and accrued interest at a rate of 7% per annum.

Other financing transactions with related parties

February and March 2007 Notes

In February and March 2007, the Company issued five unsecured promissory notes to three members of its management, in the aggregate principal amount of $300,000. Two of the notes, aggregating $62,000 in principal amount, were due and payable on March 31, 2008 and accrued interest at an annual rate of 7%. The remaining three notes, aggregating $238,000 in principal amount, were due and payable nine months from the date of issuance and accrued interest at an annual rate of 5%. As additional consideration for purchasing the five notes, the Company issued the three members of management a five percent (5%) equity position in the Company at the time of issuance, for which they received an aggregate of 374,175 Units.

The relative fair value of the Units at the time of issuance, which was determined by management to be $123,529 based upon a recent sale of equity in the Company, was recorded as a debt discount, and was amortized to interest expense over the term of the notes.

July 2007 Note

In July 2007, the Company issued an unsecured promissory note in the principal amount of $75,000 to an existing shareholder, who is presently an officer of the Company. As additional consideration for the purchase of the note, the Company issued the noteholder five-year warrants to purchase 41,241 Units at an exercise price of $1.25 per Unit, which gives effect to the 75:1 Unit split (See Unit Split in Note 10). The July 2007 note matured at the earlier of (i) 180 days from the date of issuance, or (ii) two days after the effective date of the Company’s Merger with Lifesciences (See Note 1) unless the noteholder elected to convert his note. The note accrued interest at the rate of 10% per annum and was convertible into the Company’s Units at a price of $1.25 per Unit.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

9. RELATED PARTY TRANSACTIONS (continued)

Related Party Notes Payable (continued)

July 2007 Note (continued)

The relative fair value of the warrant at the time of grant, determined by management to be $13,522, was recorded as a debt discount and was amortized over the term of the note. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

Note Conversions

On December 20, 2007, the holders of the August 2006, February and March 2007 and July 2007 notes described above each agreed to convert the principal and accrued interest on the notes into an aggregate of 446,067 Units of the Company on a one-to-one basis, including accrued interest. As additional consideration for the agreement to convert the notes into equity prior to the Merger, the Company issued the noteholders five-year warrants to purchase an aggregate of 223,035 Units at the price of $1.25 per Unit, which was subsequently reduced to $1.00 per Unit in accordance with certain provisions in the warrant agreement that were triggered by the Company’s issuance of convertible debt with a conversion price of $1.00 per Unit on December 28, 2007. The Company recorded $123,664 in interest expense for the fair value of the warrants issued as a result of the conversion inducements.

10. MEMBERS EQUITY

Unit Split

In October 2007, the Company declared a seventy-five-for-one (75:1) forward split of its outstanding Units (“Unit Split”), for presently issued and outstanding Units as of August 1, 2007. As a result of the Unit Split, the Company had 7,500,000 Units outstanding.

Financings

From September through October of 2007, the Company issued an aggregate of 1,052,500 units at a price of $1.00 per unit to investors in a private placement. Each unit consisted of one Unit of membership interests of the Company and a five-year warrant to purchase one-half of a Unit of membership interests at an exercise price of $1.25 per Unit (warrants to purchase 526,250 Units, in the aggregate). The Company received net proceeds of $947,250 from the sale before deduction for offering expenses of $261,892, including paying the placement agent a commission of ten percent (10%) of the gross proceeds from the sale of the Units sold by the placement agent. In addition, the placement agent, or its assignees, received five-year warrants to purchase an aggregate of 104,750 Units of membership interests equal to approximately ten percent (10%) of the gross proceeds from the sale of the Units sold by the placement agent, at an exercise price of $1.25 per Unit. The placement agent warrants contain cashless exercise provisions which are settled in Units, as well as provide for piggy-back registration rights.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

10. MEMBERS EQUITY (continued)

Financings (continued)

As a result of the Merger, the Units of membership interests described above, including accrued dividends at a rate of 10% per annum which the Company elected to pay for the number of days from the initial investment date until the date of the Merger, were ultimately converted on February 11, 2008 into 10,940 shares of the Company’s Series A Preferred Stock with a stated value of $100 per share, based on the value of $1.00 per share plus accrued interest. As additional consideration for the conversion to Series A Preferred Stock and the cancellation of the five-year warrants initially issued to the investors, the Company issued the holders of the shares of Series A Preferred Stock five-year warrants to purchase an aggregate of 547,000 shares of Common Stock at an exercise price of $1.00 per share.

Each share of Series A Preferred Stock is convertible into 100 shares of Common Stock (a) at the option of the holder as long as such shares remain outstanding, and (b) automatically at the earlier of (i) March 1, 2009, (ii) ten calendar days following the closing of a private or public offering of the Company's Common Stock with gross proceeds before expenses of not less than $5 million, or (iii) at any time, at the option of the Company, provided the Company’s Common Stock trades at an average price greater than $2.00 per share for ten consecutive trading days. The total number of outstanding shares of Series A Preferred Stock as of March 31, 2008 is 10,940 shares.

The Company is required to register the shares of Common Stock underlying both the shares of Series A Preferred Stock and the warrants issued to the holders of the Series A Preferred Stock within 45 days of completion of the Merger. As of June 20, 2008, the required registration statement had not been filed, however, the Company is currently in the process of preparing the registration statement.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

11. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office space and certain office equipment under noncancelable operating lease agreements.

Occupancy lease agreements, in addition to base rentals, generally are subject to annual escalation provisions that range from 3% to 4% and options to renew ranging from 3 years to 5 years. As of December 31, 2007, the approximate aggregate minimum future payments required on the operating leases are as follows:

2008	$228,263
2009	158,334
2010	107,358
2011	24,207
2012	−

$518,162

Rent expense for the years ended December 31, 2007 and 2006 was $237,103 and $164,388, respectively.

Capital Lease Obligations

As of December 31, 2007, the future minimum capital lease payments are as follows:

2008	$109,888
2009	109,888
2010	49,166
2011	7,043
2012	−
Total minimum lease payments	275,985
Less amount representing interest	31,757
Present value of minimum lease payments	244,228
Less current installments	90,351

Long-term obligations as of December 31, 2007	$153,877

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

11. COMMITMENTS AND CONTINGENCIES (continued)

Guarantees

Dr. William Kirby, the Company’s Medical Director and a managing member, personally guaranteed certain of the Company’s lease obligations. These obligations include the three real estate leases associated with the laser clinics the Company operates in Irvine, Encino and Beverly Hills, California. Dr. Kirby has also guaranteed certain of the Company’s equipment leases.

Indemnifications

Under the Company’s operating agreement, the Company has agreed to indemnify its members and managing members for certain events or occurrences arising as a result of a member or managing member serving in such capacity. Such indemnification shall be provided regardless of whether the indemnitee continues to be a member or a managing member at the time any such liability or expense is paid or incurred. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

Rescission Offer

In October 2007, the Company’s management became aware that some of the information contained in its private placement memorandum dated August 13, 2007 (“Original Memorandum”) was inaccurate and that as a result, the Units purchased by 18 investors in September 2007 pursuant to the Original Memorandum (“Initial Units”), and the warrants attached to the Initial Units (“Initial Warrants”) were possibly subject to rescission. As a result, the Company conducted a rescission offer in November and December 2007 to the 18 holders of the Initial Units and attached Initial Warrants, and offered to repurchase the Initial Units and attached Initial Warrants from the holders for the original purchase price of $1.00 per Unit, plus statutory interest. To exercise the right of rescission, a holder was required to advise the Company of his or her intent to rescind within 30 days of receipt of the rescission offer from the Company. Acceptances or rejections of the offer could be revoked until the Expiration Date. The “Expiration Date” was defined in the Rescission Offering Memorandum (“Rescission Memorandum”) as December 21, 2007 or thirty days from the holder’s receipt of the Rescission Memorandum, whichever was later. Accordingly, although 14 of the 18 holders had rejected the Company’s rescission offer prior to December 31, 2007, each holder still had the right to revoke such rejection until the Expiration Date. Subsequent to December 31, 2007, all 18 rescission offers expired by the end of the second quarter of 2008 eliminating the contingency related to the possible rescission by these investors.

Management has concluded, based on the advice of legal counsel, that a liability resulting from a rescission contingency is remote and therefore has not recorded a liability for potential rescissions as of December 31, 2007.

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

12. OTHER SUBSEQUENT EVENTS

Financings

During January and February of 2008, the Company issued 12 secured convertible promissory notes to 12 individual investors in varying amounts aggregating $299,975. In connection with the sale of the convertible promissory notes, a managing member of the Company pledged 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC, the Company’s majority Unitholder, as collateral for the timely repayment of the obligations under the convertible promissory notes.

The notes issued during January and February 2008 mature at the earlier of (i) six months from the date of issuance, or (ii) five business days from the date of closing by the Company of equity financing in the aggregate of not less than $5.0 million unless the noteholders elect to convert their notes prior to maturity. All of the convertible promissory notes bear interest at 10% per annum and are convertible into the Company’s Units at a price of $1.00 per share. The Company and the noteholders are currently in negotiations for the extension of these notes. The noteholders are entitled to receive either (i) at the time of conversion of the note, a warrant to purchase ½ a Unit of at an exercise price of $1.00 per Unit, subject to adjustment, for each Unit issued upon conversion of the note, or (ii) at maturity, a warrant to purchase one (1) Unit at an exercise price of $1.00 per Unit, subject to adjustment, for each Unit which would have been issued had the principal balance and accrued and unpaid interest outstanding been converted on the maturity date. In connection with the transactions, an additional 29,998 five year warrants were issued to a licensed broker-dealer, with an exercise price of $1.00 per share. The warrants contain cashless exercise provisions which are settled in Units, and piggy-back registration rights.

On April 25, 2008, the Company closed its private offering of 12% convertible debentures (“Debentures”) for aggregate gross proceeds of $855,000. In accordance with the terms of the private placement memorandum for the Private Offering, the Company also issued the investors in the Debentures, 855,000 shares (“Additional Shares”) of its Common Stock. Pursuant to an Amended and Restated Selling Agreement (“Selling Agreement”) by and between the Company and Dawson James Securities, Inc., a licensed broker-dealer (“Dawson James”), the Company paid cash commissions of $85,500 to Dawson James equal to 10% of the gross proceeds raised in the offering. At the closing, the Company issued Dawson James five-year warrants to purchase, at an exercise price of $1.00 per share, shares of Common Stock equal to 10% of the Additional Shares sold by Dawson James in the offering, or 85,500 shares of Common Stock (“Broker-Dealer Warrants”).

DRTATTOFF, LLC
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006

12. OTHER SUBSEQUENT EVENTS (continued)

Financings (continued)

The maturity date of the Debentures is the earlier of: (i) the completion of a public offering (“Public Offering”) of the Company’s Common Stock resulting in gross proceeds of at least $5,000,000; or (ii) 180 days from April 25, 2008 (the “Debenture Maturity Date”). The Debentures accrue interest at the rate of 12% per annum, which interest is payable in cash on the Debenture Maturity Date. Fifty percent (50%) of the aggregate principal amount of the Debentures, including any accrued and unpaid interest, is payable in cash on the Debenture Maturity Date, and the remaining 50% is subject to mandatory conversion into shares of Common Stock. In addition, fifty percent (50%) of the outstanding and unpaid principal amount of the Debentures will mandatorily convert into Common Stock on the Debenture Maturity Date at a conversion rate equal to fifty percent (50%) of the purchase price of the Common Stock in the Public Offering. In the event the Company has not commenced a Public Offering by the Debenture Maturity Date, then the conversion price will be $0.50 per share. In addition, the Company entered into a registration rights agreement with each investor which provides that the Company is required to file a registration statement with the SEC registering the Additional Shares and the shares of Common Stock underlying the Debentures within forty-five (45) days of April 25, 2008 (the “Filing Date”). The agreement provides that if the registration statement has not been filed by the Filing Date or declared effective within ninety (90) days of the Filing Date, the Company is required to pay the investors a two percent (2%) penalty, payable in cash or Common Stock, at the option of the Company.

In connection with the issuance of the Additional Shares, the Company and each investor entered into a lock-up agreement which provides that the Additional Shares issued to each respective investor are subject to the following lock-up provisions: (i) one-third (1/3) of the Additional Shares will be eligible for resale at the commencement of the Public Offering; (ii) one-third (1/3) of the Additional Shares will be subject to a three-month lock-up period beginning on the date of commencement of the Public Offering; and (iii) one-third (1/3) of the Additional Shares will be subject to a six-month lock-up period beginning on the date of commencement of the Public Offering. As a condition to the closing of the offering, Pacific Holdings Syndicate, LLC, the Company’s majority shareholder, which shareholder is managed and majority owned by executive officers of the Company, Mr. James Morel, Dr. William Kirby and Mr. Ian Kirby, returned an aggregate of 855,000 of its 6,712,500 shares of Common Stock to the Company for cancellation.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
CONDENSED BALANCE SHEETS

	March 31, 2008
	(Unaudited)	December 31, 2007

ASSETS

CURRENT ASSETS

Prepaid expenses	$83,971	$19,187
Other current assets	4,412	15,227
	88,383	34,414

PROPERTY AND EQUIPMENT, net	317,217	335,384
OTHER ASSETS	69,123	41,673

Total assets	$474,723	$411,471

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$639,297	$498,822
Bank overdraft	29,153	8,917
Accrued and other liabilities	208,073	186,861
Notes payable	720,764	363,934
Related party loans and notes payable	106,855	64,000
Accrued compensation	227,214	140,217
Capital lease obligations, current	92,489	90,351
	2,023,845	1,353,102
LONG-TERM LIABILITIES
Capital lease obligations, net of current portion	124,057	153,878

Total liabilities	2,147,902	1,506,980

SHAREHOLDERS’ DEFICIT
Series A Preferred stock, $100 stated value, 100,000 shares authorized, 10,940 issued and outstanding (1)	1,094,000	1,094,000
Common stock, $.0001 par value , 80,000,000 authorized, 10,469,761 and 7,946,067 issued and outstanding at March 31, 2008 and December 31, 2007, respectively (1)	1,047	795
Paid in capital	113,378	150,473
Accumulated deficit	(2,881,604)	(2,340,777)
Total shareholders’ deficit	(1,673,179)	(1,095,509)
Total liabilities and shareholders’ deficit	$474,723	$411,471

(1) The December 31, 2007 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common and preferred shares based on the exchange ratio of the merger transaction. See Note 1.

The accompanying notes are an integral part of these financial statements.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007

REVENUES	$299,194	$226,482

OPERATING COSTS AND EXPENSES
Management service expenses	229,384	138,364
General and administrative expenses	535,889	61,112
Marketing and advertising	32,788	132,299
Depreciation and amortization	19,900	18,114

OPERATING LOSS	(518,767)	(123,407)

NET INTEREST EXPENSE	22,060	9,593

LOSS BEFORE INCOME TAXES	$(540,827)	$(133,000)

INCOME TAXES	-	-

NET LOSS	$(540,827)	$(133,000)

NET LOSS PER SHARE
BASIC and DILUTED	$(0.06)	$(0.02)

WEIGHTED AVERAGE SHARES (2)
BASIC and DILUTED	9,074,875	7,512,221

(2) The capital accounts of the Company have been retroactively restated to reflect the equivalent number of common and preferred shares based on the exchange ratio of the merger transaction in determining the basic and diluted weighted average shares. See Note 1.

The accompanying notes are an integral part of these financial statements.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
CONDENSED STATEMENT OF SHAREHOLDERS’ DEFICIT
(Unaudited)

							Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficit

BALANCE-December 31, 2007 (1)	10,940	$1,094,000	7,946,067	$795	$150,473	$(2,340,777)	$(1,095,509)

Fair value of warrants issued	−	−	−	−	32,962	−	32,962

Post-closing PPM expenses					(13,628)		(13,628)

Stock issued upon merger with Lifesciences	−	−	2,523,694	252	(56,429)	−	(56,177)

Net loss	−	−	−	−	−	(540,827)	(540,827)

BALANCE – March 31, 2008	10,940	$1,094,000	10,469,761	$1,047	$113,378	$(2,881,604)	$(1,673,179)

(1) The December 31, 2007 capital accounts of the Company have been retroactively restated to reflect the equivalent number of common and preferred shares based on the exchange ratio of the merger transaction. See Note 1.

The accompanying notes are an integral part of these financial statements.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	March 31, 2008		March 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(540,827)	$(133,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		19,900	18,114
Fair value of warrants issued as compensation		24,762	−
Changes in operating assets and liabilities:
Related party receivable		−	37,665
Prepaid expenses and other assets		(3,412)	937
Accounts payable		124,311	(17,494)
Related party payable		4,479	1,087
Accrued and other liabilities		94,552	31,106
Net cash used in operating activities		(276,235)	(61,585)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment		(1,733)	(29,190)
Deferred financing cost and other assets		(19,250)	−
Net cash used in investing activities		(20,983)	(29,190)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash acquired in Lifesciences merger		12,020	-
Bank overdraft		20,236	-
Principal payments on capital lease financing		(27,683)	(17,123)
Proceeds from bridge financing		299,975	−
Principal payments on notes payable		(7,330)	(7,818)
Proceeds from related party notes payable		−	150,000
Net cash provided by financing activities		297,218	125,059

Net increase in cash		−	34,284

Cash- beginning of period		-	761

Cash- end of period	$	−	$35,045

SUPPLEMENTAL CASH FLOW DISCLOSURE

Cash paid during the period for:
Interest		$7,687	$8,646

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Note issued to finance insurance policies		$64,185	$-
Fair value of warrants issued to broker dealer		$8,200	$-
Common stock issued upon merger with Lifesciences		$252	$-
Net liabilities assumed in Lifesciences merger		$56,177	$-
Conversion of related party loans into equity		$-	$137,335
Conversion of equity into related party loans		$-	$150,000

The accompanying notes are an integral part of these financial statements.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

1. ORGANIZATION AND NATURE OF OPERATIONS

Unless the context specifies otherwise, the “Company” refers to the business of DRTATTOFF, LLC (“Dr. TATTOFF®”) which merged on February 11, 2008 (the “Merger”) with and into Lifesciences Opportunities Incorporated, a Florida corporation, now known as Dr. Tattoff, Inc. (“Lifesciences”) and of the combined company thereafter. In addition, unless the context specifies otherwise, references to “shareholder(s)” or “shares of Common Stock” refer to ownership of shares of the combined company following the Merger and “members” and “units of membership interests of Dr. TATTOFF®” prior to the Merger.

Organization and Merger

DRTATTOFF®, a California limited liability company, was formed in 2004 to provide marketing and practice management services to licensed physicians who perform primarily laser tattoo removal services. The Company currently operates under a management services agreement with a contracting physician whereby it provides management, administrative, marketing and support services, insurance, equipment and the clinical site and the contracting physician’s medical personnel provide laser tattoo removal services.

On September 7, 2007, Dr. TATTOFF® entered into an Agreement and Plan of Merger, as amended on October 5, 2007 and February 1, 2008 (“Merger Agreement”) with Lifesciences. The Merger was completed on February 11, 2008.

Lifesciences was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Lifesciences had no operations up until the Merger with the Company, other than issuing shares of its common stock to its original shareholders and conducting a private offering of shares of its common stock in January and February 2008.

In accordance with the Merger Agreement, an aggregate of 7,946,067 outstanding units of membership interests of Dr. TATTOFF® (“Units”), representing 88.3% of the total Units outstanding, were converted into the right to receive one validly issued, fully paid and non-assessable share of Lifesciences’ common stock, par value $.0001 (“Common Stock”) on a one-for-one basis. In addition, an aggregate of 1,052,500 Units, representing 11.7% of the total Units outstanding, were converted into the right to receive validly issued, fully paid and non-assessable shares of Series A convertible preferred stock (“Series A Preferred Stock”).

As a result, at the closing of the Merger, Lifesciences issued an aggregate of 7,946,067 shares of its Common Stock and 10,940 shares of its Series A Preferred Stock to the members of Dr. TATTOFF®, representing 76% of the Company’s outstanding Common Stock and 100% of the outstanding Series A Preferred Stock on a post-Merger basis. For financial reporting purposes, the Merger between Dr. TATTOFF® and Lifesciences was treated as a reverse merger with Dr. TATTOFF® being the “accounting acquirer” and, accordingly, it assumed Lifesciences’ reporting obligations with the Securities and Exchange Commission (“SEC”). On May 19, 2008, the Company filed Articles of Amendment to its Articles of Incorporations changing its legal corporate name from Lifesciences Opportunities Incorporated to Dr. Tattoff, Inc.

2. BASIS OF PRESENTATION SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reverse Merger Accounting

Since former Dr. TATTOFF® security holders owned, after the Merger, approximately 76% of the combined company’s shares of Common Stock, and as a result of certain other factors, including that all members of the executive management of the combined company are from Dr. TATTOFF®, Dr. TATTOFF® is deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse merger and a recapitalization in accordance with accounting principles generally accepted in the United States (“GAAP”). These financial statements reflect the historical results of Dr. TATTOFF® prior to the Merger and that of the combined company following the Merger, and do not include the historical financial results of Lifesciences prior to the completion of the Merger. Membership Units and the corresponding capital amounts of the Company pre-Merger have been retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.

  DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

2. BASIS OF PRESENTATION SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In conjunction with the Merger, the Company received cash of $12,020 and assumed $68,197 of current liabilities comprised of accounts payable totaling $16,164, accrued expenses of $13,657, and loans from shareholders totaling $38,376.

Financial Statements

The accompanying unaudited condensed financial statements primarily reflect the financial position, results of operations and cash flows of Dr. TATTOFF® (as discussed above). These financial statements have been prepared in accordance with GAAP for interim financial information and the rules and regulations of the SEC for interim reporting. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary for a fair presentation of our financial position and results of operations have been included.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations for presentation of interim financial information. Current and future financial statements may not be directly comparable to the Company’s historical financial statements. The results of operations for the interim period are not necessarily indicative of the results to be expected for any other interim period or for the full year.

Going Concern

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has a bank overdraft balance of $29,153, working capital deficit of $1,961,662, an accumulated deficit of approximately $2,882,000 at March 31, 2008, recurring losses from operations and negative cash flow from operating activities of $235,778 for the three months ended March 31, 2008. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007 and the first quarter of 2008, the Company raised funds through the issuance of convertible promissory notes to investors and through a private placement of the Company’s securities (converted to shares of Series A Preferred Stock - see Note 11) to investors to provide additional working capital. The Company plans to obtain additional financing through the sale of debt or equity securities. There can be no assurance that such financings will be available on acceptable terms, or at all. See Subsequent Events in Note 13.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturity of three months or less to be cash equivalents. As of the balance sheet dates, the Company had no cash equivalents.

Fair Value of Financial Instruments

Cash, accounts payable and accrued expenses are stated at their respective carrying values, which approximate their fair values primarily because of the short maturities of these instruments. The fair value of related party notes and loans payable are not determinable due to their related-party nature. The capital lease obligations bear interest at rates representative of current market rates and therefore the recorded amounts approximate their fair values.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of the impairment review, assets are reviewed on an asset-by-asset basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of each asset to future net cash flows expected to be generated by such asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Through March 31, 2008, there have been no such losses.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives. The Company uses the following estimated useful lives for computing depreciation expense: furniture and fixtures, 7 years; medical equipment, 7 years; other equipment, 3 to 5 years. Amortization of leasehold improvements is recorded using the straight-line method based on the lesser of the useful life of the improvement or the lease term, which is typically five years or less. The Company expenses repair and maintenance costs as incurred. Assets recorded under capitalized leases are amortized to expense over the life of the leased asset or the lease term.

Revenue Recognition

The Company’s revenues are derived from management services provided to a contracting physician. The Company provides non-medical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues (as defined in the Management Services Agreement – See Note 10) with no upfront fees paid by the contracting physician. Under the management service agreement with the contracting physician, there is no right to refund or rejection of services. The Company recognizes revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured. Management services fees are paid by the contracting physician to the Company on a bi-weekly basis as earned, which is when the Company has substantially performed management services pursuant to the terms of the management service agreement with the contracting physician.

Advertising Costs

Advertising costs are expensed as incurred. For the three months ended March 31, 2008 and 2007, advertising expense was $61,172 and $92,679, respectively.

Income Taxes

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109” (“FIN 48”).  FIN 48 establishes a single model to address accounting for uncertain tax positions. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.  FIN 48 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company adopted the provisions of FIN 48 as required.  Upon adoption, the Company recognized no adjustment in the amount of unrecognized tax benefits.  As of the date of adoption, the Company had no increase to the liability for unrecognized tax benefits. The Company’s policy is to recognize interest and penalties that would be assessed in relation to the settlement value of unrecognized tax benefits as a component of income tax expense. The Company has recognized no tax related interest or penalties since the adoption of FIN 48.

 DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company made no provision for income taxes in the three months ended March 31, 2008 due to net losses incurred. The Company has determined that due to the continuing operating losses as well as the uncertainty of the timing of profitability in future periods, it should fully reserve the deferred tax assets. As of March 31, 2008, the Company’s deferred tax assets continued to be fully reserved. The Company will continue to evaluate, on a quarterly basis, the positive and negative evidence affecting the realization of the deferred tax assets.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include those related to the realization of long-lived assets and those related to the valuation of the warrants issued.

Business Segments

The Company currently operates in one segment, that being management of laser-based tattoo and hair removal, and laser-based skin care services clinics. The Company’s operations are based in the geographic region of Southern California.

Reclassifications

The Company has reclassified prior-year operating costs and expenses as presented in the Company’s interim financial statements for the six months ended June 30, 2007 included in Lifesciences Form SB-2 Post Effective Amendment No. 1 filed on October 30, 2007 and for the nine months ended September 30, 2007 included in Lifesciences Form 8-K filed on February 11, 2008 to conform to the current period presentation.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) retains the fundamental requirements in SFAS No. 141, Business Combinations, that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in SFAS No. 141(R). In addition, SFAS No. 141(R) requires acquisition costs and restructuring costs that the acquirer expected but was not obligated to incur to be recognized separately from the business combination, therefore, expensed instead of part of the purchase price allocation. SFAS No. 141(R) will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company expects to adopt SFAS No. 141(R) to any business combinations with an acquisition date on or after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51. SFAS No. 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The Company is currently evaluating the impact SFAS No. 160 may have on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force, or “EITF”), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

3. PREPAID EXPENSES

Prepaid expenses consist of the following:

	March 31, 2008	December 31, 2007

Prepaid insurance	$83,971	$18,599
Prepaid other	-	588

	$83,971	$19,187

4. OTHER CURRENT ASSETS

Other current assets consist of the following:

	March 31, 2008	December 31, 2007

Supplies	$920	$920
Employee advances	3,492	2,292
Due from Will Kirby, D.O., Inc.	-	12,015

	$4,412	$15,227

5. PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following:

	March 31, 2008	December 31, 2007

Equipment	$380,459	$380,461
Furniture and fixtures	42,642	40,907
Leasehold improvements	61,886	61,886
	484,987	483,254
Less: Accumulated depreciation	(167,770)	(147,870)

Property and equipment, net	$317,217	$335,384

Depreciation expense was $19,900 and $18,114 for the three months ended March 31, 2008 and 2007, respectively.

Assets under capital leases are comprised of equipment purchases aggregating $345,558 as of March 31, 2008 and December 31, 2007.

Depreciation expense recorded for the assets under capital leases amounted to $13,224 and $13,224 for the three months ended March 31, 2008 and 2007, respectively.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

6. OTHER ASSETS

Other assets consist of the following:

	March 31, 2008	December 31, 2007

Deferred financing costs	$47,431	$5,718
Security deposits	19,692	33,955
Other	2,000	2,000

	$69,123	$41,673

7. ACCRUED AND OTHER LIABILITIES

Accrued and other liabilities consist of the following:

	March 31, 2008	December 31, 2007

Accrued salaries	$31,216	$41,085
Accrued expenses	65,657	80,000
Accrued vacation	29,050	25,541
Accrued interest	31,938	17,565
Payroll liabilities	-	2,757
Investment banking fees payable	39,498	10,000
Deferred rent	10,714	9,913

	$208,073	$186,861

8. NOTES PAYABLE

Notes payable consist of the following:

	March 31, 2008	December 31, 2007

Financed insurance premiums	$70,789	$13,934
Convertible promissory notes	649,975	350,000

	$720,764	$363,934

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

8.  NOTES PAYABLE (continued)

Financed insurance premiums

The financed insurance agreements, covering annual malpractice insurance, public company directors and officers insurance, and two years for the Company’s directors and officers tail coverage, all mature between September and November of 2008 and carry interest rates of 13%, 6.51%, and 6.51%, respectively. Their combined balance as of March 31, 2008 and December 31, 2007 was $70,789 and $13,934, respectively.

Convertible promissory notes

In June and July 2007, the Company issued two unsecured convertible promissory notes to two investors in the amount of $150,000 each. The July 2007 note matures at the earlier of (i) 180 days following the date of issuance, or (ii) two days after the effective date of the Company’s Merger with Lifesciences (See Note 1) unless the noteholder elects to convert his note. The note bears interest at 10% per annum and is convertible into the Company’s shares at a price of $1.25 per share. The June 2007 note matured on December 12, 2007, and the Company was in default on the note. The note had an outstanding balance of $161,918 and $158,178, including accrued interest, as of March 31, 2008 and December 31, 2007, respectively. On March 3, 2008, the holder of the June 2007 note agreed to extend the time for repayment of the note until April 3, 2008, provided that the Company execute a Confession of Judgment in favor of the noteholder and agree to pay the noteholder’s attorney’s fees of $5,000. On April 10, 2008, the note was repaid in full in the amount of $167,654, including interest and $5,000 in attorney’s fees. The July 2007 note matured in January 2008 and the Company is currently in default on the note. The Company is attempting to negotiate with the noteholder for a revised repayment schedule. The balance of the July 2007 note, including accrued interest, was $160,479 and $156,740 as of March 31, 2008 and December 31, 2007, respectively. As additional consideration for the investors purchasing the notes, the Company issued the noteholders five-year warrants to purchase an aggregate of 164,966 shares of the Company’s Common Stock at an exercise price of $1.25 per share. The relative fair values of the warrants at the time of grants, determined by management to be $54,090 in the aggregate, were recorded as a debt discount and were amortized over the term of the note. Additionally, the Company issued 15,000 warrants to a licensed broker-dealer in connection with the July 2007 note. The warrants contain cashless exercise provisions which are settled in shares and piggy-back registration rights. The fair value of the broker-dealer warrants at the time of grant, determined by management to be $4,918 in the aggregate, was recorded as a deferred financing cost and was amortized over the term of the note.

In December 2007, the Company issued one secured convertible promissory note to an investor in the amount of $50,000. In January and February 2008, the Company issued 12 secured convertible promissory notes to 12 individual investors in varying amounts aggregating to $299,975. In connection with the sale of the convertible promissory notes, a director and former officer of the Company pledged 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC, the Company’s majority shareholder, as collateral for the timely repayment of the obligations under the convertible promissory notes.

The convertible promissory notes issued from December 2007 through February 2008 mature at the earlier of (i) six months from the date of issuance, or (ii) five business days from the date of closing by the Company of equity financing in the aggregate of not less than $5.0 million unless the noteholders elect to convert their notes prior to maturity. All of the convertible promissory notes bear interest at 10% per annum and are convertible into the Company’s Common Stock at a price of $1.00 per share. The Company and the noteholders are currently in negotiations for the extension of the maturity date of these notes. The December 2007 through February 2008 noteholders are entitled to receive either (i) at the time of conversion of the note, a warrant to purchase one-half of a share of Common Stock at an exercise price of $1.00 per share, subject to adjustment, for each share of Common Stock issued upon conversion of the note, or (ii) at maturity, a warrant to purchase one (1) share of Common Stock at an exercise price of $1.00 per share, subject to adjustment, for each share of Common Stock which would have been issued had the principal balance and accrued and unpaid interest outstanding been converted on the maturity date. In connection with the December 2007 through February 2008 transactions, the Company issued an additional 34,998 five-year warrants to a licensed broker-dealer, with an exercise price of $1.00 per share. The warrants contain cashless exercise provisions which are settled in shares and piggy-back registration rights. The fair value of the broker-dealer warrants at the time of grant, determined by management to be $7,700 in the aggregate, was recorded as a deferred financing cost and is being amortized over the term of the notes. A total of $3,850 was amortized for the warrants for the three months ended March 31, 2008.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

8.  NOTES PAYABLE (continued)

Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years; risk free interest rate of 3.9%; volatility of 70% and expected dividend yield of zero.

The principal balance and accrued interest due on the 15 convertible promissory notes was $678,118 and $364,918 as of March 31, 2008 and December 31, 2007, respectively.

9.  ACCRUED COMPENSATION

On August 6, 2005, the Company entered into a verbal compensation agreement with a former key executive. The agreement provides for certain minimum compensation to be paid to the former executive not to exceed $10,000 per month. The compensation was due and payable for each month starting in August 2005 and ending in March 2007 but payment has been deferred by the former key executive. The balance related to the deferral of payment under the terms of this agreement was $69,311 at March 31, 2008 and December 31, 2007.

Seven current employees and one former employee also agreed to defer portions of their salaries during the quarter ended December 31, 2007 and the quarter ended March 31, 2008. Total deferred compensation from these employees as of March 31, 2008 and December 31, 2007 was $157,903 and $70,906, respectively. Total deferred compensation from all employees as of March 31, 2008 and December 31, 2007 was $227,214 and $140,217, respectively and was recorded as accrued compensation in the accompanying condensed financial statements.

10.  RELATED PARTY TRANSACTIONS

Management Agreement

William Kirby, D.O., individually as a physician, and Dr. TATTOFF® entered into a management services agreement on August 31, 2004, which was superseded by the management services agreement dated December 20, 2005 (“Management Agreement”). Pursuant to the terms of the Management Agreement, the Company provides technical, management, administrative, marketing and support services and equipment to the sites where Dr. Kirby provides or supervises tattoo removal services. The Management Agreement currently covers all three laser centers operated by the Company. The initial term of the Management Agreement was one year and renewed automatically for successive one-year terms unless either party notified the other party in writing, not less than ninety days prior to the end of the then current term, of its intention not to renew the Management Agreement. The Management Agreement also provides for certain other termination events as set forth in the agreement. The Management Agreement was amended in August 2007, such that the term of the agreement is for five (5) years commencing on August 31, 2004 and ending on August 30, 2009. The August 2007 amendment increased the amount that Dr. Kirby is required to pay the Company for management services to 65% of the gross revenues of Dr. Kirby in 2004 and 2005, and 60% in 2006 through 2009. A second amendment to the Management Agreement was entered into effective December 31, 2007, which substitutes William Kirby, D.O., Inc., a medical corporation owned by Dr. Kirby (“Kirby Inc.”), as a party to the Management Agreement in the place of Dr. Kirby as an individual. The amendment also changed the management fee to 50% of gross revenues of Kirby Inc. for the period from January 1, 2007 to December 31, 2007 and 60% of gross revenues of Kirby Inc. for the period from January 1, 2008 to August 30, 2009, as well as modified the provision applicable to costs for “Advertising Services” (as that term is defined in the Management Agreement) such that the Company is responsible for paying all costs in excess of 15% of Kirby Inc.’s gross revenues out of the management fee that it collects from Kirby Inc. effective January 1, 2008 through the termination of the Agreement on August 30, 2009.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

10.  RELATED PARTY TRANSACTIONS (continued)

Related Party Notes and Loans Payable

Related party notes payable consist of the following:

	March 31, 2008	December 31, 2007
Notes payable to related parties, originated on November 15, 2007, due December 1, 2008, interest at 10% per annum	$64,000	$64,000
Loans from Lifesciences shareholders	38,376	-
Loans payable to Will Kirby, D.O., Inc.	4,479	-

Totals	$106,855	$64,000

Notes payable to related parties

On November 15, 2007, the Company issued unsecured promissory notes to four members of the Company’s management (related parties, one of whom was initially an investor at the time of the November 2007 issuance but was subsequently appointed a director and Chairman of the board of directors of the Company on March 7, 2008), in the aggregate principal amount of $64,000. These notes matured on December 1, 2007 and had a stated interest rate of 8% per annum and a default interest rate of 18% per annum. The Company failed to repay the notes, triggering an event of default under the provisions of the notes and on December 20, 2007, all holders agreed to extend the maturity date of the notes to the earlier of (a) an additional six (6) months from December 1, 2007 or (b) five (5) business days from the date a registration statement registering the securities of the Company, or its successor entity in the event of a merger or other business combination, for public sale is declared effective by the SEC. In addition, each noteholder waived any and all past defaults, late charges (including default interest rates) and penalties under the notes in their entirety. On May 30, 2008, the noteholders agreed to further extend the notes to the earlier of: (a) December 1, 2008, or (b) sixty (60) calendar days from the date a registration statement registering the securities of the Company for public sale is declared effective by the SEC. In addition, the May 2008 amendment increased the applicable interest rate to 10% per annum beginning June 1, 2008

Loans from Lifesciences shareholders

The loans from Lifesciences’ shareholders were made at various times and various amounts during the period from June 2006 through October 2007. The loans are interest free so interest has been imputed in accordance with the provisions of Accounting Principles Board Opinion No. 21 at an average rate of 4.02%.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

10. RELATED PARTY TRANSACTIONS (continued)

Loans payable to Will Kirby, D.O., Inc.

The loans payable to Will Kirby, D.O., Inc. reflect amounts resulting from the December 31, 2007 amendment to the Management Agreement.

Other financing transactions with related parties

August 2006 Note

In August 2006, the Company issued an unsecured promissory note in the principal amount of $50,000 to a managing member. The note was due and payable on March 31, 2008, accrued interest at a rate of 7% per annum, and was subsequently converted into shares of Common Stock on December 20, 2007 as more fully described below.

February and March 2007 Notes

In February and March 2007, the Company issued five unsecured promissory notes to three members of its management, in the aggregate principal amount of $300,000. Two of the notes, aggregating $62,000 in principal amount, were due and payable on March 31, 2008 and accrued interest at an annual rate of 7%. The remaining three notes, aggregating $238,000 in principal amount, were due and payable nine months from the date of issuance and accrued interest at an annual rate of 5%. As additional consideration for the issuance of the five notes, the Company issued the three members of management a five percent (5%) equity position in the Company at the time of issuance, for which the management members received an aggregate of 374,175 shares of Common Stock.

The relative fair value of the equity issued at the time of grant, which was determined by management to be $123,529, was recorded as a debt discount, and were amortized to interest expense over the term of the notes. Management estimated the fair value of the Company at the time of the issuance to be approximately $4.2 million based upon a recent sale of equity in the Company.

July 2007 Note

In July 2007, the Company issued an unsecured promissory note in the principal amount of $75,000 to an existing shareholder, who is now an officer of the Company. As additional consideration for the purchase of the note, the Company issued the noteholder five-year warrants to purchase 41,241 shares of Common Stock at an exercise price of $1.25 per share, which gives effect to the 75:1 Unit split (See Unit Split below in Note 11). The July 2007 note matured at the earlier of (i) 180 days from the date of issuance, or (ii) two days after the effective date of the Company’s Merger with Lifesciences (See Note 1) unless the noteholder elected to convert his note. The note accrued interest at the rate of 10% per annum and was convertible into the Company’s Units at a price of $1.25 per Unit.

The relative fair value of the warrant at the time of grant, determined by management to be $13,522, was recorded as a debt discount and was amortized over the term of the note. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

10. RELATED PARTY TRANSACTIONS (continued)

Note Conversions

On December 20, 2007, the holders of the August 2006, February and March 2007 and July 2007 notes described above each agreed to convert the principal and accrued interest on the notes into an aggregate of 446,067 shares of the Company’s Common Stock on a one-to-one basis, including accrued interest. As additional consideration for the agreement to convert the notes into equity prior to the Merger, the Company issued the noteholders five-year warrants to purchase an aggregate of 223,035 shares of Common Stock at the price of $1.25 per share, which was subsequently reduced to $1.00 per share in accordance with certain provisions in the warrant agreement that were triggered by the Company’s issuance of convertible debt with a conversion price of $1.00 per share on December 28, 2007. The Company recorded $123,664 in interest expense for the fair value of the warrants issued as a result of the conversion inducements.

11.  SHAREHOLDERS’ DEFICIT

As a result of the Merger on February 11, 2008, the Company had 10,469,761 shares of Common Stock outstanding, 10,940 shares of Series A Preferred Stock outstanding, and 1,180,990 in five-year warrants outstanding for the purchase of Common Stock at prices ranging from $.80 to $1.25 per share.

During February 2008, the former interim Chief Financial Officer of the Company was issued five-year warrants to purchase 50,000 shares of Common Stock at a price of $.80 per share in accordance with the terms of an Employment Letter of Understanding, effective June 16, 2007. The Company has estimated the value of the warrants granted as $24,762 which was charged to incentive compensation during the three months ended March 31, 2008.

Unit Split

In October 2007, the Company declared a seventy-five-for-one (75:1) forward split of its outstanding Units (“Unit Split”), for presently issued and outstanding Units as of August 1, 2007. As a result of the Unit Split, the Company had 7,500,000 Units (shares of Common Stock post-merger) issued and outstanding.

Financings

From September through October of 2007, the Company issued an aggregate of 1,052,500 units at a price of $1.00 per unit to investors in a private placement. Each unit consisted of one share of Common Stock of the Company and a five-year warrant to purchase one-half of a share of Common Stock at an exercise price of $1.25 per share (warrants to purchase 526,250 shares, in the aggregate). The Company received net proceeds of $947,250 from the sale before deduction for offering expenses of $261,892. In connection with the private placement, the Company paid the placement agent a commission of ten percent (10%) of the gross proceeds from the sale of the units sold by the placement agent. In addition, the placement agent, or its assignees, received five-year warrants to purchase an aggregate of 104,750 shares of Common Stock equal to approximately ten percent (10%) of the gross proceeds from the sale of the shares sold by the placement agent, at an exercise price of $1.25 per share. The placement agent warrants contain cashless exercise provisions which are settled in shares as well as provide for piggy-back registration rights.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

11.  SHAREHOLDERS’ DEFICIT (continued)

As a result of the Merger, the shares described above, including accrued dividends at a rate of 10% per annum which the Company elected to pay for the number of days from the initial investment date until the date of the Merger, were ultimately converted on February 11, 2008 into 10,940 shares of the Company’s Series A Preferred Stock with a stated value of $100 per share, based on the value of $1.00 per share plus accrued interest. As additional consideration for the conversion to Series A Preferred Stock and the cancellation of the five-year warrants initially issued to the investors, the Company issued the holders of the shares of Series A Preferred Stock five-year warrants to purchase an aggregate of 547,000 shares of Common Stock at an exercise price of $1.00 per share.

Each share of Series A Preferred Stock is convertible into 100 shares of Common Stock (a) at the option of the holder as long as such shares remain outstanding, and (b) automatically at the earlier of (i) March 1, 2009, (ii) ten calendar days following the closing of a private or public offering of the Company’s Common Stock with gross proceeds before expenses of not less than $5 million, or (iii) at any time, at the option of the Company, provided the Company’s Common Stock trades at an average price greater than $2.00 per share for ten consecutive trading days. The total number of outstanding shares of Series A Preferred Stock as of March 31, 2008 is 10,940 shares.

The Company is required to register the shares of Common Stock underlying both the shares of Series A Preferred Stock and the warrants issued to the holders of the Series A Preferred Stock within 45 days of completion of the Merger. As of July 10, 2008, the required registration statement had not been filed, however, the Company is currently in the process of preparing the registration statement.

12. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office space and certain office equipment under noncancelable operating lease agreements. Occupancy lease agreements, in addition to base rentals, generally are subject to annual escalation provisions that range from 3% to 4% and options to renew ranging from 3 years to 5 years. As of March 31, 2008, the approximate aggregate minimum future payments required on the operating leases are as follows:

2008	$142,765
2009	158,444
2010	107,358
2011	24,207
2012	-

$432,774

Rent expense for the quarters ended March 31, 2008 and 2007 was $85,128 and $42,699, respectively. Rent expense for the quarter ended March 31, 2008 includes $42,762 for corporate office space rent under a sublease agreement, which has expired.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

12. COMMITMENTS AND CONTINGENCIES (continued)

Capital Lease Obligations

As of March 31, 2008, the future minimum capital lease payments are as follows:

2008	$77,417
2009	109,888
2010	49,166
2011	7,043
2012	-
Total minimum lease payments	243,514
Less amount representing interest	26,968
Present value of minimum lease payments	216,546
Less current installments	92,489

Long-term obligations as of March 31, 2008	$124,057

Guarantees

Dr. William Kirby, the Company’s director and Medical Director, personally guaranteed certain of the Company’s lease obligations. These obligations include the three real estate leases associated with the laser clinics the Company operates in Irvine, Encino and Beverly Hills, California. Dr. Kirby has also guaranteed certain of the Company’s equipment leases.

Rescission Offer

In October 2007, the Company’s management became aware that some of the information contained in its private placement memorandum dated August 13, 2007 (“Original Memorandum”) was inaccurate and that as a result, the Units purchased by 18 investors in September 2007 pursuant to the Original Memorandum (“Initial Units”), and the warrants attached to the Initial Units (“Initial Warrants”) were possibly subject to rescission. As a result, the Company conducted a rescission offer in November and December 2007 to the 18 holders of the Initial Units and attached Initial Warrants, and offered to repurchase the Initial Units and Initial Warrants from the holders for the original purchase price of $1.00 per Unit, plus statutory interest. To exercise the right of rescission, a holder was required to advise the Company of his or her intent to rescind within 30 days of receipt of the rescission offer from the Company. Acceptances or rejections of the offer could be revoked until the Expiration Date. The “Expiration Date” was defined in the Rescission Offering Memorandum (“Rescission Memorandum”) as December 21, 2007 or thirty days from the holder’s receipt of the Rescission Memorandum, whichever was later. Accordingly, although 14 of the 18 holders had rejected the Company’s rescission offer prior to December 31, 2007, each holder still had the right to revoke such rejection until the Expiration Date. Subsequent to December 31, 2007, all 18 rescission offers expired by the end of the second quarter of 2008 eliminating the contingency related to the possible rescission by these investors.

Management has concluded, based on the advice of legal counsel, that a liability resulting from a rescission contingency is remote and therefore has not recorded a liability for potential rescissions as of December 31, 2007 or March 31, 2008.

DR. TATTOFF, INC.
(formerly Lifesciences Opportunities Incorporated)
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2008
(Unaudited)

13. OTHER SUBSEQUENT EVENTS

Financings

On April 25, 2008, the Company closed its private offering of 12% convertible debentures (“Debentures”) for aggregate gross proceeds of $855,000. In accordance with the terms of the private placement memorandum for the offering, the Company also issued the investors in the Debentures, an aggregate of 855,000 shares (“Additional Shares”) of its Common Stock. Pursuant to an Amended and Restated Selling Agreement (“Selling Agreement”) by and between the Company and a licensed broker-dealer, the Company paid cash commissions of $85,500 to the broker-dealer equal to 10% of the gross proceeds raised in the offering. At the closing, the Company issued the broker-dealer five-year warrants to purchase, at an exercise price of $1.00 per share, shares of Common Stock equal to 10% of the Additional Shares sold by the broker-dealer in the offering, or 85,500 shares of Common Stock (“Broker-Dealer Warrants”).

The maturity date of the Debentures is the earlier of: (i) the completion of a public offering (“Public Offering”) of the Company’s Common Stock resulting in gross proceeds of at least $5,000,000; or (ii) 180 days from April 25, 2008 (the “Debenture Maturity Date”). The Debentures accrue interest at the rate of 12% per annum, which interest is payable in cash on the Debenture Maturity Date. Fifty percent (50%) of the aggregate principal amount of the Debentures, including any accrued and unpaid interest, is payable in cash on the Debenture Maturity Date, and the remaining 50% is subject to mandatory conversion into shares of Common Stock. In addition, fifty percent (50%) of the outstanding and unpaid principal amount of the Debentures will mandatorily convert into Common Stock on the Debenture Maturity Date at a conversion rate equal to fifty percent (50%) of the purchase price of the Common Stock in the Public Offering. In the event the Company has not commenced a Public Offering by the Debenture Maturity Date, then the conversion price will be $0.50 per share. In addition, the Company entered into a registration rights agreement with each investor which provides that the Company is required to file a registration statement with the SEC registering the Additional Shares and the shares of Common Stock underlying the Debentures within forty-five (45) days of April 25, 2008 (the “Filing Date”). The agreement provides that if the registration statement has not been filed by the Filing Date or declared effective within ninety (90) days of the Filing Date, the Company is required to pay the investors a two percent (2%) penalty, payable in cash or Common Stock, at the option of the Company. The Filing Date was June 9, 2008 and as of June 20, 2008, the registration statement had not been filed and the penalty had not been paid or waived by the investors.

In connection with the issuance of the Additional Shares, the Company and each investor entered into a lock-up agreement which provides that the Additional Shares issued to each respective investor are subject to the following lock-up provisions: (i) one-third (1/3) of the Additional Shares will be eligible for resale at the commencement of the Public Offering; (ii) one-third (1/3) of the Additional Shares will be subject to a three-month lock-up period beginning on the date of commencement of the Public Offering; and (iii) one-third (1/3) of the Additional Shares will be subject to a six-month lock-up period beginning on the date of commencement of the Public Offering. As a condition to the closing of the offering, Pacific Holdings Syndicate, LLC, the Company’s majority shareholder, which shareholder is managed and majority owned by executive officers of the Company, Mr. James Morel, Dr. William Kirby and Mr. Ian Kirby, returned an aggregate of 855,000 of its 6,712,500 shares of Common Stock to the Company for cancellation.

On May 19, 2008, the Company filed Articles of Amendment to its Articles of Incorporation changing its legal corporate name from Lifesciences Opportunities Incorporated to Dr. Tattoff, Inc.

Until                     , 2008 (25 days after the date of this prospectus), all dealers effecting transactions in the shares offered by this prospectus whether or not participating in the offering may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

TABLE OF CONTENTS

Prospectus Summary	1
The Offering	3
Summary Financial Data
Risk Factors	5
Cautionary Note Regarding Forward Looking Statements	20	Dr. Tattoff, Inc.
Determination of Offering Price	20
Use of Proceeds	21
Dividend Policy	22
Capitalization	22
Unaudited Condensed Pro Forma Financial Data		2,285,700 Units
Dilution	24	each unit consisting of one share of common stock,
Selected Financial Data	24	one Class A warrant and
Management’s Discussion and Analysis	24	one Class B warrant
Business	35
Management	43
Executive Compensation	45
Certain Relationships and Related Transactions	48
Security Ownership of Certain Beneficial	51	_____________
Owners and Management
Description of Capital Stock	52	Prospectus
Shares Eligible for Future Sale	60	_____________
Underwriting	62
Legal Matters	65
Experts	65
Additional Information	66
Index to Financial Statements	F-1

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changes since that date.
		Dawson James Securities, Inc. , 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2008

PRELIMINARY PROSPECTUS

Dr. Tattoff, Inc.
1,352,440 shares of Common Stock

This prospectus covers the selling shareholders’ resale of up to 1,352,440 shares of our common stock, par value $.0001 per share (“Common Stock”) (after giving effect to a 1-for-3.5 reverse stock split effected immediately prior to the closing of our initial public offering) they now own or have the right to acquire upon exercise of outstanding warrants and convertible securities. We will not receive any proceeds from the resale of the Common Stock by the selling shareholders, but we will receive the proceeds of their warrant exercises. The proceeds to the selling shareholders of their resale of the Common Stock will depend on the market price at the time of sale.

We completed our initial public offering of 2,285,700 units consisting of one share of Common Stock, one Class A warrant and one Class B warrant on               , 2008. We have applied for listing of our Common Stock and the Class A and Class B warrants on the American Stock Exchange under the symbols “TAT,” “TAT.WS.A,” and “TAT.WS.B”.  On  [●] the last reported sale price of our Common Stock was $[●] per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Public Offering Price	The shares will sell at prevailing market prices or privately negotiated prices if and when the shares are listed on the American Stock Exchange.

Commission	Customary for the type of transaction involved.

Proceeds to Selling Shareholders	Market price, from time to time, a price related to the market price or negotiated price, net of customary commission for execution of the type of transaction.

The date of this prospectus is           , 2008.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our risk factors, financial statements and the related notes, elsewhere in this prospectus. In addition, some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” on page 19.

Our Company

We are a medical practice management company seeking to assist healthcare professionals dedicated to laser tattoo removal, hair removal and other laser-based skin care services. We contract with physicians to provide them with the resources necessary to run a successful practice, including turnkey marketing services, human resources and staffing services, patient management services, technical solutions, office management and all other non-medical services. We own the registered trademark, Dr. TATTOFF®, and license the use of the trademark as part of the management services provided to physicians. Our goal, subject to available financing, is to further develop our chain of branded retail tattoo removal clinics in California and establish and develop a national brand elsewhere in the country.

Dr. TATTOFF® was founded in 2004 to meet what we believe to be an unmet demand for safe, non-invasive and relatively inexpensive tattoo removal in a friendly, non-clinical atmosphere conveniently located in retail centers. We have three laser centers open in Southern California: Beverly Hills (opened August 2004), Irvine (opened June 2005) and Encino (opened March 2006), and have targeted additional locations across the United States for expansion over the next several years.

A typical laser clinic is designed to be a friendly, relaxing and fun environment with cable television, Wi-Fi access, a range of magazines, and a service-minded staff. We differentiate ourselves from our competitors primarily by our specialization in laser tattoo removal. For most of our competitors, such services are typically a relatively minor part of their overall product line offering. We strive to give the customers who visit our clinics a unique experience that attempts to minimize the discomfort patients may feel when visiting a medical clinic. We believe that because of this type of environment, we have the ability to continue to achieve repeat client revenues for our contracting physician(s).

Our marketing efforts are specifically targeted to the 18-40 year-old age group that accounts for slightly more than 75% of those likely seeking tattoo removal services. Based on the three years of clinic management, our clinics’ patient base data reveals that approximately 57% of the patients who are seen at our clinics are women between the ages of 18-40. We believe our laser clinic model will be more appealing to these customers than other settings for laser tattoo removal, such as dermatologist offices or med-spas.

Our Growth Strategy

Our mission is to build upon our existing three operating clinics and to create a national brand of retail chain tattoo removal clinics. The overall strategy for future laser clinic openings targets the largest markets for tattoo removal based upon our research during our development stage. To achieve our goal, we intend to pursue the following strategies for growth:

•	We plan to expand our business primarily through the development of additional new clinics over the course of the next 3 to 5 years.

•
We plan to open multiple laser clinics in each target metropolitan area exhibiting a potential for generating break-even procedure volume within the first 3 to 6 months, including the necessary physician participation to support such levels.

•
We seek to lease 1,500 square feet of space in retail centers located in high volume traffic areas. This strategy was chosen to maximize revenue potential based on our previous operational experience testing clinic models within a traditional medical building, in a low visibility office park and in a high visibility street level retail center.

Alt.-1

•
We seek to utilize our trademarked logo and marketing slogans (Re-Think Your Ink, Undo Your Tattoo) and proprietary service systems (Kirby/Desai Tattoo Removal Index), along with the toll-free 888-TATT-OFF phone number and our www.drtattoff.com website to position our brand to be one of the leading experts in the industry.

Our research has shown that the potential market for tattoo removal is large but undereducated about the efficacy and costs associated with tattoo removal. We believe that our model, tested during 3 years of operations, uses the appropriate marketing methods, brand positioning, and psychological understanding to successfully attract these consumers. We have tested multiple approaches and solicited extensive feedback from our existing patient base in order to create a template for customer experience that we believe can be replicated across the United States.

Summary Risk Factors

Our business is subject to various risks and challenges, including (without limitation or any specific order):

•	we have a limited operating history on which to evaluate our operations;

•	we have incurred significant losses since inception that raise doubts about our ability to continue as a going concern;

•	if we are not successful in raising capital or do not achieve profitability, we may be forced to cease operations;

•	we may not be able to manage our planned future expansion strategy efficiently or profitably;

•	any findings of noncompliance with governmental healthcare regulations could cause our financial condition to suffer;

•	our service offering and geographic location is not diversified and any attempts to diversify may not be successful;

•	our dependence on our management team and key personnel and the loss or inability to retain these individuals could harm our business; and

•	there is no prior public market for our Common Stock and our stock price could be volatile and could decline following this offering.

For a detailed description of these and additional risk factors, please refer to “Risk Factors” beginning on page 4.

Corporate Information

Our principal executive offices are located at 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California 90211. Our telephone number is (310) 659-5101. We maintain an Internet web site at www.drtattoff.com. The information on this web site is not and should not be considered part of this document and is not incorporated into this document by reference. This web address is, and is only intended to be, an inactive textual reference.

Unless the context specifies otherwise, “we”, “our”, “us”, the “Company” and similar expressions refer to the business of DRTATTOFF, LLC (“Dr. TATTOFF®”) which merged on February 11, 2008 (the “Merger”) with and into Lifesciences Opportunities Incorporated (“Lifesciences”), a Florida corporation, now known as Dr. Tattoff, Inc. In addition, unless the context specifies otherwise, references to “shareholder(s)” or “shares of Common Stock” refer to ownership of shares of the combined company following the Merger and references to “members” and “units of membership interests of Dr. TATTOFF®” refer to ownership of Units of Dr. TATTOFF® prior to the Merger.

Alt.-2

THE OFFERING

Common Stock Presently Outstanding:	5,277,060 shares*

Common Stock Currently Owned by Selling Shareholders:	258,571 shares*

Common Stock Issuable upon Exercise of Selling Shareholder Warrants:	397,561 shares*

Common Stock Issuable upon Conversion of Selling Shareholder Convertible Securities:	696,307 shares*

Common Stock to be Outstanding Immediately after Selling Shareholder Offering (assuming maximum number of shares are exercised and/or converted:	6,629,499 shares*

 The number of shares of Common Stock presently outstanding does not include:

•	342,855 additional shares of Common Stock issuable if the over-allotment option is exercised in full by the underwriters of our initial public offering;
•
4,571,400 shares issuable upon the exercise of outstanding Class A and Class B warrants contained in the units (“Units”) sold in our initial public offering if the over-allotment option is not exercised and 5,257,110 shares if the over-allotment option is exercised in full by the underwriters; and

•	approximately 1,145,640 shares issuable upon the exercise of outstanding warrants and other convertible securities.

Common Stock Offered:
All of the 1,352,440 shares offered by this prospectus are being sold by the selling shareholders who hold or have the right to acquire shares of Common Stock upon exercise of outstanding warrants and convertible securities.

Use of Proceeds:
We will not receive any proceeds from the resale of the Common Stock by the selling shareholders, but we will receive the proceeds of their warrant exercises. The proceeds to the selling shareholders of their resale of the Common Stock will depend on the market price at the time of sale.

Risk Factors:
You should consider carefully all of the information set forth in this prospectus, and, in particular, the specific factors set forth under “Risk Factors” beginning at page 4, before deciding whether or not to invest in our shares of Common Stock.

Trading Symbols:	We have applied for listing of our Common Stock, Class A and Class B Warrants on the American Stock Exchange under the symbols “TAT,” “TAT.WS.A” and “TAT.WS.B”.

*Unless otherwise indicated, all information in this prospectus gives effect to the Amendment to our Articles of Incorporation providing for a 1-for-3.5 reverse stock split, subject to shareholder approval, effected immediately prior to the closing of our initial public offering on the date the Form S-1 Registration Statement is declared effective by the Securities and Exchange Commission (the “Effective Date”).

Alt.-3

SUMMARY FINANCIAL DATA

Not required under Regulation S-K for “smaller reporting companies.”

RISK FACTORS

An investment in our securities is highly speculative. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and documents incorporated by reference into this prospectus, if any, and consider the following risk factors. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected. As a result, the trading price of our securities could decline. This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

Risks Related to our Business

We have a limited operating history on which to evaluate our operations and may continue to incur losses in the future, particularly if we implement our planned expansion.

During the most recent three years of operations, in 2005, 2006 and 2007, we had revenues of approximately $281,444, $745,571, and $747,616, respectively, and net losses of $234,860, $419,905, and $2,340,777, respectively. For the three month periods ended March 31, 2008 and 2007, we had revenues of $299,194 and $226,482, respectively, and net losses of $540,827 and $133,000, respectively. We have a limited operating history on which to base an evaluation of our business and prospects. Since 2004, we have funded operations through operating cash flows, when available, sales of equity securities, shareholder loans and issuances of various forms of debt securities. Any investment in our Company should be considered a high risk investment because you will be placing funds at risk in an early stage company with unforeseen costs, expenses, competition and other problems to which such companies are often subject. Our revenues and operating results are difficult to forecast and our projected growth is dependent, in part, on our ability to complete our planned future expansion of opening additional clinics and the future revenues and operating results of such clinics. We therefore believe that period-to-period comparisons of our operating results thus far should not be relied upon as an indication of future performance.

We are currently dependent upon a single physician who works in all three of our clinics for all of our operating revenue.

Our management services agreement (“Management Agreement”) with William Kirby, D.O., Inc. (“Kirby Inc.”), an entity managed and solely owned by Dr. William T. Kirby, our Medical Director and member of our board of directors, is currently our sole source of revenue. Any material failure of Dr. Kirby to fulfill his obligations under the Management Agreement would materially adversely affect our financial results. In addition, we do not maintain key man life insurance on Dr. Kirby. In the event that we were to lose the services of Dr. Kirby, our operations would be materially adversely affected and if we are not able to find a suitable replacement quickly, our operations would likely have to cease altogether.

We are a relatively new business and our prospects and we may be unable to successfully address some of the risks that arise as a result, which may have a material adverse effect on our operations.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies engaged in the development of a new business. Some of the specific risks associated with our business include our:

•	ability to generate and successfully implement new ideas relating to the development and management of laser tattoo removal clinics and the contracting physician’s service of laser tattoo removal;

Alt.-4

•	need to manage our expanding operations;

•	continuing need to raise substantial additional capital;

•	dependence upon and need to hire key personnel; and

•	need to implement marketing campaigns to establish and enhance the Dr. TATTOFF® brand on an ongoing basis.

To address these risks, we must, among other things, respond to ours and the contracting physician’s competitors, attract, retain and motivate qualified personnel, continue to develop our brand, and market and sell our services to contracting physicians. We cannot guarantee that we will be successful in addressing any or all of these risks and the other risks described herein, or that we will generate significant revenues or achieve or sustain significant profitability. The failure to address one or more of these risks and successfully implement our strategy could have a material adverse effect on our financial condition or results of operations.

We have incurred significant operating losses since our inception that raise doubts about our ability to continue as a going concern, and if we do not achieve profitability we may be forced to cease operations.

We have a working capital deficit of $1.94 million and an accumulated deficit of $2.9 million at March 31, 2008. Our revenues have not grown sufficiently to satisfy our increases in general and administrative expenses associated with our prior private financing and those legal, accounting, and insurance costs related to becoming a reporting company, accounting for a significant portion of our working capital and accumulated deficits. We have incurred debt in the form of promissory notes, convertible promissory notes, and convertible debentures as described elsewhere in this prospectus totaling approximately $1,049,000 as of the filing date of this Registration Statement to fund these deficits. We believe that based on current revenue projections, cash flow from operations should be sufficient to meet our operating cash requirements and allow us to continue as a going concern through 2008 other than these obligations. We expect that the proceeds from this offering will be sufficient to repay our outstanding debt obligations, to provide additional working capital to fund current operations and to fund the long term cash requirements described elsewhere in this prospectus through June of 2010.

The circumstances discussed above raise substantial doubt about our ability to continue as a going concern in the normal course of business. Our existence is dependent upon our management’s ability to develop profitable operations, complete our planned public offering or obtain other sources of cash to repay our outstanding obligations and resolve our liquidity problems. If we are not able to continue as a going concern, we may cease to operate and investors will lose some or all of their investment.

We may require additional funds to sustain our business in addition to the funds received in our initial public offering and this offering, which we may be unable to obtain at acceptable terms.

We require substantial capital to fund our business operations and following this offering may continue to seek substantial amounts of capital to effectuate our business plan. We have experienced significant negative cash flow from operations to date and we expect to continue to experience significant negative cash flow in the future. Our revenues from management fees have not been sufficient to date to cover our operating expenses. We will require additional funds to sustain and expand operations and continue our marketing activities. Adequate funds for these and other purposes on terms acceptable to us, whether through additional equity financing, debt financing or other sources, may not be available when needed on commercially reasonable terms, or at all, or may result in significant dilution to existing equity holders. Our inability to generate sufficient funds from operations and external sources will have a material adverse effect on our business, results of operations and financial condition. If we are not able to raise additional funds, we will be forced to significantly curtail or cease our operations. We recently completed offerings of 10% convertible promissory notes and 12% convertible debentures, with aggregate gross proceeds of $349,975 and $855,000, respectively. Our ability to issue debt securities in the future or to service such debt or the debt we have issued may also be limited by our ability to generate adequate cash flow. In addition, we are currently in default with respect to one of our promissory notes in the principal amount of $150,000 we previously issued, which may have a material adverse effect on our future business operations should such note holder initiate litigation or make otherwise similar demands.

Alt.-5

If we are unable to establish good relationships with physicians, our business could be negatively affected.

A number of states prohibit business entities from practicing medicine, employing physicians to practice laser removal, or employing physicians to render laser removal services on their behalf. We provide management services and marketing support to physicians performing laser tattoo removal. Our activities involve developing and managing clinics, providing supplies and malpractice insurance, non-clinical personnel and administrative services. As a result, responsibility for patient services rests with the physician. Part of our business strategy is to develop a network of physicians who have or will have a significant source of patients who generate substantial revenues for the physician, and in turn, for us through our management services agreement with the physician. The success of our operations depends upon our ability to enter into agreements on acceptable terms with a sufficient number of physicians to render tattoo laser removal and other professional services at centers managed and operated by us. There can be no assurance that we will be able to enter into agreements with physicians and/or other healthcare providers on satisfactory terms or that such agreements will be profitable.

We receive our revenue through a management services agreement with an individual physician, not directly from patients, therefore if our contracting physician does not pay our management fee pursuant to the management services agreement, our revenue could be adversely affected.

All revenues are currently derived from the work of our contracting physician performed in our laser clinics and are received pursuant to the management agreement entered into between the physician performing or overseeing the laser tattoo removals at clinics operated by us. We entered into the Management Agreement with Kirby Inc., an entity managed and solely owned by Dr. William Kirby, our Medical Director and member of our board of directors, pursuant to which we provide management services to three laser clinics in California. The Management Agreement entitles us to receive as payment for our management services, 65% of the gross revenues from Kirby Inc. from August 31, 2004 through December 31, 2005, 60% from January 1, 2006 through December 31, 2006, 50% from January 1, 2007 through December 31, 2007, and 60% of the gross revenues thereafter through August 30, 2009. All fees charged to patients at the laser clinics are deposited into the bank account of Kirby Inc., which then, in turn, pays us a management fee out of the gross revenues of each laser clinic, less certain expenses such as center medical staffing and advertising. The Company is responsible for paying all third-party advertising and marketing services costs in excess of 15% of Kirby Inc.’s gross revenues out of the management fee that it collects from Kirby Inc. We are paid the management fee for providing management, administrative, marketing, and support services, equipment and clinic space to Dr. Kirby. The Management Agreement, as amended in August 2007 and December 2007, provides for a five (5) year term commencing on August 31, 2004 and ending on August 30, 2009. If the Management Agreement is terminated for any reason, if Kirby Inc. does not pay the management fees pursuant to the terms of the agreement, or if Kirby Inc. fails to perform the services required under the Management Agreement, our revenue will be materially and adversely affected. We anticipate that we will be able to successfully negotiate similarly structured agreements with physicians for future clinic locations. There is no guarantee that we will be able to negotiate such agreements on the same or similar terms as Kirby Inc.

Our strategy to promote the brand “Dr. TATTOFF®” through marketing efforts may not be successful.

We cannot currently measure the success of our marketing campaigns. Although we believe that with continued capital resources our planned marketing campaign will promote the brand and consequently, increase our number of clinics needed to meet the market needs, we do not currently have the cash resources to fund additional marketing efforts and the net proceeds of the offering may not be sufficient to fund a nationwide marketing effort to support our expansion into other markets. Furthermore, even if we raise the necessary capital to fund the advertising campaign, we cannot provide assurances that our strategy will be successful in ultimately generating brand recognition and increased clinic sites based on market conditions.

Our service offering and geographic location is not diversified and if we attempt to diversify, we may not be successful.

The development and management of laser tattoo removal clinics is our principal service, representing all of our revenue. Our success depends upon increasing the number of clinics so that our contracting physicians can provide treatment to people seeking services for laser tattoo removal. Although studies have indicated that our target market is growing on a national level, if we do not successfully develop and market our management services and the laser services of our contracting physicians, our revenue and operating results will be adversely affected. Consequently, if the market for laser tattoo removal service declines, does not grow as we anticipate, or becomes increasingly competitive, our business will be harmed as a result of our contracting physician’s loss of revenue. In addition, any attempt by us to diversify our management service offerings may not be successful and may cause us to divert resources and management attention away from our core business.

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Furthermore, our existing revenues are geographically concentrated in Southern California. Due to the geographic concentration of our clinics in the Southern California region, our results of operations and financial condition may be subject to fluctuations in regional economic conditions, and may be adversely affected by tightened controls on lending resulting from the current credit crisis that may affect our contracting physician’s customers’ spending habits. Additionally, our concentration of clinics in this geographic region heightens our exposure to adverse developments related to competition.

We and our contracting physician operate in a competitive environment and may have difficulty competing with larger and better financed competitors.

Other facilities offer tattoo removal services in the geographical vicinity of the Beverly Hills, Encino, and Irvine, California clinics, all of which compete with the services offered by our contracting physicians. Moreover, given the mobility of patients, the Beverly Hills clinic, the Encino clinic, the Irvine clinic and any other office that may be opened in the Southern California area may in fact provide competition to the contracting physicians in any of our other clinics, which could have a direct impact on our management fee revenues. As tattoo removal technology continues to develop and the demand for tattoo removal services grows, other entities may become engaged in offering the same management services. Physicians increasingly may provide similar services through their own offices. Some of these competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do in both the Southern California area and nationwide. These competitors could affect our ability to expand into other markets, generate sufficient revenues and maintain operations at a profitable level due to reduced margins or loss of market share.

In addition, the medical technology provided in the clinics by us is in a continual state of change, with new technologies being introduced and old techniques becoming obsolete. Although we believe that our technology, equipment and systems are among the most advanced available tattoo removal technology, there can be no assurance that new, improved, or more efficient technology will not be developed, making other providers of tattoo removal services more attractive and our contracting physicians less competitive. We cannot be certain that we will be able to compete successfully against current or future competitors of the Company or our contracting physicians.

An increase in the number of physicians who perform enough tattoo removal procedures to economically justify the purchase of their own lasers may harm our business.

As laser tattoo removal becomes more commonplace, the number of physicians who can economically justify the purchase of their own lasers may increase. Laser tattoo removal is still a relatively new procedure for most physicians, and it generally takes time for physicians to build up their procedure volume. We estimate that a physician or practice group needs to perform approximately 100 procedures a month in one location in order to economically justify the purchase or lease of a MedLite® C6 laser (MedLite® is a registered trademark of HOYA ConBio™). This estimate is based upon a number of factors including current prices for MedLite® C6 lasers, current procedure fees charged by physicians and the current per procedure fee charged by our contracting physician. This estimate does not take into consideration the value physicians may place on our marketing and advertising, administrative support, maintenance and other services we may provide to a physician who uses our laser clinics.

We currently use MedLite® C6 lasers in our clinics, which currently have a retail price of approximately $125,000 per laser. A significant reduction in the price of lasers used in tattoo removal procedures could reduce demand for our services by making it economically more attractive for physicians to buy or lease lasers for themselves instead of utilizing our laser clinics.

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We may experience difficulties in managing our planned expansion strategy which could impair our business and cause revenues and profitability to suffer.

Our success will depend on our ability to expand the number of and manage our laser tattoo removal clinics. Our growth and expansion will result in new and increased responsibilities for management and additional demands on our management, operating and financial systems and resources. Our ability to continue to expand will also depend upon our ability to:

•	Attract physicians performing laser removal requiring our management services;

•	Implement and integrate new, expanded or upgraded operations and financial systems, procedures and controls;

•	Hire and train new staff and managerial personnel;

•	Expand our infrastructure; and

•	Adapt our structure to comply with present or future legal requirements affecting our arrangements with physicians.

All of these factors, among others, will have an impact on our future success, particularly due to the fact that our current business strategy relies heavily on the expansion of our laser clinics into other areas and geographic regions. There can be no assurance that our infrastructure will be sufficiently flexible and adaptable to manage our projected growth or that we will have sufficient resources, human or otherwise, to sustain such growth. If we are unable to adequately address these additional demands on our resources, our profitability and growth might suffer. Also, if we continue to expand our operations, management might not be effective in expanding our physical facilities and our systems, procedures or controls might not be adequate to support such expansion. Our inability to manage our growth could harm our business and decrease our revenues.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand image and harm our business and our operating results.

We own the rights to the registered trademark Dr. TATTOFF® and rights to certain domain names, which we believe are valuable assets. We seek to protect our intellectual property assets through trademark and other intellectual property laws of the United States, and through contractual provisions wherever possible. The efforts we have taken to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of those rights. In addition, effective trademark and intellectual property protection may not be available or cost-effective in any other country in which our web site and media properties are made available through the Internet. There may be instances where we are not able to fully protect or utilize our intellectual property assets in a manner to maximize competitive advantages. Further, while we will attempt to ensure that the quality of our brand is maintained through restrictions in the licenses we grant contracting physicians, our licensees may take actions that could impair the value of our brand, our proprietary rights or the reputation of our services. Any impairment of our brand could negatively impact our business. In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming. Any unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

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Our ability to operate effectively could be impaired if we were to lose the services of our management, or if we are unable to recruit and retain qualified management and key personnel in the future.

Our success depends to a significant extent on the skills and efforts of our executive management team, particularly John P. Keefe, our Chief Executive Officer, and Dr. William T. Kirby, our Medical Director and member of the board of directors. Although some of our management has some related business experience, none of our current officers have managed or operated a tattoo removal business of the magnitude we hope to achieve or a physician’s management services business prior to joining our Company. If our current management cannot manage and operate our Company for any reason, replacing experienced management may be difficult, which could negatively affect our revenues. As we expand our operations and expand into other geographical areas, we will face risks associated with management’s ability to manage and operate the expansion. We cannot assure that management will be able to successfully manage our anticipated future growth.

The current officers and directors of the Company have other interests, which may conflict with the interests of the Company.

Some of our officers and directors are involved in other businesses, and may enter into new business transactions and relationships in the future. As a result, these officers and directors may have conflicts of interest in allocating management time, services and functions among our Company and the other businesses in which they may be involved, including new businesses which may be organized by them. Moreover, the officers and directors, either directly or indirectly, own a substantial portion of the shares of our Common Stock. Conflicts of interest may arise in the course of the operations of our Company as a result of such control. The Management Agreement we have with Kirby Inc., an entity owned and controlled by Dr. Kirby, our Medical Director and member of the board of directors, is currently the sole source of our revenue, and accordingly, Dr. Kirby’s decisions with respect to our Company may conflict with his own personal interests.

Various potential conflicts of interest may exist as a result of our underwriter’s and legal counsel’s ownership interest in our Company.

Robert D. Keyser, Jr. and Albert J. Poliak, our former executive officers, also serve as executive officers and maintain voting control over Ark Venture Capital, Inc., one of our largest shareholders which currently owns 235,283 shares (8%) of our outstanding Common Stock after giving effect to the 1-for-3.5 reverse split. Messrs. Keyser and Poliak are also executive officers and directors of our underwriter in this offering, Dawson James, and executive officers and principal shareholders of Ark Financial Services, Inc., the parent company of Dawson James. Since July 2007, we have paid Dawson James an aggregate of $221,298 in the form of commissions for assisting us in obtaining other private financing prior to this offering. In connection with such previous financings, we also issued Dawson James five-year warrants to purchase an aggregate of 63,230 shares of our Common Stock at exercise prices ranging from $3.50 to $4.38 per share. As underwriter in this offering, Dawson James will be entitled to ongoing compensation and discounts as a result of their clients investing in the Company, so a conflict may exist between their individual financial interests and those of their investors. In addition, a shareholder of our legal counsel, Greenberg Traurig, P.A., beneficially owns 16,143 shares (0.5%) of our outstanding Common Stock. As a result of these and other relationships, the parties involved with this offering may have a financial incentive to act in a manner other than in the best interests of our Company. We have not established any formal procedure to resolve conflicts of interest although any related party transactions are subject to the appropriate review and oversight by our Audit Committee or the full board of directors. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. See “Certain Relationships and Related Transactions” and “Experts.”

Failure of our contracting physicians to meet customers’ expectations or deliver expected performance in laser tattoo removal services could result in losses, lawsuits and negative publicity, which will harm our business.

If the laser tattoo removal services offered by our current or future contracting physician(s) fail to perform in the manner expected by their patients, then our revenues may be delayed or lost due to adverse customer reaction, negative publicity about us and the services provided by our contracting physicians, which could adversely affect our contracting physician’s ability to attract or retain customers. Furthermore, disappointed customers may initiate claims for substantial damages against us, regardless of our responsibility for such failure. Such risk could result in professional liability, malpractice, product liability, or other claims brought against us or our contracting physicians based upon injuries or alleged injuries associated with a defect in a laser’s performance or malpractice by a physician, technician or other health care professional. Some injuries or defects may not become evident for a number of years. Significant lawsuits against us could subject us to significant judgments and damage our reputation. In addition, a partially or completely uninsured claim against us could have a material adverse effect on our business, financial condition and results of operations.

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We may not be able to maintain or obtain commercially reasonable insurance.

We currently have and/or plan to obtain such insurance that is available at commercially reasonable rates to cover potential liabilities. Such insurance includes professional liability insurance, general liability insurance, property insurance, worker’s compensation insurance, director and officer liability insurance, employer liability insurance, malpractice insurance for the clinical staff and physicians providing services in our clinics, and such other insurance we deem necessary and appropriate to protect against both medical and non-medical liabilities. However, we cannot guarantee that any particular liability will be covered by insurance or that any judgment or damages will not exceed the limits of coverage. In addition, the insurance policies obtained by us may not continue to be available to us or, if they are available, they may become too expensive for us to maintain. If we cannot maintain adequate professional and general liability insurance or if we suffer uninsured losses, our financial condition may be jeopardized, and investors could lose all or a portion of their investment.

Our business revenue generation model is unproven and could fail.

We cannot be certain that our management services fee revenue model will be successful. The potential profitability of this business model is unproven and there can be no assurance that we can achieve profitable operations. Our ability to generate revenues depends, among other things, on our ability to successfully attract contracting physicians, the ability of the physician and us to successfully attract customers to our locations through a multi-faceted marketing campaign and to expand operations into other markets, both in California and across the United States, as well as the timely receipt of management services fees from our contracting physicians. We may need to diversify our sources of revenue beyond that of management services fees to generate significant revenues and there can be no assurances that we will be able to achieve this diversification. Accordingly, we cannot guarantee that our business model will be successful or that we can sustain revenue growth, or achieve or sustain profitability.

Any future litigation risks would likely involve significant expense on our part and distract our management

Although we are not currently a party to any litigation, we may become subject to claims and litigation arising out of the conduct of our business or our contracting physician’s business or as a result of our default on any loans made to us. Although we do not believe we are engaged in the professional treatment of patients or the practice of medicine, nonetheless, it may be asserted that we are engaged in the practice of medicine or we may incur liabilities for negligence on the part of our management and employees. In addition, we have previously been in default on some of our debt and other obligations and are currently in default on a convertible promissory note in the principal amount of $150,000. Litigation of any type could have a material adverse effect on our business operations and financial condition due to a loss of physician’s patients from negative publicity, and the expenses associated with defending any claim or suit resulting in a judgment against us. Any such expenses may exceed the level of insurance maintained by us. If a claim or lawsuit has a material adverse effect on our business operations or financial condition, investors could lose all or a portion of their investment in the Company.

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Risks Related to Regulation of our Industry

Our business and that of our contracting physicians is subject to significant governmental healthcare regulation and noncompliance with such regulation could cause our financial condition to suffer.

The healthcare industry is heavily regulated and changes in laws and regulations can be significant. Both us and the physicians who practice medicine at the clinics must maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided by such physician, in accordance with federal and state confidentiality laws and regulations, including the California Confidentiality of Medical Information Act, Civil Code Sections 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder. Certain federal and state regulations govern the administration and licensing of the medical and technical staff of the clinics. The establishment, marketing and operations of us and that of our contracting physicians may be subject to various federal and state regulations, including laws and regulations prohibiting the practice of medicine by non-physicians, prohibitions concerning the kickback, rebate or division of fees between physicians and non-physicians, the manner in which a prospective patient may be solicited, the receipt or offering of remuneration as an inducement to refer patients, and self-referral for any person in connection with the furnishings of goods, services or supplies prescribed for medical diagnosis, care or treatment. Many of these laws and regulations are ambiguous, and courts and regulatory authorities have provided little clarification. Moreover, state and local laws vary from jurisdiction to jurisdiction. As a result, we may not always be able to accurately interpret applicable law, and some of our activities could be challenged. Any failure to comply with applicable regulations can result in substantial civil and criminal penalties. Non-compliance by us could have a material adverse effect on the financial condition of the Company and could result in the cessation of our business.

Furthermore, the lasers we use in our laser clinics are medical devices that in the United States are subject to the jurisdiction of the Food and Drug Administration (“FDA”). In addition to FDA approval for the initial uses of these lasers, new uses require separate approval. Obtaining such approval can be an expensive and time consuming process, the success of which cannot be guaranteed. The failure of our suppliers to obtain regulatory approvals for any additional uses of lasers or otherwise comply with regulatory requirements could have a material adverse effect on our business, financial condition or results of operations.

Failure to comply with applicable FDA requirements could subject us, physicians who use our laser clinics or laser manufacturers to enforcement actions, including product seizure, recalls, withdrawal of approvals and civil and criminal penalties. Any such enforcement action could have a material adverse effect on our business, financial condition and results of operations. Further, failure to comply with regulatory requirements, or any adverse regulatory action could result in limitations or prohibitions on our use of lasers. This could have a material adverse effect on our business, financial condition and results of operations.

The regulatory environment in which we and our contracting physicians operate may change significantly in the future. Numerous legislative proposals have been introduced in Congress and in various state legislatures over the past several years that could cause major reforms of the U.S. healthcare system, inclusive of both state and federal systems. We cannot predict whether any of these proposals will be adopted or how they might affect our business. New or revised legislation could have a material adverse effect on our business, financial condition and results of operations.

California regulations governing the level of physician supervision over nurses and physician assistants may be inconsistent and non-compliance by us may result in suspension or revocation of licenses.

The supervising physician of Kirby, Inc. who operates the medical practice managed by us does and will likely continue to engage registered nurses (either as employees or independent contractors) to assist in tattoo removal services. The supervising physician may also engage physician assistants (either as employees or independent contractors) to assist in such services. In order not to be deemed to be engaging in the practice of medicine in the State of California, a nurse or physician assistant providing laser tattoo removal services must be supervised by a California-licensed physician. The physician assistant regulations contain a detailed listing of options as to the method by which the supervising physician generally may perform supervisory duties, but a supervising physician must be available in person or by electronic communication at all times when the physician assistant is caring for a patient. The rules regarding physician supervision of registered nurses are not as clear as the rules governing supervision of a physician assistant. The California Board of Registered Nursing believes it is within a registered nurse’s scope of practice to use laser therapy for patients if there is an approved “standardized procedure” which is a policy or protocol developed through collaboration by the physician and the registered nurse. Although the standardized procedure must describe the scope of supervision required, the laws and regulations do not require a particular level of physician supervision. Because the standardized procedure regulations do not require a particular level of physician supervision, the Medical Board of California may take the position that a licensed physician be present at all times in the tattoo removal facility if a registered nurse is performing some or all of the tattoo removal services, while the California Board of Registered Nursing may take the position that a licensed physician must be available by phone and need not be present at all times in the facility. If we are able to expand our operations into other areas outside of California, persons working in our laser clinics will be subject to that particular state’s licensing procedures, rules and regulations governing the level of physician supervision required, which may differ from those in California. If physicians, nurses and physician assistants performing or assisting in tattoo removal services at our laser clinics are deemed to have violated the laws or the rules of the appropriate licensing agency with respect to supervision, they may face disciplinary action, including suspension or revocation of their medical or nursing license or credentials, which would have a material adverse effect on the Company.

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We are subject to anti-Kickback provisions which prohibit referrals for profit to a physician or an entity in which a physician has a proprietary interest for any form of medical treatment.

Section 445 of the California Health and Safety Code, provides that “no person, firm, partnership, association or corporation, or agent or employee thereof, shall for profit refer or recommend a person to a physician, hospital, health-related facility, or dispensary for any form of medical care or treatment of any ailment or physical condition. The imposition of a fee or charge of any such referral or recommendation creates a presumption that the referral or recommendation is for profit.” A violation of Section 445 is a misdemeanor and may subject the offender to imprisonment in the county jail for not longer than one year, or a fine of not more than $5,000, or by both such fine and imprisonment. Further, a violation of Section 445 may be enjoined by the California Attorney General. Section 650 of the California Business and Professions Code contains prohibitions against self-referral and kickbacks. Business and Professions Code Section 650 makes it unlawful for a “licensee,” including a physician, to pay or receive any compensation or inducement for referring patients, clients or customers to any person or entity, irrespective of any membership or proprietary interest in or with the person or entity receiving the referral. Violation of the statute is a public offense punishable by imprisonment, a fine of not more than $10,000, or both. Section 650 further provides that it is not unlawful for a physician to refer a patient to a health care facility solely because the physician has a proprietary interest or co-ownership in a health care facility, provided that (1) the physician’s return on investment for that proprietary interest or co-ownership is based upon the amount of capital investment or proportional ownership of the physician; and (2) and the ownership interest is not based on the number or value of any patients referred. The provisions of Section 652.5 present the potential for liability as we could be charged with and convicted of a misdemeanor in the event a physician working under a management services agreement with the Company violates Section 650.

There is a risk that our marketing efforts could be viewed as “referring or recommending” a person to a health-related facility “for profit” in violation of Health and Safety Code Section 445. We cannot assure that government enforcement agencies will not view our marketing efforts as violating Health and Safety Code Section 445.

Our services provided under the management services agreement with Kirby Inc. could be determined by the California Medical Board to constitute the unlawful practice of medicine.

Under California law, a business entity such as ours is not permitted to engage in the practice of medicine, although we may provide management services to a medical practice so long as we do not exercise excessive control over the medical practice and are otherwise in compliance with legal requirements. We provide marketing and practice management services to physicians as outlined in the management services agreement. The Management Agreement between us and Kirby Inc. is intended to comply with these legal requirements. Our ability to meet our operating and financial obligations will be predicated on our ability to provide successful, competitive management services to physicians and other healthcare professionals who provide tattoo removal services. It is possible that the California Medical Board could allege or determine that the provision of management services by us constitutes excessive control over a physician’s medical practice or that the compensation payable to us is excessive or that we are otherwise unlawfully engaged in the practice of medicine. Defending against any such allegations will be costly and time-consuming and may materially and adversely affect our finances. Moreover, should it be determined that we are in violation of law and must modify the nature and scope of our services and/or reduce the compensation that we receive for our services, we will be materially and adversely affected and may be unable to execute our business strategy.

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American Medical Association ethical guidelines could adversely affect our business.

The American Medical Association’s (“AMA”) Council on Ethical and Judicial Affairs has adopted a new ethical guideline which provides that physicians should not refer patients to health facilities in which they invest if they do not personally provide care in the facility, unless there is no alternative facility available. Any physician investor may want to consider, in consultation with his or her own advisors, the proposed AMA guidelines in making a decision whether to own any securities of the Company.

Risks Related to the Offering and our Securities

An active trading market for our securities may not develop and we expect that our stock price will be volatile and could decline following this offering, resulting in a substantial loss in your investment.

Prior to our initial public offering, there had not been a public market for our securities. An active trading market for our securities may never develop or if it develops it may not be sustained, which could affect your ability to sell your securities and could depress the market price of your securities. In addition, the initial public offering price of the securities was determined through negotiations between us and the representatives of the underwriters and may bear no relationship to the price at which the securities will continue to trade after completion of the offering. The public offering price does not necessarily indicate the current value of the securities offered hereby and should not be regarded as an indicator of any future market performance or value thereof.

In addition, the stock market can be highly volatile. As a result, the market price of our securities can be similarly volatile, and investors in our securities may experience a decrease in the value of their securities, including decreases unrelated to our operating performance or prospects. The market price of our securities after the offering will likely vary from the initial offering price and is likely to be highly unpredictable and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

•	variations in our operating results;

•	changes in the general economy and in the local economies in which we operate;

•	the departure of any of our key executive officers and directors;

•	the level and quality of securities analysts’ coverage for our securities;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in the federal, state, and local laws and regulations to which we are subject; and

•	future sales of our securities.

We do not anticipate paying dividends on our Common Stock in the foreseeable future, which may limit the return on your investment.

We do not anticipate paying any dividends on our Common Stock in the foreseeable future, although prior to the Merger, Lifesciences declared a 55.5-to-1 share dividend on February 6, 2008. We intend to retain all available funds and future earnings, if any, for use in the operation and expansion of our business and for the payment of our outstanding debt. You should not make this investment in our securities if you require dividend income from your investment. The success of your investment will likely depend entirely upon any future appreciation of the market price of our Common Stock, which is uncertain and unpredictable. There is no guarantee that our Common Stock will appreciate in value after this offering or even maintain the price at which you purchased your shares.

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Control by our officers, directors and principal shareholders could limit the ability of our other shareholders to influence business matters.

As of July 18, 2008 and prior to our initial public offering, approximately 1,845,372 (61.7%) of our outstanding shares of Common Stock were beneficially owned by our officers, directors and our majority shareholder, Pacific Holdings Syndicate, LLC (“Pacific Holdings”). Pacific Holdings is managed and majority owned by Mr. James Morel, our founder and member of our board of directors, and Dr. William T. Kirby, our Medical Director and member of our board of directors. As a result, Pacific Holdings is currently able to control all matters requiring shareholder approval including the election of directors and approval of significant transactions, such as any sale of the Company or our assets. This concentrated control will limit your ability to influence Company matters and, as a result, Pacific Holdings may take actions that our other shareholders may not view as beneficial. For example, this concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the Company, which in turn could cause the value of our securities to decline or prevent our shareholders from realizing a premium for their securities. After completion of our initial public offering, however, approximately 35% of our outstanding shares of Common Stock were beneficially owned by our officers, directors and Pacific Holdings, assuming no exercise of the over-allotment option by our underwriters, the Class A and Class B Warrants or the underwriters’ warrants, which would be issued upon the sale of the Units in that offering.

Our costs have increased significantly as a result of operating as a public reporting company, and our management has and will continue to be required to devote substantial time to complying with public company rules and regulations. As a result of these costs, our net earnings may be reduced and we may not be able to devote sufficient attention to achieving our business objectives.

As a result of being a reporting company under the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are required to file periodic and current reports, proxy statements and other information with the SEC and we are required to adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures. The Sarbanes-Oxley Act of 2002 (“SOX”), as well as a variety of related rules implemented by the SEC and various exchanges, including the American Stock Exchange (“AMEX”), have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. As an Exchange Act reporting company, we incur significant additional legal, accounting and other expenses in connection with our public disclosure and other obligations. Management has also been engaged in assisting executive officers, directors and, to a more limited extent, shareholders, with matters related to beneficial ownership reporting. Although not presently applicable to us, in the future we will be required to establish, evaluate and report on our internal control over financial reporting and to have our registered independent public accounting firm issue an attestation as to such reports.

We have incurred, and expect to continue to incur, increased general and administrative expenses as a reporting company. We also believe that compliance with the myriad rules and regulations applicable to reporting companies and related compliance issues will divert time and attention of management away from operating and growing our business.

Being a public company also increases the risk of exposure to class action shareholder lawsuits and SEC enforcement actions, and increases the expense to maintain appropriate director and officer liability insurance on acceptable or even reduced policy limits and coverage. As a result, we may find it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively minimize the possibility of fraud and its impact on our Company. If we cannot provide financial reports or effectively minimize the possibility of fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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In addition, we will be required to include the management and auditor attestation reports on internal controls as part of our annual report for the fiscal year ending December 31, 2009, pursuant to Section 404 of SOX, which requires, among other things, that we maintain effective internal controls over financial reporting and effective disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts.

We cannot be certain as to the timing of the completion of our evaluation and testing, the timing of any remediation actions that may be required or the impact these may have on our operations. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other SOX requirements, we might become subject to sanctions or investigation by regulatory authorities such as the Securities and Exchange Commission (“SEC”) or any securities exchange on which we may be trading at that time, which action may be injurious to our reputation and affect our financial condition and decrease the value and liquidity of our securities, including our Common Stock.

Shares of Common Stock that are issuable pursuant to our outstanding preferred stock, convertible promissory notes, convertible debentures and warrants could result in dilution to existing shareholders and could cause the market price of our Common Stock to fall.

We have reserved 733,793 shares of Common Stock that are issuable pursuant to the conversion features of our Series A Preferred Stock, convertible promissory notes and convertible debentures as of July 18, 2008. All of these convertible securities have some form of registration rights and accordingly the shares of Common Stock underlying such convertible securities are being registered for resale. In addition, as of the date of this prospectus, we have 411,847 shares that are issuable pursuant to our outstanding warrants, many of which are also being registered for resale in addition to the Warrants being offered hereby. Further, the exercise of all of the Class A Warrants and Class B Warrants offered hereby (assuming the over-allotment option is exercised in full by our underwriter) will result in our issuance of an additional 5,257,110 shares of Common Stock. The existence of these convertible securities and warrants may reduce earnings per share under U.S. generally accepted accounting principles and, to the extent they are exercised and shares of our Common Stock are issued, dilute percentage ownership of existing shareholders, which may result in a decline in the market price of our Common Stock.

Future sale of a significant number of our securities could cause a substantial decline in the market price of our securities, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock or the availability of a substantial number of such shares for sale could result in a decline of prevailing market price of our Common Stock. In particular, we are registering the resale of up to 1,352,440 shares of our Common Stock as part of this Registration Statement, which includes 1,093,869 shares of Common Stock that may be acquired upon the exercise of certain warrants and convertible securities. A maximum of 244,286 of these shares of Common Stock are subject to a lock-up agreement whereby beginning on the date of this prospectus, 1/3 of the shares are eligible for resale immediately; 1/3 of the shares are subject to a three-month lock-up period; and 1/3 of the shares are subject to a six-month lock-up period. Accordingly, within six months from the date of this prospectus, holders of those shares will be able to sell all of their shares into the public market without restriction.

In addition, holders of our Common Stock may experience substantial dilution as a result of the conversion of our outstanding shares of Series A Preferred Stock, the convertible promissory notes and convertible debentures, as well as a result of any financings that we may conduct in the future. Additional infusions of capital may have a dilutive effect on the book value of outstanding securities, including securities issued in any subsequent financing or in connection with loans or other capital raising transactions. We could also issue other series or classes of preferred stock having rights, preferences and powers senior to those of our Common Stock, including the right to receive dividends and preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of our Common Stock. This could reduce or eliminate the amounts that would otherwise have been available to pay dividends on the Common Stock.

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Finally, prior to the commencement of this offering, all of our directors, officers and certain shareholders will have executed lock-up agreements with the underwriters agreeing not to sell, transfer or otherwise dispose of any of their shares for a period of one year from the date of this prospectus. The lock-up agreements are subject to customary exceptions and may be waived by the underwriters. Sales of a substantial number of these shares in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

The results of our operations could cause the price of our securities to decline.

Our operating results in the future may be affected by a number of factors and, as a result, fall below expectations. Any of these events could negatively affect our operating results which might cause the price of our securities to fall:

•	Our inability to attract new patients to our clinics at a steady or increasing rate;

•	Our inability to provide and maintain customer satisfaction;

•	Price competition or lower prices in the industry;

•	Higher than expected costs of operating our business;

•	The amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure are greater and higher than expected;

•	Technical, legal and regulatory difficulties with respect to our business occur; and

•	General downturn in economic conditions, including those that are specific to our market, such as a decline in discretionary spending.

We have substantial discretion as to how to use the offering proceeds, and we may not apply the proceeds in ways that increase the value of your investment.

While we currently intend to use the net proceeds of this offering as set forth in “Use of Proceeds” on page 19 of this prospectus, we may choose, in our sole discretion, to use the net offering proceeds for different purposes. The effect of the offering will be to increase capital resources available to our management, and our management will allocate these capital resources as necessary to enhance shareholder value. Some of the net proceeds of the offering may be used for the repayment of our existing debt obligations and you will be relying on the judgment of our management regarding the application of the net proceeds of this offering. Our management might not be able to yield a significant return, if any, on any investment of the net proceeds, and you will not have the opportunity to influence our decisions on how to use the net proceeds. There is no assurance that our management will apply proceeds in ways that will increase the value of the Company. You may not agree with our application of any of the proceeds of this offering.

Provisions in our charter documents or Florida law might discourage, delay or prevent a change of control of the Company, which could negatively affect your investment.

Our Articles of Incorporation, as amended, and By-laws contain provisions that could discourage, delay, or prevent a change of control of the Company or changes in our management that our shareholders may deem advantageous. These provisions include:

•
authorizing the issuance of preferred stock that can be created and issued by our board of directors without prior shareholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our Common Stock;

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•	limiting the persons who can call special shareholder meetings;

•	the lack of cumulative voting in the election of directors;

•
we have opted to be governed by the control-share acquisitions provisions of the Florida Business Corporation Act, which provides that shares of issuing public corporations that are acquired in a control share acquisition generally will have no voting rights unless such rights are conferred on those shares by the vote of the holders of a majority of all of the outstanding shares other than interested shares; and

•	filling vacancies on our board of directors by action of a majority of the directors and not by the shareholders.

These and other provisions in our organizational documents could allow our board of directors to affect your rights as a shareholder in a number of ways, including making it more difficult for shareholders to replace members of our board of directors. Because our board of directors is responsible for appointing members of our management team, these provisions could in turn affect any attempt to replace the current management team. These provisions could also limit the price that investors would be willing to pay in the future for shares of our Common Stock.

We may not be able to maintain our listing on the AMEX, which may limit the ability of purchasers in this offering to resell their Common Stock in the secondary market.

Although our Common Stock and Class A and Class B Warrants are currently listed on the AMEX, we might not meet the criteria for continued listing in the future. A company having a security listed on the AMEX must make all required filings on a timely basis with the SEC and also file copies with the AMEX. In the past, we did not timely file our periodic report on Form 10-Q for the three months ended March 31, 2008 required under the Exchange Act. If we are unable to meet the qualitative and quantitative continued listing criteria of the AMEX and became delisted, quotations for trading of our securities could be conducted in the Over-the-Counter Bulletin Board, or the Pink Sheets, LLC (if we are not current in our reporting obligations with the SEC). In such case, an investor would likely find it more difficult to dispose of our securities or to obtain accurate market quotations for it. If our securities are delisted from the AMEX, they could become subject to the SEC’s “penny stock rules,” which impose sales practice requirements on broker-dealers that sell securities to persons other than established customers and “accredited investors.” Application of this rule could make broker-dealers unable or unwilling to sell our securities and limit the ability of purchasers in this offering to resell their securities in the secondary market.

If our Common Stock is subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Although we intend to apply for listing of our securities on the AMEX, our Common Stock is not currently traded on any national securities exchange or quotation system sponsored by a national securities exchange and the fair market value is currently less than five dollars. A penny stock is generally defined under the Exchange Act of as any equity security other than a security that: (i) is a national market system stock listed on a “grandfathered” national securities exchange, (ii) is a national market system stock listed on a national securities exchange or an automated quotation system sponsored by a registered national securities association that satisfies certain minimum quantitative listing standards, (iii) has a transaction price of five dollars or more, or (iv) is a security whose issuer has met certain net tangible assets or average revenues, among other exemptions. Therefore, if we have net tangible assets of $5,000,000 or less or average revenues of less than $6,000,000 for three consecutive years, transactions in the Common Stock may become subject to the “penny stock” rules promulgated under the Exchange Act if we do not list on or subsequently become ineligible for continued listing on the AMEX. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our Common Stock, decrease liquidity of our Common Stock and increase transaction costs for sales and purchases of our Common Stock as compared to other securities. If our Common Stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed if our securities become publicly traded and shareholders may find it more difficult to sell their shares of Common Stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Also, our management may make forward-looking statements orally to investors, analysts, the media and others. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors beyond our control that could cause actual events or results to be significantly different from those described in the forward-looking statements. Any or all of our forward-looking statements in this report or in any other public statements we make may turn out to be wrong. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives, future results, levels of activity, performance or plans will be achieved.  We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contemplated in the forward-looking statements, including, without limitation, the following:

•	our failure to achieve significant revenues;

•	our failure to service our debt and preferred stock;

•	our ability to procure additional funding;

•	regulation by federal and state regulatory authorities in the healthcare industry;

•	our failure to develop and commercialize our laser clinic model;

•	ability of holders to exercise warrants offered;

•	the effect of competition in our industry;

•	our ability to protect our intellectual property;

•	our exposure to litigation;

•	our dependence on our key management and other personnel;

•	a decline in demand for our securities;

•	volatility in the market for our securities;

•	ability of holders to effect resales of securities if we are delisted from the AMEX;

•	our ability to regain compliance with the AMEX listing standards if we become ineligible for listing;

•	our ability to pay dividends on common stock under Florida law; and

•	the effect of adverse economic conditions generally, and on discretionary spending of consumers.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or words of similar meaning. They may also use words such as, “would,” “should,” “could” or “may”. Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption “Risk Factors”.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of Common Stock in this offering. However, we may receive up to approximately $1,473,000  upon exercise of the outstanding warrants covered by this prospectus (assuming that no warrant holder acquires shares by a “cashless” exercise). We intend to use any proceeds from the exercise of warrants for working capital purposes.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our Common Stock began trading on the AMEX under the symbol “TAT” on       , 2008. The following table sets forth the high and low bid quotations for our Common Stock for the periods indicated as quoted on the AMEX.

Common Stock
	High	Low

Quarter Ended , 2008	$	$

On           , 2008, the closing price of our Common Stock was $         per share.

As of       , 2008, we estimate the approximate number of shareholders of record of our Common Stock to be          . This number excludes individual shareholders holding stock under nominee security position listings.

Dividend Policy

On February 6, 2008 (the “Dividend Date”), we paid a share dividend to our shareholders of record whereby we issued 55.5 shares of Common Stock for each share of Common Stock held by such shareholder of record on the Dividend Date. No fractional shares were issued and instead were rounded up to the nearest whole share.

Except for the share dividend described above, we have never paid cash dividends or made distributions to our shareholders. We do not expect to pay cash dividends on our Common Stock in the future, but, instead, intend to utilize available cash to support the development and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including, but not limited to, future operating results, capital requirements, financial condition and the terms of any credit facility or other financing arrangements we may obtain or enter into, future prospects and other factors our board of directors may deem relevant at the time such payment is considered. There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2008. You should read this table in conjunction with “Management’s Discussion and Analysis” beginning on page 22 and the financial statements and accompanying notes included elsewhere in this prospectus. Such information is set forth on the following basis:

•	on an actual basis where “actual” is based on our unaudited financial statements as of March 31, 2008 (prior to effecting reverse stock split);

•
on a pro forma basis giving effect to the sale of an aggregate 2,285,700 shares of Common Stock contained in the Units sold in our initial public offering at an assumed price of $3.50 per Unit and the application of the net proceeds from that offering and is further adjusted for issuances of shares of Common Stock pursuant to our outstanding warrants and convertible securities and to reflect an amendment to our Articles of Incorporation to effect the 1-for-3.5 reverse stock split;

•
on an “as adjusted” basis giving the net effect of the adjustments to actual for the sale of 2,285,700 shares of Common Stock contained in the Units in our initial public offering and the application of the net proceeds from that offering, and the effect for issuances of shares of Common Stock pursuant to our outstanding warrants and convertible securities.

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	At March 31, 2008
	Actual	Adjustments (a)	Pro Forma As Adjusted
	(Dollars in thousands)
Long-term obligations, including current maturities	$217	$-	$217
Shareholders’ equity:
Common stock, $.0001 par value: 80,000,000 shares authorized, 10,469,761 shares issued and outstanding (actual) and 5,277,078 shares issued and outstanding (as adjusted)	1	1	2
Preferred stock, no par value: 20,000,000 shares authorized, 100,000 shares designated as Series A preferred stock, 10,490 shares of Series A preferred Stock issued and outstanding	1,094	-	1,094
Additional paid-in capital	113	6,849	6,962
Accumulated deficit	(2,882)	-	(2,882)
Total shareholders equity	(1,674)	6,850	5,176

Total capitalization	$(1,457)	$6,850	$5,393

(a) Gives effect to the sale of an aggregate 2,285,700 shares of Common Stock contained in the Units in our initial public offering resulting in net proceeds to us of $6,850,000 net of underwriters discount of $640,000 and other expenses of the offering, assuming an offering price of $3.50 per Unit and no exercise of the underwriters’ over-allotment option or any issuance of shares of Common Stock pursuant to the Warrants contained in the Units.

The actual number of shares of Common Stock shown as issued and outstanding in the table above also excludes:

•	337,426 shares of Common Stock issuable upon the exercise of warrants outstanding as of March 31, 2008, with a weighted average exercise price of $3.71 per share;

•	a maximum of approximately 91,214 shares issuable upon conversion of $299,975 of convertible notes and accrued interest, at a price of $3.50 per share;

•
a maximum of approximately 15,131 shares issuable upon conversion of $50,000 convertible note and accrued interest, at a price that is the lesser of $3.50 per share or 80% of the offering price of the Units in this offering;

•	approximately 37,705 shares issuable upon conversion of $164,959 in principal amount of a convertible note and accrued interest, at a price of $4.38 per share;

•	approximately 244,286 shares issuable upon conversion of $427,500 (50% of the outstanding principal amount of $855,000) of convertible debentures at a price of $1.75 per share; and

•	a maximum of approximately 345,459 shares issuable upon conversion of approximately $1.09 million of Series A Preferred Stock, including accrued dividends, at a price of $3.50 per share.

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SUPPLEMENTARY FINANCIAL INFORMATION

Not required under Regulation S-K for “smaller reporting companies.”
SELECTED FINANCIAL DATA

Not required under Regulation S-K for “smaller reporting companies.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following Discussion and Analysis of Financial Condition and Results of Operations presents a review of the operating results of the Company for the three months ended March 31, 2008 and March 31, 2007 and the fiscal years ended December 31, 2007 and December 31, 2006, and the financial condition of the Company at March 31, 2008 and December 31, 2007 and should be read in conjunction with the historical financial statements and other financial information appearing elsewhere in this prospectus, including “Capitalization” on page 20 of this prospectus.

Overview

Dr. TATTOFF® was organized in August 2004 as a California limited liability company to provide marketing and practice management services to licensed physicians who perform laser tattoo removal services. We currently derive all of our revenue from a management services agreement with a contracting physician under which we provide management, administrative, marketing and support services, insurance, equipment and the clinical site and the contracting physician’s medical personnel provide laser tattoo removal services.

On February 11, 2008, Dr. TATTOFF® completed a Merger with Lifesciences. Lifesciences was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Lifesciences had no operations prior to the Merger with Dr. TATTOFF®, other than issuing shares of its common stock to its original shareholders and conducting a private offering of shares of its common stock in January and February 2008.

In accordance with the Merger Agreement, Dr. TATTOFF®’s members holding an aggregate of 2,270,305 outstanding units of membership interests of Dr. TATTOFF®, representing 88.3% of the total units outstanding received shares of the Company’s Common Stock on a one-for-one basis. In addition, members holding an aggregate of 300,715 Units, representing 11.7% of the total Units outstanding, received shares of newly-issued Series A Preferred Stock with a face value of $100 per share, whereby one share of Series A Preferred Stock was issued for approximately every 29 units, plus accrued dividends of 10% from the date the member invested through February 11, 2008. The Series A Preferred Stock is convertible into shares of Common Stock at a conversion price of $3.50, subject to certain conditions as set forth in the Series A Preferred Stock Certificate of Designation.

At the closing of the Merger, we issued an aggregate of 2,270,305 shares of our Common Stock and 10,940 shares of our Series A Preferred Stock to the members of Dr. TATTOFF®, representing 76% of our outstanding Common Stock and 100% of our outstanding Series A Preferred Stock on a post-Merger basis. On May 19, 2008, we changed the Company’s legal corporate name from Lifesciences Opportunities Incorporated to Dr. Tattoff, Inc.

Our Business

We currently operate three clinics in Southern California. We opened our first clinic in Beverly Hills in July 2004, a second clinic in Irvine in June 2005, and a third clinic in Encino in March 2006. Laser tattoo removal is performed using a MedLite® C6 laser by trained nurses under the supervision of a licensed physician for quality control throughout the treatment. The physician’s practice, for which we provide management services, has performed over 21,000 laser tattoo removal treatments in our clinics in Southern California since 2004. Development of clinical sites and management of laser tattoo removal clinics is our core business and currently all of our revenues are derived from the fees collected under our management agreement. To date, all of our revenue has been derived from management services rendered to an entity managed and solely owned by Dr. William T. Kirby, our Medical Director and member of our board of directors. In order to substantially expand our business, we will need to enter into management services agreements with other physicians. While we believe that there are an adequate number of physicians who will find our service and economic offering attractive, we have not entered into any other agreements to date and can not be certain that we will be able to do so.

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Our management services fee is based on a percentage of the contracting physician’s gross revenues, whose revenues are primarily a function of the size and characteristics of the tattoo that is to be removed. Our tattoo removal clinics have a relatively high degree of operating leverage due to the fact that many of the costs are fixed in nature. As a result, the contracting physician’s procedure volume can have a significant impact on our level of profitability since we operate under a fixed percentage of gross revenues arrangement.

Our management service fees are affected by a number of factors, including but not limited to, our ability to assist the contracting physician to generate patients, placement for the physician through our consumer advertising and word of mouth referrals, the availability of patient financing and the effect of competition and discounting practices in the laser tattoo removal industry. Our revenues have continued to increase in relatively unfavorable economic conditions, however, we do not have sufficient history to predict what may occur if economic conditions in the United States further deteriorate. We believe that our typical customer is young, educated and affluent with adequate disposable income to afford our service. However, tattoo removal is discretionary for most individuals and they may delay or forego removal if faced with a reduction in income or increase in non-discretionary expenses.

Our operating costs and expenses include:

•
Management services expenses, including clinic facilities and related costs to operate the clinics, laser equipment, maintenance costs, medical supplies, clinic non-medical staff expenses, collections, and insurance;

•	General and administrative costs, including corporate staff expense and other overhead costs;

•	Marketing and advertising costs including marketing staff expense; and

•	Depreciation and amortization of equipment and leasehold improvements.

We intend to open a number of similar laser tattoo clinics across the country over the next several years assuming that: the availability of capital exists; we can retain a highly skilled management team; and our business model is shown to be successful in varying markets. To our knowledge, there is currently no nationally branded provider of such services and the opportunity to gain first mover advantage is the motivation behind our aggressive expansion plan.

We require substantial capital to fund our business operations and will continue to seek substantial amounts of capital to effectuate our business plan. We have experienced significant negative cash flow from operations to date, and we expect to continue to experience significant negative cash flow in the future. Our inability to generate sufficient funds from operations and external sources will have a material adverse effect on our business, results of operations and financial condition. If we are not able to raise additional funds, we will be forced to significantly curtail or cease our operations. See “Liquidity and Capital Resources” below for additional information.

Results of Operations

As a result of the treatment of the Merger as a “reverse merger” with a public shell company, the historical statements of operations are those of Dr. TATTOFF®, as further explained in Notes 1 and 2 to the Company’s audited financial statements for the fiscal years ended December 31, 2007 and December 31, 2006 and the unaudited financial statements for the three months ended March 31, 2008 and March 31, 2007 included in this prospectus. In addition, effective April 16, 2008, our board of directors elected to change our fiscal year end from January 31st to December 31st, the fiscal year end of Dr. TATTOFF®.

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Comparison of the Three Months Ended March 31, 2008 and the Three Months Ended March 31, 2007

The following table sets forth, for the periods indicated, selected items from our statements of operations, expressed as a percentage of revenues.

	Three Months Ended
	March 31, 2008	March 31, 2007

Revenues	100%	100%
Management Services Expenses	77%	61%
General & Administrative Expenses	179%	27%
Marketing and Advertising	11%	58%
Depreciation & Amortization	7%	8%
Net Operating Loss	173%	54%
Interest Expense	7%	4%

Revenues increased by $73,000, or 32%, to approximately $299,000 for the three months ended March 31, 2008 compared to approximately $226,000 for the three months ended March 31, 2007. The increase in revenue was primarily due to an increase in the number of calendar days that our Irvine clinic was operational in 2008 versus 2007. In 2008, the Irvine location was open for business sixty-three (63) days versus sixteen (16) days during 2007. The additional operating days likely accounted for $58,000, or 80%, of the increase. The remaining increase in revenues can be attributed to further awareness of our locations and services within the market areas we serve.

Management services expenses increased by 66% in the aggregate and 15% as a percentage of revenues to approximately $229,400 for the three months ended March 31, 2008 versus approximately $138,000 for the three months ended March 31, 2007. Labor and labor related costs increased by $80,000, accounting for 88% of the total increase in management services expenses. As previously indicated in the discussion of revenues, the operating clinics were open additional calendar days during the three months ended March 31, 2008 when compared with the three months ended March 31, 2007. As a result, the number of full-time equivalent personnel doubled. Additionally, the base compensation we paid our clinic managers increased effectively 100% during the three months ended March 31, 2008. Two more highly paid corporate personnel were assigned operating responsibilities for two of our clinical operations as a means to retain their services.

General and administrative expenses increased by 777% in the aggregate and 152% as a percentage of revenues to approximately $536,000 for the three months ended March 31, 2008 versus approximately $61,000 for the three months ended March 31, 2007. Labor costs increased by approximately $204,000, accounting for 43% of the total increase in general and administrative expenses. We added nineteen (19) general and administrative members of personnel in the fourth quarter of 2007, up from two (2) for the three months ended March 31, 2007, in anticipation of launching our full-scale expansion plans. When the necessary funds to proceed with these plans were not available, we began to reduce our administrative costs through layoffs at the end of 2007 and during the first quarter of 2008. Additionally, we incurred approximately $25,000 in incentive compensation expense associated with warrants issued to the Company’s former Chief Financial Officer that vested upon the completion of the merger on February 11, 2008.

Other categories of general and administrative expenses that increased significantly for the three months ended March 31, 2008 versus the three months ended March 31, 2007 included:

•	Legal fees increased by $118,000 due to expenses associated with the Merger between Dr. TATTOFF® and Lifesciences, as well as two fundraising initiatives;

•	Corporate office occupancy expenses increased by $51,000. A second corporate office location was opened at the end of the third quarter of 2007 and this office was closed at the end of March 2008;

•	Outside services costs increased by $25,000 for temporary consulting clerical, information technology, and operations personnel; and

•	Insurance costs increased by $15,000, for public company director and officer coverage and tail coverage related to our operations.

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 Marketing and advertising expenses decreased by 75% in the aggregate and 47% as a percentage of revenues to approximately $33,000 for the three months ended March 31, 2008 versus approximately $132,000 for the three months ended March 31, 2007. Our management services agreement with our physician provider was amended effective January 1, 2008 resulting in a different methodology for determining the responsibility between the parties, accounting for a portion of the cost decrease. Additionally, overall marketing and advertising expenses decreased almost $32,000 for the three months ended March 31, 2008 versus the three months ended March 31, 2007, primarily related to a decrease in the amount of funds available for such purposes.

Depreciation and amortization expenses increased by 10% in the aggregate and decreased 1% as a percentage of revenue to approximately $20,000 for the three months ended March 31, 2008 versus approximately $18,000 for the three months ended March 31, 2007. The increase is primarily related to capital expenditures made in the third quarter of 2007.

Interest expense increased by 130% in the aggregate and 3% as a percentage of revenue to approximately $22,000 for the three months ended March 31, 2008 versus approximately $10,000 for the three months ended March 31, 2007. We incurred $14,000 in interest expense associated with debt incurred after the first quarter of 2007 for which there was no comparable interest obligations.

Comparison of the Fiscal Year Ended December 31, 2007 and the Fiscal Year Ended December 31, 2006

The following table sets forth certain consolidated statements of operations data expressed as a percentage of revenue for the periods indicated:

	Twelve Months Ended
	December 31, 2007	December 31, 2006

Revenues	100%	100%
Management Services Expenses	110%	68%
General & Administrative Expenses	158%	56%
Marketing and Advertising	84%	19%
Depreciation & Amortization	10%	9%
Net Operating Loss	261%	52%
Interest Expense	51%	5%

Revenues increased by $2,000, or 0.3%, to approximately $748,000 for the twelve months ended December 31, 2007 compared to approximately $746,000 for the twelve months ended December 31, 2006. The increase in revenue was primarily due to an increase of approximately 20% in gross revenue in the practice we manage, offset by our agreement to accept a lower percentage of revenue for calendar 2007. We agreed to reduce our fee from 60% to 50% for calendar 2007 to facilitate a restructuring of our management agreement related to how advertising costs are allocated between the physician’s practice and us. Following the restructuring, 15% of the physician’s gross revenue will be allocated to advertising and related costs. To the extent that costs of advertising the tattoo removal practice exceed 15% of gross revenue, our management fees are reduced. We believe that this restructuring in the management agreement will enhance our relationship with our physician by eliminating potential disagreements in the allocation of advertising and marketing burden. We intend to structure future agreements in a similar manner. Our agreement to accept the reduced percentage was for 2007 only. Commencing in 2008, the percentage fee will be 60% of gross revenue.

Management services expenses increased by 62% in the aggregate and 42% as a percentage of revenues to approximately $824,000 for the twelve months ended December 31, 2007 versus approximately $509,000 for the twelve months ended December 31, 2006. Labor and labor related costs increased by approximately $85,000 or 41%, accounting for 27% of the total increase in management services expenses. This increase was related to additional staffing hours in our clinics and routine wage increases. Supply costs increased by approximately $52,000 or 119%, accounting for 16% of the total increase in management services expenses. Approximately $30,000 of this increase was for the replacement of handpieces for lasers. No replacements occurred in 2006. Utilities, outside services, and related costs of increased hours of operation and volume accounted for the balance of the increase.

Alt.-24

General and administrative expenses increased by 183% in the aggregate and 102% as a percentage of revenues to approximately $1,183,000 for the twelve months ended December 31, 2007 versus approximately $417,000 for the twelve months ended December 31, 2006. Labor and labor related costs increased by approximately $377,000 or 223%, accounting for 49% of the total increase in general and administrative expenses. We added general and administrative staff throughout the year, until our general and administrative staff consisted of 22 individuals, up from two (2) during the early part of the year, in anticipation of launching our full-scale expansion plans. When the necessary funds to proceed with these plans were not available, we began to reduce our administrative costs through layoffs at the end of 2007 and during the first quarter of 2008.

In addition to our labor related general and administrative expenses, our professional fees increased substantially for the twelve months ended December 31, 2007 when compared to the prior year. Accounting and auditing fees increased by approximately $229,000, representing approximately 30% of the increase in general and administrative expenses. Legal fees increased by $95,000, representing approximately 12% of the increase in general and administrative expenses for the twelve months ended December 31, 2007 when compared to the prior year. The increases in professional fees were principally related to financing and preparation for additional financing and growth.

Marketing and advertising expenses increased by 340% in the aggregate and 65% as a percentage of revenues to approximately $626,000 for the twelve months ended December 31, 2007 versus approximately $142,000 for the twelve months ended December 31, 2006. Labor and labor related costs for marketing increased by approximately $215,000, accounting for approximately 44% of the category increase. In addition, our outside advertising and marketing costs increased by approximately $258,000, accounting for 53% of the category increase. We increased our marketing and advertising costs substantially in anticipation of expansion. When funds to proceed with these expansion plans were not available, we began to reduce our marketing and advertising costs late in the fourth quarter of 2007.

Depreciation and amortization expenses increased by 15% in the aggregate and approximately 1% as a percentage of revenue to approximately $73,000 for the twelve months ended December 31, 2007 versus approximately $64,000 for the twelve months ended December 31, 2006. The increase is primarily related to a full year of depreciation on assets acquired in 2006 and purchases of assets in 2007.

 Interest expense increased by approximately 1,035% in the aggregate and 47% as a percentage of revenue to approximately $383,000 for the twelve months ended December 31, 2007 versus approximately $34,000 for the twelve months ended December 31, 2006. The primary items for this change relate to loan discount amortization attributable to the notes issued to non-related parties in June and July of 2007 which totaled $54,000, loan discount amortization attributable to notes issued to related parties in February, March, and July of 2007 which totaled $137,000 and the interest expense of $124,000 which was recorded related to the premature conversion of certain notes and the issue of additional warrants to these related party note holders from February, March, and July of 2007 who agreed to prematurely convert those notes to membership units in December 2007.

Inflation

We do not believe that inflation has had a material impact on our results of operations. However, there can be no assurance that inflation will not have such an effect in future periods.

Contractual Obligations

The following summarizes our significant contractual obligations and commitments in effect as of March 31, 2008 that impact our liquidity.

Alt.-25

	Payments Due by Period
	Total		Less than 1 year		1-3 years		3-5 years	More than 5 years
Convertible Promissory Notes	$678,118		$678,118	(1)	—		—	—
Other Promissory Notes & Loans	181,569		181,569	(1)	—		—	—
Series A Preferred Stock	109,400		109,400	(2)	—		—	—
Capital lease obligations	248,509	(3)	109,888	(3)	138,621	(3)	—	—
Operating lease obligations	432,761		190,845		241,916		—	—
Total	$1,650,357		$1,269,820		$380,537		$—	$—

(1) Includes interest accrued at March 31, 2008.

(2) The Series A Preferred Stock pays annual dividends on any outstanding shares of Series A Preferred Stock in the amount of 10% per annum commencing on the issue date and payable on the mandatory conversion date of March 31, 2009 or earlier as set forth in the Certificate of Designation. At our option, we may pay the dividends in whole or in part on a payment in kind (i.e. Series A Preferred Stock) basis at any time, calculated based upon the stated value of $100 of the Series A Preferred Stock.

 (3) Includes interest per terms of the capital lease agreements

We entered into the Management Agreement with Kirby Inc., an entity managed and solely owned by Dr. William Kirby, our Medical Director and member of our board of directors, pursuant to which we provide management services to our three laser clinics. Under the Management Agreement, Kirby Inc. is required to pay us a percentage of the gross revenues of each laser clinic location on a bi-weekly basis. The Management Agreement entitles us to receive as payment for our management services, 65% of the gross revenues from Kirby Inc. from August 31, 2004 through December 31, 2005, 50% from January 1, 2007 through December 31, 2007, and 60% of the gross revenues thereafter through August 30, 2009. For purposes of clarification, all fees charged to patients at our laser clinics are deposited into the bank account of Kirby Inc., who subsequently pays us a management fee out of the gross revenues of each laser clinic, less certain expenses such as center medical staffing and advertising. The Company is responsible for paying all third-party advertising and marketing services costs in excess of 15% of Kirby Inc.’s gross revenues out of the management fee that it collects from Kirby Inc. We are paid the management fee for providing management, administrative, marketing, and support services, equipment and clinic space to Dr. Kirby. The Management Agreement, as amended in August 2007 and December 2007, provides for a five-year term commencing on August 31, 2004 and ending on August 30, 2009. If the Management Agreement is terminated for any reason, if Kirby Inc. does not pay the management fees pursuant to the terms of the agreement, or if Kirby Inc. fails to perform the services required under the Management Agreement, our revenue will be materially and adversely affected.

We lease our office space and certain office equipment under noncancelable operating lease agreements and lasers and other equipment under capital leases arrangements that expire through 2011. See Note 12 of our unaudited financial statements for the three month periods ended March 31, 2008 and 2007 included in this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

We have funded our operations from revenue from our management services, member contributions when we were organized as a limited liability company prior to the Merger, private placements of equity, and long and short-term debt. As of March 31, 2008, we had negative working capital of approximately $1.97 million. Our current assets at March 31, 2008 were approximately $88,000, which consisted primarily of prepaid insurance. Our current liabilities were approximately $2.06 million which consisted primarily of approximately $639,000 in trade accounts payable and accrued expenses, approximately $828,000 in notes payable, approximately $92,000 in current portion of long-term capital lease obligations and $227,000 in accrued compensation. We had negative working capital of approximately $942,000 at March 31, 2007 and negative working capital of approximately $1,319,000 and $375,000 at December 31, 2007 and 2006, respectively.

Alt.-26

Net cash used in operating activities was approximately $276,000, $62,000, $1,056,000 and $257,000 for the three months ended March 31, 2008 and March 31, 2007 and twelve months ended December 31, 2007 and December 31, 2006, respectively. The primary reason for the increase in cash used for operations was an increase in net loss from approximately $133,000 in for the three months ended March 31, 2007 to $541,000 for the comparable period in 2008 and approximately $420,000 for calendar year 2006 to approximately $2,341,000 in 2007. Non-cash charges included in the net loss reduced the cash used in operations. These non-cash charges included depreciation and amortization; amortization of note discount; the value of warrants issued to induce debt conversion; and other costs that were settled through the issuance of ownership interests. In addition, changes in current liabilities impacted the amount of cash used in operations.

Cash flows used in investing activities were $21,000, $29,000, $82,000 and $164,000 for the three months ended March 31, 2008, and March 31, 2007 and the twelve months ended December 31, 2007 and December 31, 2006, respectively. Capital expenditures for equipment accounted for the majority of the changes.

Cash flows provided by financing activities totaled approximately $297,000, $125,000, $1,137,000, and $391,000 for the three months ended March 31, 2008 and March 31, 2007 and twelve months ended December 31, 2007 and December 31, 2006, respectively. The Company has entered into debt and equity financing agreements to fund its operating losses.

In June and July 2007, we issued two unsecured convertible promissory notes to two accredited investors in the amount of $150,000 each. The June and July notes matured at the earlier of (i) the date which is 180 days following the issue date, or (ii) the date which is two (2) days after the effective date of the Merger, unless either note holder elects to convert his respective note. The June 2007 note matured on December 12, 2007, and we were in default on the note. The note had an outstanding balance of $158,178 including accrued interest, as of December 31, 2007. On March 3, 2008, the holder of the June 2007 note agreed to extend the time for repayment of the note until April 3, 2008, provided that we execute a Confession of Judgment in favor of the note holder and agreed to pay the note holder’s attorney’s fees of $5,000. On April 10, 2008, we repaid the note in full in the amount of $167,654, including interest and $5,000 in attorney’s fees. The July 2007 note matured on January 16, 2008, we are currently in default, and we are attempting to negotiate with the note holder for a revised repayment schedule. The balance of the July 2007 note, including accrued interest, was $160,479 and $156,740 as of March 31, 2008 and December 31, 2007, respectively. As additional consideration for the investors purchasing the notes, we issued the note holders five-year warrants to purchase an aggregate of 47,133 shares of our Common Stock at an exercise price of $4.38 per share. Additionally, we issued five-year warrants to Dawson James to purchase 4,286 shares of our Common Stock at an exercise price of $4.38 per share in connection with the issuance of the July 2007 note.

In December 2007, we issued a secured convertible promissory note to an accredited investor in the amount of $50,000. In January and February 2008, we issued an additional 12 secured convertible promissory notes to 12 individual accredited investors in varying amounts aggregating to $299,975. The notes bear interest at a rate of 10% per annum and mature the earlier of: (i) six months from the date of issuance, or (ii) five business days from the date of closing by the Company of equity financing in the aggregate of not less than $5.0 million unless the note holders elect to convert their notes prior to maturity. A director and former officer of our Company pledged 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC, our majority shareholder, as collateral for the timely repayment of the obligations under the convertible promissory notes. In connection with the December 2007 through February 2008 transactions, we issued an additional 10,000 five-year warrants to Dawson James, with an exercise price of $3.50 per share. The warrants contain cashless exercise provisions and piggy-back registration rights.

From September through October of 2007, we issued an aggregate of 300,715 units at a price of $3.50 per unit to accredited investors in a private placement. Each unit consisted of 3.5 shares of our Common Stock and a five-year warrant to purchase 1.75 shares of Common Stock at an exercise price of $4.38 per share (warrants to purchase approximately 150,358 shares, in the aggregate). We received net proceeds of $947,250 from the sale before deduction for offering expenses. In connection with the private placement, we paid the placement agents, Dawson James and Brookshire Securities, a commission of ten percent (10%) of the gross proceeds from the sale of the units sold by the placement agents. In addition, the placement agents, or their assignees, received five-year warrants to purchase an aggregate of 29,929 shares of Common Stock equal to approximately ten percent (10%) of the gross proceeds from the sale of the shares sold by the placement agent, at an exercise price of $4.38 per share.

Alt.-27

As a result of the Merger, the units described above, including accrued dividends at a rate of 10% per annum which we elected to pay for the number of days from the initial investment date until the date of the Merger, were ultimately converted on February 11, 2008 into 10,940 shares of our Series A Preferred Stock with a stated value of $100 per share, based on the value of $3.50 per share plus accrued interest. As additional consideration for the conversion to Series A Preferred Stock and the cancellation of the five-year warrants initially issued to the investors, we issued the holders of the shares of Series A Preferred Stock five-year warrants to purchase an aggregate of 156,286 shares of Common Stock at an exercise price of $3.50 per share.

In April 2008, we issued convertible debentures to 13 accredited investors for gross proceeds of $855,000. The maturity date of the debentures is the earlier of the completion of a public offering of our securities with gross proceeds of at least $5 million or 180 days from the date of issuance of the debentures. Interest on the unpaid balance accrues at twelve percent (12%) per annum until paid or converted. Fifty percent of the principal balance and all accrued and unpaid interest are to be repaid to the investors upon maturity. The remaining fifty percent of the unpaid principal balance is to be mandatorily converted into shares of our Common Stock at a price per share equal to 50% of the public offering price per share. If we have not commenced a public offering by the maturity date, the conversion price will be $1.75 per share. In connection with the issuance of these debentures we also entered into a registration rights agreement with each investor which provides that we are required to file a registration statement with the SEC registering the shares underlying the debentures on or before June 9, 2008. The agreement provides that if the registration statement has not been filed by such date or declared effective within ninety (90) days of such filing date, we are required to pay the investors a two percent (2%) penalty, payable in cash or kind, at our option. We did not timely file such registration statement and we can not predict the date when such registration statement will be declared effective. As a result, we may be obligated to pay the penalty specified in the registration rights agreement which may require the use of cash or result in the issuance of additional shares of Common Stock.

Going Concern Considerations

The financial statements included in this prospectus have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As shown in our unaudited financial statements as of and for the three month period ended March 31, 2008, we had a substantial working capital deficiency, have recurring net losses, and have incurred net cash outflows from operating activities. At March 31, 2008, we had an accumulated deficit of approximately $2.9 million, negative working capital of $1.97 million and have suffered significant losses since inception. These factors raise substantial doubt about our ability to continue as a going concern.

In addition, we are currently in default under a promissory note in the aggregate principal amount of $150,000 which matured on January 16, 2008. As of July 18, 2008, the outstanding balance totals $164,959, including principal and accrued interest. We are in negotiations with the holder for a revised repayment schedule.

Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitability. During 2007 and through April 2008, we raised funds through the issuance of convertible promissory notes with investors and through a private placement of securities to accredited investors to provide additional working capital. We intend to provide for additional working capital by future private and/or public placement financings of debt or equity securities. There can be no assurance that such financings will be available on acceptable terms, or at all.

Although we have been able to fund our current operating needs with collections from management services, short-term financing and equity funds, we will need to raise a significant amount of cash through the sale of capital stock to sufficiently fund our planned operations, which will create significant dilution to our existing investors. As described above, we have incurred debt in the form of promissory notes, convertible promissory notes, and convertible debentures totaling approximately $1 million to fund these deficits. We believe that based on current revenue projections, cash flow from operations should be sufficient to meet our operating cash requirements and allow us to continue as a going concern through 2008 other than these obligations. However, increases in expenses or delays or failure to achieve our revenue growth through increasing the number of new clinics may adversely impact our ability to raise the necessary capital and may require further cost reductions. We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in our best interests. Failure to secure such financing or to raise additional capital or borrow additional funds and/or expand our operations may result in our not being able to continue as a going concern.

Alt.-28

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates include those related to the debt discount and those associated with the realization of long-lived assets.

Revenue Recognition

Our revenues are derived from management services provided to a contracting physician. We provide non-medical services and facilities based on contractual prices established in advance that extend continuously over a set time for a fixed percentage of the contracting physician’s gross revenues as defined in the management agreement with no upfront fees paid by the contracting physician. Under the management service agreement with the contracting physician, there is no right to refund or rejection of services. For additional information concerning the management agreement, see Note 10 to our unaudited financial statements for the three month periods ended March 31, 2008 and March 31, 2007 included in this prospectus. We recognize revenue when the following criteria of revenue recognition are met: (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. Management services fees are paid to us by the contracting physician on a bi-weekly basis as earned, which is when we have substantially performed management services pursuant to the terms of the management service agreement with the contracting physician.

Long-lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of the impairment review, assets are reviewed on an asset-by-asset basis. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of each asset to future net cash flows expected to be generated by such asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceeds the fair value of the assets. Through March 31, 2008, there have been no such losses.

Valuation of Member Interests and Warrants

In February and March 2007, we issued promissory notes to members of our management and as additional consideration for the purchase of the notes, the noteholders received a five percent (5%) equity position in our Company as of the date of the issuance. On a post-Merger basis, the ownership interest of our shareholders who loaned funds to our Company was decreased to 3.6%. The relative fair value of these positions at the time of grant was recorded as a debt discount and is being amortized over the term of the notes. Management estimated the fair value of our Company to be approximately $4.2 million based upon a recent sale of equity at the time of issuance.

Alt.-29

In June and July 2007, we issued two unsecured promissory notes and as additional consideration for the loans, the noteholders received warrants to purchase shares of Common Stock. The relative fair values of the warrants at the times of grants, $54,090, were recorded as debt discounts and were amortized over the term of the notes. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years; risk free interest rate of 3.9%; volatility of 75% and expected dividend yield of zero. Additionally, we issued 4,286 five-year warrants to a licensed broker-dealer in connection with the July 2007 note. The fair value of the broker-dealer warrants at the time of grant, determined by management to be $4,918 in the aggregate, was recorded as a deferred financing cost and was amortized over the term of the notes.

In July 2007, we issued an unsecured promissory note to an existing shareholder, who is presently an officer of our Company. As additional consideration for the purchase of the note, we issued the noteholder five-year warrants to purchase 11,784 shares of Common Stock at an exercise price of $4.38 per share, The relative fair value of the warrant at the time of grant, determined by management to be $13,522, was recorded as a debt discount and was amortized over the term of the note. Management estimated the fair value of the warrants based upon the application of the Black-Scholes option pricing model using the following assumptions: expected life of five years, risk free interest rate of 3.9%, volatility of 70% and expected dividend yield of zero.

In December 2007 through February 2008, we issued 10,000 five-year warrants to a licensed broker-dealer, with an exercise price of $3.50 per share. The warrants contain cashless exercise provisions and piggy-back registration rights. The relative fair value of the warrants at the time of grant, determined by management to be $7,700, was recorded as a deferred financing cost and is amortized over the term of the notes.

On December 20, 2007, the related-party holders of notes issued in August 2006, and February, March and July 2007 agreed to convert the principal and accrued interest on the notes into an aggregate of 127,448 shares of our Common Stock. As additional consideration for the agreement to convert the notes into equity prior to the Merger, we issued the noteholders five-year warrants to purchase an aggregate of 63,725 shares of Common Stock at the price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement. We recorded $123,664 in interest expense for the fair value of the warrants issued as a result of the conversion inducements.

During February 2008, our former interim chief financial officer was issued five-year warrants to purchase 14,286 shares of Common Stock at a price of $2.80 per share in accordance with the terms of an employment letter of understanding, effective June 16, 2007. We estimated the fair value of the warrants granted as $24,762 which was charged to incentive compensation during the three months ended March 31, 2008.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) retains the fundamental requirements in SFAS No. 141, Business Combinations, that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in SFAS No. 141(R). In addition, SFAS No. 141(R) requires acquisition costs and restructuring costs that the acquirer expected but was not obligated to incur to be recognized separately from the business combination, therefore, expensed instead of part of the purchase price allocation. SFAS No. 141(R) will be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. We expect to adopt SFAS No. 141(R) to any business combinations with an acquisition date on or after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment to ARB No. 51. SFAS No. 160 changes the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. We are currently evaluating the impact SFAS No. 160 may have on our financial statements.

Alt.-30

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force, or “EITF”), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by our management to have a material impact on our present or future financial statements.

Quantitative and Qualitative Disclosure about Market Risk

Not required under Regulation S-K for “smaller reporting companies.”

BUSINESS

Unless the context specifies otherwise, “we”, “our”, “us”, the “Company” and similar expressions refer to the business of DRTATTOFF, LLC (“Dr. TATTOFF®”) which merged on February 11, 2008 (the “Merger”) with and into Lifesciences Opportunities Incorporated, a Florida corporation now known as Dr. Tattoff, Inc. (“Lifesciences”). In addition, unless the context specifies otherwise, references to “shareholder(s)” or “shares of Common Stock” refer to ownership of shares of the combined company following the Merger and references to  “members” and “units of membership interests of Dr. TATTOFF®” refer to ownership of units of  Dr. TATTOFF® prior to the Merger.

Corporate History

Dr. TATTOFF® was organized in August 2004 as a California limited liability company to provide marketing and practice management services to licensed physicians who perform laser tattoo removal services. We currently derive all of our revenue from a management services agreement with a contracting physician under which we provide management, administrative, marketing and support services, insurance, equipment and the clinical site and the contracting physician’s medical personnel provide laser tattoo removal services.

On February 11, 2008, Dr. TATTOFF® completed a Merger with Lifesciences. Lifesciences was incorporated under the laws of the State of Florida on January 12, 2004, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Lifesciences had no operations prior to the Merger with Dr. TATTOFF®, other than issuing shares of its common stock to its original shareholders and conducting a private offering of shares of its common stock in January and February 2008.

In accordance with the Merger Agreement, Dr. TATTOFF®’s members holding an aggregate of 2,270,305 outstanding units of membership interests of Dr. TATTOFF®, representing 88.3% of the total units outstanding received shares of the Company’s Common Stock on a one-for-one basis. In addition, members holding an aggregate of 300,715 Units, representing 11.7% of the total Units outstanding, received shares of newly-issued Series A Preferred Stock with a face value of $100 per share, whereby one share of Series A Preferred Stock was issued for approximately every 29 units, plus accrued dividends of 10% from the date the member invested through February 11, 2008. The Series A Preferred Stock is convertible into shares of Common Stock at a conversion price of $3.50, subject to certain conditions as set forth in the Series A Preferred Stock Certificate of Designation.

In connection with the closing of the Merger, Mr. Roland Perry, the sole officer and director of Lifesciences, resigned from the positions of principal executive officer, principal financial officer and director. Following Mr. Perry’s resignation as officer and pursuant to the Merger Agreement, James Morel, John Keefe, Ian Kirby and Dr. William T. Kirby were appointed our Chief Executive Officer, Chief Financial Officer, Chief Marketing Officer, and Medical Director, respectively. Effective February 29, 2008, Mr. Keefe was also appointed Chief Operating Officer. Mr. Morel and Dr. Kirby became members of the board of directors on March 7, 2008, the effective date of the resignation of Mr. Perry. John J. Klobnak also became a member of the board of directors and was named Chairman of the Board on March 7, 2008. Subsequently, effective May 1, 2008, Mr. Morel resigned from his position as Chief Executive Officer and our board of directors appointed Mr. Keefe to serve as our Chief Executive Officer. In July 2008, Mr. Mark A. Edwards was appointed Chief Financial Officer of the Company. In connection with the appointment of Mr. Edwards, Mr. Keefe resigned from his temporary position as our Acting Chief Financial Officer.

Alt.-31

On May 19, 2008, we changed the Company’s legal corporate name from Lifesciences Opportunities Incorporated to Dr. Tattoff, Inc.

Background

We are a provider of marketing and practice management services to physicians who perform tattoo removal, hair removal services (regardless of method) and laser-based skin care services. We endeavor to develop laser clinics and to provide turnkey marketing services, human resources and staffing services, patient management services, technical solutions, office management and other non-medical services to the physicians and medical staff at each of its laser clinics. We own the registered trademark, Dr. TATTOFF®, and license the use of the trademark as part of the management services provided to physicians. These services are provided directly to the physicians or to their medical corporations, medical groups or other affiliated entities. Within this framework, we intend to implement our business plan subject to available financing, to create a national brand of retail chain tattoo removal clinics in California and the United States. We are not a medical corporation, do not possess a medical license and do not provide services that require a medical license.

James F. Morel founded Dr. TATTOFF® in 2004 as a marketing and management services company for physicians interested in providing laser tattoo removal. Our goal is to meet the demand for safe, non-invasive and relatively inexpensive tattoo removal in a friendly, non-clinical atmosphere conveniently located in retail centers. The first laser center was opened in Beverly Hills, California in August 2004. We now have three laser centers in Southern California: Beverly Hills, Irvine and Encino, and have targeted additional locations across the United States for expansion over the next several years.

Strategy

Our objective is to position the Company as the first nationally branded laser tattoo removal management services business. Utilizing our trademark, Dr. TATTOFF®, which we believe will assist us in achieving brand-name recognition, our management believes we have developed a marketing strategy and a laser clinic model to be able to expand our business throughout California and other targeted markets throughout the United States. Elements of our business strategy include:

•	expansion of our business primarily through the development of new clinics over the course of the next 3 to 5 years;

•
opening multiple laser clinics in each target metropolitan area exhibiting a potential for generating break-even procedure volume within the first 3 to 6 months, including the necessary physician participation to support such levels;

•
leasing 1,500 square feet of space in retail centers located in high volume traffic areas. This strategy was chosen to maximize revenue potential based on our previous operational experience testing clinic models within a traditional medical building, in a low visibility office park and in a high visibility street level retail center;

•	hiring management and operational staff for the new locations; and

•
implementing targeted marketing campaigns for physician’s services and products to attract new customers, including utilizing our trademarked logo Dr. TATTOFF® and marketing slogans (Re-Think Your Ink, Undo Your Tattoo), and proprietary service systems (Kirby/Desai Tattoo Removal Index), along with the toll-free 888-TATT-OFF phone number and our www.drtattoff.com website to position our brand to be one of the leading experts in the industry.

Our research has shown that the potential market for tattoo removal is large but undereducated about the efficacy and costs associated with tattoo removal. We believe that our model, tested during 3 years of operations, uses the appropriate marketing methods, brand positioning, and psychological understanding to successfully attract these consumers. We have tested multiple approaches and solicited extensive feedback from our existing patient base in order to create a template for customer experience that we believe can be replicated across the United States.

Alt.-32

Laser Tattoo Removal Industry

Laser tattoo removal is an elective, private pay procedure performed on an outpatient basis. According to Harris Poll #58, October 8, 2003, (the “Harris Poll”) there appears to be a broad geographic distribution among individuals who have at least one tattoo (estimates):

•	20% of the general population in the western United States;

•	15% in the southern United States;

•	14% in the mid-western United States; and

•	14% in the eastern United States.

In recent years, individuals having a tattoo are found routinely among broader segments of the population. The following percentages of the population in the United States have at least one tattoo, by age group according to the Pew Research Center, 2006 in its report, “A Portrait of Generation Next”:

•	36% of 18-25 year olds;

•	40% of 26-40 year olds; and

•	10% of 41-64 year olds.

Moreover, approximately 17% of Americans who have a tattoo regret having them, according to the Harris Poll. While our laser clinics are comfortable and appealing to all age groups, the marketing for the contracting physician is set up to target the 18 to 40-year-old demographic that essentially accounts for 76% of individuals with tattoos as indicated by the Pew Report. Based on the three years of clinic management, our clinics’ patient base data reveals that approximately 64.6% of the patients who are seen at our clinics for tattoo removal are women. Of those, approximately 72.3% are between the ages of 25 and 40, and 87.8% are between the ages of 18 and 40.

Revenues Sources

Under our business model, our primary source of revenues is management fees through management services agreements with physicians or their affiliated entities at each laser clinic location. Typically, this agreement between us and our contracting physician providing the laser tattoo removal procedures or oversight, provides that a specified percentage of the gross revenues of the laser clinics will be paid to us in return for site development, administrative, management, support and marketing services. We plan to enter into a new management services agreement with each physician (or an affiliated entity) with which we partner. We have currently entered into one management agreement with a physician who provides services in all three of our clinics.

Our operations over the last three years have shown the average patient at our laser clinic spends approximately $185 per visit. The tattoo removal process may take between five and fifteen treatments. The contracting physician currently charges between $39 to $49 per square inch of tattoo to be removed and the estimated average total treatment charge is approximately $1,500 for black tattoos and $2,450 for colored tattoos.

Other revenues are derived from laser hair removal at each clinic. Based on management’s estimates, the average laser hair removal charge per treatment at our retail locations has been approximately $127. There are additional ancillary charges per laser treatment for products relating to the care of the tattoo being removed. On average, based on management’s estimates, the physician’s patients spend approximately $13 per visit on these ancillary products.

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Services

We provide management services and marketing assistance to physicians who are in the business of laser tattoo removal, hair removal services (regardless of method) and laser-based skin-care services. Currently, laser tattoo removal service accounts for approximately 80-85% of our management service fee revenues, with the remainder derived from laser hair removal and other rejuvenation products and services.

Laser tattoo removal treatments are done with a MedLite® C6 laser by trained nurses under the supervision of a licensed physician for quality control throughout the treatment. Dr. Kirby, our Medical Director, has published articles on tattoo removal techniques and utilizes the latest techniques available from technological advances. In some states, only doctors can perform the procedure; however, most states require that a doctor be present or available by phone and that a certified nurse conduct the procedure. Some states require no certification at all. Our strategic expansion focus is setting up clinics in states that allow certified nurses or overseeing doctors to perform the procedure, which is a majority of states.

A laser tattoo removal procedure is generally performed in between thirty seconds and five minutes per treatment and typically requires a series of five to fifteen treatments. Generally, each technician may perform 25-40 laser tattoo removal treatments per day on a variety of skin colors and with a variety of tattoo differentiations. Patient tattoo photographs are taken routinely before and after each procedure.

We Provide Contracting Physicians With:

State-of-the-art equipment and facilities. We provide our physician with whom we contract the facilities, equipment and support services necessary to perform laser procedures using state-of-the-art laser technologies. The nurses and physician are able to focus on treating patients and are not burdened by the financial, management, administrative, maintenance and regulatory requirements associated with establishing and operating a laser tattoo removal clinic. Our laser clinics typically include one or more laser procedure rooms, private examination rooms and patient waiting areas. Each clinic is equipped with a MedLite® C6 laser in addition to air chilling devices, computer systems and standard office equipment.

Management support staff. We provide clinics with an office manager and a patient coordinator. The contracting physician generally hires nurses to perform the laser procedures and oversees and monitors the laser procedures. In some states, however, regulations require the physician to personally perform the laser procedures. The nurse is responsible for the clinical management of the center including programming the laser for procedures. The patient coordinator may assist the nurse during the laser removal procedure and provides support services. Nurses are certified by the laser manufacturer. The office manager is responsible for day-to-day business operations of the clinic, including patient administration, bill collections, scheduling and supply re-ordering. In addition, clinics are assigned a district manager who works with our manager to support the nurses and physicians, and assists in developing laser tattoo removal programs.

Access to an expanded patient population. We have and plan to continue to help contracting physicians develop their laser tattoo removal practices through our marketing efforts which identify potential new patients. We coordinate our efforts with contracting physicians to customize marketing programs in various media advertisements. We market each clinic’s laser removal services directly to the consumer through radio, direct mail and print advertisements, internet advertising, video and cable advertising, brochures and seminars.

Our Contracting Physicians Provide Patients With:

Convenient access to medical professionals skilled in tattoo removal services. Our contracting physician and the physician’s nurses are required to meet our laser tattoo removal training qualification criteria, which also includes review of state licensure, board certification, malpractice insurance and history, procedure experience and clinical outcomes. Clinical manuals and processes have been developed both internally and with the laser manufacturer to provide staff and physicians in new markets that we enter with the initial training necessary to treat patients they serve.

Treatment environments designed to enhance customer satisfaction. Our laser clinics are designed to create a patient friendly environment and reduce any anxiety associated with laser tattoo removal. Each laser clinic has what we believe to be an aesthetically pleasing and comfortable waiting area for patients and a staff focused on addressing each patient’s needs. In addition, each laser clinic provides consultation areas where a patient’s procedures can be discussed in a private setting with a member of the medical staff of the contracting physician.

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Regularly scheduled procedures. We strive towards achieving high patient satisfaction for the contracting physician and have established a continuum of care program which assures that the level of tattoo removal agreed to by the patient and the physician is achieved.

The Benefits of Specialization

We believe we can achieve profitability with additional capital financings through the strategically planned expansion of clinics based upon market demand and a unique market positioning that is currently not being effectively served by any other laser tattoo removal businesses or management services companies. Laser tattoo removal is responsible for approximately 85% of our business, with the balance generated primarily from laser hair removal services. More than 21,000 laser tattoo removal treatments have been performed in our managed clinics since 2004. That experience base allows us to provide prospective customers with treatment efficacy, duration, and cost estimates with a high degree of confidence. We have designed our clinic interiors with the intent of making them more appealing to our core demographic profile customers than a more traditional physician’s office.

We believe our laser clinics have a more relaxed and friendly environment when compared with a more medical or surgical environment. All of our clinic locations have welcoming reception areas, cable/satellite television, free Wi-Fi access, coffee and a variety of magazines available for reading. In addition, we feel that the most important factor in differentiating ourselves from any competition is our specialization of services, focusing primarily on tattoo removal, as well as related branding and marketing. Regarding the competition, we believe that medspas, through their laundry list-type offering of services, do not have the focus that our Company does, and physician-owned individual clinics do not have the market awareness and branding experience that we do.

We believe that because of the type of clinic environment and because of our specialization of services and supporting branding, we may continue to achieve repeat client revenues for the contracting physician.

Marketing Strategy

Our management believes that we have been cost-effective in marketing our three laser clinics in Southern California during the past three years of operations. We intend to continue to focus our marketing efforts in strengthening the brand name, Dr. TATTOFF®, and attracting new patients using primarily:

•	Google Adwords - fine-tuned to reach local markets - both within a fifty (50) mile radius and regional level;

•	Postcard inserts in alternative weekly publications by city, e.g., LA Weekly;

•	Local radio campaigns and carefully selected endorsements;

•	“Street Team” marketing and postcard drops in local area retail stores;

•	Strategic alliances with local businesses for customer referral, especially with tattoo parlors/tattoo art studios and community medical providers and facilities;

•	Local consumer trade shows with high traffic such as bridal expos, music and entertainment concerts;

•	Various blogs, as well as MySpace and YouTube, which appeal to the younger target market. We currently have video footage on MySpace and YouTube;

•	Press and public relations campaign; and

•	Cable advertising such as Spot Runner as a cost-effective means of reaching a targeted audience to be implemented at a future time.

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Laser Clinic Expansion Plan

Our overall strategy for laser clinic openings targets the largest markets for laser tattoo removal based upon our research during our development stage. We believe our business model has been successful in our Southern California locations, whereby certain key medical staff members of the contracting physician can modify their schedules and be utilized in several locations, due to demand and slightly different operating times. For example, one physician may facilitate and oversee up to four laser clinics and two nurses can rotate between clinic locations to fill demand. The development phase of new laser clinics will utilize district managers who will oversee several store openings per region.

We plan to expand our business primarily through the development of new clinics in contiguous markets and within existing markets. Initially, we anticipate opening clinics in the fourth quarter of 2008 in other cities throughout the State of California and six additional openings in California and Texas beginning in the first quarter of 2009. In evaluating new and current markets for building laser clinics, we will first evaluate population demographics, determine the number of existing tattoo removal clinics and lasers in use and interview local physicians to assess interest in developing a laser tattoo removal business. The targeted market should exhibit a potential for generating break-even procedure volume within the first 3 to 6 months, including the necessary physician participation to support such levels. We seek to lease approximately 1,500 square feet of space in retail centers located in high volume traffic areas. We will need significant additional infusions of cash through debt or equity financing in addition to the proceeds of the offering, however, in order to execute our laser clinic expansion plan.

Competition

We face competition from other providers of laser tattoo removal services and physician management services companies. While our management believes there is no nationally known name brand retail establishment for laser tattoo removal, there are “medspa” facilities and dermatologists that offer tattoo removal services. These services are delivered through a fragmented system of local providers. We do not believe that any of these service providers have taken steps to actively promote the procedure to a consumer market or provide a consumer experience on a national level.

Our principal competitors in the Southern California region are:

•	TattooMD, which uses similar Medlitec6 laser technology as we do, has similar pricing points to us, and currently has a location in Los Angeles, California;

•	Laseraway, which has four stores in the Los Angeles County area;

•	Tatt2beGone, which also provides services in the Southern California market;

•	Celibre Medical Corporation, founded by a plastic surgeon/medical director with extensive experience in the business and locations in Torrance and Orange County;

•	Dr. Brandeis, a physician offering very low cost tattoo removal and located in the vicinity of our Beverly Hills clinic; and

•	Epione of Beverly Hills, a competitor with a similar look, feel and medical/clinical positioning as Dr. Brandeis and Celibre.

We will also face competition in other targeted markets assuming that we are successful in expanding our laser clinics into other parts of California and the United States. Our ability to compete with the entities described above and those in other parts of the nation will depend largely on the success of our marketing efforts, the contracting physician’s success of the laser removal treatments relative to the cost to consumers and the positive consumer experience at our retail locations providing a basis for repeat customers for our contracting physicians. In order to respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions or acquisitions that could ultimately cost the Company more money or even harm our business.

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Our management believes our future success is dependent on our ability to reinforce and build on our brand name, Dr. TATTOFF®, which we believe will require significant additional marketing efforts. We intend to focus on thoughtful, compellingly designed, strategically placed and well-executed promotional campaigns to build on the contracting physicians already existing patient base of over 12,600 individuals who have contacted our clinics, of which more than 5,168 have been treated by the contracting physician with laser tattoo removal, and 820 have been treated with laser hair removal, as of July 15, 2008

Intellectual Property

We own the rights to the registered trademark Dr. TATTOFF® and will vigorously protect our intellectual property rights under our registration. We have other trade names currently pending registration with the U.S Patent Office, specifically “Re-Think Your Ink,” “Un-Do Your Tattoo” and “Fresh Canvas for Fresh Ink,” and continually seek to protect our intellectual property.

Company Structure/Employees

As of July 18, 2008, we employed 14 persons, 12 of whom were full-time employees.  We consider our relations with our employees, independent contractors and vendors to be good.

Our expansion plan, which we intend to implement following receipt of the proceeds from the offering, will include the hiring of several key managers before the end of the calendar year. An overseeing or procedure performing physician will be affiliated with each laser clinic in accordance with applicable state law and regulatory requirements. Each laser clinic is expected to have a staff that includes a nurse (employed by the physician) who will operate the laser and perform medical and aesthetic procedures; a technician to assist the nurse and physician; and a manager to oversee the operations of a specific clinic, including marketing and services.

Government Regulation

The healthcare industry is heavily regulated and changes in laws and regulations can be significant. Both the Company and the physicians who practice medicine at the clinics must maintain and safeguard the confidentiality of all patient records, charts and other information generated in connection with the professional medical services provided by such physician, in accordance with federal and state confidentiality laws and regulations, including the California Confidentiality of Medical Information Act, Civil Code Sections 56 et seq. and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder. Certain federal and state regulations govern the administration and licensing of the medical and technical staff of the clinics. The establishment, marketing and operation of the Company may be subject to various federal and state regulations, including laws and regulations prohibiting the practice of medicine by non-physicians, prohibitions concerning the kickback, rebate or division of fees between physicians and non-physicians, the manner in which a prospective patient may be solicited, the receipt or offering of remuneration as an inducement to refer patients, and self-referral for any person in connection with the furnishings of goods, services or supplies prescribed for medical diagnosis, care or treatment. We believe that we currently are, and will be able to remain, in compliance with applicable regulations, but failure to so comply can result in substantial civil and criminal penalties. Non-compliance by us or our contracting physicians could have a material adverse effect on our financial condition and could result in our cessation of business.

AMA Ethical Guidelines

The American Medical Association’s Council on Ethical and Judicial Affairs of the American Medical Association (“AMA”) has adopted a new ethical guideline which provides that physicians should not refer patients to health facilities in which they invest if they do not personally provide care in the facility, unless there is no alternative facility available.

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State

Although we are a Florida corporation, all of our clinics are currently located in the State of California and therefore, California law applies to all of our operations. Under California law, a business entity such as ours is not permitted to engage in the practice of medicine, although we may provide management services to a medical practice so long as we do not exercise excessive control over the medical practice and are otherwise in compliance with legal requirements. We provide marketing and practice management services to physicians as provided in the management services agreement. The existing management services agreement between the Company and Kirby Inc. is intended to comply with these legal requirements. Our ability to meet our operating and financial obligations will be predicated on our ability to provide successful, competitive management services to physicians and other healthcare professionals who provide tattoo removal services. It is possible that the California Medical Board could allege or determine that the provision of management services by us constitutes excessive control over a physician’s medical practice or that the compensation payable to us is excessive or that we are otherwise unlawfully engaged in the practice of medicine. Defending against any such allegations will be costly and time-consuming and may materially and adversely affect our finances.

California Anti-Kickback Provisions

Section 445 of the California Health and Safety Code, provides that “no person, firm, partnership, association or corporation, or agent or employee thereof, shall for profit refer or recommend a person to a physician, hospital, health-related facility, or dispensary for any form of medical care or treatment of any ailment or physical condition. The imposition of a fee or charge of any such referral or recommendation creates a presumption that the referral or recommendation is for profit.” A violation of Section 445 is a misdemeanor and may subject the offender to imprisonment in the county jail for not longer than one year, or a fine of not more than $5,000, or by both such fine and imprisonment. Further, a violation of Section 445 may be enjoined by the California Attorney General. Section 650 of the California Business and Professions Code contains prohibitions against self-referral and kickbacks. Business & Professions Code Section 650 makes it unlawful for a “licensee,” including a physician, to pay or receive any compensation or inducement for referring patients, clients or customers to any person or entity, irrespective of any membership or proprietary interest in or with the person or entity receiving the referral. Violation of the statute is a public offense punishable by imprisonment, a fine of not more than $10,000, or both. Section 650 further provides that it is not unlawful for a physician to refer a patient to a health care facility solely because the physician has a proprietary interest or co-ownership in a health care facility, provided that (1) the physician’s return on investment for that proprietary interest or co-ownership is based upon the amount of capital investment or proportional ownership of the physician; and (2) the ownership interest is not based on the number or value of any patients referred. The provisions of Section 652.5 present the potential for liability as we could be charged with and convicted of a misdemeanor in the event a physician working under a management services agreement with the Company violates Section 650.

We believe that our relationships with physicians at our laser clinics are in compliance with California’s anti-kickback statutes. There is a risk that our marketing efforts could be viewed as “referring or recommending” a person to a health-related facility “for profit” in violation of Health and Safety Code Section 445. We cannot assure that our marketing efforts will not be viewed as violating Health and Safety Code Section 445.

Customers

We currently have only one contracting physician for our three laser clinics, Dr. William T. Kirby, our Medical Director and member of our board of directors. Accordingly, we are limited to Dr. Kirby’s patients as customers in our laser clinics. Due to the nature of the laser tattoo removal business, however, Dr. Kirby’s business is not dependent on one or a few customers.

Properties

Our executive offices are located in our Beverly Hills clinic at 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California 90211. The following table lists our offices, all of which are leased:

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Location	Address	Size
Beverly Hills, California	8500 Wilshire Boulevard, Suite 105 Beverly Hills, CA 90211	2,164 square feet, retail space
Irvine, California	15751 Rockfield Boulevard, Suite 120 Irvine, CA 92618	2,000 square feet, professional office space
Encino, California	17609 Ventura Boulevard, Suite 201 Encino, CA 91316	1,268 square feet, professional office space

Legal Proceedings

We are not currently subject to any litigation. We may, however, become involved in litigation from time to time relating to claims arising in the ordinary course of our business. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

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MANAGEMENT

The following table sets forth information about our executive officers and directors as of July 25, 2008:

Name	Age	Position
John J. Klobnak	57	Director and Chairman of the board of directors
John P. Keefe	59	Chief Executive Officer and Chief Operating Officer
Mark A. Edwards	53	Chief Financial Officer
James F. Morel	37	Founder and Director
William T. Kirby, D.O.	35	Medical Director, Director
Ian A. Kirby	29	Chief Marketing Officer

Our board of directors oversees our business affairs and monitors the performance of our management. Our board of directors currently consists of three members, although we are currently in the process of identifying up to six (6) persons who will be appointed as additional members of our board of directors on the Effective Date of this Registration Statement. Each director and executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our By-laws. All officers serve at the discretion of the Board and are elected annually at the annual meeting of our Board held after each annual meeting of shareholders. Below are descriptions of the backgrounds of our current executive officers, directors and key employees and their principal occupation for at least the last five years:

John J. Klobnak. Mr. Klobnak has served as our director and Chairman of the board of directors since March 7, 2008. Prior to that time, Mr. Klobnak served as chairman and chief executive officer of Laser Vision Centers, Inc. (“LaserVision”) from July 1988 to May 2002, where he operated eye surgery centers in the United States, Canada, England, Ireland, Northern Ireland, Greece, Sweden, Finland and Cyprus. LaserVision merged with TLC Vision Corporation (NASDAQ: TLCV) and became a subsidiary of TLC Vision. From May 2002 to August 2004, Mr. Klobnak served on the board of directors of TLCVision as vice-chairman of the board. Mr. Klobnak also served on the corporate governance committee of the board of TLC Vision. Mr. Klobnak served as chairman of the board of directors of Quick Study Radiology, Inc. in St. Louis, Missouri from 1999 to 2006. Mr. Klobnak earned a Bachelor of Arts degree from Southern Illinois University at Edwardsville in 1973.

John P. Keefe. Mr. Keefe has served as our Chief Executive Officer since May 1, 2008, Chief Operating Officer since February 2008 and Acting Chief Financial Officer from February 2008 through July 2008. Mr. Keefe served as Chief Financial Officer for Dr. TATTOFF® prior to the Merger since November 2007. From January 2007 to November 2007, Mr. Keefe served as the chief financial officer of Equicare Capital, LLC, a healthcare revenue cycle company, where he assisted in building financial models for the company and facilitated the company’s merger with Argyle Solutions Inc. in August 2007. From 2002 to 2006, Mr. Keefe was a co-founder and served as the chief operating officer of Centerre Healthcare Corporation, an acute rehabilitation hospital company, where he was responsible for all aspects of hospital operations, including implementations, regulatory compliance, clinical quality, and marketing. Mr. Keefe earned a Bachelors degree in business administration in accounting from Georgia State University and became licensed as a Certified Public Accountant (Georgia) in 1981.

Mark A. Edwards. Mr. Edwards has served as our Chief Financial Officer since July 21, 2008. From April 2008 to July 2008, Mr. Edwards served as Senior Financial Officer for Navvis Healthcare, LLC, a company providing strategic consulting services to hospitals and healthcare systems, where he was responsible for overall financial management of the firm and facilitated the merger of The Strategy Group into Navvis. From 2002 to April 2008, Mr. Edwards served as Vice President, Finance and Chief Information Officer for Centerre Healthcare Corporation, an operator of acute rehabilitation hospitals, where he was responsible for the preparation and presentation of financial reports and plans, structuring and negotiation of joint venture agreements, lease and project financing, and development and management of the company’s management information systems. Mr. Edwards earned a Bachelor of Arts in economics from the University of California at Los Angeles.

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James F. Morel. Mr. Morel has served as our director since March 7, 2008 and as our Interim Chief Executive Officer from February 2008 through May 1, 2008. Mr. Morel is a founder of the Company and created DRTATTOFF, LLC and the registered trademark, Dr. TATTOFF®, in 2004 as a marketing and management company for physicians interested in providing tattoo removal. Mr. Morel served as the Chief Executive Officer and a managing member of Dr. TATTOFF® prior to the Merger from inception in 2004. From 2001 to 2004, Mr. Morel served as a producer and partner in Gorilla Advertising, a syndicated television commercial production company and Mackenzie-Morel Entertainment, an independent television production company. Mr. Morel earned a Bachelor of Arts degree from Syracuse University’s Newhouse School of Communications and School of Arts & Sciences with a dual major of advertising and psychology and minor in marketing in 1992.

William T. Kirby, D.O. Dr. Kirby has served as our Medical Director since February 2008 and our director since March 7, 2008. A board-certified dermatologist, Dr. Kirby had been the Medical Director since October 2007 and a managing member of Dr. TATTOFF® since inception in 2004. Dr. Kirby has been a licensed physician since 2002 in California. Dr. Kirby’s medical practice is limited to dermatology with an emphasis on laser tattoo removal, cutaneous oncology, and facial cosmetic procedures. Dr. Kirby earned a Bachelor of Science degree in biology from Emory University in 1995 and a D.O. from Nova Southeastern University in 2000.

Ian A. Kirby. Mr. Kirby has served as our Chief Marketing Officer since February 2008 and for Dr. TATTOFF® prior to the Merger since November 2007. From February 2007 through October 2007, Mr. Kirby served as executive creative director for Art Machine, an entertainment advertising agency, where he was responsible for servicing and developing existing accounts, account origination, and directing creative aspects of projects from a diverse range of clients. Prior to that in 2006, Mr. Kirby developed pitch presentations for Strategic Group, a New York-based company specializing in brand and image creation for a variety of clients. From 2002 to 2006, Mr. Kirby worked for Shoolery Design, another entertainment advertising agency, serving over two years as the director of the television department. From 2001 to 2002, Mr. Kirby headed West Coast sales and marketing efforts for Malaguti USA, an American importer of a European motor scooter company. Mr. Kirby earned a Bachelor of Science degree in business administration in finance from the University of Florida in 2000.

Key Employee

Monya Matewsky. Ms. Matewsky has served as our Director of Marketing since February 2008 and prior to that, of Dr. TATTOFF® since 2004. Ms. Matewsky has over six years experience in the medical industry and earned a Bachelor of Science degree in business management and marketing from Bridgewater State College. As marketing manager for HealthWest, a start-up medical spa franchising company, from 2003 to 2005, she provided an intensive hands-on approach to implementing marketing programs for over 20 medical spas across the United States. She was also responsible for implementing employee training programs, recruitment and general day-to-day operations.

Family Relationships

Dr. William T. Kirby, a director and our Medical Director, and Mr. Ian A. Kirby, our Chief Marketing Officer, are brothers. There are no other family relationships between or among our executive officers and directors.

Arrangements, Understandings, Material Proceedings

We are in the process of identifying and discussing with certain director candidates the possibility of them serving on our board of directors. At this time, we do not have any written arrangements or understandings for the appointment of new directors following the offering. There are no material proceedings to which any director, director nominee, executive officer or affiliate of our Company, any owner of record or beneficially of more than five percent of any class of voting securities of our Company, or any associate of any such director, officer, affiliate or security holder is a party adverse to us.

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Director Independence

Subject to certain exceptions, under the listing standards of the AMEX (“AMEX Standards”), a listed company’s board of directors must consist of a majority of independent directors. As a smaller reporting company, we are exempt from this requirement pursuant to Section 801(h) of the AMEX Company Guide and are permitted to maintain a board of directors comprised of at least 50% independent directors.

We are currently in the process of identifying up to six (6) persons who, following due diligence, will be appointed as additional members of our board of directors on or before the Effective Date of this Registration Statement, up to four (4) of whom will be “independent” as that term is defined by the AMEX Standards. Of the three current members of our board of directors, our board has determined that John J. Klobnak, our Chairman, is “independent” as that term is defined by the AMEX Standards. Thus, it is anticipated that on the Effective Date, after appointment of additional members to our Board of Directors, our board of directors will be comprised of at least 50% independent directors as a result of the appointment of additional independent directors.

Committees of the Board

In preparation for our anticipated listing on AMEX, our board of directors has approved the establishment of an audit committee, which will be comprised of at least two independent members of the board of directors, on the Effective Date of this Registration Statement. Our board of directors has not yet established a nominating or compensation committee, however, it is anticipated that that a majority of the independent members of our board of directors will perform the nominating and compensation determination functions until such time as those committees are established.

Indemnification and Limitation of Director and Officer Liability

Our organizational documents contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, we currently maintain directors’ and officers’ securities liability insurance with policy limits of $5.0 million. We are a Florida corporation and accordingly, we are subject to the corporate laws under the Florida Business Corporation Act (“FBCA”) with respect to the indemnification of officers and directors. Generally, the FBCA provides that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our Company, by reason of the fact that he is or was a director, officer, employee or agent of our Company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our Company.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required under Florida law. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation earned by or paid to our principal executive officer and our two other most highly compensated executive officers for our last two completed fiscal years, as well as two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of our last completed fiscal year (the “named executive officers”).

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Option Awards		All Other Compensation		Total
		($)	($)		($)		($)
John P. Keefe,	2007	2,307	0		14,101	(6)	16,407
Chief Executive Officer and Chief Operating Officer (1)(2)	2006	0	0		0		0

James F. Morel, Former Chief	2007	116,637	0		0		116,637
Executive Officer (1)	2006	77,801	0		42,199	(7)	120,000

Mark A. Edwards, Chief Financial	2007	0	0		0		0
Officer (2)	2006	0	0		0		0

William T. Kirby, Medical Director (3)	2007	21,975	0		16,152	(6)	38,127
	2006	0	0		0		0

Howard Sampson, Former Chief	2007	94,260	0	(5)	36,028	(8)	155,050
Financial Officer (4)	2006	0	0		0		0

(1) Effective May 1, 2008, Mr. Morel resigned from his position as Chief Executive Officer and the board of directors of the Company appointed Mr. Keefe to serve as the Company’s Chief Executive Officer.

(2) Mr. Keefe served as the Acting Chief Financial Officer of Dr. TATTOFF® from November 21, 2007 through the appointment of Mr. Edwards as Chief Financial Officer of the Company on July 21, 2008. Mr. Keefe commenced service as Chief Operating Officer of the Company on February 29, 2008.

(3) Dr. Kirby did not receive compensation for his services as Medical Director of Dr. TATTOFF® until October 2, 2007.

(4) Mr. Sampson was terminated effective November 14, 2007.

(5) Mr. Sampson was initially granted five-year warrants to purchase an aggregate of 57,143 shares of Common Stock at an exercise price of $2.80 per share, which were subject to certain vesting conditions as described in greater detail below. As a result of Mr. Sampson’s termination, he forfeited all but 14,286 of those warrants, which vested on the effective date of the Merger, February 11, 2008. The relative fair value of Mr. Sampson’s vested warrants was $24,762, which was recorded in the three months ended March 31, 2008. This amount represents an estimation of the fair value of vested options granted to Mr. Sampson in accordance with FAS 123R.

(6) Mr. Keefe and Dr. Kirby agreed to defer $14,101 and $16,152 of their compensation for the fiscal year ended December 31, 2007, respectively, to provide us with additional working capital during the fourth quarter of 2007.

(7) Mr. Morel was entitled to additional compensation for 2006 of $42,199 as a result of a verbal agreement providing for a minimum total compensation of $120,000 or 5% of gross revenue whichever was greater.

(8) Mr. Sampson agreed to defer a portion of his compensation, $26,825, to provide us with additional working capital during the fourth quarter of 2007. Additionally, he received $9,203 for consulting services performed for us prior to his employment date.

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Employment Agreements, Termination of Employment, and Change-in-Control Arrangements

We entered into an employment letter of understanding with Mr. Howard Sampson, effective June 16, 2007, who agreed to serve as Dr. TATTOFF®’s interim Chief Financial Officer through completion of the Merger. The agreement provided for a salary of $100 per hour and granted Mr. Sampson a five-year warrant to purchase the equivalent of 57,143 shares of our Common Stock, contingent upon the completion of the Merger. The exercise price of the warrant is $2.80, the fair market value of a Dr. TATTOFF® Unit as of the date of the grant (after giving effect to the 1-for-3.5 reverse split). The warrant vested in the following manner: twenty five percent (25%), or 14,286 shares, upon completion of the Merger, then vesting monthly in equal installments over the next three years for the remaining 42,857 shares provided Mr. Sampson continued his employment. Mr. Sampson was subsequently terminated effective November 14, 2007, and therefore forfeited all warrants except for the initial 14,286, which he became entitled to receive on the effective date of the Merger, February 11, 2008.

Effective October 2, 2007, Dr. William T. Kirby commenced service as our full-time Medical Director and became entitled to receive an annual salary of $150,000. Dr. Kirby is eligible for all health and welfare insurance benefits offered to all of our other employees as of the effective date. There is no written employment agreement or specified term for Dr. Kirby’s employment and either party may terminate the employment relationship at any time, with or without advance notice.

Effective October 19, 2007, Mr. Ian A. Kirby, Dr. William T. Kirby’s brother, accepted our written offer of employment to serve as our full-time Chief Marketing Officer beginning November 12, 2007 and is entitled to receive an annual salary of $150,000. Mr. Kirby is eligible for all health and welfare insurance benefits offered to all of our other employees effective December 12, 2007. In addition to his base salary, Mr. Kirby is eligible to participate in any bonus plans, incentive compensation programs and stock option plans, if any, as may be in effect from time to time, at a level consistent with his position and with our then current policies and practices. There is no written employment agreement or specified term for Mr. Kirby’s employment and either party may terminate the employment relationship at any time, with or without advance notice.

Effective November 21, 2007, Mr. John P. Keefe accepted our written offer of employment to serve as our Chief Financial Officer with an annual salary of $225,000. There is no written employment agreement in place, however, we are currently negotiating with Mr. Keefe the terms of his employment agreement. Mr. Keefe received an increase in his base salary to $275,000, effective May 1, 2008, in conjunction with his acceptance of the Chief Executive Officer position.

Effective July 21, 2008, our board of directors appointed Mr. Mark Edwards to serve as our Chief Financial Officer. Although there is no written employment agreement in place, we have agreed to pay Mr. Edwards an annual salary $225,000 effective July 15, 2008.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2007

The following table lists the outstanding equity incentive awards held by our former Chief Financial Officer as of December 31, 2007. We did not grant any equity awards to our other named executive officers during 2007.

Name	Number of Securities Underlying Unexercised Options (#) Un-exercisable		Option Exercise Price ($)	Option Expiration Date

Howard Sampson	14,286	(1)	2.80	2/11/2013

(1) Mr. Sampson was initially granted five-year warrants to purchase an aggregate of 57,143 shares of Common Stock at an exercise price of $2.80 per share, which were subject to certain vesting conditions as described in greater detail above. As a result of Mr. Sampson’s termination, he forfeited 42,856 warrants in November 2007. The remaining 14,286 of those warrants, vested on the effective date of the Merger, February 11, 2008.

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DIRECTOR COMPENSATION

None of our directors receive an annual fee for services nor do we pay fees to directors for their attendance at meetings; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings, once committees are established.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Guarantees

Dr. William T. Kirby, our director and Medical Director, personally guaranteed certain of our operating lease obligations in the aggregate amount of approximately $433,000. These obligations include the three real estate leases associated with the laser clinics we operate in Irvine, Encino and Beverly Hills, California. Dr. Kirby has also guaranteed certain of our equipment leases in the aggregate amount of approximately $125,000.

In connection with our sale of an aggregate of $349,975 in convertible promissory notes from December 2007 through February 2008, James Morel, our director and former Chief Executive Officer, pledged an aggregate of 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC our majority shareholder, as collateral for the timely repayment of the obligations under the convertible promissory notes. Upon the occurrence of any event of default by us under the terms of any promissory note, a pledgee may declare all obligations under the note immediately due and payable, and will have all the default rights and remedies of a secured party under applicable law including, at its option and in its sole discretion, to direct the liquidation of the units of Pacific Holdings pledged as collateral in an amount up to the value of the obligations secured thereby, subject to any limitations imposed by Pacific Holdings’ Operating Agreement.

Promissory Notes of Certain Related Parties

On November 15, 2005, we issued three promissory notes, each with an aggregate principal amount of $12,000 to Mr. Morel, Mr. Christopher Knight, a former manager of Dr. TATTOFF® and currently a beneficial owner of more than 5% of our outstanding securities, and Dr. Kirby, respectively. These notes accrued interest at a rate of 3% per annum. The principal amount of $12,000 and accrued interest of approximately $676 for each promissory note was paid in full to each of the noteholders on October 1, 2007.

On February 15, 2007, we issued two promissory notes to Dr. Kirby and Mr. Scott Woodruff, a former manager of Dr. TATTOFF®, in the principal amounts of $52,000 and $10,000, respectively. The notes were due and payable nine months following the issue date and accrued interest at a rate of 7% per annum. Dr. Kirby and Mr. Woodruff subsequently agreed to amend the notes to extend the due date of the notes to March 31, 2008. As additional consideration for purchasing the notes, we issued Dr. Kirby and Mr. Woodruff an equity position in the Company at the time of issuance, which upon effecting the Merger, entitled Dr. Kirby and Mr. Woodruff to receive 18,493 and 3,558 shares of our Common Stock, respectively. We also issued a promissory note to Mr. Woodruff, dated August 18, 2006, in an aggregate principal amount of $50,000. As amended, the note was due and payable on March 31, 2008 and accrued interest at a rate of 7% per annum. Effective December 20, 2007, Dr. Kirby agreed to convert the outstanding principal balance of $52,000 and accrued interest of $3,072 on the note into 15,735 shares of Common Stock and warrants to purchase 7,867 shares of Common Stock initially at an exercise price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement. On the same date, Mr. Woodruff agreed to convert the aggregate outstanding principal balance of $60,000 and accrued interest of $5,280 on the notes into 18,652 shares of Common Stock and warrants to purchase 9,326 shares of Common Stock initially at an exercise price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement.

From February to March 2007 we issued three additional promissory notes to Mr. Knight: (i) a note dated February 15, 2007 in the principal amount of $138,000; (ii) a note dated February 27, 2007 in the principal amount of $25,000; and (iii) a note dated March 17, 2007 in the principal amount of $75,000 (collectively, the “Knight Notes”). Each of the three Knight Notes was due nine months from the date of issuance and accrued interest at a rate of 5% per annum. As additional consideration for purchasing the Knight Notes, we issued Mr. Knight an equity position in the Company at the time of issuance, which upon effecting the Merger, entitled Mr. Knight to receive 84,858 shares of our Common Stock. Effective December 20, 2007, Mr. Knight agreed to convert the aggregate outstanding principal amount of $238,000 and accrued interest of $9,569 on the Knight Notes into 70,735 shares of Common Stock and warrants to purchase 35,368 shares of Common Stock, initially at an exercise price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement.

Alt.-45

On July 25, 2007, we issued a convertible promissory note in a principal amount of $75,000 to Mr. Ian A. Kirby, our Chief Marketing Officer and brother of Dr. Kirby. The convertible promissory note was due the earlier of (i) 180 days following the issue date and (ii) two days following the effective date of the Merger. The convertible promissory note accrued interest at a rate of 10% per annum and was convertible into shares of our Common Stock in accordance with the terms of the note. In connection with the issuance of the note, we issued to Mr. Kirby five-year warrants to purchase 11,784 shares of Common Stock at an exercise price of $4.38 per share. The convertible promissory note was in default and on December 20, 2007, Mr. Ian A. Kirby agreed to convert the outstanding principal balance and accrued interest of $78,144 into 22,327 shares of Common Stock and warrants to purchase 11,164 shares of Common Stock initially at an exercise price of $4.38 per share, which was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement.

On November 15, 2007, we issued promissory notes in the aggregate principal amount of $64,000 to Messrs. Morel and Knight, Dr. Kirby and Mr. John J. Klobnak, the Chairman of our board of directors. The outstanding principal and accrued interest on the notes was due on or before December 1, 2007 and the notes accrued interest at a rate of 8% per annum. The notes had a default interest rate of 18% per annum. We defaulted under the terms of the notes for failure to make repayment on the maturity date, and on December 20, 2007, all holders agreed to extend the maturity date of the notes to the earlier of (a) an additional six (6) months from December 1, 2007 or (b) five (5) business days from the date a registration statement registering the securities of the Company, or its successor entity in the event of a merger or other business combination, for public sale is declared effective by the SEC. In addition, each note holder waived any and all past defaults, late charges (including default interest rates) and penalties under the notes in their entirety. On May 30, 2008, all holders agreed to extend the maturity date of the notes further until the earlier of (a) December 1, 2008 or (b) sixty (60) calendar days from the date a registration statement registering the securities of the Company for public sale is declared effective by the SEC. In addition, the second amendment increased the applicable interest rate to 10% per annum beginning June 1, 2008. As of July 18, 2008, the outstanding principal and accrued interest on the notes was $64,000 and $3,465, respectively.

Management Services Agreement

On August 31, 2004, we entered into a Management Agreement with our director and Medical Director, Dr. William T. Kirby, individually as a physician, under which we provide technical, management, administrative, marketing and support services and equipment to the sites where Dr. Kirby provides or supervises tattoo removal services. The Management Agreement currently covers all three laser centers operated by us. The Management Agreement was subsequently amended in August 2007 providing for a five (5) year term commencing on August 31, 2004 and ending on August 30, 2009. The agreement provided for a management services fee of 65% of the gross revenues of Dr. Kirby in 2004 and 2005, and 60% in 2006 through 2009. A second amendment to the Management Agreement was entered into effective December 31, 2007 and substitutes William Kirby, D.O., Inc., a medical corporation owned by Dr. Kirby, as a party to the Management Agreement in the place of Dr. Kirby as an individual. The amendment also changed the management fee to 50% of gross revenues of Kirby Inc. for the period from January 1, 2007 to December 31, 2007 and 60% of gross revenues of Kirby Inc. for the period from January 1, 2008 to August 30, 2009, as well as modified the provision applicable to costs for “Advertising Services” (as that term is defined in the Management Agreement) such that we are responsible for paying all costs in excess of 15% of Kirby Inc.’s gross revenues out of the management fee that we collect from Kirby Inc.

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Other Loans

Ark Venture Capital, Inc. and Mr. Roland Perry have advanced Lifesciences an aggregate of $38,376, which loans were non-interest bearing and payable on demand. Effective July 22, 2008, Ark Venture Capital, Inc. and Mr. Perry agreed to convert the outstanding balance on the loans into an aggregate of 10,965 shares of Common Stock and five-year warrants to purchase an aggregate of 5,483 shares of Common Stock at an exercise price of $3.50 per share.

Our executive officers and principal shareholders have loaned us funds on both short and long-term basis in addition to the promissory notes described above. Mr. John P. Keefe, our Chief Executive Officer and Chief Operating Officer, has loaned us or paid expenses on our behalf in an aggregate of $68,000 from November 2007 through June 2008, which loans have been non-interest bearing and payable on demand. As of July 18, 2008, we have repaid $48,000 of these loans to Mr. Keefe, with the remaining $20,000 still outstanding.

Dr. Kirby additionally loaned us or paid expenses on our behalf in an aggregate of $37,000 from December 2007 through June 2008, which loans have been non-interest bearing and payable on demand. As of July 18, 2008, we have repaid $14,000 of these loans to Dr. Kirby, with the remaining $23,000 still outstanding.

Mr. Ian A. Kirby, our Chief Marketing Officer, has loaned us or paid expenses on our behalf in an aggregate of approximately $15,000 from December 2007 through June 2008, which loans have been non-interest bearing and payable on demand. As of July 18, 2008, all loans from Mr. Kirby have been repaid in full.

Mr. Christopher Knight, a former managing member of Dr. TATTOFF® and currently a beneficial owner of more than 5% of our outstanding securities, loaned us $14,000 in December 2007, which loans were non-interest bearing and payable on demand. The loan from Mr. Knight was repaid in full in April 2008.

Transactions of Lifesciences Pre-Merger

Upon inception, Lifesciences issued 40,000 shares of Common Stock to Ark Venture Capital, Inc. in consideration of $5,000 (approximately $0.125 per share). Messrs. Robert D. Keyser, Jr. and Albert J. Poliak, the former executive officers, who also serve as executive officers of and maintain voting control over Ark Venture Capital, Inc. Messrs. Keyser and Poliak are also executive officers and directors of our underwriter in this offering, Dawson James, and executive officers and principal shareholders of Ark Financial Services, Inc., the parent company of Dawson James. Effective August 15, 2005, Messrs. Keyser and Poliak resigned as officers and directors of Lifesciences. Simultaneous with their resignations, they appointed Mr. Roland Perry to serve as sole director, Chief Executive Officer, Chief Financial Officer and President of Lifesciences.

Effective August 15, 2005, Mr. Perry purchased 13,500 shares of Lifesciences Common Stock from Ark Venture Capital in consideration of $2,025. Lifesciences received no proceeds from this transaction.

On May 16, 2007, Mr. Perry sold 6,048 shares of Lifesciences Common Stock to Mr. John J. Klobnak, our current Chairman of the board of directors, in consideration of $3,037.50. On May 16, 2007, Ark Venture Capital, Inc. sold 11,925 shares of Lifesciences Common Stock to Mr. Klobnak in consideration of $5,962.50. Lifesciences was not a party to these transfers. On the same date, Mr. Klobnak subsequently transferred 9,000 shares to the Klobnak Irrevocable Trust, as well as an aggregate of 976 shares of Common Stock to certain other individuals. Mr. Klobnak disclaims any beneficial interest in the trust.

Immediately prior to the Merger, after the sales transactions listed above, the payment of the 55.5-for-1 share dividend on February 6, 2008 and after giving effect to the 1-for-3.5 reverse split, Ark Venture Capital owned 235,283 shares; Mr. Perry owned 119,861 shares; the Klobnak Irrevocable Trust owned 145,286 shares; and John J. and Valerie J.S. Klobnak owned 129,559 shares.

From inception through the effective time of the Merger, Ark Financial Services, Inc. maintained, at no cost to Lifesciences, the executive offices pursuant to an oral agreement. The offices were in approximately 1,100 square feet of office space located at 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432. Mr. Poliak and Mr. Keyser are executive officers and principal shareholders of Ark Financial Services, Inc.

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 On July 23, 2007, Lifesciences entered into a finder’s fee agreement with Dawson James. In connection with the issuance of a certain promissory note with a principal amount of $150,000, we paid Dawson James a cash fee of ten percent (10%) of the value of the transaction, as well as issued Dawson James warrants equal to ten percent (10%) of the value of the transaction. The warrants contained customary terms, including without limitation, registration rights, and cashless exercise provisions.

Other Transactions

Effective February 27, 2008, as amended on March 31, 2008, we entered into a selling agent agreement with Dawson James whereby Dawson James agreed to act as our exclusive selling agent in connection with the private offering of 12% convertible debentures and shares of our Common Stock. On April 25, 2008, we paid Dawson James for its services, cash commissions of $85,500, equal to 10% of the aggregate gross proceeds of the units sold by Dawson James in the private offering. As part of the selling agent compensation, Dawson James also received five-year warrants to purchase, at an exercise price of $3.50 per share, 24,429 shares of Common Stock.

Effective July 11, 2008, we amended the selling agent agreement with Dawson James in order to provide for compensation to Dawson James for acting as our selling agent in connection with the private offering of 12% convertible debentures and shares of our Common Stock. As of July 16, 2008, we had not paid Dawson James any additional compensation for its services under the agreement other than as described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock (after giving effect to a 1-for-3.5 reverse split to be approved by our shareholders) by the following persons:

•	each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our Common Stock,

•	each director and executive officer named in the Summary Compensation Table in this prospectus, and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted below, and subject to applicable property laws, to our knowledge each person has sole investment and sole voting power over the shares shown as beneficially owned by them. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to warrants currently exercisable, or exercisable within 60 days of July 18, 2008, are counted as outstanding, but these shares are not counted as outstanding for computing the percentage ownership of any other person. The following table is based on (i) 2,991,360 shares of Common Stock issued and outstanding as of July 18, 2008, after giving effect to the 1-for-3.5 reverse split immediately prior to the offering and assumes (ii) 5,277,060 shares of Common Stock are outstanding after closing of our initial public offering based on shares of our Common Stock outstanding as of July 18, 2008 as calculated above, and (iii) no exercise of the over-allotment option, the Class A and Class B Warrants or the underwriters’ warrants which would be issued upon the sale of the units in our initial public offering. Unless otherwise noted, the principal address of each of the directors and officers listed below is 8500 Wilshire Boulevard, Suite 105, Beverly Hills, California 90211.

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	Amount and Nature	Percentage of
	of	Outstanding Shares Owned
	Beneficial	Before	After
Name and Address of Beneficial Owner	Ownership	Offering	Offering

Security Ownership of Management:
John J. Klobnak (1)	129,531	4.3%	2.5%
James F. Morel (2)	0	-	-
William T. Kirby (2) (3)	42,096	1.4%	*
John P. Keefe	0	-	-
Mark A. Edwards	0	-	-
Ian A. Kirby (2)(4)	45,265	1.5%	*
Officers & Directors as a Group (6 persons)	217,049	7.3%	4.1%

Security Ownership of Certain Beneficial Owners:
Pacific Holdings Syndicate, LLC (2)	1,659,286	55.5%	31.4%
Ark Venture Capital, Inc. (5)	235,282	7.9%	4.5%
Christopher Knight (2) (6)	190,960	6.4%	3.6%

* Less than 1%.

(1) These shares are jointly owned by Mr. Klobnak and his wife, Mrs. Valerie J.S. Klobnak.

(2) Mr. Morel, Dr. William T. Kirby, Mr. Ian A. Kirby and Mr. Christopher Knight own approximately 38.19%, 11.82%, 4.25%, and 26.52% of Pacific Holdings Syndicate, LLC, respectively, and Mr. Morel, Dr. Kirby and Mr. Knight are managing members of Pacific Holdings Syndicate, LLC. In connection with our sale of an aggregate of $349,975 in convertible promissory notes from December 2007 through February 2008, Mr. Morel pledged 16.71% of his 38.19% interest in Pacific Holdings Syndicate, LLC, as collateral for the timely repayment of the obligations under the convertible promissory notes.

(3) Includes warrants to purchase 7,867 shares of Common Stock at an exercise price of $3.50 per share.

(4) Includes warrants to purchase 11,783 shares of Common Stock at an exercise price of $4.38 per share and 11,163 shares of Common Stock at an exercise price of $3.50 per share.

(5) Voting and dispositive control of the securities held by Ark Venture Capital, Inc. is shared by Messrs. Robert D. Keyser and Albert J. Poliak, the founders and former officers and directors of Lifesciences, who are also executive officers and shareholders of Dawson James Securities, Inc., the lead underwriter in connection with this offering. Ark Venture Capital, Inc.’s address is 925 S. Federal Highway, Suite 600, Boca Raton, Florida 33432.

(6) Includes warrants to purchase 35,367 shares of Common Stock at an exercise price of $3.50 per share. Mr. Knight’s address is 1601 North Sepulveda Blvd., Manhattan Beach, California 90266.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 80,000,000 shares of Common Stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, no par value per share, of which 100,000 have been designated as Series A Preferred Stock with a stated value of $100 per share. As of July 18, 2008, there were 2,991,360 shares of Common Stock held by approximately 48 shareholders of record. There are 10,490 shares of Series A Preferred Stock outstanding held by approximately 20 shareholders of record as of the same date. The following is a description of our capital stock as set forth in our Articles of Incorporation and our By-laws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

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Common Stock

Voting Rights. The holders of shares of our Common Stock are entitled to one vote per share on all matters. The Common Stock does not have cumulative voting rights, which means that holders of the shares of our Common Stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of our Common Stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our board of directors. We do not anticipate paying cash dividends on the Common Stock in the foreseeable future. See “Dividend Policy” on page 20 of this prospectus.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of our Common Stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock, including such preferred stock we may designate and issue in the future with liquidation preferences greater than those of the Common Stock.

Other. The holders of shares of our Common Stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of our Common Stock are, and the shares of our Common Stock offered hereby will be, fully paid and nonassessable. Prior to the date of this prospectus, there has been no established public trading market for our Common Stock.

Preferred Stock

Under our Articles of Incorporation, our Board is authorized, without shareholder approval, to issue from time to time up to 20,000,000 shares of preferred stock, including dividend rights, and liquidation preferences, that the Board may determine. The rights of the holders of shares of our Common Stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock.

Series A Preferred Stock

On February 6, 2008, our Board approved the designation of 100,000 shares of our preferred stock as Series A Preferred Stock, with a stated value of $100 per share. On February 8, 2008, we designated the rights and preferences of a class of shares of Series A Preferred Stock authorizing 100,000 shares pursuant to the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Florida.

Dividends: The Series A Preferred Stock pays annual dividends on any outstanding shares of Series A Preferred Stock in the amount of 10% per annum commencing on the issue date. At the option of the Company, dividends may be paid in whole or in part on a payment in kind (i.e. Series A Preferred Stock) basis at any time, calculated based upon the stated value of the Series A Preferred Stock. The Series A Preferred Stock does not restrict us from repurchasing or redeeming shares of our Common Stock while there is any arrearage in the payment of dividends.

Conversion Features: Each share of Series A Preferred Stock is convertible into shares of our Common Stock at a conversion price of $3.50 per share of Common Stock (“Conversion Price”) (currently the equivalent of 29 shares of Common Stock), subject to adjustment in the event of a merger, or reclassification, subdivision or combination of our securities and after giving effect to the 1-for-3.5 reverse split. Each share of Series A Preferred Stock is convertible (i) at the option of the holder thereof from the time of issuance so long as such share(s) of Series A Preferred Stock remain outstanding; and (ii) automatically and mandatorily converted into Common Stock on the earlier of (x) March 1, 2009; (y) ten (10) calendar days following the closing date of a private or public offering of the Common Stock by the Company which yields gross proceeds to the Company (before any expenses) of not less than $5 million; or (z) at any time, at the option of the Company, provided that the Common Stock is listed or quoted on a trading market, such as an exchange or other quotation medium, and the average of the daily volume weighted average price of the Common Stock exceeds $7.00 per share of Common Stock for ten (10) consecutive trading days.

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Voting and Liquidation: Holders of the Series A Preferred Stock have no voting rights other than those required under Florida law or specified in the amendment to the Articles of Incorporation designating the Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of the Series A Preferred Stock shall be entitled to receive, before the holders of any of the Common Stock or other classes of our preferred stock ranking junior thereto, out of our remaining net assets, the amount each holder invested in the Series A Preferred Stock, plus all accrued but unpaid interests, and any other amounts accrued and owing hereunder. As long as any shares of the Series A Preferred Stock remain outstanding, we may not create, authorize or issue any other class or series of capital stock which is senior to the Series A Preferred Stock with respect to liquidation, without obtaining the prior written consent of the holders of at least a majority of the number of shares of the Series A Preferred Stock then outstanding.

10% Convertible Promissory Notes and Related Common Stock Purchase Warrants

From December 2007 until immediately prior to the Merger, we issued secured convertible promissory notes with an aggregate principal amount of $349,975 (“Convertible Note(s)”), with warrants issuable in accordance with the terms of the Convertible Note (the “Promissory Note Warrants”). The Convertible Notes mature six months from the issue date and accrue interest at a rate of 10% per annum on their respective aggregate unconverted and then outstanding principal amount, which interest is payable on the maturity date. The Promissory Note Warrants expire five years from the issue date of the Convertible Note. The holder of a Convertible Note may, at his or her option, so long as any portion of the Convertible Note remains outstanding, elect to convert any outstanding and unpaid principal portion of Convertible Note, and any accrued and unpaid interest into shares of our Common Stock at a price of $3.50 per share of Common Stock, subject to adjustment in the event of a merger, or reclassification, subdivision or combination of our securities. James Morel, our director and former Chief Executive Officer, pledged 16.71% of his 38.19% interest in Pacific Holdings, as collateral for the timely repayment of the obligations under the Convertible Notes.

Event of Default. The occurrence of any of the following events constitute an “Event of Default” under the Convertible Notes: (i) our failure to pay timely any amount due thereunder, and such failure continues for ten (10) business days; (ii) bankruptcy or other forms of liquidation proceedings by or against us; (iii) any material breach by us of any of the terms of the Convertible Note or warrants issued in connection therewith, that remains uncured for more than 5 days after our receipt of written notice of such breach; (iv) our dissolution; or (v) cessation or liquidation of our business or suspension of our business for more than forty-five consecutive days.

Warrants Issuable Upon Conversion. In the event the Convertible Note is converted, in whole or in part, then the holder will also receive at the time of conversion, a Promissory Note Warrant to purchase one-half share of our Common Stock at an exercise price of $3.50 per share, subject to adjustment, for each share of Common Stock issued upon conversion of the Convertible Note.

Warrants Issuable At Maturity. In the event all or a portion of the Convertible Note remains outstanding on the maturity date, then the holder will receive on such date a Promissory Note Warrant to purchase one (1) share of Common Stock at an exercise price of $3.50 per share, subject to adjustment, for each share of Common Stock which would have been issued had the principal balance and accrued and unpaid interest outstanding on the maturity date been converted in accordance with the terms of the Convertible Note.

Warrant Exercise Price. The exercise price of the Promissory Note Warrants is subject to adjustment as set forth in the warrant agreement including the requirement that if we at any time prior to the expiration of the Promissory Note Warrant, subject to certain exceptions, issue any shares or securities convertible into shares of our Common Stock to a person other than the warrant holder for a consideration per share less than the exercise price in effect at the time of such issuance (a "Dilutive Issuance"), then the exercise price must be immediately reset to such lower price.

Prepayment. The Convertible Note provides that we may prepay all or any part of the interest or principal at any time without penalty. In the event a Convertible Note is prepaid, the noteholder is not entitled to receive any Promissory Note Warrants.

Alt.-51

In June 2008, in exchange for an extension of the maturity dates on the notes until October 31, 2008, we offered the holders of the Convertible Notes that upon execution of the amendment, we would immediately issue Promissory Note Warrants to purchase one (1) share of Common Stock for each share of Common Stock issuable upon conversion of the principal amount of the Convertible Note. In addition, we offered to reduce the conversion price of the Convertible Note to the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering. As of July 18, 2008, seven (7) noteholders in the aggregate principal amount of $174,975 have agreed to extend the maturity date of their Convertible Notes, and accordingly received Promissory Note Warrants to purchase an aggregate of 49,993 shares of Common Stock at an exercise price of $3.50 per share, subject to adjustment as set forth above. As further inducement to extend the maturity date, we agreed to lower the conversion price of the seven (7) Convertible Notes to the lesser of (1) $3.50 or (2) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering. In the event any portion of the Convertible Note is converted prior to the Effective Date of this offering, the conversion price will be $3.50 per share. Finally, the first Convertible Note issued in December 2007 in the principal amount of $50,000 matured in June 2008 and we prepaid the note prior to its maturity. Accordingly, such investor did not receive any Promissory Note Warrants.

12% Convertible Debentures

In April 2008, we conducted a private offering of 12% convertible debentures (“Debentures”) for aggregate gross proceeds of $855,000. In accordance with the terms of the private placement memorandum for the private offering, we also issued the investors in the Debentures, 244,286 shares (“Additional Shares”) of our Common Stock. Pursuant to an Amended and Restated Selling Agreement (“Selling Agreement”) by and between us and Dawson James, our underwriter in this offering, we paid cash commissions of $85,500 to Dawson James equal to 10% of the gross proceeds raised in the private offering. At the closing of the private offering, we issued Dawson James five-year warrants to purchase, at an exercise price of $3.50 per share, shares of Common Stock equal to 10% of the Additional Shares sold by Dawson James in the private offering, or 24,429 shares of Common Stock (“Broker-Dealer Warrants”). As a condition to the closing of the private offering, Pacific Holdings returned to us an aggregate of 244,286 of its 1,917,857 shares of Common Stock for cancellation.

Maturity Date. The maturity date of the Debentures is the earlier of: (i) completion of a public offering of our Common Stock resulting in gross proceeds of at least $5,000,000; or (ii) October 22, 2008 (the “Debenture Maturity Date”). The Debentures accrue interest at the rate of 12% per annum, which interest is payable in cash on the Debenture Maturity Date. Fifty percent (50%) of the principal amount of the Debentures, including any accrued and unpaid interest, is payable in cash on the Debenture Maturity Date, and the remaining 50% is subject to mandatory conversion into shares of Common Stock.

Mandatory Conversion. Fifty percent (50%) of the outstanding and unpaid principal amount of the Debentures will mandatorily convert into Common Stock on the Debenture Maturity Date at a conversion rate equal to fifty percent (50%) of the purchase price of the Common Stock in our initial public offering. In the event we have not commenced our initial public offering by the Debenture Maturity Date, then the conversion price will be $1.75 per share.

Registration Rights. We also entered into a registration rights agreement with each investor which provides that we are required to file a registration statement with the SEC registering the Additional Shares and the shares of Common Stock underlying the Debentures on or before June 9, 2008. The agreement provides that if the registration statement has not been filed by such date or declared effective within ninety (90) days of such filing date, we are required to pay the investors a two percent (2%) penalty, payable in cash or kind, at our option.

Events of Default. Under the terms of the Debenture, the occurrence of any of the following events constitutes an “Event of Default”: (i) our failure to pay timely any amount due under the Debenture, and such failure continues for ten business days provided the Debenture holder provides notice of default to us; (ii) bankruptcy, reorganization, insolvency, liquidation or similar proceedings are instituted by or against us; (iii) any material breach by us, that remains uncured for greater than five days after our receipt of written notice, of any of the terms of the Debenture (other than payment obligations); (iv) dissolution of our Company; or (v) cessation or liquidation of our business or suspension of our business for more than forty-five consecutive days.

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Other Convertible Promissory Notes

In July 2007, we issued a convertible promissory note with a principal amount of $150,000 to an investor which was due the earlier of (i) 180 days following the issue date or (ii) two days following the effective date of the Merger. The note bears interest at a rate of ten percent per annum and is convertible into shares of Common Stock at a conversion price of $4.38 per share. The note matured on January 16, 2008 and is currently in default.

On June 27, 2008, we issued a convertible promissory note in the principal amount of $50,000 to an investor, which accrues interest at a rate of 12% per annum on the aggregate unconverted and then outstanding principal amount, payable on the maturity date. The note matures the earlier of: (i) 180 days following the issue date, or (ii) five (5) business days from the date of closing by our Company of equity financing in the aggregate of not less than $5.0 million. The holder of the note may, at his option, elect to convert any outstanding and unpaid principal portion of convertible note, and any accrued and unpaid interest, into shares of our Common Stock at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering, subject to adjustment in the event of a merger, or reclassification, subdivision or combination of our securities. In the event any portion of the note is converted prior to the commencement of this offering, the conversion price is $3.50 per share. In addition, the noteholder received an additional 14,286 shares of our Common Stock. These shares and the shares of Common Stock underlying the note both have “piggy-back” registration rights.

Common Stock Warrants

We currently have outstanding warrants to purchase an aggregate of                            shares of our Common Stock at a weighted average exercise price of                             per share. We have authorized and reserved for issuance the shares of Common Stock issuable upon exercise of these warrants. We are not required to issue any fractional shares of Common Stock upon the exercise of the warrants but such fraction will instead be rounded up to the nearest whole share. In addition to any other adjustments described below, the exercise price and the number of shares of Common Stock purchased upon exercise of all of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, our Common Stock, or the merger or consolidation of the Company with or into another corporation or business entity.

In connection with the issuance of three convertible promissory notes in June and July 2007 in the aggregate principal amount of $375,000, we issued to each investor warrants to purchase an aggregate of 58,918 shares of Common Stock. The warrants have a five-year term and an exercise price of $4.38 per share. In addition, we issued to Dawson James five-year warrants to purchase 4,286 shares of Common Stock at an exercise price of $4.38 per share, as a finder’s fee with respect to one of the convertible promissory notes in the principal amount of $150,000.

In connection with a private placement of our securities in September 2007, we issued to Brookshire Securities, Inc., our placement agent in the private offering, five-year warrants to purchase an aggregate of 5,415 shares of our Common Stock at an exercise price of $4.38. In addition, we issued to Dawson James five-year warrants to purchase an aggregate of 24,429 shares of our Common Stock at an exercise price of $4.38.

On December 20, 2007, in connection with the conversion of certain promissory notes in the aggregate amount of approximately $446,064, including principal and accrued but unpaid interest, we issued to such noteholders warrants to purchase an aggregate of 63,725 shares of Common Stock at an exercise price of $4.38 per share. The exercise price of the warrants is subject to adjustment as set forth in the warrant agreement, including the requirement that if we at any time prior to the expiration of the warrant, subject to certain exceptions, issue any shares or securities that are a Dilutive Issuance, then the exercise price will be immediately reset to such lower price. As a result our issuance of the Convertible Notes beginning December 31, 2007, which had a conversion price of $3.50 per share, the exercise price of the warrants was subsequently reduced to $3.50 per share in accordance with the terms of the warrant agreement.

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In connection with the Convertible Notes in the aggregate principal amount of $299,975 outstanding, we are obligated to issue to the noteholders Promissory Note Warrants in accordance with the terms of the Convertible Notes. Specifically, in the event the any portion of the Convertible Note is converted prior to maturity, the noteholder is entitled to receive a five-year Promissory Note Warrant to purchase ½ share of Common Stock for each share of Common Stock to be issued upon conversion. In the event all or a portion of the Convertible Note remains outstanding on the maturity date, then the holder will receive on such date a Promissory Note Warrant to purchase one (1) share of Common Stock at an exercise price of $3.50 per share, for each share of Common Stock which would have been issued had the principal balance and accrued and unpaid interest outstanding on the maturity date been converted on the maturity date. The exercise price of the Promissory Note Warrants in either case is $3.50 per share, subject to adjustment, including the requirement that if we at any time prior to the expiration of the Promissory Note Warrant, subject to certain exceptions, issue any shares or securities convertible into shares of Common Stock to a person other than the warrant holder for a consideration per share less than the exercise price in effect at the time of such issuance, then the exercise price will be immediately reset to such lower price. As of March 31, 2008, 87,002 shares of Common Stock are issuable upon conversion of the notes, at a price of $3.50 per share. At the closing of the Convertible Note offering, we issued Dawson James five-year warrants to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $3.50 per share, equal to 10% of the number of shares of Common Stock issuable upon conversion of the Convertible Notes sold by Dawson James in the private offering.

In connection with the issuance of an aggregate of 10,490 shares of the Series A Preferred Stock in the Merger, holders also received for each share of Series A Preferred Stock held, a five-year warrant to purchase 15 shares of Common Stock at an exercise price equal to $3.50 per share.

In connection with the Merger, we issued the former interim Chief Financial Officer of Dr. TATTOFF® five-year warrants to purchase 14,286 shares of Common Stock at an exercise price of $2.80 per share.

At the closing of the Debenture offering, we issued Dawson James five-year warrants to purchase an aggregate of 24,429 shares of Common Stock at an exercise price of $3.50 per share, equal to 10% of the Additional Shares sold by Dawson James in the private offering.

Class A and Class B Warrants

In connection with out initial public offering, we issued an aggregate of Class A Warrants and Class B Warrants, contained in the units sold in that offering.

Each Class A Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $5.25 (150% of the initial public offering price of the Units, assuming a price of $3.50), subject to adjustment as discussed below, at any time commencing on the date of separation from the Unit which will be on                         , 2008, or earlier if so determined by the underwriter.  The Class A warrants will expire on                     , 2013, five (5) years from the date of this prospectus, at 5:00 p.m., New York City time. The Class A Warrants are redeemable by us, in our sole discretion, at $7.00 (200% of the initial public offering price of the Units, assuming a price of $3.50) as further described below.

Each Class B Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $7.00 (200% of the initial public offering price of the Units, assuming a price of $3.50), subject to adjustment as discussed below, at any time commencing on the date of separation from the Unit which will be on                         , 2008, or earlier if so determined by the underwriter.  The Class B warrants will expire on                     , 2013, five (5) years from the date of this prospectus, at 5:00 p.m., New York City time. The Class B Warrants are not redeemable by us.

Redemption

We may redeem the outstanding Class A Warrants, with Dawson James’ prior consent, at any time after the Class A warrants become exercisable:

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•	in whole and not in part;

•	at a price of $.001 per warrant at any time after one year from the date the Class A warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•
if, and only if, the reported last sale price of our Common Stock equals or exceeds $7.00 per share (200% of the initial public offering price of the Units, assuming a price of $3.50), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to the warrantholders.

The redemption criteria for our Class A warrants have been established at prices which are intended to provide Class A warrant holders a reasonable premium to the initial exercise prices and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the Class A warrants only with the prior written consent of Dawson James and Dawson James may hold Class A warrants subject to redemption, Dawson James may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Dawson James will consent to such redemption if the exercise of the Class A warrants is not in its best interest even if the exercise of the Class A warrants is in our best interest.

The right to exercise the Class A warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a Class A warrant will have no further rights except to receive, upon surrender of the Class A warrants, the redemption price.

Terms of Exercise

The Class A and Class B Warrants will be issued in registered form under a warrant agreement between Interwest Transfer Company, Inc., as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Class A and Class B Warrants.

The exercise price and number of shares of Common Stock issuable on exercise of the Class A and Class B Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class A and Class B Warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices. Any adjustment in the exercise price of Class A and Class B Warrants will remain in effect for a minimum of ten business days.

The Class A and Class B Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No Class A and Class B Warrants held by public shareholders or issuable upon exercise of the underwriter’s warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such Class A or Class B warrant, a prospectus relating to the Common Stock issuable upon exercise of the warrant is current and the Common Stock has been registered or qualified or deemed to be exempt under federal securities laws and the securities laws of the state of residence of the holder of the warrant. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Common Stock issuable upon exercise of the Class A and Class B Warrants until the expiration of the warrants. In addition, the Class A and Class B Warrants are exercisable pursuant to a cashless exercise provision contained in the warrant certificates, whereby in the event that a registration statement with respect to the Common Stock underlying a Warrant is not effective under the Securities Act at the time of exercise, the holder of such Warrant will be entitled to exercise such Warrant pursuant to the cashless exercise option.

Alt.-55

No fractional shares will be issued upon exercise of the Class A or Class B Warrants. If, upon exercise of the Class A or Class B Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Registration Rights

We have previously agreed to register up to an aggregate of approximately 1,352,440 shares of our Common Stock pursuant to registration rights agreements and piggy-back registration rights granted in connection with certain warrants and convertible securities. Accordingly, we are registering approximately 1,352,440 additional shares of Common Stock for resale by existing shareholders, which includes approximately 258,571 of restricted Common Stock currently outstanding (244,286 of which are subject to the lock-up provision described below), warrants to purchase 397,561 shares of Common Stock and 696,307 shares of Common Stock underlying our outstanding Convertible Notes, Debentures and Series A Preferred Stock. Registration of these shares under the Securities Act will result in their becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of this registration statement, except for the 244,286 shares subject to the lock-up agreement.

In connection with the issuance of the Series A Preferred Stock, the Preferred Stock Warrants, and the Convertible Debentures, we are obligated to register the shares of Common Stock underlying the securities, as well as the Additional Shares issued in connection with the Convertible Debentures, pursuant to a registration statement filed with the SEC, of which this prospectus is a part.

In connection with the issuance of certain warrants to purchase an aggregate of approximately 241,276 shares of Common Stock, we granted certain “piggyback” registration rights, whereby we are required to provide prior written notice to the holders of our intention to file a registration statement under the Securities Act and upon the request of the holders to include those registrable shares in such registration statement, subject to certain conditions. We also granted the same piggy-back registration rights to the holder of the convertible promissory note issued in July 2007 in the principal amount of $150,000, with regard to the shares of Common Stock underlying the note.

Lock-up Restrictions

Prior to the commencement of our initial public offering, all of our officers, directors, consultants and principal shareholders (owners of five percent (5%) or more of our securities) that own any of our securities (including warrants, options and Common Stock of the Company) as of the Effective Date will have agreed in writing, not to sell, transfer or otherwise dispose of any of our securities (or underlying securities) for a period of one (1) year from the Effective Date or any longer period required by the Financial Industry Regulatory Authority (“FINRA”), any national securities exchange on which our securities are listed or any state, without the express written consent of Dawson James. All sales of our securities by our executive officers and directors will be required to be effected exclusively through Dawson James for a period of twelve (12) months from the Effective Date.

In connection with the issuance of the an aggregate of 244,286 Additional Shares to the Debenture holders as described above, each investor entered into a lock-up agreement with us which provides that the Additional Shares are subject to the following lock-up: (i) one-third (1/3) of the Additional Shares are eligible for resale on the Effective Date; (ii) one-third (1/3) of the Additional Shares are subject to a three-month lock-up period beginning on the Effective Date; and (iii) one-third (1/3) of the Additional Shares are subject to a six-month lock-up period beginning on the Effective Date.

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Anti-Takeover Provisions

Certain provisions of our Articles of Incorporation and Bylaws, as well as certain provisions of Florida law, could have the effect of deterring takeovers. Our Board believes that the provisions of our Articles of Incorporation and Bylaws described below are prudent and in our best interests and in the best interests of our shareholders. Although these provisions may discourage a future takeover attempt in which shareholders might receive a premium for their shares over the then current market price and may make removal of incumbent management more difficult, our Board believes that the benefits of these provisions outweigh their possible disadvantages. We are not aware of any current effort to effect a change in control.

We have opted not to be governed by the affiliated transactions provisions of the FBCA. However, we have opted to be governed by the control-share acquisitions provisions of the FBCA. Florida’s control-share acquisitions statute provides that shares of issuing public corporations that are acquired in a control share acquisition generally will have no voting rights unless such rights are conferred on those shares by the vote of the holders of a majority of all of the outstanding shares other than interested shares. A control-share acquisition is defined, with certain exceptions, as the acquisition of the ownership of voting shares which would cause the acquirer, directly or indirectly, alone or as part of a group, to have voting power within the following ranges or to move upward from one range into another: (i) one-fifth or more but less than one-third of all voting power; (ii) one-third or more but less than a majority of all voting power; or (iii) a majority or more of all voting power. Interested shares are shares of an issuing public corporation in respect of which any of the following persons may exercise or direct the exercise of the voting power to elect directors: (i) an acquiring person or member of a group with respect to a control-share acquisition, (ii) any officer of the issuing public corporation, or (iii) any employee of the issuing public corporation who is also a director of the corporation. The Florida control-share acquisitions statute does not, however, apply to an acquisition of shares of an issuing public corporation if such acquisition has been approved by the Board prior to the acquisition or made pursuant to a merger agreement to which such Florida corporation is a party.

In addition, certain provisions of our Articles of Incorporation and Bylaws may have the effect of discouraging attempts to acquire the Company without the cooperation of our board of directors and management, including: (i) provisions requiring prior notice of matters to be brought before meetings of shareholders; (ii) the ability of our Board to issue additional shares of Common Stock authorized in our Articles of Incorporation without shareholder approval; and (iii) the ability of our board of directors to issue up to 20,000,000 shares of preferred stock, with such rights, preferences, privileges, and restrictions as are fixed by the board of directors without shareholder approval. Any of these measures may impede a takeover of our Company without the approval of our board of directors and management.

Transfer Agent

Interwest Transfer Company, Inc. has been appointed as the transfer agent for our Common Stock and will serve as the transfer agent for our Class A and Class B Warrants. Our transfer agent is located at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117 and its telephone number is (801) 272-9294.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to our initial public offering, there has been no public market for our Common Stock. We cannot predict the effect, if any, that market sales of shares, or the availability of shares for sale, will have on the market price of our Common Stock prevailing from time to time. Sales of our Common Stock in the public market after the restrictions described below lapse, or the perception that those sales may occur, could cause the prevailing market price to decline or to be lower than it might be in the absence of those sales or perceptions.

After completion of our initial public offering, we have outstanding                             shares of Common Stock, without taking into account the exercise of the Class A and Class B Warrants or any other options or warrants that may be granted or exercised. In addition, we have warrants outstanding to purchase an aggregate of                             shares of Common Stock (including warrants to purchase                             shares of our Common Stock issued to the underwriters in our initial public offering) and other convertible securities outstanding to purchase an aggregate of 756,367 shares of our Common Stock. An aggregate of 244,286 shares of Common Stock are subject to lock-up agreements, which expire in 1/3 increments beginning on the Effective Date and expiring completely 180 days after the Effective Date. See “Description of Securities” on page 50 of this prospectus.

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In addition, certain of our shareholders and our officers and directors who own an aggregate of approximately 2,302,577 (after giving effect to the 1-for-3.5 reverse split), including shares of Common Stock underlying certain warrants, agreed not to sell, transfer or otherwise dispose of our Common Stock or any securities exercisable for or convertible into our Common Stock owned by them for a period of one (1) year from the Effective Date without prior written consent or waiver from the underwriters. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rule 144, shares subject to lock-up agreements may not be sold until such agreements expire or are waived by the underwriters.

We have been advised by the representatives of our underwriter that while it may in its discretion waive the lock-up agreements, it has no current intention of releasing any shares subject to a lock-up agreement. The release of any lock-up would be considered on a case-by-case basis. No agreement has been made between the underwriters and us or any of our shareholders pursuant to which the representative will waive the lock-up restrictions.

All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144, which is summarized below. The remaining shares of our Common Stock that are outstanding after this offering, or approximately 861,357 shares, are restricted shares under the terms of the Securities Act, which may be eligible for sale pursuant to Rule 144 as described below, and following the expiration of lock-up agreements between our officers, directors and shareholders and the underwriters.

Rule 144

The SEC has recently adopted amendments to Rule 144, which became effective on February 15, 2008, and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months is entitled to sell their securities provided that: (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale; and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of July 18, 2008 would equal approximately 29,914 (after giving effect to the reverse split); or

•
the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale (however, if our securities are listed on the AMEX, then our shareholders would be able to rely on the market-based volume limitation, rather than on the percentage based volume limitation);

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. As of the date of this prospectus, none of our issued and outstanding shares may currently be sold in reliance on Rule 144. The selling shareholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

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Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

In recent years, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, such as Lifesciences prior to the Merger with Dr. TATTOFF®. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our shareholders, who were shareholders of our Company prior to the Merger on February 11, 2008, will not be able to sell their aggregate of 721,055 shares of our Common Stock pursuant to Rule 144 until after February 11, 2009 (the one year anniversary of our Merger with Dr. TATTOFF®) without registration.

We cannot estimate the number of shares our existing shareholders will sell under Rule 144, as this will depend on the market price for our shares, the personal circumstances of the shareholders, and other factors.

SELLING SHAREHOLDERS

The following table sets forth as of July 18, 2008, a list of the selling shareholders who own or who have the right to acquire the 1,352,440 shares of Common Stock covered by this prospectus. As set forth below, some of these selling shareholders hold, or within the past three years have held, a position, office or other material relationship with us.

The following table sets forth information concerning the selling shareholders, including:

•	the number of shares currently held;

•	the number of shares issuable upon exercise of warrants and other convertible securities; and

•	the number of shares offered by each selling shareholder.

The shares being offered by the selling shareholders as listed below were obtained by the selling shareholders, other than Dawson James Securities, Inc. and its affiliates, in connection with various private placements of our securities from September 2007 through April 2008. As part of two of the private placements, we issued to the purchasers of the securities warrants to purchase an aggregate of 206,279 shares of our Common Stock at an exercise price of $3.50 per share, subject to adjustment. The warrants have a term of five years.

In connection with these private placements, we issued to Dawson James, a licensed broker-dealer, and its affiliates warrants to purchase an aggregate of 26,228 shares of our Common Stock at exercise prices ranging from $3.50 to $4.38 per share. The warrants have a term of five years.

Pursuant to the terms of all the warrants described above, the warrant exercise price and the number of shares of Common Stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the Common Stock, or the merger or consolidation of us with or into another corporation or business entity.

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We have no knowledge of the intentions of any selling shareholder to actually sell any of the securities listed under the columns “Shares Being Offered.”

	Shares Owned at Closing of Initial Public Offering (1)		Shares Being Offered	Shares Owned after Resale of Shares (2)
Name	Number	Percentage	Number	Number	Percentage

Officers and Directors of the Company:
Dr. William T. Kirby (3)(4)	42,096	*	7,867	34,229	*
Ian A. Kirby (3)(5)	45,265	*	22,947	22,318	*
Other Selling Shareholders:
Christopher Knight (3)(6)	190,960	3.6%	35,367	155,593	2.9%
Scott Woodruff (3)(7)	31,535	*	9,326	22,209	*
David J. Jenkins (8)	35,865	*	35,865	0	*
David J. Jenkins Family Foundation (9)	11,970	*	11,970	0	*
Paul J. Hitt (10)	23,895	*	23,895	0	*
Darren R. Goldstein (11)	71,684	1.4%	71,684	0	*
Michael & Danielle Fleischer (12)	11,970	*	11,970	0	*
James E. Meikrantz (13)	35,865	*	35,865	0	*
Scott P. Edwards (14)	23,895	*	23,895	0	*
Michael & Hope Coleman (15)	11,970	*	11,970	0	*
George A. Warburton (15)	47,789	*	47,789	0	*
John G. King (17)	11,970	*	11,970	0	*
Michael Ramsay (18)	23,895	*	23,895	0	*
Douglas C. Pierson (19)	47,606	*	47,606	0	*
George O. Sertl IRA (20)	4,770	*	4,770	0	*
Evan MacDonald (21)	11,925	*	11,925	0	*
Simon Chorlton (22)	11,925	*	11,925	0	*
Jeffrey J. Merkel (23)	35,379	*	35,379	0	*
Timothy Sean Finney (24)	23,803	*	23,803	0	*
Stephen P. Boger (25)	47,514	*	47,514	0	*
Alan R. Cohen (26)	14,080	*	14,080	0	*
Robert C. Bourge M.D. (27)	23,390	*	23,390	0	*
Mindy Wardlaw (28)	14,847	*	14,847	0	*
Walter Hoch (29)	5,934	*	5,934	0	*
Orthopaedic Multispecialty Network (30)	8,901	*	8,901	0	*
Alexander Michael IRA (31)	14,812	*	14,812	0	*
Michael Staunton (32)	14,799	*	14,799	0	*
Robert Shear (33)	29,624	*	29,624	0	*
Arthur Dunkin (34)	14,801	*	14,801	0	*
Gurvinder Aujla (35)	57,143	1.1%	57,143	0	*
Thomas L. Baker (36)	28,571	*	28,571	0	*
Michael Brodherson, M.D. (37)	14,286	*	14,286	0	*
Edward T. Kacamarek (38)	14,286	*	14,286	0	*
Steven J. Leary (39)	14,286	*	14,286	0	*
Michael A. Mahony (40)	2,857	*	2,857	0	*
Dr. Jeff Persico (41)	14,286	*	14,286	0	*
William B. Scheel (42)	14,286	*	14,286	0	*
Robert Singleton (43)	57,143	1.1%	57,143	0	*
Zoe H. Singleton (44)	14,286	*	14,286	0	*
Gerald and Seena Sperling, JTWROS (45)	57,143	1.1%	57,143	0	*
Donald E. Wray (46)	171,429	3.2%	171,429	0	*
Stephen J. Jesmok, III (47)	28,571	*	28,571	0	*
Brookshire Securities Corporation (48)	5,414	*	5,414	0	*
Dawson James Securities, Inc. (49)	63,228	1.2%	63,228	0	*
Gregg Parker (50)	23,567	*	23,567	0	*
Alex Tringas (51)	61,271	1.2%	61,271	0	*

Alt.-60

* Less than 1%.

(1) Based on 5,277,060 shares outstanding immediately following the initial public offering (excluding any over-allotment), plus, for each person, such number of shares of common stock that the selling shareholder has the right to acquire beneficial ownership of within 60 days after July 18, 2008.

(2) This table assumes that each selling shareholder will sell all shares offered for sale by it under this registration statement. Shareholders are not required to sell their shares.

(3) Dr. William T. Kirby, our Medical Director and member of our board of directors, Mr. Ian Kirby, our Chief Marketing Officer, Mr. Christopher Knight, Dr. TATTOFF®’s former managing member and Mr. Scott Woodruff, Dr. TATTOFF®’s former managing member, own approximately 11.82%, 4.25%, 26.52% and 15.25% of Pacific Holdings Syndicate, LLC, respectively, which owns approximately 1,659,286 shares of our Common Stock (31.4%). In addition, Dr. Kirby, Mr. Knight and Mr. Woodruff are managing members of Pacific Holdings Syndicate, LLC.

(4) Includes warrants to purchase 7,867 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share.

(5) Includes warrants to purchase 11,783 shares of Common Stock that are immediately exercisable at an exercise price of $4.38 per share and 11,163 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share.

(6) Includes warrants to purchase 35,367 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share.

(7) Includes warrants to purchase 9,326 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share.

(8) Includes warrants to purchase 11,171 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 24,694 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

Alt.-61

(9) Includes warrants to purchase 3,729 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 8,242 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(10) Includes warrants to purchase 7,443 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 16,452 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(11) Includes warrants to purchase 22,329 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 49,355 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(12) Includes warrants to purchase 3,729 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 8,242 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(13) Includes warrants to purchase 11,171 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 24,694 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(14) Includes warrants to purchase 7,443 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 16,452 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(15) Includes warrants to purchase 3,729 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 8,242 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(16) Includes warrants to purchase 14,886 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 32,904 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(17) Includes warrants to purchase 3,729 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 8,242 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(18) Includes warrants to purchase 7,443 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 16,452 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(19) Includes warrants to purchase 14,829 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 32,777 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(20) Includes warrants to purchase 1,486 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 3,284 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(21) Includes warrants to purchase 3,714 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 8,210 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(22) Includes warrants to purchase 3,714 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 8,210 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(23) Includes warrants to purchase 1,857 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share, a maximum of 4,105 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share and a maximum of 15,131 shares of Common Stock underlying a convertible promissory note, convertible at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering.

Alt.-62

(24) Includes warrants to purchase 7,414 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 16,389 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(25) Includes warrants to purchase 14,800 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 32,714 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(26) Includes warrants to purchase 4,386 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 9,694 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(27) Includes warrants to purchase 7,286 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share and a maximum of 16,105 shares of Common Stock underlying outstanding shares of Series A Preferred Stock, convertible at a price of $3.50 per share.

(28) Includes warrants to purchase 7,143 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share, subject to adjustment for Dilutive Issuances, and a maximum of 7,705 shares of Common Stock underlying a convertible promissory note, convertible at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering.

(29) Includes warrants to purchase 2,857 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share, subject to adjustment for Dilutive Issuances, and a maximum of 3,077 shares of Common Stock underlying a convertible promissory note, convertible at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering.

(30) Includes warrants to purchase 4,286 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share, subject to adjustment for Dilutive Issuances, and a maximum of 4,616 shares of Common Stock underlying a convertible promissory note, convertible at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering.

(31) Includes warrants to purchase 7,143 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share, subject to adjustment for Dilutive Issuances, and a maximum of 7,669 shares of Common Stock underlying a convertible promissory note, convertible at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering.

(32) Includes warrants to purchase 7,136 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share, subject to adjustment for Dilutive Issuances, and a maximum of 7,664 shares of Common Stock underlying a convertible promissory note, convertible at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering.

(33) Includes warrants to purchase 14,286 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share, subject to adjustment for Dilutive Issuances, and a maximum of 15,339 shares of Common Stock underlying a convertible promissory note, convertible at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering.

Alt.-63

(34) Includes warrants to purchase 7,143 shares of Common Stock that are immediately exercisable at an exercise price of $3.50 per share, subject to adjustment for Dilutive Issuances, and a maximum of 7,658 shares of Common Stock underlying a convertible promissory note, convertible at a price per share which is the lesser of: (i) $3.50 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in our initial public offering.

(35) Includes a maximum of 28,571 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(36) Includes a maximum of 14,286 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(37) Includes a maximum of 7,143 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(38) Includes a maximum of 7,143 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(39) Includes a maximum of 7,143 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(40) Includes a maximum of 1,429 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(41) Includes a maximum of 7,143 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(42) Includes a maximum of 7,143 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(43) Includes a maximum of 28,571 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(44) Includes a maximum of 7,143 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(45) Includes a maximum of 28,571 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(46) Includes a maximum of 85,714 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

(47) Includes a maximum of 14,286 shares of Common Stock underlying a convertible debenture, convertible at a price per share which is fifty percent (50%) of the purchase price of the Common Stock in our initial public offering.

Alt.-64

(48) Includes warrants to purchase 5,414 shares of Common Stock that are immediately exercisable at an exercise price of $4.38 per share. Brookshire Securities Corporation is a registered broker-dealer. The shares held by Brookshire Securities Corporation were received as compensation for serving as our placement agent in a private financing.

(49) Includes warrants to purchase 28,800 shares of Common Stock that are exercisable at an exercise price of $4.38 per share and 34,428 shares of Common Stock that are exercisable at an exercise price of $3.50 per share. Voting and dispositive control of the shares of Common Stock held by Dawson James Securities, Inc. is shared by Robert D. Keyser and Albert J. Poliak, the founders and former officers and directors of Lifesciences. The shares of Common Stock underlying the warrants held by Dawson James Securities, Inc. were received as compensation for serving as our placement/selling agent in several private financings.

(50) Includes warrants to purchase 23,567 shares of Common Stock that are immediately exercisable at an exercise price of $4.38 per share.

(51) Includes warrants to purchase 23,567 shares of Common Stock that are immediately exercisable at an exercise price of $4.38 per share and a maximum of 37,705 shares of Common Stock underlying a convertible promissory note, convertible at a price of $4.38 per share.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock and Warrants on behalf of the selling shareholders. As used in this prospectus, “selling shareholders” includes the pledges, donees, transferees or others who may later hold the selling shareholders’ interests. We have agreed to pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares, including attorneys’ fees.

Alt.-65

The shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock or Warrants on any stock exchange, market or trading facility on which the shares or Warrants are traded or in private transactions. These sales may be at fixed or negotiated prices. The shareholders may use any one or more of the following methods when selling shares or Warrants:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and

•	resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The shareholders may also sell shares of Common Stock or Warrants under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The shareholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of shareholders to include the pledgee, transferee or other successors in interest as shareholders under this prospectus.

The shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. Under the rules and regulations of the FINRA, any such broker-dealer may not receive discounts, concessions or commissions in excess of 8% in connection with the sale of any securities being registered hereunder.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

In addition, we have agreed to engage Dawson James at a future time or times, on a non-exclusive basis, as the agent for the solicitation of the exercise of the Class A Warrants and Class B Warrants sold in our initial public offering. In the event of such engagement and to the extent not inconsistent with the FINRA Rules and the SEC rules and regulations, we have agreed to pay Dawson James for bona fide services rendered a commission equal to 5% of the exercise price for each Class A or Class B Warrant exercised more than one year after the date of this prospectus if the exercise was solicited by Dawson James. In addition to soliciting, either orally or in writing, the exercise of the Warrants, Dawson James’ services may also include disseminating information, either orally or in writing, to Warrant holders about us or the market for our securities, and assisting in the processing of the exercise of Warrants.

Alt.-66

LEGAL MATTERS

Greenberg Traurig, P.A., Boca Raton, Florida, has acted as our counsel in connection with this offering, including with respect to the validity of the issuance of the Common Stock offered in this prospectus. Certain legal matters will be passed upon for the underwriters by Cozen O’Connor, Washington, D.C.

EXPERTS

Squar, Milner, Peterson, Miranda & Williamson, LLP, independent registered public accounting firm, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements as of and for the years ended December 31, 2007 and 2006 that appear in the prospectus. The financial statements referred to above are included in this prospectus in reliance upon the auditors’ report given on the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Counsel to the Company, Greenberg Traurig, P.A. has rendered an opinion that the Common Stock offered hereby, when issued in accordance with terms of this prospectus, will be legally and validly issued, fully paid, and non-assessable. As of July 18, 2008, Bruce C. Rosetto, Esq., a shareholder of Greenberg Traurig, P.A., beneficially owned 16,143 shares of our Common Stock having an estimated fair market value of $56,500 as of such date.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act for the shares offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by the SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. Where a contract or other document is an exhibit to the registration statement, you should review the provisions of the exhibit to which reference is made. You may obtain these exhibits from the SEC, as discussed below.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these filings, as well as the registration statement of which this prospectus forms a part, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may request copies of these documents by writing to the SEC and paying the required fee for copying. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information filed electronically with the SEC. The address of that site is www.sec.gov. The information on this website is not and should not be considered part of this prospectus and is not incorporated by reference in this document, other than that information specifically incorporated by reference below. This website is and is only intended to be an inactive textual reference.

We will deliver without charge a copy of all of the information incorporated by reference in this prospectus to each person receiving a copy of this prospectus. If you need an additional copy of these documents, or if you would like to receive a copy of the other items referenced above, you may request copies, at no cost, by writing or telephoning us at the following address and number:

John P. Keefe
Chief Executive Officer
Dr. Tattoff, Inc.
8500 Wilshire Boulevard, Suite 105
Beverly Hills, CA 90211
Telephone Number: (310) 659-5101

Copies of our SEC filings and other information about us are also available free of charge on our website at www.drtattoff.com. The information on our website is neither incorporated into, nor a part of, this prospectus and should not be considered in making a decision about the investment in our securities offered pursuant to this prospectus.

Alt.-67

DR. TATTOFF, INC.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Audited Financial Statements

Balance Sheets	F-3

Statements of Operations and Changes in Members’ Deficit	F-4

Statements of Cash Flows	F-5

Notes to Audited Financial Statements	F-7

Interim Financial Statements

Condensed Balance Sheet (Unaudited)	F-25

Condensed Statements of Operations (Unaudited)	F-26

Condensed Statements of Cash Flows (Unaudited)	F-28

Notes to Unaudited Condensed Financial Statements	F-29

Alt.-68

Until           , 2008 (25 days after the date of this prospectus), all dealers effecting transactions in the shares offered by this prospectus whether or not participating in the offering may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

TABLE OF CONTENTS

Prospectus Summary	Alt-1
The Offering	Alt-3
Summary Financial Data	Alt-4
Risk Factors	Alt-4
Cautionary Note Regarding Forward Looking Statements	Alt-18
Use of Proceeds	Alt-18
Market for Common Equity and Related Shareholder Matters	Alt-19
Capitalization	Alt-19
Unaudited Condensed Pro Forma Financial Data	Alt-21
Selected Financial Data	Alt-21
Management’s Discussion and Analysis Business	Alt-21
Business	Alt-31
Management	Alt-40
Executive Compensation	Alt-42
Certain Relationships and Related Transactions	Alt-45
Security Ownership of Certain Beneficial Owners and Management	Alt-48
Description of Capital Stock
Shares Eligible for Future Sale	Alt-57
Selling Shareholders	Alt-59
Plan of Distribution	Alt-65
Legal Matters	Alt-67
Experts	Alt-67
Index to Financial Statements	Alt-68

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changes since that date.

1,352,440 Shares of Common Stock

Dr. Tattoff, Inc.

Alt.-69

PART II

Information Not Required In Prospectus

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth estimates expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all fees, disbursements and expenses in connection with the proposed offering.

SEC Registration Fee	$5,000
FINRA Filing Fee	15,000
American Stock Exchange Listing Fee	40,000
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	325,000
Blue Sky Fees and Expenses	5,000
Printing and Engraving Expenses	20,000
Transfer Agent and Registrar	10,000
Miscellaneous	75,000
Total	$510,000

Item 14.  Indemnification of Directors and Officers

Our organizational documents contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, we currently maintain directors’ and officers’ securities liability insurance with policy limits of $5 million. We are a Florida corporation and accordingly, we are subject to the corporate laws under the FBCA with respect to the indemnification of officers and directors. Generally, the FBCA provides that we may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of our Company, by reason of the fact that he is or was a director, officer, employee or agent of our Company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to our Company.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required under Florida law. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

The following summarizes all sales of our unregistered securities within the past three years. The securities in each one of the below-referenced transactions were (i) made without registration and (ii) were subject to restrictions under the Securities Act and the securities laws of certain states, in reliance on the private offering exemptions contained in Sections 4(2), 4(6) and/or 3(b) of the Securities Act and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering. Unless stated otherwise, no placement or underwriting fees were paid in connection with these transactions. Proceeds from the sales of these securities were used for general working capital purposes, including the repayment of indebtedness. The securities will be deemed restricted securities for purposes of the Securities Act. A legend was placed on the stock certificates representing the securities providing that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

In January 2008, we issued an aggregate of 4,667 shares of our restricted Common Stock in a private placement offering to 6 accredited purchasers, at a purchase price of $6.00 per share, for gross proceeds of $28,002. There were no broker commissions paid in connection with the sale of these securities. As a result of the share dividend in February 2008 of 55.5 shares of Common Stock for each share held by such shareholders, these shares became 263,686 shares of Common Stock. These shares will be combined into approximately 75,339 shares of Common Stock upon giving effect to the 1-for-3.5 reverse split.

From December 2007 until immediately prior to the Merger, Dr. TATTOFF® issued 10% secured Convertible Notes in an aggregate principal amount of $349,975, with Promissory Note Warrants issuable upon conversion or maturity, in accordance with the terms of the Convertible Note. The Convertible Notes, seven (7) of which were amended to extend the maturity date, mature beginning June 2008 and ending on October 31, 2008. As an inducement into entering into the amendment extending the maturity date, the holders of an aggregate principal amount of $174,975 in Convertible Notes received Promissory Note Warrants to purchase an aggregate of 174,975 shares of Common Stock (49,993 shares of Common Stock at an exercise price of $3.50 per share after giving effect to the 1-for-3.5 reverse split), subject to adjustment in the event that we issue shares of Common Stock at a lower price than the then-current exercise price, at which time the exercise price will be immediately reset to such lower price. As further inducement, we also agreed to lower the conversion price of the seven (7) Convertible Notes to the lesser of (1) $1.00 or (2) eighty percent (80%) of the initial purchase price of the Common Stock in this offering. In the event any portion of the Convertible Note is converted prior to the Effective Date of this Registration Statement, the conversion price will be $1.00 per share ($3.50 after giving effect to the 1-for-3.5 reverse split).

In connection with the sale of the Convertible Notes, Dr. TATTOFF® paid cash commissions of $34,998 to Dawson James equal to 10% of the gross proceeds raised in the private placement. At the closing of the private placement, Dr. TATTOFF® issued Dawson James five-year warrants to purchase, at an exercise price of $1.00 per share, shares of common stock equal to 10% of the shares of common stock issuable upon conversion of the principal amount of the Convertible Notes sold by Dawson James in the private placement, or 34,998 shares of common stock (10,000 shares of Common Stock at an exercise price of $3.50 per share after giving effect to the 1-for-3.5 reverse split). We assumed the obligations under the Convertible Notes as part of the Merger with Dr. TATTOFF®.

On February 11, 2008, Dr. TATTOFF® merged with and into our Company pursuant to the Merger Agreement dated September 7, 2007, as amended. In accordance with the Merger Agreement, we issued 7,946,067 shares of our Common Stock and 10,940 shares of Series A Preferred Stock, which preferred shares have a stated value of $100 per share, to the members of Dr. TATTOFF®, representing 76% of our outstanding Common Stock and 100% of our outstanding Series A Preferred Stock on a post-Merger basis. The shares of Series A Preferred Stock are convertible into our Common Stock at a conversion price of $1.00 per share, subject to the adjustments as specified in the Series A Preferred Stock Certificate of Designation. Each share of Series A Preferred Stock is convertible (i) at the option of the holder thereof from the time of issuance so long as such share(s) of Series A Preferred Stock remain outstanding; and (ii) automatically and mandatorily converted into Common Stock on the earlier of (x) March 1, 2009; (y) ten (10) calendar days following the closing date of a private or public offering of our Common Stock which yields gross proceeds to us (before any expenses) of not less than $5 million; or (z) at any time, at our option, provided that our Common Stock is listed or quoted on a trading market, such as an exchange or other quotation medium, and the average of the daily volume weighted average price of our Common Stock exceeds $2.00 per share for ten (10) consecutive trading days. The shares of Common Stock will be combined into approximately 2,270,305 shares of Common Stock upon giving effect to the 1-for-3.5 reverse split and the Series A Preferred Stock will be convertible into shares of Common Stock at a conversion price of $3.50.

In connection with the issuance of the shares of Series A Preferred Stock, the holders of the Series A Preferred Stock also received five-year warrants to purchase an aggregate of 547,000 shares of our Common Stock at an exercise price of $1.00 per share. The exercise price of the warrants is subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, our Common Stock, or the merger or consolidation of the Company with or into another corporation or business entity. Accordingly, following the 1-for-3.5 reverse split to be effected immediately prior to closing of the initial public offering, these warrants will become exercisable for an aggregate of 156,286 shares of Common Stock at an exercise price of $3.50 per share.

In addition, under the terms of the Merger Agreement, we also issued or assumed five-year warrants to certain shareholders to purchase an aggregate of 1,180,990 shares of our Common Stock, 325,957 of which have an exercise price of $1.25, subject to adjustment, 805,033 of which have an exercise price of $1.00, subject to adjustment and 50,000 of which have an exercise price of $0.80. The warrant exercise price is subject to adjustments for stock splits, stock dividends, mergers, reorganizations and asset sales. Accordingly, following the 1-for-3.5 reverse split upon the consummation of this offering, these warrants will become exercisable into an aggregate of approximately 93,131 shares of Common Stock at an exercise price of $4.38 per share; approximately 230,009 shares of Common Stock at an exercise price of $3.50 per share; and 14,286 shares of Common Stock at an exercise price of $2.80 per share. Certain of these warrants contain “piggy-back” registration rights, as well as cashless exercise provisions.

In April 2008, we closed a private placement of 12% convertible Debentures. Aggregate gross proceeds from the private placement amounted to $855,000. In accordance with the terms of the private placement memorandum for the offering, we also issued the investors in the Debentures 855,000 additional shares of our Common Stock. Pursuant to an Amended and Restated Selling Agreement (“Selling Agreement”) we entered into with Dawson James, a licensed broker-dealer, we paid cash commissions of $85,500 to Dawson James equal to 10% of the gross proceeds raised in the private placement. At the closing of the private placement, we issued Dawson James five-year warrants to purchase, at an exercise price of $1.00 per share, shares of Common Stock equal to 10% of the Additional Shares sold by Dawson James in the private placement, or 85,500 shares of Common Stock. Following the 1-for-3.5 reverse split to be effected immediately prior to the closing of the initial public offering, these warrants will become exercisable for an aggregate of 24,429 shares of Common Stock at an exercise price of $3.50 per share.

On June 30, 2008, we issued a convertible promissory note in the principal amount of $50,000 to an investor, which accrues interest at a rate of 12% per annum on the aggregate unconverted and then outstanding principal amount, payable on the maturity date. The note matures the earlier of: (i) 180 days following the issue date, or (ii) five (5) business days from the date of closing by our Company of equity financing in the aggregate of not less than $5.0 million. The holder of the note may, at his option, elect to convert any outstanding and unpaid principal portion of convertible note, and any accrued and unpaid interest, into shares of our Common Stock at a price per share which is the lesser of: (i) $1.00 or (ii) eighty percent (80%) of the initial purchase price of the Common Stock in this offering, subject to adjustment in the event of a merger, or reclassification, subdivision or combination of our securities. In the event any portion of the note is converted prior to the commencement of this offering, the conversion price is $1.00 per share. In addition, the noteholder received an additional 50,000 shares (14,286 shares upon after giving effect to the 1-for-3.5 reverse split) of our Common Stock.

Item 16.  Exhibits and Financial Statement Schedules

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**
2.1	Agreement and Plan of Merger dated September 7, 2007 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2007).
2.2
Amendment Number 1 to the Agreement and Plan of Merger, dated October 5, 2007 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

2.3
Amendment Number 2 to the Agreement and Plan of Merger, dated February 1, 2008 (incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-QSB filed with the SEC on February 8, 2008).

2.4
Articles of Merger as filed with the Secretary of State of the State of Florida (incorporated by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

2.5
Certificate of Merger as filed with the Secretary of State of the State of California (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).
3.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).
3.3
Articles of Amendment to the Articles of Incorporation designating Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

3.4
Articles of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Florida on May 19, 2008 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

4.1	Form of 12% Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).

4.2	Form of Underwriter's Purchase Warrant**

4.3	Form of Unit Certificate.*

4.4	Form of Class A Warrant Certificate.*

4.5	Form of Class B Warrant Certificate.*

5.1	Opinion re: legality*

10.1
Management Services Agreement between Dr. TATTOFF®, LLC and William Kirby, D.O., dated December 20, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.2
Amendment to Management Services Agreement between Dr. TATTOFF®, LLC and William Kirby, D.O., dated August 15, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.3
Amendment to Management Services Agreement between Dr. TATTOFF®, LLC, William Kirby, D.O. and William Kirby, D.O., Inc., dated December 31, 2007 (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the SEC on May 15, 2008).

10.4
Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Gregg Parker, in the principal amount of $150,000, dated June 15, 2007 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.5
Warrants issued by Dr. TATTOFF®, LLC in favor of Gregg Parker, to purchase 1,112 membership units of the Company, dated June 18, 2007 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.6
Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Alex Tringas, in the principal amount of $150,000, dated July 20, 2007 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.7
Warrants issued by Dr. TATTOFF®, LLC in favor of Alex Tringas, to purchase 1,112 membership units of the Company, dated July 20, 2007 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.8
Warrants issued by Dr. TATTOFF®, LLC in favor of Ian Kirby, to purchase 556 membership units of the Company, dated July 24, 2007 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.9
Finders’ Fee Agreement by and between Dawson James Securities, Inc. and Dr. TATTOFF®, LLC, dated July 25, 2007 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.10
Finder’s Fee Warrants issued by Dr. TATTOFF®, LLC in favor of Dawson James Securities, Inc., dated July 23, 2007 (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.11
Placement Agent Warrants issued by Dr. TATTOFF®, LLC in favor of Dawson James Securities, Inc., dated October 5, 2007 (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.12
Placement Agent Warrants issued by Dr. TATTOFF®, LLC in favor of Brookshire Securities Corporation, dated October 5, 2007 (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.13
Form of Promissory Note issued by Dr. TATTOFF®, LLC on November 15, 2007 (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.14
Form of Unit Purchase Warrant issued by Dr. TATTOFF®, LLC in the December 2007 conversion of certain outstanding Promissory Notes (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.15
Form of Convertible Promissory Note issued by Dr. TATTOFF®, LLC in the December 2007 private offering of Convertible Promissory Notes (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.16
Form of Common Stock Purchase Warrant issued by the Company in connection with the issuance of shares of Series A Preferred Stock (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.17
Form of Registration Rights Agreement between the Company and holders of shares of Series A Preferred Stock (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.18
Standard Retail Lease by and between NK Beverly Hills Corporation, as landlord, and Dr. TATTOFF®, LLC, as tenant, for lease of premises located at 8500 Wilshire Boulevard, Beverly Hills, California, dated February 16, 2005 (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.19
Standard Multi-Tenant SubLease by and between Bryan D. Allen, as Sublessor and Dr. TATTOFF®, LLC, as Sublessee for lease of premises located at 8447 Wilshire Boulevard, Beverly Hills, California, dated September 6, 2007 (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.20
Standard Multi-Tenant SubLease by and between John G. Alevizos, D.O., Inc., as Sublessor and William Kirby D.O., Inc., as Sublessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006 (incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.21
Standard Multi-Tenant Office Lease by and between States Associates, LLC, as Lessor and Dr. TATTOFF® Master, LLC, as Lessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006 (incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.22	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).
10.23	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).
10.24	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).
10.25	Form of Broker-Dealer Warrants (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).

10.26
Amended and Restated Selling Agreement, dated March 31, 2008, by and between the Company and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).

10.27
Note Extension Agreement between Dr. TATTOFF®, LLC and certain Noteholders, dated December 20, 2007 (incorporated by reference to Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.28
Note Conversion Agreement between Dr. TATTOFF®, LLC and certain Noteholders, dated December 20, 2007 (incorporated by reference to Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.29
Second Note Extension Agreement between the Company and certain Noteholders, dated May 30, 2008 (incorporated by reference to Exhibit 10.29 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.30
Common Stock Purchase Warrant issued by the Company in favor of Howard Sampson, dated February 11, 2008 (incorporated by reference to Exhibit 10.30 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.31
Promissory Note issued by Dr. TATTOFF®, LLC in favor of James Morel, in the principal amount of $12,000, dated November 15, 2005 (incorporated by reference to Exhibit 10.31 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.32
Amendment to Promissory Note issued by Dr. TATTOFF®, LLC in favor of James Morel, in the principal amount of $12,000, dated July 2, 2007 (incorporated by reference to Exhibit 10.32 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.33
Promissory Note issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $12,000, dated November 15, 2005 (incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.34
Amendment to Promissory Note issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $12,000, dated July 3, 2007 (incorporated by reference to Exhibit 10.34 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.35
Promissory Note issued by Dr. TATTOFF®, LLC in favor of William Kirby, in the principal amount of $12,000, dated November 15, 2005 (incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.36
Amendment to Promissory Note issued by Dr. TATTOFF®, LLC in favor of William Kirby, in the principal amount of $12,000, dated July 3, 2007 (incorporated by reference to Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.37
Convertible Promissory Note issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $138,000, dated February 15, 2007 (incorporated by reference to Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.38
Convertible Promissory Note issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $25,000, dated February 27, 2007 (incorporated by reference to Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.39
Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $75,000, dated March 29, 2007 (incorporated by reference to Exhibit 10.39 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.40
Amended and Restated Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of William Kirby, in the principal amount of $52,000, dated February 25, 2007 (incorporated by reference to Exhibit 10.40 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.41
Amended and Restated Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Scott Woodruff, in the principal amount of $10,000, dated February 15, 2007 (incorporated by reference to Exhibit 10.41 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.42
Amended and Restated Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Scott Woodruff, in the principal amount of $50,000, dated August 18, 2006 (incorporated by reference to Exhibit 10.42 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.43
Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Ian Kirby, in the principal amount of $75,000, dated July 20, 2007 (incorporated by reference to Exhibit 10.43 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.44
Unit Purchase Warrant issued by Dr. TATTOFF®, LLC in favor of Ian Kirby, dated July 20, 2007 (incorporated by reference to Exhibit 10.44 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.45
Employment Letter of Understanding by and between Dr. TATTOFF®, LLC and Howard Sampson (incorporated by reference to Exhibit 10.45 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.46	Placement Agency Agreement between Dr. TATTOFF®, LLC and Brookshire Securities Corporation, dated June 25, 2007.*
10.47	Note Conversion Agreement between the Company and certain Noteholders, dated July 22, 2008.*
10.48	Convertible Promissory Note, issued by the Company in favor of an investor, in the principal amount of $50,000, dated June 27, 2008.*
10.49	Amendment No. 1 to the Amended and Restated Selling Agreement, dated July 11, 2008, by and between the Company and Dawson James Securities, Inc.*
10.50	Form of Warrant Agreement with Interwest Transfer Company, Inc.**
16.1
Letter from Jewett, Schwartz, Wolfe & Associates to the Securities and Exchange Commission dated May 22, 2008 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2008).

21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).
23.1	Consent of Greenberg Traurig, P.A. (contained in exhibit 5.1).*
23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.*

* Filed herewith.
** To be filed by amendment.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills, State of California, on August 4, 2008.

DR. TATTOFF, INC.
a Florida corporation

By:	/s/ John P. Keefe
Name: John P. Keefe
Title: Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

By:	/s/ Mark A. Edwards
Name: Mark A. Edwards
Title: Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ John J. Klobnak	Director	August 4, 2008
John J. Klobnak

/s/ James F. Morel	Director	August 4, 2008
James F. Morel

/s/ Dr. William T. Kirby	Medical Director, Director	August 4, 2008
Dr. William T. Kirby

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**
2.1	Agreement and Plan of Merger dated September 7, 2007 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2007).
2.2
Amendment Number 1 to the Agreement and Plan of Merger, dated October 5, 2007 (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

2.3
Amendment Number 2 to the Agreement and Plan of Merger, dated February 1, 2008 (incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-QSB filed with the SEC on February 8, 2008).

2.4
Articles of Merger as filed with the Secretary of State of the State of Florida (incorporated by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

2.5
Certificate of Merger as filed with the Secretary of State of the State of California (incorporated by reference to Exhibit 2.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).
3.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).
3.3
Articles of Amendment to the Articles of Incorporation designating Series A Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

3.4
Articles of Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Florida on May 19, 2008 (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

4.1	Form of 12% Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).

4.2	Form of Underwriter's Purchase Warrant.**

4.3	Form of Unit Certificate.*

4.4	Form of Class A Warrant Certificate.*

4.5	Form of Class B Warrant Certificate.*

5.1	Opinion re: legality*

10.1
Management Services Agreement between Dr. TATTOFF®, LLC and William Kirby, D.O., dated December 20, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.2
Amendment to Management Services Agreement between Dr. TATTOFF®, LLC and William Kirby, D.O., dated August 15, 2007 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.3
Amendment to Management Services Agreement between Dr. TATTOFF®, LLC, William Kirby, D.O. and William Kirby, D.O., Inc., dated December 31, 2007 (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the SEC on May 15, 2008).

10.4
Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Gregg Parker, in the principal amount of $150,000, dated June 15, 2007 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.5
Warrants issued by Dr. TATTOFF®, LLC in favor of Gregg Parker, to purchase 1,112 membership units of the Company, dated June 18, 2007 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.6
Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Alex Tringas, in the principal amount of $150,000, dated July 20, 2007 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.7
Warrants issued by Dr. TATTOFF®, LLC in favor of Alex Tringas, to purchase 1,112 membership units of the Company, dated July 20, 2007 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.8
Warrants issued by Dr. TATTOFF®, LLC in favor of Ian Kirby, to purchase 556 membership units of the Company, dated July 24, 2007 (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.9
Finders’ Fee Agreement by and between Dawson James Securities, Inc. and Dr. TATTOFF®, LLC, dated July 25, 2007 (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.10
Finder’s Fee Warrants issued by Dr. TATTOFF®, LLC in favor of Dawson James Securities, Inc., dated July 23, 2007 (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.11
Placement Agent Warrants issued by Dr. TATTOFF®, LLC in favor of Dawson James Securities, Inc., dated October 5, 2007 (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.12
Placement Agent Warrants issued by Dr. TATTOFF®, LLC in favor of Brookshire Securities Corporation, dated October 5, 2007 (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.13
Form of Promissory Note issued by Dr. TATTOFF®, LLC on November 15, 2007 (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.14
Form of Unit Purchase Warrant issued by Dr. TATTOFF®, LLC in the December 2007 conversion of certain outstanding Promissory Notes (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.15
Form of Convertible Promissory Note issued by Dr. TATTOFF®, LLC in the December 2007 private offering of Convertible Promissory Notes (incorporated by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.16
Form of Common Stock Purchase Warrant issued by the Company in connection with the issuance of shares of Series A Preferred Stock (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.17
Form of Registration Rights Agreement between the Company and holders of shares of Series A Preferred Stock (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.18
Standard Retail Lease by and between NK Beverly Hills Corporation, as landlord, and Dr. TATTOFF®, LLC, as tenant, for lease of premises located at 8500 Wilshire Boulevard, Beverly Hills, California, dated February 16, 2005 (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.19
Standard Multi-Tenant SubLease by and between Bryan D. Allen, as Sublessor and Dr. TATTOFF®, LLC, as Sublessee for lease of premises located at 8447 Wilshire Boulevard, Beverly Hills, California, dated September 6, 2007 (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.20
Standard Multi-Tenant SubLease by and between John G. Alevizos, D.O., Inc., as Sublessor and William Kirby D.O., Inc., as Sublessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006 (incorporated by reference to Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.21
Standard Multi-Tenant Office Lease by and between States Associates, LLC, as Lessor and Dr. TATTOFF® Master, LLC, as Lessee for lease of premises located at 15751 Rockfield, Unit 120, Irvine, California, dated January 18, 2006 (incorporated by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

10.22	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).
10.23	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).
10.24	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).
10.25	Form of Broker-Dealer Warrants (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).
10.26
Amended and Restated Selling Agreement, dated March 31, 2008, by and between the Company and Dawson James Securities, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2008).

10.27
Note Extension Agreement between Dr. TATTOFF®, LLC and certain Noteholders, dated December 20, 2007 (incorporated by reference to Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.28
Note Conversion Agreement between Dr. TATTOFF®, LLC and certain Noteholders, dated December 20, 2007 (incorporated by reference to Exhibit 10.28 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.29
Second Note Extension Agreement between the Company and certain Noteholders, dated May 30, 2008 (incorporated by reference to Exhibit 10.29 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.30
Common Stock Purchase Warrant issued by the Company in favor of Howard Sampson, dated February 11, 2008 (incorporated by reference to Exhibit 10.30 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.31
Promissory Note issued by Dr. TATTOFF®, LLC in favor of James Morel, in the principal amount of $12,000, dated November 15, 2005 (incorporated by reference to Exhibit 10.31 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.32
Amendment to Promissory Note issued by Dr. TATTOFF®, LLC in favor of James Morel, in the principal amount of $12,000, dated July 2, 2007 (incorporated by reference to Exhibit 10.32 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.33
Promissory Note issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $12,000, dated November 15, 2005 (incorporated by reference to Exhibit 10.33 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.34
Amendment to Promissory Note issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $12,000, dated July 3, 2007 (incorporated by reference to Exhibit 10.34 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.35
Promissory Note issued by Dr. TATTOFF®, LLC in favor of William Kirby, in the principal amount of $12,000, dated November 15, 2005 (incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.36
Amendment to Promissory Note issued by Dr. TATTOFF®, LLC in favor of William Kirby, in the principal amount of $12,000, dated July 3, 2007 (incorporated by reference to Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.37
Convertible Promissory Note issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $138,000, dated February 15, 2007 (incorporated by reference to Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.38
Convertible Promissory Note issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $25,000, dated February 27, 2007 (incorporated by reference to Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.39
Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Christopher Knight, in the principal amount of $75,000, dated March 29, 2007 (incorporated by reference to Exhibit 10.39 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.40
Amended and Restated Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of William Kirby, in the principal amount of $52,000, dated February 25, 2007 (incorporated by reference to Exhibit 10.40 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.41
Amended and Restated Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Scott Woodruff, in the principal amount of $10,000, dated February 15, 2007 (incorporated by reference to Exhibit 10.41 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.42
Amended and Restated Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Scott Woodruff, in the principal amount of $50,000, dated August 18, 2006 (incorporated by reference to Exhibit 10.42 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.43
Convertible Promissory Note, issued by Dr. TATTOFF®, LLC in favor of Ian Kirby, in the principal amount of $75,000, dated July 20, 2007 (incorporated by reference to Exhibit 10.43 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.44
Unit Purchase Warrant issued by Dr. TATTOFF®, LLC in favor of Ian Kirby, dated July 20, 2007 (incorporated by reference to Exhibit 10.44 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.45
Employment Letter of Understanding by and between Dr. TATTOFF®, LLC and Howard Sampson (incorporated by reference to Exhibit 10.45 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 18, 2008).

10.46	Placement Agency Agreement between Dr. TATTOFF®, LLC and Brookshire Securities Corporation, dated June 25, 2007.*
10.47	Note Conversion Agreement between the Company and certain Noteholders, dated July 22, 2008.*
10.48	Convertible Promissory Note, issued by the Company in favor of an investor, in the principal amount of $50,000, dated June 27, 2008.*
10.49	Amendment No. 1 to the Amended and Restated Selling Agreement, dated July 11, 2008, by and between the Company and Dawson James Securities, Inc.*
10.50	Form of Warrant Agreement with Interwest Transfer Company, Inc.**

16.1
Letter from Jewett, Schwartz, Wolfe & Associates to the Securities and Exchange Commission dated May 22, 2008 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2008).

21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 11, 2008).

23.1	Consent of Greenberg Traurig, P.A. (contained in exhibit 5.1).*
23.2	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.*

* Filed herewith.
** To be filed by amendment.